As filed with the Securities and Exchange Commission on August 4, 2014

Registration No. 333-197191

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ASHFORD INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	8741	46-5292553
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, TX  75254
(972) 490-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Brooks

Chief Operating Officer and General Counsel

14185 Dallas Parkway, Suite 1100
Dallas, TX  75254
(972) 490-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Muriel C. McFarling

Andrews Kurth LLP

1717 Main Street, Suite 3700

Dallas, TX  75201

(214) 659-4461

Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, par value $0.01 per share	514,228	N/A	$7,019,207	$904.07

(1)        Represents the maximum number of shares of common stock, par value $0.01 per share, of Ashford Inc., a Delaware corporation, to be exchanged for common units of Ashford Hospitality Advisors LLC, a Delaware limited liability company, as described in the prospectus filed as part of this registration statement.

(2)        This maximum aggregate offering price assumes the acquisition of up to 17,997,966 common units of Ashford Hospitality Advisors LLC in exchange for shares of common stock, par value $0.01 per share, of Ashford Inc. This maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933 (the “Securities Act”), is based on the product of (i) $0.39, the book value of common units of Ashford Hospitality Advisors, LLC on March 31, 2014, and (ii) 17,997,966, the maximum number of common units of Ashford Hospitality Advisors LLC to be acquired in the exchange offer (based on the exchange ratio of one share of Ashford Inc. common stock for 35 Ashford LLC common units).

(3)        Computed in accordance with Rule 457(f)(2) under the Securities Act to be $904.08 which is equal to 0.0001288 multiplied by the maximum aggregate offering price of common units of Ashford Hospitality Advisors, LLC to be acquired of $7,019,206.24.  This registration fee was previously paid in connection with the initial filing of this registration statement on July 2, 2014.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ashford Inc. is a wholly-owned subsidiary of Ashford Hospitality Trust, Inc. (“Ashford Trust”).  Ashford Inc. is filing this registration statement on Form S-4 to register the issuance of shares of its common stock, par value $0.01 per share, in exchange for common units of Ashford Hospitality Advisors LLC (“Ashford LLC”).  The exchange offer is being made in connection with a taxable pro rata special distribution by Ashford Trust to its common stockholders of shares of common stock of Ashford Inc., and the exchange will only be consummated upon final approval of such special distribution by the board of directors of Ashford Trust.  The shares of Ashford Inc. being distributed to the common stockholders of Ashford Trust will be registered pursuant to a Form 10 registration statement filed with the SEC (001-36400).

Ashford Trust conducts its business and owns substantially all of its assets through its operating partnership Ashford Hospitality Limited Partnership (“Ashford Trust OP”).  In connection with the special distribution of common stock of Ashford Inc. to its common stockholders, Ashford Trust OP will distribute common units of Ashford LLC, a wholly-owned subsidiary of Ashford Trust OP, to its limited partners.  Each holder of Ashford LLC common units, other than Ashford OP Limited Partner LLC, may exchange up to 99% of the Ashford LLC common units held by such member, in even multiples of 35, for Ashford Inc. common stock being registered pursuant to this registration statement on Form S-4.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 4, 2014

PROSPECTUS

514,228 Shares
ASHFORD INC.

Common Stock

Offer to exchange up to

514,228 shares of common stock of

Ashford Inc.

for outstanding common units of

Ashford Hospitality Advisors LLC

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                      , 2014, UNLESS WE EXTEND IT.

Ashford Inc. is offering to exchange up to 514,228 shares of its common stock for outstanding common units of Ashford Hospitality Advisors LLC (“Ashford LLC”) that are validly tendered and not validly withdrawn.  You will receive one share of common stock of Ashford Inc. for every 35 common units of Ashford LLC tendered in the exchange offer.  You may exchange up to 99% of the Ashford LLC common units you will receive, but you are permitted to exchange only in even multiples of 35 Ashford LLC common units.

The exchange offer is being made in connection with a taxable pro rata special distribution by Ashford Hospitality Trust, Inc. (“Ashford Trust”) to its common stockholders of shares of common stock of Ashford Inc.  In connection with the distribution, Ashford Hospitality Limited Partnership, the operating partnership of Ashford Trust (“Ashford Trust OP”), will distribute common units of Ashford LLC, a wholly-owned subsidiary of Ashford Trust OP, to its limited partners.  These common units will represent 100% of the membership interests of Ashford LLC.  Because you are a limited partner of Ashford Trust OP, you will receive common units of Ashford LLC and will become a member of Ashford LLC.  Your percentage membership interest in Ashford LLC, represented by common units, will be exactly equal to your percentage of common limited partnership interest in Ashford Trust OP immediately preceding the separation.

You may tender up to 99% of your Ashford LLC common units for Ashford Inc. common stock, in even multiples of 35.  If all holders of common units of Ashford LLC exchange the maximum permissible number of common units of Ashford LLC for shares of common stock of Ashford Inc., upon completion of the separation and distribution and the exchange offer, Ashford Inc. will own approximately 99.8% of Ashford LLC.  Ashford Trust will exchange all of its Ashford LLC common units for Ashford Inc. common stock and then effect the special distribution by distributing the Ashford Inc. common stock to its common stockholders.

There is no current trading market for the Ashford Inc. common stock, although we expect that a limited market, commonly known as a “when-issued” market will develop on or shortly before the record date for the special distribution, and we expect “regular-way” trading of Ashford Inc. common stock to begin on the first trading day following the completion of the exchange offer and the special distribution.  Ashford Inc. intends to file an application to have its common stock listed on the NYSE MKT under the symbol “AINC.”  There will be no public market for the common units of Ashford LLC.

The Ashford Inc. certificate of incorporation will contain certain restrictions relating to the ownership and transfer of Ashford Inc. common stock, including an ownership limit of 9.8% of its outstanding common stock. See “Description of Capital Stock of Ashford Inc.—Anti-Takeover Effects of Delaware Law, Ashford Inc.’s Certificate of Incorporation and Its Bylaws—Restrictions on Ownership and Transfer” for a detailed description of the ownership and transfer restrictions applicable to Ashford Inc. common stock.

Ashford Inc. is an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012.

You should read carefully the terms and conditions of the exchange offer described in this prospectus.  All executive officers and directors of Ashford Trust who also hold Ashford Trust OP common units and will receive Ashford LLC common units intend to tender the maximum permissible number of Ashford LLC common units in exchange for Ashford Inc. common stock.  The board

i

of directors of Ashford Trust, the sole member of the general partner of Ashford Trust OP, unanimously recommends that you also accept the offer and tender the maximum permissible number of your common units of Ashford LLC in exchange for Ashford Inc. common stock.

Ashford Inc.’s obligation to exchange shares of its common stock for common units of Ashford LLC is subject to the conditions listed under “The Exchange Offer Conditions to Completion of the Exchange Offer.

No vote is required in connection with the exchange offer.  We are not asking you for a proxy and you are requested not to send us a proxy.

Please read “Risk Factors” beginning on page 18 for a discussion of certain risks that you should consider prior to tendering your outstanding common units of Ashford Hospitality Advisors LLC in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014.

Ashford Inc. has filed a registration statement on Form S-4 with the SEC, of which this prospectus forms a part, with respect to the shares of common stock being offered in exchange for Ashford LLC common units as contemplated by this prospectus.  This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement.  For further information with respect to Ashford Inc. and its common stock, please refer to the registration statement, including the exhibits and schedules thereto. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

Documents filed by Ashford Inc. with the SEC are available from Ashford Inc. without charge to security holders upon written or oral request. You may obtain documents filed by Ashford Inc. with the SEC by requesting them in writing or by telephone at the following address:

Ashford Inc.

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Attention: Investor Relations

Telephone: (972) 490-9600

In order to receive timely delivery of those materials, you must make your requests no later than five business days before expiration of the exchange offer.

This prospectus is not an offer to sell or exchange any common stock of Ashford Inc., and it is not a solicitation of an offer to buy any common units of Ashford LLC, in any jurisdiction in which the offer, sale or exchange is not permitted.

INTRODUCTION

Ashford Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of Ashford Hospitality Trust, Inc., a Maryland corporation (“Ashford Trust”), is offering to exchange up to 514,228 shares of its common stock for outstanding common units of Ashford Hospitality Advisors LLC, a Delaware limited liability company (“Ashford LLC”), that are validly tendered and not validly withdrawn.  This exchange offer is being made to existing holders of Ashford Trust OP common units to provide such holders with marketable securities of Ashford Inc. in exchange for the common units of Ashford LLC that they will receive in connection with a taxable pro rata special distribution by Ashford Trust to its common stockholders of Ashford Inc. common stock.

You will receive one share of common stock of Ashford Inc. for every 35 common units of Ashford LLC tendered in the exchange offer, as described in “The Exchange Offer.”  You may exchange up to 99% of the Ashford LLC common units that you receive in connection with the special distribution, but the exchange offer is limited to even multiples of 35 Ashford LLC common units.  The exchange offer shall be on the terms and subject to the conditions described in this prospectus and the related letter of transmittal.

Ashford LLC is a subsidiary of Ashford Hospitality Limited Partnership, a Delaware limited partnership and the operating partnership of Ashford Trust (“Ashford Trust OP”).  Ashford LLC was formed by Ashford Trust in April 2013 to serve as the external advisor to Ashford Hospitality Prime, Inc. (“Ashford Prime”).

The exchange offer is being made pursuant to a separation and distribution agreement between Ashford Inc. and Ashford Trust, dated                             , 2014, pursuant to which Ashford Trust is separating its asset management and external advisory business from its hospitality investment business.  Following the exchange offer and the special distribution by Ashford Trust, Ashford Inc. will provide asset management and external advisory services to Ashford Trust and Ashford Prime.

The exchange offer is being made in connection with a taxable pro rata special distribution by Ashford Trust to its common stockholders of shares of common stock of Ashford Inc.  Prior to the distribution, Ashford Trust OP, will distribute common units of Ashford LLC, a wholly-owned subsidiary of Ashford Trust OP, to its limited partners.  These common units will represent 100% of the membership interests of Ashford LLC.  Because you are a limited partner of Ashford Trust OP, you will receive common units of Ashford LLC and will become a member of Ashford LLC.  Your percentage membership interest in Ashford LLC, represented by common units, will be exactly equal to your percentage common limited partnership interest in Ashford Trust OP immediately preceding the separation.

The exchange offer is contingent on the special distribution of shares of Ashford Inc. common stock in connection with the separation of the asset management and external advisory business of Ashford Trust from its hospitality investment business.  Ashford Trust is not required to complete the separation and distribution unless the conditions described under “The Separation and Distribution—Conditions to the Completion of the Distribution” are satisfied, or, where permissible, waived before the expiration of the exchange offer.  Further, Ashford Inc. is not required to complete the exchange offer unless the conditions described under “The Exchange Offer Conditions to Completion of the Exchange Offer” are satisfied or, where permissible, waived before the expiration of the exchange offer.

There will be no vote held of either the stockholders of Ashford Inc. or the holders of common units of Ashford LLC to consummate the exchange offer.  There are no appraisal or dissenters’ rights available in connection with the exchange offer.

You may tender up to 99% of your Ashford LLC common units, in even multiples of 35, or you may tender a lesser percentage or even none of your Ashford LLC common units.  However, you should be aware that if you retain common units of Ashford LLC, you will hold restricted securities in an entity that has no public trading market.  Commencing on the one year anniversary of the separation transaction, you will have redemption rights with respect to the Ashford LLC common units that you retain; however, due to the nature of the assets held by Ashford LLC, a significant portion of the gain or loss you recognize upon any such redemption may be characterized as ordinary income for U.S. federal income tax purposes.

If all holders of common units of Ashford LLC exchange the maximum permissible number of common units of Ashford LLC for shares of common stock of Ashford Inc., upon completion of the separation and distribution and the exchange offer, Ashford Inc. will own approximately 99.8% of Ashford LLC.  Ashford Trust will exchange all of its Ashford LLC common units for Ashford Inc. common stock and then effect the special distribution by distributing the Ashford Inc. common stock to its common stockholders.

Ashford Inc. intends to file an application to be listed on the NYSE MKT under the symbol “AINC.”  There will be no public market for the common units of Ashford LLC.

You should read carefully the terms and conditions of the exchange offer described in this prospectus.  All executive officers and directors of Ashford Trust who also held Ashford Trust OP common units and will receive Ashford LLC common units intend to tender the maximum permissible number of Ashford LLC common units in exchange for Ashford Inc. common stock.  The board of directors of Ashford Trust, the sole member of the general partner of Ashford Trust OP, unanimously recommends that you also accept the offer and tender the maximum permissible number of your common units of Ashford LLC in exchange for Ashford Inc. common stock.

QUESTIONS AND ANSWERS

The following are some questions that you may have regarding the exchange offer and brief answers to those questions.  You should read carefully the remainder of this prospectus because the information contained in this section does not provide all of the information that might be important to you with respect to the exchange offer.  Additional important information is also referred to under the caption “Where You Can Find More Information.”

Q:            Why am I receiving this prospectus?

A:            You are receiving this prospectus because you are currently a limited partner of Ashford Hospitality Limited Partnership (“Ashford Trust OP”), which is the operating partnership of Ashford Hospitality Trust, Inc. (“Ashford Trust”).  Ashford Trust intends to separate its asset management and external advisory business from its hospitality investment business.  Ashford Trust will accomplish the separation with a taxable pro rata special distribution to its common stockholders of shares of common stock of Ashford Inc.  As a limited partner of Ashford Trust OP, you are entitled to receive a distribution with respect to your common units in Ashford Trust OP equivalent to any distribution received by the common stockholders of Ashford Trust.  Accordingly, in connection with the separation and distribution contemplated by Ashford Trust, Ashford Trust OP will distribute common units of Ashford LLC, a wholly-owned subsidiary of Ashford Trust OP, to its limited partners.  Because you are limited partner of Ashford Trust OP, you will receive common units of Ashford LLC and will become a member of Ashford LLC.  You will be able to immediately exchange up to 99% of your Ashford LLC common units for shares of Ashford Inc. common stock, in even multiples of 35 Ashford LLC common units.

Ashford Inc. is sending these materials to you, to help you decide whether to exchange your common units of Ashford LLC for shares of common stock of Ashford Inc., pursuant to the exchange offer.  Only members of Ashford LLC will be able to participate in the exchange offer.

Q:            Why is Ashford Inc. exchanging its shares for common units of Ashford LLC?

A:            Ashford Trust is separating its asset management and external advisory business from its hospitality investment business.  Ashford Inc. will become a separate public company that provides asset management and external advisory services to other entities, including Ashford Trust and Ashford Hospitality Prime, Inc.  Ashford LLC will become the operating company subsidiary of Ashford Inc.  In connection with the separation of Ashford Inc. from Ashford Trust, the limited partners of Ashford Trust OP will receive common units of Ashford LLC.  This exchange offer is being made to existing holders of Ashford Trust OP common units to provide such holders with marketable securities of Ashford Inc. in exchange for the common units of Ashford LLC that they will receive.  Ashford Inc. expects that its shares of common stock issued in the exchange offer will be listed on the NYSE MKT under the symbol “AINC;” however, there will be no public market for the common units of Ashford LLC.

Further, if a holder of Ashford LLC common units does not participate in the exchange offer, any subsequent disposition of such common units may be a taxable transaction for income tax purposes and any subsequent exchange of such common units for shares of Ashford Inc. common stock will be a taxable transaction for income tax purposes.  If the transaction is a taxable transaction, the holder will recognize gain or loss equal to the difference between (i) the sum of the fair market value of property and the amount of cash received pursuant to the disposition or exchange and (ii) its adjusted tax basis in the Ashford LLC common units surrendered in exchange therefor.  Due to the nature of the assets held by Ashford LLC, a significant portion of the gain may be characterized as ordinary income for U.S. federal income tax purposes.  You may also be required to recognize ordinary income even if you realize an overall loss on the disposition or exchange.

Q:            What will I receive in exchange for the Ashford LLC common units?

A:            You will receive one share of common stock of Ashford Inc. for every 35 common units of Ashford LLC tendered in the exchange offer.

Q:            Is there a maximum number of Ashford LLC common units that I am allowed to exchange under the exchange offer?

A:            Yes.  Under the exchange offer, you may exchange up to 99% of your Ashford LLC common units for shares of Ashford Inc., in even increments of 35.  This limitation is necessary to preserve the classification of Ashford LLC as a partnership for U.S. federal income tax purposes.  You will have redemption rights with respect to any remaining Ashford LLC common units you hold, beginning on the first anniversary of the separation transaction.

Q:            What is the relationship between Ashford Inc. and Ashford LLC and how will it change after the exchange offer?

A:            Ashford LLC is a subsidiary of Ashford Trust OP, the operating partnership of Ashford Trust.  Ashford Inc. is a wholly-owned subsidiary of Ashford Trust.  In connection with Ashford Trust’s contemplated separation of its asset management and external advisory business from its hospitality investment business, Ashford Inc. will become a separate, publicly traded company, and Ashford LLC will become its operating company.  Before the exchange offer, Ashford Inc. will own at least 81.6% of Ashford LLC.  However, if all holders of common units of Ashford LLC exchange the maximum permissible number of common units of Ashford LLC for shares of common stock of Ashford Inc., upon completion of the separation and distribution, the exchange offer and the Ashford Trust Exchange (as defined below), Ashford Inc. will own approximately 99.8% of Ashford LLC.

Q:            Are there any conditions to Ashford Inc.’s obligation to complete the exchange?

A:            Yes.  The exchange offer is contingent on the distribution by Ashford Trust of shares of Ashford Inc. common stock in connection with the separation of the asset management and external advisory business of Ashford Trust from its hospitality investment business.  Ashford Trust is not required to complete the separation and distribution unless the conditions described under “The Separation and Distribution—Conditions to the Completion of the Distribution” are satisfied, or, where permissible, waived before the expiration of the exchange offer.  Further, Ashford Inc. is not required to complete the exchange offer unless the conditions described under “The Exchange Offer—Conditions to Completion of the Exchange Offer” are satisfied or, where permissible, waived before the expiration of the exchange offer.

Q:            How long will the exchange offer be open?

A:            The period during which you are permitted to tender your common units in the exchange offer will commence on the date that Ashford Trust’s board of directors declares the special distribution of shares of common stock of Ashford Inc. and will expire at 12:00 midnight, New York City time, on the 20th business day following such declaration (currently expected to be                , 2014), unless the exchange offer is extended or terminated.  Ashford Inc. may extend the exchange offer in the circumstances described in “The Exchange Offer—Extension.”

Q:            How do I participate in the exchange offer?

A:            For specific instructions about how to participate, see “The Exchange Offer—Procedures for Tendering.”

Q:            Can I tender only a part of the Ashford LLC common units which I will receive in the separation and distribution transaction?

A:            Yes, you may tender up to 99% of your Ashford LLC common units, in even multiples of 35, or you may tender a lesser percentage or even none of your Ashford LLC common units.  However, you should be aware that if you retain common units of Ashford LLC, you will hold restricted securities in an entity that has no public trading market.  You will have redemption rights commencing on the one year anniversary of the separation transaction, but due to the nature of the assets held by Ashford LLC, a significant portion of the gain or loss you recognize upon the redemption may be characterized as ordinary income for U.S. federal income tax purposes.  Upon redemption, you will recognize gain or loss equal to the difference between (i) the sum of the fair market value of property and the amount of cash received pursuant to the redemption and (ii) your adjusted tax basis in the Ashford LLC common units surrendered in the redemption.

Further, you may be required to recognize ordinary income even if you realize an overall loss on the redemption.  Whereas, if you exchange your common units of Ashford LLC for shares of Ashford Inc. common stock in the exchange offer, which should qualify as a non-taxable transaction, the gain or loss that you recognize upon a subsequent taxable disposition of a share of Ashford Inc. common stock generally will be capital gain or loss and long-term capital gain or loss to the extent your holding period in that share of Ashford Inc. common stock is more than one year (taking into account the tacking of the holding period of the Ashford LLC common units described below under—Material U.S. Federal Income Tax Consequences).

Q:            What do I do if I want to retain all of my common units of Ashford LLC?

A:            If you want to retain your common units of Ashford LLC, you do not need to take any action in connection with the exchange offer.  However, you should be aware that if you retain your common units of Ashford LLC, you will hold restricted securities in an entity that has no public trading market.  You will have redemption rights commencing on the one year anniversary of the separation transaction, but due to the nature of the assets held by Ashford LLC, a significant portion of the gain or loss you recognize upon the redemption may be characterized as ordinary income for U.S. federal income tax purposes.  Upon redemption or other taxable disposition, you will recognize gain or loss equal to the difference between (i) the sum of the fair market value of property and the amount of cash received pursuant to the redemption or other taxable disposition and (ii) your adjusted tax basis in the Ashford LLC common units surrendered in the redemption.  Further, you may be required to recognize ordinary income even if you realize an overall loss on the redemption or other taxable disposition.

Q:            How soon will I receive my shares of Ashford Inc. common stock once I have tendered my common units of Ashford LLC?

A:            The exchange agent will cause shares of Ashford Inc. common stock to be credited to you in book-entry form promptly after the expiration of the exchange offer. See “The Exchange Offer—Delivery of Shares of Ashford Inc. Common Stock.”

Q:            Will I be taxed for federal income tax purposes on the exchange of Ashford LLC common units for common stock of Ashford Inc.?

A:            No.  The exchange offer together with the exchange by Ashford Trust of its Ashford LLC common units for common stock of Ashford Inc. (the “Ashford Trust Exchange”) should qualify as a non-taxable transaction. If the exchange offer together with the Ashford Trust Exchange qualify as a non-taxable transaction, you will not recognize any gain or loss upon the exchange of your Ashford LLC common units solely for shares of Ashford Inc. common stock.  For a more detailed discussion of the material U.S. federal income tax consequences of the exchange offer, see “Material U.S. Federal Income Tax Consequences—Certain U.S. Federal Income Tax Consequences of the Exchange Offer.”

Q:            If I tender Ashford LLC common units in this exchange offer, what will the tax treatment for federal income tax purposes be when I dispose of the Ashford Inc. common stock in a taxable disposition?

A:            You will generally recognize capital gain or loss equal to the difference between the adjusted tax basis allocable to the shares you dispose of and the amount of cash plus the fair market value of any property received in the disposition.  The capital gain or loss will be long-term capital gain or loss to the extent the holding period of the Ashford Inc. common stock disposed of has a holding period of more than one year at the time of the disposition (taking into account the tacking of the holding period of the Ashford LLC common units described below under—Material U.S. Federal Income Tax Consequences).  The deductibility of capital losses is subject to limitations.

Q:            Are there any appraisal or dissenters’ rights?

A:            No.  There are no appraisal or dissenters’ rights available in connection with the exchange offer.

Q:            Where can I find more information about Ashford Inc., Ashford LLC or the exchange offer?

A:            You can find more information about Ashford Inc., Ashford LLC and the exchange offer by reading this prospectus or by writing or calling:

Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attn:  Investor Relations
(972) 490-9600

SUMMARY

You should read the following summary together with the more detailed information regarding Ashford Inc. and the historical and pro forma financial statements and related notes appearing elsewhere in this prospectus, including under the caption “Risk Factors.” Unless otherwise indicated, the information contained in this prospectus is as of March 31, 2014 and assumes the completion of all transactions described in this prospectus.

Information about the Companies

Ashford Inc.

Ashford Inc.

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

(972) 490-9600

Ashford Inc. is a newly formed Delaware corporation that intends to provide asset management and external advisory services to other entities, initially within the hospitality industry.  Ashford Inc., through its subsidiary Ashford LLC, will serve as the external advisor to Ashford Hospitality Prime, Inc. (“Ashford Prime”), an NYSE-listed real estate investment trust (“REIT”) that invests primarily in high revenue per available room (“RevPAR”) luxury, upper-upscale and upscale hotels and resorts, predominantly located in gateway markets.  Ashford Prime became a publicly traded entity in November 2013 upon the completion of its spin-off from Ashford Hospitality Trust, Inc. (“Ashford Trust”).  Ashford Inc. will also serve as the external advisor to Ashford Trust, an NYSE-listed real estate investment trust, focused on investing opportunistically across all segments and at all levels of the capital structure within the hospitality industry that, generally, do not directly compete with Ashford Prime.  Ashford Trust has been a public company since August 2003.

In its capacity as the external advisor to Ashford Trust and Ashford Prime, Ashford Inc. will be responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity.  Ashford Inc. will provide the personnel and services necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business.  Ashford Inc. may also perform similar functions for new or additional platforms.  Ashford Inc. will not be responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Ashford Prime, which duties are, and will continue to be, the responsibility of the property management companies that operate the hotel properties owned by Ashford Trust and Ashford Prime, including Remington.

Ashford Trust has announced intentions to launch a private investment fund platform in 2014. In connection with this or any other investment fund platform launched by Ashford Trust, it is anticipated that Ashford Investment Management, LLC, a wholly owned subsidiary of Ashford LLC (“AIM”), will serve as the investment advisor to such platforms. AIM will register as an investment advisor under the Investment Adviser Act of 1940 and will be entitled to a management fee or other fees or compensation for its role as investment advisor, and AIM, or an affiliate, will serve as the general partner of any such funds and be entitled to a performance allocation or carried interest, based on the net profits of the limited partners of such funds.

Ashford Inc. will be led by the current management team of Ashford Trust.  Each of the chief executive officer, the president, the chief operating officer and the chief accounting officer has more than 20 years of lodging or real estate experience, including experience in hotel property and loan acquisitions and divestitures, property repositioning and redevelopment, asset management, branding and financing, as well as extensive experience with accounting, financial reporting and legal matters.  Ashford Inc. believes its management team is uniquely positioned to optimize the operating and financial performance of its advisory clients and position Ashford Inc. as an industry leading asset manager.

Ashford Inc. intends to conduct its business and own substantially all of its assets through an operating company, Ashford Hospitality Advisors LLC (“Ashford LLC”).

Ashford LLC

Ashford Hospitality Advisors, LLC

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

(972) 490-9600

Ashford LLC is a Delaware limited liability company formed in April 2013 as a subsidiary of Ashford Hospitality Limited Partnership (“Ashford Trust OP”), the operating partnership of Ashford Trust.  Ashford LLC was formed by Ashford Trust to serve as the external advisor to Ashford Prime.   Ashford Trust intends to separate its asset management and external advisory business from its hospitality investment business.  Ashford Trust will accomplish the separation with a taxable pro rata special distribution to its common stockholders of shares of common stock of Ashford Inc., with Ashford LLC becoming a subsidiary of Ashford Inc.  In connection with the separation and distribution, Ashford Trust OP will distribute common units of Ashford LLC to its limited partners, including Ashford Trust, who will become members of Ashford LLC.  Ashford Trust will exchange 100% of its Ashford LLC common units for shares of Ashford Inc. common stock, to be distributed to its common stockholders.  Each other member of Ashford LLC will be able to exchange up to 99% of its Ashford LLC common units, in even increments of 35, for shares of Ashford Inc. common stock.

Ashford Inc. will own at least 81.6% of Ashford LLC.  However, if all holders of common units of Ashford LLC exchange the maximum permissible number of common units of Ashford LLC for shares of common stock of Ashford Inc., upon completion of the separation and the exchange offer, Ashford Inc. will own approximately 99.8% of Ashford LLC.  The remaining approximately 0.2% of the common units of Ashford LLC will be held by existing limited partners of Ashford Trust OP.

In the future, Ashford Inc. may issue additional interests in its operating company to third parties and to Ashford Inc.  Common units of Ashford LLC are not traded on any national securities exchange or on an established public trading market and no quotations of any market price exists for Ashford LLC common units.

As of                       , 2014, there are 44 limited partners of Ashford Trust OP, each of which will receive common units of Ashford LLC and will become members of Ashford LLC in connection with the separation and distribution of Ashford Inc. from Ashford Trust.

Pursuant to the limited liability company agreement of Ashford LLC, Ashford Inc. will be the sole manager of Ashford LLC.  In such capacity, Ashford Inc. will generally have full, exclusive and complete responsibility and discretion in the management, operation and control of Ashford LLC, including the ability to cause Ashford LLC to enter into certain major transactions, including advisory agreements, acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness.  No members may take part in the operation, management or control of the business of Ashford LLC by virtue of being a holder of common units.

The limited liability company agreement of Ashford LLC provides that in the event of a conflict in the fiduciary duties owed (i) by Ashford Inc. to its stockholders and (ii) by Ashford Inc., as manager of Ashford LLC, to the members of Ashford LLC, Ashford Inc. may act in the best interests of its stockholders without violating its fiduciary duties to the members of Ashford LLC or being liable for any resulting breach of its duties to the members, subject in all cases to the implied contractual covenant of good faith and fair dealing which, pursuant to Delaware law, cannot be waived.

The Exchange Offer

Terms of the Exchange Offer - Ashford Inc. is offering to exchange up to 514,228 shares of its common stock in the aggregate for common units of Ashford LLC that are validly tendered and not validly withdrawn.  You may tender up to 99% of the Ashford LLC units, in even multiples of 35, or you may tender a lesser percentage or even none of the Ashford LLC common units which you will receive in connection with the separation and distribution of Ashford Inc. from Ashford Trust.

All common units of Ashford LLC validly tendered and not validly withdrawn will be accepted for exchange.  You will receive one share of common stock of Ashford Inc. for every 35 common units of Ashford LLC tendered in the exchange offer.

Fractional Shares - Fractional shares of Ashford Inc. common stock will not be issued in the exchange offer.  You will only be permitted to tender Ashford LLC common units in even multiples of 35, and you will receive one share of Ashford Inc. common stock for every 35 Ashford LLC common units tendered.

Procedures for Tendering - To validly tender the common units of Ashford LLC that you will receive in connection with the separation of Ashford Inc. from Ashford Trust, you must deliver a properly completed and duly executed letter of transmittal, together with any required signature guarantees and any other required documents, to the exchange agent at the address listed on the letter of transmittal.

Withdrawal Rights - You may withdraw your tendered Ashford LLC common units at any time before the expiration of the exchange offer (currently expected to                    , 2014). If you change your mind again before the expiration of the exchange offer, you may re-tender your Ashford LLC common units by again following the exchange offer procedures.

In order to withdraw your shares, you must provide a written notice or facsimile transmission notice of withdrawal to the exchange agent. The information that must be included in that notice is specified under “The Exchange Offer—Withdrawal Rights.”

Delivery of Shares of Ashford Inc. Common Stock - The exchange agent will cause shares of Ashford Inc. common stock to be credited in book-entry form to direct registered accounts maintained by Ashford Inc.’s transfer agent for the benefit of the respective holders promptly after the expiration of the exchange offer. Certificates representing shares of Ashford Inc. common stock will not be issued pursuant to the exchange offer.

Extension, Amendment and Termination - The exchange offer, and your withdrawal rights, will expire at 12:00 midnight, New York City time, on                     , 2014, unless the exchange offer is extended or terminated. You must tender your common units of Ashford LLC before this time if you want to participate in the exchange offer. Ashford Inc. may extend, amend or terminate the exchange offer as described in this prospectus.

Conditions to Completion of the Exchange Offer - The exchange offer is contingent on the distribution by Ashford Trust of shares of Ashford Inc. common stock in connection with the separation of the asset management and external advisory business of Ashford Trust from its hospitality investment business.  Ashford Trust is not required to complete the separation and distribution unless the conditions described under “The Separation and Distribution—Conditions to the Completion of the Distribution” are satisfied, or, where permissible, waived before the expiration of the exchange offer.  Further, Ashford Inc. is not required to complete the exchange offer unless the conditions described under “The Exchange Offer—Conditions to Completion of the Exchange Offer” are satisfied or, where permissible, waived before the expiration of the exchange offer.

Legal and Other Limitations - Except as described elsewhere in this prospectus, Ashford Inc. is not aware of any jurisdiction where the making of the exchange offer or its acceptance would not be legal. If Ashford Inc. learns of any jurisdiction where making the exchange offer or its acceptance would not be permitted, Ashford Inc. intends to make a good faith effort to comply with the relevant law in order to enable such offer and acceptance to be permitted. If, after such good faith effort, Ashford Inc. cannot comply with such law, Ashford Inc. will determine whether the exchange offer will be made to and whether tenders will be accepted from or on behalf of persons who are holders of Ashford LLC common units residing in the jurisdiction.

This prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy any shares of Ashford Inc. common stock in any jurisdiction in which such offer, sale or exchange is not permitted.

All tendering stockholders must make certain representations in the letter of transmittal. Ashford Inc. will rely on those representations and, unless the exchange offer is terminated, plans to accept Ashford LLC common units tendered by persons who properly complete the letter of transmittal and provide any other required documentation on a timely basis and as otherwise described herein.

Non-U.S. holders of Ashford LLC common units should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in Ashford Inc. common stock or Ashford LLC common units that may apply in their home countries. Neither Ashford Inc. nor Ashford LLC can provide any assurance about whether such limitations may exist. See “The Exchange Offer—Legal and Other Limitations” for additional information about limitations on the exchange offer outside the United States.

Stock Exchange Listing - Ashford Inc. intends to file an application to list shares of its common stock on the NYSE MKT under the ticker symbol “AINC.” It is likely that on or prior to the record date for the distribution, trading of shares of Ashford Inc. common stock will begin on a “when-issued” basis and will continue up to and including through the distribution date. See “The Exchange Offer—Market for Ashford Inc. Common Stock” included in this prospectus.

No Appraisal Rights - No appraisal rights are available in connection with the exchange offer.

Material U.S. Federal Income Tax Consequences

The exchange offer together with the Ashford Trust Exchange should qualify as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”). If the exchange offer together with the Ashford Trust Exchange qualify as a transaction described in Section 351(a) of the Code, the material U.S. federal income tax consequences of the exchange offer will be as follows:

•                  Each holder of Ashford LLC common units will not recognize any gain or loss upon the exchange of its Ashford LLC common units solely for shares of Ashford Inc. common stock.

•                  The aggregate tax basis of the shares of Ashford Inc. common stock received by a holder of Ashford LLC common units in the exchange offer will equal such holder’s adjusted tax basis in its Ashford LLC common units.

•                  The holding period of a holder of Ashford LLC common units for the shares of Ashford Inc. common stock received in the exchange offer will be bifurcated.  Such a holder’s holding period in the shares of Ashford Inc. common stock it receives in the exchange offer will include the holding period of the Ashford LLC common units exchanged therefor, except that the holding period of the shares of Ashford Inc. common stock the holder receives in the exchange offer in exchange for the holder’s interest in the assets of Ashford LLC that would generate ordinary income if sold by Ashford LLC begins on the day following the date of the exchange offer.

For a more detailed discussion of the material U.S. federal income tax consequences of the exchange offer, see “Material U.S. Federal Income Tax Consequences—Certain U.S. Federal Income Tax Consequences of the Exchange Offer.”

Risk Factors

In deciding whether to tender your Ashford LLC common units, you should carefully consider in their entirety the matters described in “Risk Factors,” as well as other information included in this prospectus.

The Separation and Distribution of Ashford Inc. from Ashford Trust

Ashford Trust intends to separate its asset management and external advisory business from its hospitality investment business.  Ashford Trust will accomplish the separation with a taxable pro rata special distribution to its common stockholders of shares of common stock of Ashford Inc.  In connection with the separation and distribution, the following transactions have occurred or will occur concurrently with or prior to completion of the exchange offer and the separation and distribution:

•                  Ashford Trust formed Ashford LLC, as a subsidiary of Ashford Trust OP, on April 5, 2013 to serve as the external advisor to Ashford Prime.

•                  Ashford Trust incorporated Ashford Inc. in Delaware on April 2, 2014 to facilitate the separation of its asset management and external advisory business from its hospitality investment business.

•                  Ashford Inc. will enter into a separation and distribution agreement with Ashford Trust and Ashford Trust OP, which will set forth the mechanics of the separation, certain organizational matters and other ongoing obligations of Ashford Inc.  and Ashford Trust.

•                  Ashford Trust OP will distribute to its limited partners, including Ashford Trust, 100% of the common units of Ashford LLC.  Ashford Inc. is offering to issue up to 514,228 shares of Ashford Inc. common stock in exchange for Ashford LLC common units.  Each holder of Ashford LLC common units can exchange up to 99% of its common units for shares of Ashford Inc. common stock, in even multiples of 35, except that Ashford Trust will not be subject to the 99% limitation and will exchange 100% of its Ashford LLC common units for common stock of Ashford Inc.

•                  In a taxable pro rata special distribution, Ashford Trust will distribute the Ashford Inc. common stock it receives in exchange for the Ashford LLC common units to the Ashford Trust common stockholders, pursuant to an information statement that is part of a registration statement on Form 10 filed with the SEC by Ashford Inc.  The distribution of Ashford Inc. common stock by Ashford Trust may be limited to the extent the distribution would otherwise jeopardize the REIT status of Ashford Trust.  If such distribution is less than 100% of the shares of Ashford Inc. common stock held by Ashford Trust, Ashford Trust intends to distribute any remaining shares of Ashford Inc. to its common stockholders at a future date.  Any such subsequent distribution may occur in 2014, or at any time thereafter that such distribution would not jeopardize the REIT status of Ashford Trust.

•                  Effective upon the distribution, Ashford LLC will enter into an advisory agreement with Ashford Trust.

•                  Ashford Inc. will enter into a registration rights agreement with the Ashford LLC unit holders, pursuant to which Ashford Inc. will become obligated to register for sale shares of Ashford Inc. common stock, if any, that may be issued in connection with a future redemption of Ashford LLC common units.

•                  Ashford Inc. will also enter into a mutual exclusivity agreement with Remington Lodging & Hospitality, LLC, a Delaware limited liability company that is owned 100% by Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. (“Remington”) that will be consented and agreed to by Mr. Monty J. Bennett, the chief executive officer and chairman of both Ashford Inc. and Ashford Trust.  See “Certain Relationships and Related Person Transactions.”

Upon completion of the exchange offer and the separation and distribution:

•                  Ashford LLC will be the operating company of Ashford Inc., and Ashford Inc. will conduct substantially all of its business through Ashford LLC and its subsidiaries.

•                  Ashford Inc. will be the sole manager of Ashford LLC and will own at least 81.6% of the outstanding Ashford LLC common units.  If all holders of Ashford LLC common units exchange the maximum permissible number of Ashford LLC common units for shares of Ashford Inc. common stock, Ashford

Inc. will own approximately 99.8% of the outstanding Ashford LLC common units.  The remaining common units of Ashford LLC will be held by existing limited partners of Ashford Trust OP.

•                  Ashford LLC will continue to serve as the external advisor to Ashford Prime and will begin serving as the external advisor to Ashford Trust.

The following diagram depicts the ownership structure upon completion of the exchange offer and the separation and distribution, assuming the distribution of 100% of the Ashford Inc. common stock held by Ashford Trust and assuming all limited partners of Ashford Trust OP exchange the maximum permissible number of their Ashford LLC common units for shares of Ashford Inc. common stock.

*            The total number of shares of Ashford Trust’s common stock outstanding used in calculating the ownership percentage assumes that all operating partnership units held by each of the officers and directors of Ashford Trust, including LTIP units, have been converted into common stock.

Restrictions on Ownership and Transfer of Ashford Inc. Common Stock

The Ashford Inc. certificate of incorporation will provide for restrictions on ownership and transfer of shares of Ashford Inc. stock, including, in general, prohibitions on any person or group, together with its affiliates and associates, actually or beneficially owning more than 9.8% of the outstanding shares of Ashford Inc. common stock.  When two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of Ashford Inc. common stock, the group formed thereby will be deemed to have acquired beneficial ownership for purposes the ownership restrictions.  The certificate of incorporation will, however, permit exceptions to be made for stockholders, and such exceptions will be made in the sole discretion of the Ashford Inc. board of directors.

Regulatory Approval

Apart from the registration of shares of Ashford Inc. common stock offered in the exchange offer under applicable securities laws, Ashford Inc. does not believe that any other material U.S. federal or state regulatory filings or approvals will be necessary to consummate the exchange offer.

Accounting Treatment

Ashford Inc. will account for the exchange of the Ashford LLC common units owned by Ashford Trust and the $32.0 million contributed by Ashford Trust OP for shares of Ashford Inc.’s common stock as a spin-off in accordance with the Subtopic 505-60, Spinoffs and Reverse Spinoffs.

Based on the guidance in paragraph 2 of 505-60-15, the guidance is applicable to all transactions involving the distribution of nonmonetary assets that constitute a business. A business is defined as “an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits directly to investors or other owners, members, or participants.”  The assets being contributed are an advisory agreement with Ashford Prime and employees that constitute inputs and processes applied to those inputs that have the ability to create outputs and therefore meet the definition of a business.

Paragraph 2 of Subtopic 505-60-25 states that the accounting for the distribution of nonmonetary assets to owners of an entity in a spinoff is based on the recorded amount (after reduction, if appropriate, for an indicated impairment of value), if the nonmonetary assets being distributed constitute a business.  Because the operations of Ashford LLC being distributed constitute a business, Ashford Inc. will record the distribution of the common units in Ashford LLC at the carrying value of the applicable assets and liabilities based on Ashford Trust OP’s carrying value.

Ashford Inc. will exchange approximately                  shares of its common stock for the approximately 80.9% of Ashford LLC common units held by Ashford OP Limited Partner LLC, a wholly owned subsidiary of Ashford Trust. Ashford OP Limited Partner LLC will distribute those shares of Ashford Inc. common stock to Ashford Trust, and Ashford Trust will distribute the shares to Ashford Trust stockholders.

Comparison of Stockholder and Common Unit Holder Rights

Ashford Inc. is a corporation organized under the laws of the State of Delaware, and Ashford LLC is a limited liability company organized under the laws of the State of Delaware.  Differences in the rights of a stockholder of Ashford Inc. from those of a unit holder of Ashford LLC arise from both Delaware state law governing corporations and limited liability companies and from provisions of the governing documents of each of Ashford Inc. and Ashford LLC.  See “Comparison of Stockholder and Common Unit Holder Rights.”

Selected Historical and Pro Forma Financial Information

You should read the following selected historical and pro forma financial information in conjunction with “Selected Historical Financial Information,” “Selected Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical and pro forma combined financial statements and related notes included elsewhere in this prospectus.

Ashford LLC is a subsidiary of Ashford Trust OP, the operating partnership of Ashford Trust.  Ashford Inc. is a wholly-owned subsidiary of Ashford Trust.  In connection with Ashford Trust’s contemplated separation of its asset management and external advisory business from its hospitality investment business, Ashford Inc. will become a separate, publicly traded company, and Ashford LLC will become its operating company.  Ashford Inc. will conduct its business and own substantially all of its assets through Ashford LLC.  Ashford Inc. will own at least 81.6% of Ashford LLC, and if all holders of common units of Ashford LLC exchange the maximum permissible number of Ashford LLC common units for shares of common stock of Ashford Inc., Ashford Inc. will own approximately 99.8% of Ashford LLC.

The selected combined historical financial information is a combination of the historical financial information for Ashford Trust’s asset management business (comprised of Ashford LLC and assets, liabilities and operations of Ashford Trust OP), which is being separated from Ashford Trust as part of the separation and distribution.  The asset management business, which is referred to as “Ashford Advisor,” is reflected in the combined financial statements as if it were operated wholly within an entity separate from Ashford Trust, however there was no separate legal entity during all of the periods presented in such statements.

We have not presented historical financial information for Ashford Inc. because it has not had any activity since its formation.  Therefore, we do not believe a discussion of Ashford Inc. historical results would be meaningful.

The selected historical combined financial information as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 has been derived from the audited financial statements appearing elsewhere in this prospectus.  The selected historical combined financial information as of March 31, 2013 and December 31, 2011 was derived from unaudited combined financial statements not included in this prospectus.  The selected historical combined financial information as of and for the three months ended March 31, 2014 and for the three months ended March 31, 2013 and the selected pro forma combined financial information as of and for the three months ended March 31, 2014 and for the year ended December 31, 2013 has been derived from the unaudited combined financial statements and unaudited pro forma combined financial statements, respectively, appearing elsewhere in this prospectus.  The selected historical and pro forma combined financial information in this section is not intended to replace these audited and unaudited financial statements.  In addition, the pro forma balance sheet and income statement data below have been adjusted to reflect the completion of the exchange offer and the separation and distribution.

The audited combined financial statements have been restated as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, and the restatement has been reflected in the information provided below.

The selected historical and pro forma combined financial information below and the combined financial statements included in this prospectus do not necessarily reflect what the results of operations, financial position and cash flows would have been if Ashford Inc. had operated Ashford Trust’s asset management business as a stand-alone company during all periods presented, and, accordingly, this historical and pro forma combined information should not be relied upon as an indicator of Ashford Inc.’s future performance.

	Three Months Ended March 31,			Year Ended December 31,
	Pro Forma	Historical As Restated		Pro Forma	Historical As Restated
	2014	2014	2013	2013	2013	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(in thousands, except per share data)
Revenue
Advisory services	$13,898	$2,312	$—	$54,568	$960	$—	$—
Total revenue	13,898	2,312	—	54,568	960	—	—
Expenses
Salaries and benefits	10,110	10,110	13,283	46,181	46,181	35,891	30,863
Depreciation	87	87	46	220	220	216	254
General and administrative	913	913	565	2,271	2,271	2,075	1,700
Total expenses	11,110	11,110	13,894	48,672	48,672	38,182	32,817
Income (loss) before income taxes	2,788	(8,798)	(13,894)	5,896	(47,712)	(38,182)	(32,817)
Income tax expense	(1,028)	(15)	—	(6,002)	(7)	—	—
Net income (loss)	1,760	(8,813)	(13,894)	(106)	(47,719)	(38,182)	(32,817)
Net income attributable to noncontrolling interests in Ashford LLC	(3)	—	—	(—)	—	—	—
Net income (loss) attributable to the Company	$1,757	$(8,813)	$(13,894)	$(106)	$(47,719)	$(38,182)	$(32,817)
							(Unaudited)
Balance Sheet Data (at period end):
Cash		$1,598	$—		$600	$—	$—
Total assets		5,275	692		2,322	640	627
Total liabilities		4,361	2,673		8,081	7,055	5,861
Total owner’s equity (deficit)		914	(1,981)		(5,759)	(6,415)	(5,234)
Total liabilities and owner’s equity/deficit		5,275	692		2,322	640	627
Per Share Data (unaudited):
Pro forma basic earnings per share	$0.46			$(0.03)
Pro forma diluted earnings per share	$0.45			$(0.03)
Pro forma weighted average shares outstanding—basic	3,801			3,801
Pro forma weighted average shares outstanding—diluted	3,902			3,801
Other Data:
Cash flows (used in) provided by:
Operating activities		$(9,489)	$(9,961)		$(22,445)	$(19,728)	$(20,823)
Investing activities		(475)	(26)		(366)	(167)	(115)
Financing activities		10,962	9,987		23,411	19,895	20,938

Comparative Historical and Pro Forma Per Share Data

The following tables set forth selected historical unaudited per share data for Ashford Advisor and selected unaudited pro forma per share data of Ashford Inc. after giving effect to the exchange offer, the separation and distribution and related transactions. You should read the historical per share data in conjunction with “Selected Historical Financial Information,” “Selected Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical and pro forma combined financial statements and related notes included elsewhere in this prospectus.

The summary combined historical financial information is a combination of the historical financial information for Ashford Trust’s asset management business (comprised of Ashford LLC and assets, liabilities and operations of Ashford Trust OP), which is being separated from Ashford Trust as part of the separation and distribution. The asset management business, which is referred to as “Ashford Advisor,” is reflected in the combined financial statements as if it were operated wholly within an entity separate from Ashford Trust, however there was no separate legal entity during all of the periods presented in such statements.

The unaudited pro forma combined financial data are presented for informational purposes only. You should not rely on the pro forma combined financial data as an indication of the financial position or results of operations of future periods or the results that actually would have been realized had the separation and distribution and related transactions occurred prior to the periods presented. Ashford Advisor did not pay or declare any dividends during the periods presented.

We have not presented the historical financial information of Ashford Inc. as it has not had any activity since its formation. Therefore, there are no historical results to present. We have also not presented the pro forma financial information of Ashford Advisor as its results of operations represent the entire pro forma results of operations of Ashford Inc.

Unaudited Historical Per Share Data of Ashford Advisor

	As of and for the Three Months Ended	As of and for the Year Ended December 31,
	March 31, 2014	2013	2012	2011
Net loss
Basic (1)	$(2.32)	$(12.55)	$(10.05)	$(8.63)
Diluted (2)	(2.32)	(12.55)	(10.05)	(8.63)
Dividends	—	—	—	—
Book value per share (3)	0.32	(2.00)	(2.23)	(1.82)

(1)                                 The historical basic earnings per share and basic weighted average shares outstanding reflect the estimated number of shares of Ashford Inc. common stock expected to be outstanding upon the completion of the distribution (based on a distribution ratio of one share of Ashford Inc. common stock for every 35 shares of Ashford Trust common stock). There will be approximately 1.0 million shares of Ashford Inc. common stock reserved for issuance under a deferred compensation plan assumed by Ashford Inc. from Ashford Trust in connection with the separation.  The plan obligations will be settled in Ashford Inc. common stock at the end of the applicable deferral periods.  These shares will not be outstanding at the time of the separation and distribution but are included in the basic weighted average shares outstanding.  There are approximately 96,000 unvested restricted shares which are considered outstanding but excluded from basic weighted average shares outstanding.

(2)                                 The historical diluted earnings per share and weighted-average diluted shares outstanding are identical to the historical basic earnings per share and basic weighted average shares outstanding. Weighted-average diluted shares of 101,000 have been excluded from the diluted earnings per share calculation as the effect would have been anti-dilutive. The 101,000 shares include 96,000 unvested restricted shares and membership interests in Ashford LLC redeemable into 5,000 shares of Ashford Inc. common stock.

(3)                                 The historical book value per share data presented is computed by dividing owner’s equity (deficit) by the assumed number of shares outstanding at the end of the period. The number of shares assumed to be outstanding is based on the estimated number of shares of common stock expected to be outstanding upon the completion of the distribution (based on a distribution ratio of one share of Ashford Inc. common stock for every 35 shares of Ashford Trust common stock).

Unaudited Pro Forma Per Share Data of Ashford Inc.

	As of and For the Three Months Ended March 31, 2014	For the Year Ended December 31, 2013
Net loss
Basic (1)	$0.46	$(0.03)
Diluted (2)	0.45	(0.03)
Dividends	—	—
Book value per share (3)	11.42

(1)                                 Pro forma basic earnings per share and basic weighted average shares outstanding reflect the estimated number of shares of common stock expected to be outstanding upon the completion of the distribution (based on a distribution ratio of one share of Ashford Inc. common stock for every 35 shares of Ashford Trust common stock). There will be approximately 1.0 million shares of Ashford Inc. common stock reserved for issuance under a deferred compensation plan assumed by Ashford Inc. from Ashford Trust in connection with the separation.  The plan obligations will be settled in Ashford Inc. common stock at the end of the applicable deferral periods.  These shares will not be outstanding at the time of the separation and distribution but are included in the basic weighted average shares outstanding.  There are approximately 96,000 unvested restricted shares which are considered outstanding but excluded from basic weighted average shares outstanding.

(2)                                 Pro forma diluted earnings per share and pro forma weighted-average diluted shares outstanding for the three months ended March 31, 2014 reflects the impact of an additional 101,000 shares.  The pro forma diluted earnings per share and weighted-average diluted shares outstanding for the year ended December 31, 2013 are identical to the pro forma basic earnings per share and basic weighted average shares outstanding. Weighted-average diluted shares of 101,000 for the year ended December 31, 2013 have been excluded from the diluted earnings per share calculation as the effect would have been anti-dilutive. The 101,000 shares include 96,000 unvested restricted shares and common units in Ashford LLC redeemable into 5,000 shares of common stock. While the actual dilutive impact will depend on various factors, we believe this estimate reflects a reasonable approximation of the dilutive impact of any Ashford Inc. equity incentive plans.

(3)                                 Pro forma book value per share is presented only as of March 31, 2014.  The pro forma book value per share data is computed by dividing the pro forma owner’s equity by the assumed number of shares outstanding at the end of the period. The number of shares assumed to be outstanding is based on the estimated number of shares of common stock expected to be outstanding upon the completion of the distribution (based on a distribution ratio of one share of Ashford Inc. common stock for every 35 shares of Ashford Trust common stock).

RISK FACTORS

In determining whether or not to tender your Ashford LLC common units in the exchange offer, you should consider carefully all of the information about Ashford Inc. and Ashford LLC included in this prospectus, as well as the information about the terms and conditions of the exchange offer. The board of directors of Ashford Trust, the sole member of the general partner of Ashford Trust OP, unanimously recommends that you accept the offer and tender your Ashford LLC common units in exchange for common stock of Ashford Inc.; however, you must make your own decision after reading this prospectus and consulting with your advisors.  Any of the following risks could materially and adversely affect Ashford Inc.’s results of operations or financial condition.

Upon completion of the separation and distribution and the exchange offer, Ashford LLC will be the operating company of Ashford Inc.  Ashford Inc. will conduct substantially all of its business and own substantially all of its assets through Ashford LLC and its subsidiaries.  Accordingly, the risks related to an investment in Ashford Inc. are substantially similar to the risks related to an investment in Ashford LLC, except with respect to the risks related to the exchange offer, including the tax aspects associated with a continued ownership interest in Ashford LLC, described below.  Whenever the risk factors below state that the business or properties of Ashford Inc.  may be “adversely affected” or “harmed” or make similar expressions, it means that the liquidity of Ashford Inc. (including the ability of Ashford Inc. to make distributions to its common stockholders and the ability of Ashford LLC to make distributions to its members) or other financial condition, operating results or prospects could be harmed.

Because Ashford Inc. will act as the external advisor to Ashford Prime and Ashford Trust and may in the future advise or manage assets for other companies, Ashford Inc. stockholders should carefully consider, among other factors, the risk factors described below and the matters described under “Risk Factors” in the SEC filings of Ashford Prime, Ashford Trust and any other public companies Ashford Inc. may manage in the future.

Risks Related to the Exchange Offer

There will be no public market for your Ashford LLC common units.

The Ashford LLC common units that you retain will be restricted securities in an entity that has no public trading market.  You will have redemption rights with respect to such Ashford LLC common units, but you will not be able to exercise the redemption rights until the one year anniversary of the separation transaction.

Any subsequent redemption of your Ashford LLC common units not exchanged in the exchange offer generally will be taxable.

Upon any future redemption of your Ashford LLC common units not exchanged in the exchange offer, you will recognize gain or loss for income tax purposes equal to the difference between (i) the sum of the fair market value of property and the amount of cash received pursuant to the redemption and (ii) your adjusted tax basis in the Ashford LLC common units surrendered in exchange therefor.  Due to the nature of the assets held by Ashford LLC, a significant portion of the gain may be characterized as ordinary income for U.S. federal income tax purposes.  Further, you may be required to recognize ordinary income even if you realize an overall loss on the redemption.

With respect to the Ashford LLC common units not exchanged in the exchange offer, any subsequent disposition or exchange of Ashford LLC common units may be taxable to that holder and may give rise to ordinary income.

With respect to the Ashford LLC common units not exchanged, any subsequent disposition, other than a redemption, of such common units may be a taxable transaction for income tax purposes and any subsequent exchange of such common units for shares of Ashford Inc. common stock will be a taxable transaction for income tax purposes.  If the transaction is a taxable transaction, the holder will recognize gain or loss equal to the difference between (i) the sum of the fair market value of property and the amount of cash received pursuant to the disposition or exchange and (ii) its adjusted tax basis in the Ashford LLC common units surrendered in exchange therefor.  Due to the nature of the assets held by Ashford LLC, a significant portion of the gain or loss may be characterized as ordinary income for U.S.

federal income tax purposes.  Further, you may be required to recognize ordinary income even if you realize an overall loss on the disposition or exchange.

Holders of Ashford LLC common units may be subject to income tax liability in excess of distributions.

Holders of Ashford LLC common units will be responsible for paying income tax on their allocable share of income and gains from Ashford LLC, regardless of whether distributions are made to them by Ashford LLC.  There can be no assurance that sufficient cash will be available in Ashford LLC for, or that the manager of Ashford LLC will distribute to the holders of Ashford LLC common units sufficient cash to pay such income tax liabilities.

The tax treatment of Ashford LLC depends on its status as a partnership for U.S. federal income tax purposes.

If the Internal Revenue Service, or IRS, were to treat Ashford LLC as a corporation for U.S. federal income tax purposes, then Ashford LLC’s cash available for distribution to holders of Ashford LLC common units would be substantially reduced.

The anticipated after-tax economic benefit of an investment in the Ashford LLC common units depends largely on Ashford LLC being treated as a partnership for U.S. federal income tax purposes. Ashford LLC has not requested, and does not plan to request, a ruling from the IRS on this or any other tax matter affecting Ashford LLC. It is possible in certain circumstances for a limited liability company such as Ashford LLC to be treated as a corporation for U.S. federal income tax purposes.

If Ashford LLC were treated as a corporation for U.S. federal income tax purposes, Ashford LLC would pay U.S. federal income tax on all of its taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay additional state and local income tax at varying rates. Distributions by Ashford LLC to holders of Ashford LLC common units would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits of Ashford LLC would flow through to holders of Ashford LLC common units. Because a tax would be imposed upon Ashford LLC as a corporation, Ashford LLC’s cash available for distribution to holders of Ashford LLC common units would be substantially reduced. Therefore, treatment of Ashford LLC as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to holders of Ashford LLC common units, likely causing a substantial reduction in the value of Ashford LLC common units.

Participating holders of Ashford LLC common units will experience some delay in receiving shares of Ashford Inc. common stock in exchange for Ashford LLC common units.

Participating holders of Ashford LLC common units will not be able to sell the shares of Ashford Inc. common stock to be received until the issuance of shares of Ashford Inc. common stock to individual stockholders has been completed. Consequently, if the market price for shares of Ashford Inc. common stock should decrease or increase during that period, the relevant stockholder would not be able to stop any losses or recognize any gain by selling the shares of Ashford Inc. common stock.

Risks Related to Ashford Inc.’s Business

The asset management business is highly competitive.

The asset management business is highly competitive, driven by a variety of factors including asset performance, the quality of service provided to the companies Ashford Inc. advises, brand recognition and business reputation. A number of factors serve to increase its competitive risks:

•                  other asset managers may have greater financial, technical, marketing and other resources and more personnel than Ashford Inc. does;

•                  Ashford Prime, Ashford Trust and other companies that Ashford Inc. may advise may not perform as well as the clients of other asset managers;

•                  several other asset managers and their clients have significant amounts of capital and many of them have similar management objectives to ours which may create additional competition for management and advisory opportunities;

•                  some of these other asset managers’ clients may also have a lower cost of capital and access to funding sources that are not available to the companies that Ashford Inc. advises, which may create competitive disadvantages for Ashford Inc. with respect to funding opportunities;

•                  some of these other asset managers’ clients may have higher risk tolerance, different risk assessment or a lower return threshold, which could allow them to facilitate the acquisition and management by their clients of a wider variety of assets and allow them to consider a broader range of investments and to advise their clients to bid more aggressively for investment opportunities on which Ashford Inc. would advise its clients to bid;

•                  there are relatively few barriers to entry impeding new asset management companies and the successful efforts of new entrants into the asset management business is expected to continue to result in increased competition;

•                  some other asset managers may have better expertise or be regarded by potential clients as having better expertise with regard to specific assets;

•                  other asset managers may have more scalable platforms and may operate more efficiently than Ashford Inc.;

•                  other asset managers may have better brand recognition than Ashford Inc., and there is no assurance that Ashford Inc. will maintain a positive brand in the future; and

•                  other industry participants may from time to time seek to recruit members of its management team and other employees away from Ashford Inc.

Ashford Inc.’s inability to effectively compete on these and other areas may have an adverse effect on its business, results of operations and financial condition.

The investments of the entities initially advised by Ashford Inc. will be concentrated in the hotel industry; and the business of Ashford Inc. would be adversely affected by an economic downturn in that sector; and Ashford Inc. will be significantly influenced by the economies and other conditions in the specific markets in which its clients operate.

All of the investments of Ashford Prime and Ashford Trust are concentrated in the hotel industry.  This concentration may expose such entities, and therefore Ashford Inc.,  to the risk of economic downturns in the hotel real estate sector to a greater extent than if the properties of such entities were diversified across other sectors of the real estate industry.  Similarly, Ashford Inc. is particularly susceptible to adverse market conditions in areas in which its clients have high concentrations of properties.  Industry downturns, relocation of businesses, any oversupply of hotel rooms, a reduction in lodging demand or other adverse economic developments in the hotel industry generally or in areas where its clients have a high concentration of properties could adversely affect Ashford Inc.

Failure of the hotel industry to exhibit sustained improvement or to improve as expected may adversely affect Ashford Inc.

Initially, Ashford Inc.’s only sources of revenues will be the advisory agreements with Ashford Prime and Ashford Trust.  A substantial part of the business plan of each of these entities is based on management’s belief that the lodging markets in which such entities invest will experience improving economic fundamentals in the future, despite that fundamentals have already substantially improved over the last several years.  In particular, the business strategy of each of these entities is dependent on the expectation that key industry performance indicators, especially RevPAR, will continue to improve.  There can be no assurance as to whether or to what extent, hotel industry fundamentals will continue to improve.  If conditions in the industry do not sustain improvement or improve as expected, or deteriorate, Ashford Inc. may be adversely affected.

Ashford Inc. is subject to substantial regulation, numerous contractual obligations and extensive internal policies, and failure to comply with these matters could have a material adverse effect on its business, financial condition and results of operations.

Ashford Inc. and its subsidiaries will be subject to substantial regulation, numerous contractual obligations and extensive internal policies.  Given its organizational structure, Ashford Inc. is subject to or expects to be subject to regulation by the SEC, the IRS, and other federal, state and local governmental bodies and agencies.  Ashford Inc. also will be responsible for managing the regulatory aspects of Ashford Prime and Ashford Trust, including compliance with applicable REIT rules.  These regulations are extensive, complex and require substantial management time and attention.  If Ashford Inc. fails to comply with any of the regulations that apply to its business or the businesses of Ashford Prime, Ashford Trust or other entities that it advises, Ashford Inc. could be subjected to extensive investigations as well as substantial penalties, and its business and operations could be materially adversely affected.  Ashford Inc. also will have numerous contractual obligations that it must adhere to on a continuous basis to operate its business, the default of which could have a material adverse effect on Ashford Inc.’s business and financial condition.  While Ashford Inc. has designed policies to appropriately operate its business and the entities it advises, these internal policies may not be effective in all regards and, further, if Ashford Inc. fails to comply with its internal policies, it could be subjected to additional risk and liability.

Ashford Inc. intends to do business internationally, which may subject it to numerous political, economic, market, reputational, operational, legal, regulatory and other risks that could adversely impact its business and results of operations.

Ashford Inc. has no experience operating internationally but it may do so in the near future in its capacity as advisor to an entity with international operations.  As a result of any future international operations conducted by Ashford Inc., its business and financial results in the future could be adversely affected due to currency fluctuations, social or judicial instability, acts or threats of terrorism, changes in governmental policies or policies of central banks, expropriation, nationalization and/or confiscation of assets, price controls, fund transfer restrictions, capital controls, exchange rate controls, taxes, inadequate intellectual property protection, unfavorable political and diplomatic developments, changes in legislation or regulations and other additional international developments or restrictive actions.  These risks are especially acute in emerging markets.  As in the United States, many non-U.S. jurisdictions in which Ashford Inc. may do business have been negatively impacted by recessionary conditions.  While a number of these jurisdictions are showing signs of recovery from the recession that began in 2008, others continue to experience increasing levels of stress.  In addition, the risk of default on sovereign debt in some non-U.S. jurisdictions could expose Ashford Inc. to substantial losses.  Any such unfavorable conditions or developments could have an adverse impact on Ashford Inc.’s businesses and results of operations.

Ashford Inc. may also experience difficulty entering new international markets due to regulatory barriers, the necessity of adapting to new regulatory systems and problems related to entering new markets with different cultural bases and political systems.  These difficulties may prevent, or significantly increase the cost of, Ashford Inc.’s international expansion.

In addition, changes in policies or laws of the U.S. or foreign governments resulting in, among other things, higher taxation, currency conversion limitations, restrictions on fund transfers or the expropriation of private enterprises, could reduce the anticipated benefits of Ashford Inc.’s international expansion.  Any actions by countries in which Ashford Inc. conducts business to reverse policies that encourage investment could adversely affect its business.  If Ashford Inc. fails to realize the anticipated growth of its future international operations, its business and operating results could suffer.

Ashford Inc.’s ability to raise capital and attract investors for its existing and potential clients is critical to their success and consequently its ability to earn advisory fees and grow its asset management business.

The base advisory fees that Ashford Inc. earns are based on the total market capitalization of the entities that it advises.  Accordingly, its base fees are expected to increase if Ashford Inc. is able to successfully raise capital in the equity markets for its existing and potential clients.  Further, the incentive fees it earns will be primarily driven by the outperformance of its clients as compared with their respective peers, based on total stockholder return.

Ashford Inc.’s ability to earn these fees is subject to a number of risks, many of which are beyond its control, including monetary and fiscal policies, domestic and international economic conditions, political considerations and capital markets.  To the extent that general capital markets activity slows down or comes to a halt (as was the case during the recession that began in late 2007), its clients  may have difficulty growing.  This risk is based on micro- and macro-economic market factors including but not limited to disruptions in the debt and equity capital markets, resulting in the lack of access to capital or prohibitively high costs of obtaining or replacing capital.  Despite recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge.

Ashford Inc. initially will be predominantly dependent on Ashford Prime and Ashford Trust  as its only clients, the loss of either of which, or their inability to pay for its services, could substantially reduce its revenue.

On the date of the separation and distribution, Ashford Prime and Ashford Trust will be the only companies for which Ashford Inc. provides services.  The loss or failure of these companies, their failure to pay Ashford Inc. or termination of their advisory agreements would adversely affect its revenue, results of operations and financial condition.  Therefore, Ashford Inc.’s business is subject to the risks of the businesses of such entities.

Ashford Inc. depends on its key personnel with long-standing business relationships.  The loss of such key personnel could threaten its ability to operate its business successfully.

Ashford Inc.’s future success depends, to a significant extent, upon the continued services of its management team. In particular, the hotel industry experience of Messrs. Monty J. Bennett, Douglas A. Kessler, David A. Brooks, Jeremy Welter, Mark L. Nunneley, Deric S. Eubanks and J. Robison Hays III, and the extent and nature of the relationships they have developed with hotel franchisors, operators, and owners and hotel lending and other financial institutions are critically important to the success of its business.  The loss of services of one or more members of its management team could harm its business and its prospects.

The prior performance of Ashford Trust is not indicative of the future performance of Ashford Inc.

Information is presented in this prospectus regarding the historical results of Ashford Trust.  When considering this information you should consider that the historical results of Ashford Trust are not indicative of the future results that you should expect from Ashford Inc. or its common stock.  There are significant differences between Ashford Trust and Ashford Inc., and the financial condition and results of operations of Ashford Inc. could vary significantly because the investment, financing, business and other strategies differ from those of Ashford Trust.

As described elsewhere in this prospectus, future results are subject to many uncertainties and other factors that could cause the financial condition and results of operations of Ashford Inc. to be materially different than that of Ashford Trust.

Ashford Inc.’s platform may not be as scalable as it anticipates and it could face difficulties growing its business without significant new investment in personnel and infrastructure.

While management of Ashford Inc. believes its platform for operating its business is highly scalable and can support significant growth without substantial new investment in personnel and infrastructure on a relative basis, Ashford Inc. may be wrong in that assessment.  It is possible that if its business grows substantially, Ashford Inc. will need to make significant new investment in personnel and infrastructure to support that growth.  Ashford Inc. may be unable to make significant investments on a timely basis or at reasonable costs, and its failure in this regard could disrupt its business and operations.

If its portfolio management techniques and strategies are not effective, Ashford Inc. may be exposed to material unanticipated losses.

Ashford Inc.’s portfolio management techniques and strategies may not fully mitigate the risk exposure of its operations in all economic or market environments, or against all types of risk, including risks that Ashford Inc. might fail to identify or anticipate.  Any failures in its portfolio management techniques and strategies to accurately quantify such risk exposure could limit its ability to manage risks in its operations and could result in losses.

Ashford Inc. may determine to grow its business through the acquisition of asset management contracts or companies, which entails substantial risk.

Ashford Inc. may determine to grow its business through the acquisition of asset management contracts or companies.  Such acquisitions entail substantial risk.  During its due diligence of such acquisitions, Ashford Inc. may not discover all relevant liabilities and it may have limited, if any, recourse against the sellers.  Ashford Inc. also may not successfully integrate the asset management contracts or companies that it acquires into its business and operations, which could have a material adverse effect on its results of operation and financial condition.  Additionally, to the extent such acquisitions result in it entering new lines of business, Ashford Inc. may become subject to new laws and regulations with which Ashford Inc. is not familiar, or from which it is currently exempt, potentially leading to increased litigation and regulatory risk.  Moreover, Ashford Inc. may grow its business through joint ventures, in which case it will be subject to additional risks and uncertainties in that Ashford Inc. may be dependent upon, and subject to liability, losses or reputational damage relating to systems, control and personnel that are not under its control.

Ashford Inc.’s certificate of incorporation will contain provisions that may delay or prevent a change of control transaction.

Ashford Inc.’s certificate of incorporation will prohibit actual or beneficial ownership by any person or group, together with its affiliates and associates, of more than 9.8% of the outstanding shares of its common stock, unless its board of directors grants a waiver.  When two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of Ashford Inc. common stock, the group formed thereby will be deemed to have acquired beneficial ownership for purposes the ownership restrictions.

Because Ashford Inc.’s certificate of incorporation prevents ownership of more than 9.8% of its common stock by any person or group, together with its affiliates and associates, the acquisition of less than 9.8% of its common stock by an individual or entity could nevertheless cause that individual or entity to be subject to its certificate of incorporation’s ownership limit.  Any attempt to own or transfer shares of Ashford Inc.’s common stock in excess of the ownership limit without the consent of its board of directors will be void, and could result in the shares being automatically transferred to a charitable trust.

Anti-takeover provisions in Ashford Inc.’s constituent documents and Delaware law might discourage or delay acquisition attempts for it that you might consider favorable.

Ashford Inc.’s certificate of incorporation and bylaws will contain provisions that may make the acquisition of it more difficult without the approval of its board of directors.  These provisions:

•                  limit the ownership interest of Ashford Inc. common stock to 9.8% by any person or group of related individuals, including persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of Ashford Inc. common stock;

•                  authorize its board of directors, without further action by its stockholders, to provide, out of the unissued shares of preferred stock, for additional or new series of preferred stock and, with respect to each such series, to set the number of shares constituting such series, the designation of such series, the terms, preferences and relative participating, optional and other special rights, if any, voting powers, if any, and the restrictions, limitations and qualifications thereof;

•                  authorize the board of directors, without further action by stockholders, to provide, out of the unissued shares of blank check common stock, for additional or new series of blank check common stock and, with respect to each such series, to set the number of shares constituting such series, the designation of such series, the terms, preferences and relative participating, optional and other special rights, if any, voting powers, if any, and the restrictions, limitations and qualifications thereof;

•                  require a classified board of directors;

•                  prohibit stockholder action by written consent, without the express prior consent of its board of directors;

•                  provide that stockholders are not permitted to call a special meeting of stockholders;

•                  provide that directors may be removed only for cause and with the affirmative vote of at least 80% of the voting interests of its stockholders entitled to vote;

•                  provide that its board of directors is expressly authorized to make, alter or repeal its bylaws; and

•                  establish advance notice requirements for nominations for elections to its board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of Ashford Inc., even if doing so would benefit its stockholders.  These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause Ashford Inc. to take other corporate actions you desire.  For a further discussion of these and other such anti-takeover provisions, refer to “Description of Capital Stock of Ashford Inc.—Anti-Takeover Effects of Delaware Law, Ashford Inc.’s Certificate of Incorporation and Its Bylaws.”

Stockholders have limited control over changes in Ashford Inc.’s policies and operations, which increases the uncertainty and risks they face as stockholders.

Ashford Inc.’s board of directors determines Ashford Inc.’s major policies, including its policies regarding growth and distributions.  Ashford Inc.’s board of directors may amend or revise these and other policies without a vote of its stockholders.  Ashford Inc. may change its corporate policies without stockholder notice or consent, which could result in investments or activities that are different than, or in different proportion than, those described in this prospectus.  Under the Delaware General Corporation Law (“DGCL”), and Ashford Inc.’s certificate of incorporation and bylaws, stockholders will have a right to vote only on limited matters.  Ashford Inc.’s board of directors’ broad discretion in setting policies and stockholders’ inability to exert control over those policies increases the uncertainty and risks stockholders face.

Ashford Inc.’s organizational documents do not limit its ability to enter into new lines of businesses, and it may expand into new investment strategies, geographic markets and businesses, each of which may result in additional risks and uncertainties in its businesses.

Ashford Inc.’s plan, to the extent that market conditions permit, is to grow its business and expand into new investment strategies, geographic markets and businesses.  Ashford Inc.’s organizational documents do not limit it to the management of assets within the hospitality industry.  Accordingly, Ashford Inc. may pursue growth through acquisitions of asset management contracts or companies, acquisitions of critical business partners or other strategic initiatives.  To the extent Ashford Inc. makes strategic investments or acquisitions, undertakes other strategic initiatives or enters into a new line of business, it will face numerous risks and uncertainties, including risks associated with: (i) the required investment of capital and other resources; (ii) the possibility that Ashford Inc. has insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk; (iii) combining or integrating operational and management systems and controls; and (iv) the broadening of its geographic footprint, including the risks associated with conducting operations in non-U.S. jurisdictions. Entry into certain lines of business may subject Ashford Inc. to new laws and regulations with which Ashford Inc. is not familiar, or from which it is currently exempt, and may lead to increased litigation and regulatory risk.  If a new business generates insufficient revenues or if Ashford Inc. is unable to efficiently manage its expanded operations, its results of operations will be adversely affected.  Ashford Inc.’s strategic initiatives may include joint ventures, in which case Ashford Inc. will be subject to additional risks and uncertainties in that it may be dependent upon, and subject to liability, losses or reputational damage relating to systems, controls and personnel that are not under its control.

Ashford Inc.’s constituent documents upon consummation of the separation and distribution will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with Ashford Inc. or its directors, officers or employees.

Ashford Inc.’s constituent documents will provide that, unless Ashford Inc. consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on its behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers or other employees to Ashford Inc. or its stockholders; (iii) any action asserting a claim against Ashford Inc. arising pursuant to any provision of the DGCL, its certificate of incorporation or its bylaws; or (iv) any other action asserting a claim against Ashford Inc. that is governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of its capital stock shall be deemed to have notice of and to have consented to the provisions of its constituent documents described above.  This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Ashford Inc. or its directors, officers or other employees, which may discourage such lawsuits against Ashford Inc. and its directors, officers and employees.  Alternatively, if a court were to find these provisions of its constituent documents inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Ashford Inc. may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition and results of operations.

For as long as Ashford Inc. is an emerging growth company, it will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about its executive compensation, that apply to other public companies.

Upon the completion of the separation and distribution, Ashford Inc. will become subject to reporting and other obligations under the Exchange Act.  In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law.  The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure.  Ashford Inc. is an “emerging growth company” as defined in the JOBS Act.  For as long as Ashford Inc. is an emerging growth company, which may be up to five full fiscal years, unlike other public companies, it will not be required to:

•                  provide an auditor’s attestation report on management’s assessment of the effectiveness of its system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act,

•                  comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act,

•                  comply with any new requirements adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer,

•                  comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise,

•                  provide certain disclosure regarding executive compensation, or

•                  hold stockholder advisory votes on executive compensation.

Ashford Inc.’s status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when it needs it.

Because of the exemptions from various reporting requirements provided to Ashford Inc. as an “emerging growth company” and because Ashford Inc. will have an extended transition period for complying with accounting standards newly issued or revised after April 5, 2012, it may be less attractive to investors and it may be difficult for Ashford Inc. to raise additional capital as and when it needs it.  Investors may be unable to compare Ashford Inc.’s business with other companies in its industry if they believe that its financial accounting is not as transparent as other companies in its industry.  If Ashford Inc. is unable to raise additional capital as and when it needs it, its financial condition and results of operations may be materially and adversely affected.

Ashford Inc. identified a material weakness in its internal controls over financial reporting that existed for the period ended December 31, 2013.  If Ashford Inc. fails to properly remediate this material weakness, or fails to properly identify or remediate any future weaknesses or deficiencies, or achieve and maintain effective internal control, Ashford Inc.’s ability to produce accurate and timely financial statements could be impaired and investors could lose confidence in its financial statements.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  In June 2014, Ashford Inc. became aware of a deficiency in the operating effectiveness of its controls that led to the following errors in its financial statements: (i) a misstatement related to dividends paid on stock reserved for issuance to participants in a deferred compensation plan, (ii) a misstatement related to non-cash compensation being improperly included as a cash item in the operating section of the combined statements of cash flows  and (iii) an incorrect allocation of stock-based compensation. These errors indicate an operational deficiency in Ashford Inc.’s controls surrounding management’s preparation and review of carve-out financial statements. Ashford Inc. corrected these errors and restated its historical financial statements; however, the lack of proper controls resulted in a material weakness in internal control over financial reporting as defined in Public Company Accounting Oversight Board Auditing Standard No. 5.

Although Ashford Inc. has taken proactive steps to address the material weakness, including hiring additional accounting personnel, there can be no assurance that Ashford Inc.’s remedial measures will be sufficient to address this material weakness or that Ashford Inc.’s internal control over financial reporting will not be subject to additional material weaknesses in the future.  If the remedial measures that Ashford Inc. has taken and will take in the future are insufficient to address the material weakness or if additional material weaknesses or significant deficiencies in Ashford Inc.’s internal control are discovered or occur in the future, Ashford Inc.’s consolidated financial statements may contain material misstatements, and Ashford Inc. could be required to restate its financial results.  Additionally, Ashford Inc. may encounter problems or delays in implementing any additional changes necessary for management to make a favorable assessment of Ashford Inc.’s internal control over financial reporting.  If Ashford Inc. cannot favorably assess the effectiveness of its internal control over financial reporting, investors could lose confidence in its financial information and the price of its common stock could decline.

Ashford Inc. will become subject to financial reporting and other requirements for which its accounting, internal audit and other management systems and resources may not be adequately prepared and Ashford Inc. may not be able to accurately report its financial results.

Following the separation and distribution, Ashford Inc. will become subject to reporting and other obligations under the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act.  Section 404(a) requires annual management assessments of the effectiveness of Ashford Inc.’s internal controls over financial reporting.  These reporting and other obligations will place significant demands on Ashford Inc.’s management, administrative, operational, internal audit and accounting resources and will cause Ashford Inc. to incur significant expenses.  Ashford Inc. may need to upgrade its systems or create new systems; implement additional financial and management controls, reporting systems and procedures; expand its internal audit function; and hire additional accounting, internal audit and finance staff. If Ashford Inc. is unable to accomplish these objectives in a timely and effective fashion, its ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired.  Any failure to achieve and maintain effective internal controls could have a material adverse effect on Ashford Inc.’s business, operating results and stock price.

For as long as it is an “emerging growth company” under the JOBS Act, Ashford Inc.’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404(b).  Ashford Inc. could be an emerging growth company for up to five years.  An independent assessment of the effectiveness of Ashford Inc.’s internal controls could detect problems that its management’s assessment might not.  Undetected material weaknesses in Ashford Inc.’s internal controls could lead to financial statement restatements and require Ashford Inc. to incur the expense of remediation.

Ashford Inc. is increasingly dependent on information technology, and potential cyber attacks, security problems or other disruption and expanding social media vehicles present new risks.

Ashford Inc. relies on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, personal identifying information, billing and operating data.  Ashford Inc. may purchase some of its information technology from vendors, on whom Ashford Inc.’s systems depend, and rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential operator and other customer information.  Ashford Inc. depends upon the secure transmission of this information over public networks.  Ashford Inc.’s networks and storage applications are subject to unauthorized access by hackers or others through cyber attacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions.  In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage caused thereby.  Any significant breakdown, invasion, destruction, interruption or leakage of Ashford Inc.’s systems could harm it.

In addition, the use of social media could cause Ashford Inc. to suffer brand damage or information leakage.  Negative posts or comments about it on any social networking website could damage Ashford Inc.’s reputation. In addition, employees or others might disclose non-public sensitive information relating to its business through external media channels. The continuing evolution of social media will present Ashford Inc. with new challenges and risks.

Changes in laws, regulations, or policies may adversely affect Ashford Inc.’s business.

The laws and regulations governing Ashford Inc.’s business or the businesses of its clients, or the regulatory or enforcement environment at the federal level or in any of the states in which Ashford Inc. or its clients operate, may change at any time and may have an adverse effect on its business.  For example, the Patient Protection and Affordable Care Act of 2010, as it is phased in over time, will significantly affect the administration of health care services and could significantly impact Ashford Inc.’s cost of providing employees with health care insurance.  Ashford Inc. is unable to predict how this or any other future legislative or regulatory proposals or programs will be administered or implemented or in what form, or whether any additional or similar changes to statutes or regulations, including the interpretation or implementation thereof, will occur in the future.  Any such action could affect Ashford Inc. in substantial and unpredictable ways and could have an adverse effect on Ashford Inc.’s results of operations and financial condition.  Ashford Inc.’s inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on its operations in that market and on its reputation generally.  No assurance can be given that applicable laws or regulations will not be amended or construed differently or that new laws and regulations will not be adopted, either of which could materially adversely affect Ashford Inc.’s business, financial condition, or results of operations.

Risks Related to Conflicts of Interest

Ashford Inc.’s separation and distribution agreement, the advisory agreements, the mutual exclusivity agreement, the tax matters agreement and other agreements entered into in connection with the separation and distribution were not negotiated on an arm’s-length basis, and Ashford Inc. may pursue less vigorous enforcement of their terms because of conflicts of interest with certain of its executive officers and directors and key employees of Ashford Trust and Ashford Prime.

Because Ashford Inc.’s officers and one of its directors are also key employees of Ashford Trust and Ashford Prime and have ownership interests in Ashford Trust and Ashford Prime, its separation and distribution agreement, the advisory agreements, the mutual exclusivity agreement, the tax matters agreement and other agreements entered into in connection with the separation and distribution were not negotiated on an arm’s-length basis, and Ashford Inc. did not have the benefit of arm’s-length negotiations of the type normally conducted with an unaffiliated third party.  As a result, the terms, including fees and other amounts payable, may not be as favorable to Ashford Inc. as an arm’s-length agreement.  Furthermore, Ashford Inc. may choose not to enforce, or to enforce less vigorously, Ashford Inc.’s rights under these agreements because of its desire to maintain its ongoing relationship with Ashford Trust, Ashford Prime and Remington.  For example, following the completion of the separation and distribution, Ashford Inc. will be entitled to indemnification from Ashford Trust OP in the event of breaches of certain provisions of, or misrepresentations made in, the separation and distribution agreement.  Ashford Inc. may choose not to enforce, or to enforce less vigorously, its rights under these agreements due to its ongoing relationship with Ashford Trust and Ashford Prime.

Ashford Inc.’s assumption of Ashford Trust’s deferred compensation obligations may dilute your interest in Ashford Inc. common stock.

Currently, two persons have deferred compensation accounts under the Ashford Trust deferred compensation plan, Mr. Monty J. Bennett and his father Mr. Archie Bennett, Jr.  Both Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. elected to invest their Ashford Trust deferred compensation accounts in common stock of Ashford Trust.  As of July [30], 2014, Ashford Trust has an obligation to issue approximately [1.6] million shares of its common stock to Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. in satisfaction of the aggregate deferred compensation obligation. The aggregate value of the deferred compensation obligation, based on the market value of Ashford Trust common stock on July 30, 2014, is approximately $[18.7] million.  Upon completion of the separation and distribution, this obligation will become an obligation of Ashford Inc.  The value of the obligation being transferred will be calculated based on the closing price of the Ashford Trust common stock at the close of business on the record date for the special distribution.

In connection with the separation and distribution, both participants in the deferred compensation plan intend to elect to invest their deferred compensation subsequent to the separation and distribution in Ashford Inc. common stock.  The number of shares of Ashford Inc. common stock to be issued to satisfy the assumed obligation will be determined based on a third-party valuation of Ashford Inc. prepared by                           .  Ashford Inc. will use the third-party valuation to determine the number of shares of Ashford Inc. common stock to be issued to satisfy the assumed obligation as of the record date for the special distribution by Ashford Trust.  Upon completion of the separation and distribution, Ashford Inc. will be obligated to issue that number of shares to satisfy the deferred compensation obligations assumed by Ashford Inc. in the separation transaction.  If the actual valuation that is placed on Ashford Inc. by the market is higher than the valuation determined by                     in its valuation analysis, each of Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. will be entitled to receive more shares of Ashford Inc. common stock, at the end of their respective deferral periods, than they would have been entitled to receive if the market valuation were used, and other stockholders of Ashford Inc. would be diluted.

Ashford Inc.’s relationships with Remington, Ashford Trust and Ashford Prime could create significant conflicts of interest.

Ashford Inc.’s chief executive officer and chairman, Mr. Monty J. Bennett, serves as the chief executive officer of Remington and as the chief executive officer and chairman of the board of each of Ashford Trust and Ashford Prime.  Additionally, Mr. Monty J. Bennett and his father, Mr. Archie Bennett, Jr., beneficially own 100% of Remington.  Mr. Monty J. Bennett’s management obligations to Remington, Ashford Trust and Ashford Prime reduce the time and effort he spends managing Ashford Inc., and his duties to Ashford Inc. as a director and officer may conflict with his duties to, and pecuniary interest in, Remington, Ashford Trust and Ashford Prime.  Ashford Inc.’s relationships with Remington, Ashford Trust and Ashford Prime could create significant conflicts of interest.

Under the terms of its mutual exclusivity agreement with Remington, Ashford Inc. will be obligated to utilize Remington as a property manager for hotels, if any, Ashford Inc. may acquire in the future as well as future platforms that it advises, to the extent Ashford Inc. has the discretion to do so, even if the utilization of Remington for such property management may not be the most advantageous for its hotels or future clients.

Ashford Inc.’s mutual exclusivity agreement with Remington requires it to utilize Remington to provide property management, project management and development services for all hotels, if any, that Ashford Inc. may acquire as well as all hotels that future companies Ashford Inc. advises may acquire, to the extent that it has the right, or controls the right, to direct such matters, unless its independent directors either (i) unanimously vote not to utilize Remington for such services or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in its best interest not to engage Remington or that another manager or developer could perform the duties materially better.  In exchange for Ashford Inc.’s agreement to engage Remington for such services for all hotels, if any, that Ashford Inc. may acquire as well as all future companies that it advises, Remington has agreed to grant to any such future clients of Ashford Inc. a first right of refusal to purchase any investments identified by Remington and any of its affiliates that meet the initial investment criteria of such entities, as identified in the advisory agreement between Ashford Inc. and such entities, subject to any prior rights granted by Remington to other entities, including Ashford Trust, Ashford Prime and Ashford Inc.  Mr. Monty J. Bennett will potentially benefit from the receipt of property management fees, project management fees and development fees by Remington from Ashford Inc. and such future companies that Ashford Inc. advises.  See “Business of Ashford Inc.—Mutual Exclusivity Agreement.”  Mr. Monty J. Bennett’s ownership interests in and management obligations to Remington present him with conflicts of interest in making management decisions related to the commercial arrangements between Ashford Inc., the clients Ashford Inc. advises and Remington.

Under the terms of Ashford Inc.’s mutual exclusivity agreement with Remington, Remington may be able to pursue lodging investment opportunities that compete with Ashford Inc. or the businesses that Ashford Inc. advises.

Pursuant to the terms of Ashford Inc.’s mutual exclusivity agreement with Remington, if investment opportunities that satisfy the investment criteria of Ashford Trust, Ashford Prime or a future client of Ashford Inc. are identified by Remington or its affiliates, Remington will give such entity a written notice and description of the investment opportunity.  The applicable entity will generally have 10 business days to either accept or reject the investment opportunity.  If such entity rejects the opportunity, Remington may then pursue such investment opportunity, subject to any right of first refusal contractually granted by Remington to any other entity.  As a result, it is possible that Remington could pursue an opportunity that fits within the investment criteria of an entity that Ashford Inc. advises and compete with that entity or compete with Ashford Inc.  In such a case, Mr. Monty J. Bennett, Ashford Inc.’s chief executive officer and chairman, in his capacity as chief executive officer of Remington could be in a position of directly competing with Ashford Inc. or an entity that Ashford Inc. advises.

Provisions of Ashford Inc.’s certificate of incorporation may result in certain corporate opportunities being assigned to Ashford Prime and Ashford Trust.

The provisions of Ashford Inc.’s certificate of incorporation will provide that its directors and executive officers may also be serving as directors, officers, employees, consultants or agents of Ashford Prime, Ashford Trust and their respective subsidiaries and that Ashford Inc. may engage in material business transactions with such entities.  To the fullest extent permitted by law, Ashford Inc. will renounce its rights to certain business opportunities, and no director or officer of Ashford Inc. who is also serving as a director, officer, employee, consultant or agent of Ashford Prime, Ashford Trust or any of their subsidiaries will be liable to Ashford Inc. or to its stockholders for breach of any fiduciary duty that would otherwise exist by reason of the fact that any such individual directs a corporate opportunity (other than certain limited types of opportunities set forth in the applicable advisory agreement) to Ashford Prime, Ashford Trust or any of their respective subsidiaries instead of Ashford Inc., or does not refer or communicate information regarding such corporate opportunities to Ashford Inc.  See “Description of Capital Stock of Ashford Inc.—Certain Corporate Opportunities and Conflicts.”

Ashford Inc.’s executive officers, who are also executive officers of each of Ashford Trust and Ashford Prime, including Ashford Inc.’s chief executive officer, who is also an executive officer of Remington, face competing demands relating to their time as well as potential conflicts of interest, and this may adversely affect its operations.

Each of Ashford Inc.’s executive officers are also executive officers of each of Ashford Trust and Ashford Prime. Because Ashford Inc.’s executive officers have duties to Ashford Trust and Ashford Prime as well as to Ashford Inc., Ashford Inc. does not have their undivided attention. They face conflicts in allocating their time and resources between Ashford Inc., Ashford Trust and Ashford Prime, and they will continue to face increasing conflicts as Ashford Inc. advises additional companies and platforms.

The organization and management of Ashford Prime and Ashford Trust and any companies Ashford Inc. may advise in the future may create conflicts of interest.

Ashford Inc. is or will be party to advisory and other agreements with Ashford Prime and Ashford Trust. These entities, along with any other businesses Ashford Inc. may advise in the future will acquire assets consistent with their respective initial investment guidelines, but in each case, Ashford Inc. will have discretion to determine which investment opportunities satisfy each such entity’s initial investment guidelines.  If, however, either Ashford Trust or Ashford Prime materially changes its investment guidelines without Ashford Inc.’s express consent, Ashford Inc. is required to use its best judgment to allocate investment opportunities to Ashford Trust, Ashford Prime and other entities Ashford Inc. advises, taking into account such factors as it deems relevant, in its discretion, subject to any then-existing obligations Ashford Inc. may have to such other entities.  If a portfolio investment opportunity cannot be equitably divided by asset type and acquired on the basis of such asset types in satisfaction of each such entity’s investment guidelines, Ashford Inc. will allocate investment opportunities between Ashford Trust, Ashford Prime and any other businesses it advises in a fair and equitable manner, consistent with such entities’ investment objectives.  When determining the entity for which such a portfolio investment opportunity would be the most suitable, Ashford Inc.’s investment professionals have substantial discretions and may consider, among other factors, the following:

•                  investment strategy and guidelines;

•                  portfolio concentrations;

•                  tax consequences;

•                  regulatory restrictions;

•                  liquidity requirements; and

•                  financing availability.

Ashford Inc. may manage additional investment vehicles in the future and, in connection with the creation of such investment vehicles, may revise these allocation procedures.  The result of a revision to the allocation procedures may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by Ashford Inc., increasing the risk of conflicts of interest.

The decision of how any potential investment should be allocated among Ashford Prime, Ashford Trust and any other companies Ashford Inc. may advise in the future, in many cases, may be a matter of subjective judgment which will be made by Ashford Inc.

Appropriately dealing with conflicts of interest is complex and difficult and Ashford Inc.’s reputation could be damaged if it fails, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Litigation in connection with conflicts of interest could have a material adverse effect on Ashford Inc.’s reputation which could materially adversely affect its business and its ability to attract investors for future vehicles.

Ashford Inc.’s fiduciary duties as the sole manager of its operating company could create conflicts of interest with its fiduciary duties to its stockholders.

After the separation and distribution, Ashford Inc., as the sole manager of Ashford LLC, its operating company, will have fiduciary duties to the other members of Ashford LLC, the discharge of which may conflict with the interests of its stockholders.  The operating agreement of Ashford LLC provides that, in the event of a conflict in the fiduciary duties owed by Ashford Inc. to its stockholders and, in its capacity as manager of Ashford LLC, to its members, Ashford Inc. may act in the best interests of its stockholders without violating its fiduciary duties to the members of Ashford LLC or being liable for any resulting breach of its duties to the members, subject in all cases to the implied contractual covenant of good faith and fair dealing which, pursuant to Delaware law, cannot be waived.  In addition, those persons holding Ashford LLC common units will have the right to vote on certain amendments to the operating agreement (which require approval by a majority in interest of the members, including Ashford Inc.) and individually to approve certain amendments that would adversely affect their rights.  These voting rights may be exercised in a manner that conflicts with the interests of Ashford Inc.’s stockholders.  For example, Ashford Inc. is unable to modify the rights of Ashford LLC members to receive distributions as set forth in the operating agreement in a manner that adversely affects their rights without their consent, even though such modification might be in the best interest of Ashford Inc. stockholders.  In addition, conflicts may arise when the interests of the Ashford Inc. stockholders and the members of Ashford LLC diverge, particularly in circumstances in which there may be an adverse tax consequence to the members.

The conflicts of interest policy Ashford Inc. will adopt may not adequately address all of the conflicts of interest that may arise with respect to its activities.

In order to minimize any actual or perceived conflicts of interest with Ashford Inc.’s directors, officers or employees, Ashford Inc. intends to adopt a conflicts of interest policy to address specifically some of the conflicts relating to its activities.  Although under this policy the approval of a majority of Ashford Inc.’s disinterested directors will be required to approve any transaction, agreement or relationship in which any of its directors, officers, or employees, Ashford Trust or Ashford Prime has an interest, there is no assurance that this policy will be adequate to address all of the conflicts that may arise.  In addition, the transactions and agreements entered into in connection with the formation of Ashford Inc. prior to the separation and distribution have not been approved by any independent or disinterested persons.

Risks Related to the Separation and Distribution

Ashford Inc. may be unable to achieve some or all of the benefits that it expects to achieve from its separation from Ashford Trust.

Ashford Inc. may not be able to achieve the full or any strategic and financial benefits that it expects will result from the separation of Ashford Inc. from Ashford Trust or the realization of such benefits may be delayed or may not occur at all.  For example, there can be no assurance that analysts and investors will place a greater value on Ashford Inc. as a stand-alone entity than on the asset management and external advisory business as part of Ashford Trust.

Ashford Inc. may not be able to successfully implement its business strategy.

There can be no assurance that Ashford Inc. will be able to generate sufficient revenues to pay its operating expenses and make satisfactory distributions to its stockholders, or any distributions at all, once it commences operations as an independent company.  As an independent public company, Ashford Inc. will incur legal, accounting, compliance and other costs associated with being a public company with equity securities traded on a national exchange, and such expenses will affect its financial condition, results of operations and cash flow.  In addition, Ashford Inc.’s results of operations and its ability to make or sustain distributions to its stockholders may depend on the level and volatility of interest rates, the availability of adequate short- and long-term financing, the financial markets and economic conditions, among other factors.  It may become necessary for Ashford Inc. to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements to provide funds for capital needs.  There can be no assurance that Ashford Inc. will be able to enter into any necessary additional financing on favorable terms or at all.

Securities eligible for future sale may adversely affect the market price of Ashford Inc.’s securities.

Ashford Inc. cannot predict the effect, if any, of future sales of securities, or the availability of securities for future sales, on the market price of outstanding securities of Ashford Inc.  The shares of Ashford Inc. common stock that Ashford Trust intends to distribute to its common stockholders in connection with the separation and distribution and the shares that Ashford Inc. will issue in the exchange offer generally may be sold immediately in the public market.  In addition, upon completion of the separation and distribution, Ashford Trust may beneficially own up to               shares of Ashford Inc. common stock, or approximately           % of the outstanding common stock of Ashford Inc. Ashford Trust has announced that, following the separation and distribution, it intends to distribute its remaining equity interest in Ashford Inc. to its common stockholders by means of one or more special taxable pro rata distributions, but it is not obligated to do so. Substantially all of these shares would be eligible for immediate resale in the public market. Ashford Inc. is unable to predict whether significant amounts of Ashford Inc. common stock will be sold in the open market in anticipation of, or following, such additional distributions. Ashford Inc. also is unable to predict whether these potential sales will have a negative effect on the price of the Ashford Inc. common stock.  A portion of Ashford Trust’s common stock is held by REIT index funds or included in other types of stock indices. If Ashford Inc. is not included in these indices, these index funds may be required to sell any Ashford Inc. common stock that they receive in the distribution.  Although Ashford Inc. has no actual knowledge of any plan or intention on the part of any 5% or greater stockholder to sell Ashford Inc. common stock following the separation and distribution, it is possible that some Ashford Trust common stockholders, including possibly some of its large stockholders, will sell Ashford Inc. common stock received in connection with the separation and distribution.  In addition, Ashford Trust common stockholders may sell Ashford Inc. common stock because Ashford Inc.’s business profile or market capitalization as an independent company does not fit their investment objectives or because its common stock is not included in certain indices after the separation and distribution.  Sales of substantial amounts of Ashford Inc. common stock in the public market or speculation that such sales might occur, could adversely affect the market price of the Ashford Inc. common stock.

Even if Ashford Trust does not distribute any remaining Ashford Inc. common stock by means of a pro rata special distribution, Ashford Trust may sell all or a portion of any remaining Ashford Inc. common stock to the public or one or more private persons.  Any sale or distribution, or expectations in the market of a possible sale or distribution, of all or a portion of the Ashford Inc. common stock held by Ashford Trust, through a pro rata distribution to its common stockholders, in a registered offering, pursuant to Rule 144 or otherwise could depress or reduce the market price for Ashford Inc. common stock or cause Ashford Inc. common stock to trade below the prices at which it would otherwise trade.

Because there has not been any public market for Ashford Inc. common stock, the market price and trading volume of Ashford Inc. common stock may be volatile.

Prior to the separation and distribution, there will have been no trading market for the Ashford Inc. common stock.  Ashford Inc. cannot predict the extent to which investors’ interest will lead to a liquid trading market or whether the market price of Ashford Inc. common stock will be volatile.  The market price of Ashford Inc. common stock could fluctuate significantly for many reasons, including in response to the risk factors listed in this prospectus or for reasons related or unrelated to its specific performance, including investor perceptions, reports by industry analysts, changes in market valuations of similar companies, additions or departures of key personnel or negative developments with respect to Ashford Inc., Ashford Prime or Ashford Trust, as well as third parties.  Ashford Inc. common stock could also be volatile as a result of speculation or general economic and industry conditions.

Ashford Inc.’s historical financial results as a carve-out of Ashford Trust and its unaudited pro forma financial statements may not be representative of its results as an independent company.

The historical financial information we have included in this prospectus has been prepared from the accounting records of Ashford Trust and does not necessarily reflect what Ashford Inc.’s financial position, results of operations or cash flows would have been had Ashford Inc. operated as an independent company during the periods presented.  The historical costs and expenses reflected in Ashford Inc.’s financial statements include an allocation for certain indirect items including salaries, equity-based compensation and general and administrative expenses pro rata based on an estimate of expenses had the business been run as an independent entity.  The allocation methods include relative head count and management’s knowledge of the respective operations of the asset management and advisory business.  The historical information does not necessarily indicate what Ashford Inc.’s results of operations, financial position, cash flows or costs and expenses will be in the future.  Ashford Inc.’s pro forma financial information set forth under “Selected Unaudited Pro Forma Financial Information” reflects changes that may occur in Ashford Inc.’s funding and operations as a result of the separation and distribution.  However, there can be no assurances that this unaudited pro forma financial information will reflect its costs as an independent company.

Ashford Inc. may incur material costs and expenses as a result of its separation from Ashford Trust and the exchange offer, which could adversely affect its profitability.

Ashford Inc. may incur costs and expenses greater than those it currently incurs as a result of its separation from Ashford Trust and the exchange offer.  These increased costs and expenses may arise from various factors, including financial reporting, costs associated with complying with federal securities laws (including compliance with the Sarbanes-Oxley Act), tax administration, and legal and human resources related functions.  Ashford Inc. cannot assure you that these costs will not be material to its business.

If, following the separation and distribution, Ashford Inc. is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act or its internal control over financial reporting is not effective, the reliability of its financial statements may be questioned and its stock price may suffer.

Section 404 of the Sarbanes-Oxley Act requires any company subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its consolidated subsidiaries’ internal control over financial reporting.  To comply with this statute, Ashford Inc. will eventually be required to document and test its internal control procedures, its management will be required to assess and issue a report concerning its internal control over financial reporting, and its independent auditors will be required to issue an opinion on their audit of its internal control over financial reporting.  The rules governing the standards that must be met for management to assess Ashford Inc.’s internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules.  During the course of its testing, Ashford Inc.’s management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act.  If Ashford Inc.’s management cannot favorably assess the effectiveness of its internal control over financial reporting or its auditors identify material weaknesses in its internal controls, investor confidence in its financial results may weaken, and its stock price may suffer.

Risks Related to Debt Financing

Although Ashford Inc. does not currently have any debt, it may incur debt in the future, which may materially and adversely affect its financial condition and results of operations.

While Ashford Inc. currently does not use leverage, its organizational documents do not limit its capacity to use leverage or limit the amount of debt that it may incur.  Ashford Inc. may, at any time, decide to use leverage to meet future capital needs.  Ashford Inc. may also, from time to time, use derivative instruments primarily to manage interest rate risk.  Future indebtedness will increase its operating costs, particularly in periods of rising interest rates, and Ashford Inc. cannot assure you that its hedging strategy and the derivatives that it uses will adequately offset the risk of interest rate volatility or that its hedging transactions will not result in losses that may reduce the overall return on your investment.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains certain forward looking statements that are subject to various risks and uncertainties.  These forward looking statements include information about possible, estimated or assumed future results of Ashford Inc.’s business, financial condition and liquidity, results of operations, plans and objectives.  Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

•                  the expected benefits of the separation of Ashford Inc. from Ashford Trust;

•                  Ashford Inc.’s business and investment strategy;

•                  projected operating results, including cash available for distribution, and distribution rate;

•                  ability to obtain future financing arrangements;

•                  understanding of competition;

•                  market trends;

•                  projected capital expenditures; and

•                  the impact of technology on operations and business.

Forward looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward looking information.  Ashford Inc.’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain.  Although Ashford Inc. believes that the expectations reflected in the forward looking statements are based on reasonable assumptions, taking into account all information currently available to it, actual results and performance could differ materially from those set forth in the forward looking statements.  Factors that could have a material adverse effect on the forward looking statements include, but are not limited to:

•                  the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” and “Business of Ashford Inc.;”

•                  general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise, and the market price of Ashford Inc. common stock;

•                  changes in business or investment strategy;

•                  availability, terms and deployment of capital;

•                  changes in the industry and market in which Ashford Inc. operates, interest rates, or the general economy;

•                  the degree and nature of competition;

•                  actual and potential conflicts of interest with or between Ashford Prime and Ashford Trust, Ashford Inc.’s executive officers and its non-independent directors;

•                  availability of qualified personnel;

•                  changes in governmental regulations, accounting rules, tax rates and similar matters; and

•                  legislative and regulatory changes.

When considering forward looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The matters summarized under “Risk Factors” and elsewhere in  this prospectus could cause Ashford Inc.’s actual results and performance to differ significantly from those contained in the forward looking statements.  Accordingly, no guarantee of future results or performance can be made.  Readers are cautioned not to place undue reliance on any of these forward looking statements, which reflect the views of management of Ashford Inc. as of the date of this prospectus.  Furthermore, Ashford Inc. does not intend to update any of the forward looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

THE SEPARATION AND DISTRIBUTION

General

Ashford Trust intends to separate its asset management and external advisory business from its hospitality investment business.  Ashford Trust will accomplish the separation with a taxable pro rata special distribution to its common stockholders of shares of common stock of Ashford Inc.  Each limited partner of Ashford Trust OP is entitled to receive a distribution with respect to its common units in Ashford Trust OP equivalent to any distribution received by the common stockholders of Ashford Trust.  Accordingly, in connection with the separation and distribution contemplated by Ashford Trust, Ashford Trust OP will distribute common units of Ashford LLC, a wholly-owned subsidiary of Ashford Trust OP, to its limited partners.  Each limited partner of Ashford Trust OP will receive Ashford LLC common units and will become a member of Ashford LLC.  Ashford LLC will become the operating company subsidiary of Ashford Inc.  You do not need to pay any consideration, exchange or surrender your existing common units of Ashford Trust OP or take any other action to receive your Ashford LLC common units.

The exchange offer is contingent on the distribution by Ashford Trust of shares of Ashford Inc. common stock in connection with the separation of the asset management and external advisory business of Ashford Trust from its hospitality investment business.  Ashford Trust is not required to complete the separation and distribution unless the conditions described under “—Conditions to the Completion of the Distribution” are satisfied, or, where permissible, waived before the expiration of the exchange offer.  Ashford Inc. cannot provide any assurances that the distribution will be completed.

When and How You Will Receive the Distributed Ashford LLC Common Units.  Ashford Trust OP will distribute the Ashford LLC common units in book entry only form, on                          , 2014.  If you own Ashford Trust OP common partnership units (including Class B common partnership units or LTIP units), as of the close of business on that date, you will receive the Ashford LLC common units.  No physical certificates for common units of Ashford LLC will be issued.

The Number of Ashford LLC Common Units You Will Receive.  You will receive one common unit of Ashford LLC for every common unit of Ashford Trust OP (including Class B common partnership units and LTIP units) that you own on                 , 2014.

Transferability of Ashford LLC Common Units You Receive.  The Ashford LLC common units distributed to Ashford Trust OP limited partners will be restricted securities with no public trading market.  The Ashford LLC common units may only be transferred pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.  Pursuant to this exchange offer, you may exchange up to 99% of the Ashford LLC common units you receive, but you are permitted to exchange only in even multiples of 35 Ashford LLC common units.  You will receive one share of Ashford Inc. common stock for every 35 Ashford LLC common units validly tendered in this exchange offer.  See “The Exchange Offer” for additional discussion of the exchange offer.

Results of the Separation and Distribution.  After the separation of Ashford Inc. from Ashford Trust, Ashford Inc. will be a separate, publicly-traded company, and Ashford LLC will become its operating company.  Ashford Inc. will own at least 81.6% of Ashford LLC.  If all holders of common units of Ashford LLC exchange the maximum permissible number of Ashford LLC common units for shares of common stock of Ashford Inc. in the exchange offer, upon completion of the separation and distribution and the exchange offer, Ashford Inc. will own approximately 99.8% of Ashford LLC.

Before the separation, Ashford Inc. will enter into a separation and distribution agreement to effect the separation and provide a framework for the ongoing relationship with Ashford Trust after the separation.  This agreement will govern the relationship between Ashford Inc. and Ashford Trust subsequent to the completion of the separation plan.  Ashford Inc. also will enter into a tax matters agreement with Ashford Trust OP, which will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the management of audits and other tax proceedings and assistance and cooperation in respect of tax matters.

For a more detailed description of these agreements, see the section entitled “Certain Relationships and Related Person Transactions.”

The distribution will not affect the number of outstanding common partnership units of Ashford Trust OP or any rights of Ashford Trust OP limited partners.

Valuation Opinions of Ashford Trust’s Financial Advisor

On                                     , 2014, Ashford Trust engaged                                              , to provide a good faith estimate of the enterprise valuation range of Ashford Inc. in connection with the separation and distribution.

Separation and Distribution Agreement

Before the separation of Ashford Inc. from Ashford Trust, the parties will enter into a separation and distribution agreement with Ashford Trust and Ashford Trust OP, on the one hand, and Ashford Inc. and Ashford LLC, on the other hand, to effect the separation of Ashford Inc. from Ashford Trust and provide a framework for the relationship of the parties after the separation.  The separation and distribution agreement will govern the relationship between the parties thereto subsequent to the completion of the separation plan and provide for the allocation between Ashford Inc. and Ashford Trust of Ashford Trust’s assets, liabilities and obligations attributable to periods prior to the separation of Ashford Inc. from Ashford Trust.

The separation and distribution agreement will set forth the agreements between Ashford Inc. and Ashford Trust regarding the principal transactions necessary to separate Ashford Inc. from Ashford Trust.  It also will set forth other agreements that govern certain aspects of the relationship between Ashford Inc. and Ashford Trust after the completion of the separation.

Deferred Compensation.  Ashford Trust has historically maintained a deferred compensation plan for its executive officers.  In connection with the separation and distribution, all employees of Ashford Trust (through its subsidiary Ashford LLC) will become employees of Ashford Inc. (through the transfer of ownership of Ashford LLC from Ashford Trust to Ashford Inc.).  Because Ashford Trust will no longer have any employees, it will transfer the deferred compensation plan and all related obligations to Ashford Inc. in connection with the separation and distribution.

Currently, two persons have deferred compensation accounts under the Ashford Trust deferred compensation plan, Mr. Monty J. Bennett and his father Mr. Archie Bennett, Jr.  Both Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. elected to invest their deferred compensation accounts in common stock of Ashford Trust.  As of July [30], 2014, Ashford Trust has an obligation to issue approximately [1.6] million shares of its common stock to Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. in satisfaction of the aggregate deferred compensation. The aggregate value of the deferred compensation obligation, based on the market value of Ashford Trust common stock on July [30], 2014, is approximately $[18.7] million.  Upon completion of the separation and distribution, this obligation will become an obligation of Ashford Inc.  The value of the obligation being transferred will be calculated based on the closing price of the Ashford Trust common stock at the close of business on the record date for the special distribution.

In connection with the separation and distribution, both participants in the deferred compensation plan intend to elect to invest their deferred compensation subsequent to the separation and distribution in Ashford Inc. common stock.  The number of shares of Ashford Inc. common stock to be issued to satisfy the assumed obligation will be determined based on a third-party valuation of Ashford Inc. prepared by                              for a special committee of

Ashford Trust, in connection with the separation and distribution.  There will be no adjustment to the deferral periods, which expire beginning December 31, 2014.  Accordingly, absent further deferrals, Ashford Inc. will be obligated to begin issuing common stock in satisfaction of the deferred compensation obligations beginning in January 2015.

Ashford Inc. will use the third-party valuation to determine the number of shares of Ashford Inc. common stock to be issued to satisfy the aggregate deferred compensation obligation.  Based on this estimate, prior to the separation and distribution, Ashford Inc. will reserve a number of shares of common stock for issuance under the deferred compensation plan sufficient to satisfy the deferred compensation obligations.

The Distribution. The separation and distribution agreement will also govern the rights and obligations of the parties regarding the proposed distribution.  Ashford Trust will agree to cause its agent to distribute to Ashford Trust common stockholders that hold shares of Ashford Trust common stock as of the applicable record date the shares of Ashford Inc. common stock being distributed by Ashford Trust.

Additionally, the separation and distribution agreement will provide that the distribution is subject to several conditions that must be satisfied or waived by Ashford Trust in its sole discretion.  For further information regarding separation of Ashford Inc. from Ashford Trust, see “—Conditions to the Completion of the Distribution.”

Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the separation and distribution agreement include access to financial and other information, confidentiality, assignability and treatment of fractional shares.

Tax Matters Agreement.  In addition to the separation and distribution agreement, Ashford Inc. will enter into a tax matters agreement.  The tax matters agreement, which will be entered into in connection with the separation and distribution, between Ashford Trust, Ashford Trust OP, Ashford Inc. and Ashford LLC will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the management of audits and other tax proceedings and assistance and cooperation in respect of tax matters. Ashford Trust OP will be responsible for all tax liabilities of Ashford Trust and Ashford Trust OP and with respect to Ashford Inc. and certain subsidiaries of Ashford Inc. for periods ending on or prior to the distribution date. Ashford Inc. will be responsible for all tax liabilities of Ashford Inc. and subsidiaries of Ashford Inc. for periods after the distribution date.

See “Certain Relationships and Related Person Transactions—Separation of Ashford Inc. from Ashford Trust.”

No Market for the Ashford LLC Common Units

There is currently no public market for the Ashford LLC common units, and one is not expected to develop.  The Ashford LLC common units will be restricted securities.  The Ashford LLC common units may only be transferred pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

Conditions to the Completion of the Distribution

The exchange offer is contingent on the distribution by Ashford Trust of shares of Ashford Inc. common stock in connection with the separation of the asset management and external advisory business of Ashford Trust from its hospitality investment business.  Management of Ashford Inc. expects the separation and distribution of Ashford Inc. common stock to the common stockholders of Ashford Trust, and the consummation of the exchange offer to occur on                     , 2014, the distribution date, provided that, among other conditions described in this prospectus, the following conditions shall have been satisfied:

•                  Ashford Inc.’s registration statement on Form S-4, of which this prospectus is a part, shall be effective, and no stop order relating to the registration statement shall be in effect;

•                  Ashford Inc.’s registration statement on Form 10, related to the distribution of Ashford Inc. common stock to the common stockholders of Ashford Trust, shall be effective, and no stop order relating to the registration statement shall be in effect;

•                  the listing of the Ashford Inc. common stock on the NYSE MKT shall have been approved, subject to official notice of issuance;

•                  the receipt of all necessary consents and approvals from lenders to Ashford Trust;

•                  no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the distribution or any of the transactions related thereto shall be in effect; and

•                  as of the day preceding the distribution date, the board of directors of Ashford Trust shall have made a determination that the distribution remains in the best interest of Ashford Trust and its stockholders and that, taking into account current market conditions, the distribution is still advisable.

Reasons for the Separation

The board of directors of Ashford Trust, after careful review and consideration, determined that the separation of Ashford Inc. is in the best interests of Ashford Trust and its stockholders. The board’s determination was based on a number of factors, including the factors set forth below.

•                  Enhanced growth opportunities.  The asset management and external advisory business represents a discrete and separate portion of Ashford Trust’s overall business strategy.  The asset management and external advisory business has different financial and operational requirements than Ashford Trust’s business.  Ashford Trust is focused on investing opportunistically across all segments and at all levels of the capital structure within the hospitality industry while the business of Ashford Inc. will be to serve as the external manager and focus on the asset management of the assets of Ashford Trust, Ashford Prime and potential new or additional platforms.  The separation will allow each company to better tailor its business strategies to best address growth opportunities in its industry.

•                  Increased transparency.  The separation will enable potential investors and the financial community to evaluate the performance and assess the strategy of each company separately.  Management of Ashford Inc. believes the additional information available resulting from the separate disclosure will allow each company’s securities to be appropriately valued by the market and may result in a higher aggregate market value than the value of the combined company.

•                  Tailored capital structure.  Each company will have the flexibility to create a capital structure tailored to its strategic goals and consistent with its stockholders’ interests, which may improve access to the capital markets for both Ashford Trust and Ashford Inc., as compared to Ashford Trust common stock prior to the distribution.  Further, management of Ashford Inc. believes that the creation of a business model with few fixed assets, significant growth potential and stability of earnings, while maintaining alignment of stockholder interests between Ashford Inc. and the two companies it initially advises could unlock value in the asset management platform.

•                  Investor choice.  Ashford Trust’s board of directors believes that the lodging investment business and the asset management business appeal to different types of investors with different investment goals and risk profiles.  Following the distribution, investors will be able to pursue investment goals in either or both companies.  In addition, management should be able to establish goals, implement business strategies and evaluate growth opportunities in light of investor expectations specific to each company’s respective business, without undue consideration of investor expectations for the other business.

The anticipated benefits of the separation are based on a number of assumptions, and there can be no assurance that such benefits will materialize to the extent anticipated or at all.  In the event that the separation does not result in such benefits, the costs associated with the transaction could have a negative effect on Ashford Inc.’s financial condition and ability to make distributions to its stockholders.  For more information about the risks associated with the separation and distribution, see “Risk Factors—Risks Related to the Separation and Distribution.”

No Appraisal Rights

No appraisal rights are available in connection with the separation and distribution.

Certain U.S. Federal Income Tax Consequences of the Distribution

You are urged to read carefully the discussion in “Material U.S. Federal Income Tax Consequences Certain U.S. Federal Income Tax Consequences of the Distribution” and to consult your own tax advisor regarding the consequences to you of the separation and distribution.

THE EXCHANGE OFFER

Terms of the Exchange Offer

General.  Ashford Inc. is offering to exchange up to 514,228 shares of its common stock in the aggregate for common units of Ashford LLC, on the terms and conditions described below and in the related letter of transmittal (including the instructions thereto), which are properly tendered by 12:00 midnight, New York City time, on                    , 2014, unless the exchange offer is extended or terminated.  The last day on which tenders will be accepted, whether on                      , 2014 or any later date to which the exchange offer is extended, is referred to in this prospectus as the “expiration date.”  You may tender up to 99% of the Ashford LLC common units that you receive in connection with the separation and distribution of Ashford Inc. from Ashford Trust, as described under “The Separation and Distribution,” but you are permitted to tender only in even multiples of 35 Ashford LLC common units.  You may tender less than 99% of your Ashford LLC common units or even none of your Ashford LLC common units.

This 99% limitation on the Ashford LLC common units that you may tender is necessary to preserve the classification of Ashford LLC as a partnership for U.S. federal income tax purposes.  Beginning on the first anniversary of the separation transaction, you will have redemption rights with respect to any Ashford LLC common units not exchanged for Ashford Inc. common stock in this exchange offer.  See “Operating Agreement of Ashford LLC Redemption Rights.”

All Ashford LLC common units validly tendered and not validly withdrawn will be accepted for exchange.  You will only be permitted to tender Ashford LLC common units in even multiples of 35, and you will receive one share of Ashford Inc. common stock for every 35 Ashford LLC common units tendered.  Fractional shares of Ashford Inc. common stock will not be issued in the exchange offer.

Ashford Inc.’s obligation to complete the exchange offer is subject to important conditions that are described in the section entitled “—Conditions to Completion of the Exchange Offer.”

For purposes of the exchange offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m., New York City time, through 12:00 midnight, New York City time.

Fractional Shares - Fractional shares of Ashford Inc. common stock will not be issued in the exchange offer.  You will only be permitted to tender Ashford LLC common units in even multiples of 35, and you will receive one share of Ashford Inc. common stock for every 35 Ashford LLC common units tendered.

Exchange of Ashford LLC Common Units.  Upon the terms and subject to the conditions of the exchange offer (including, if the exchange offer is extended or amended, the terms and conditions of the extension or amendment), Ashford Inc. will accept for exchange the Ashford LLC common units validly tendered, and not validly withdrawn, prior to the expiration of the exchange offer, and will issue shares of Ashford Inc. common stock in exchange for such Ashford LLC common units, promptly after the expiration date of the exchange offer (currently expected to be                    , 2014).

The exchange of Ashford LLC common units tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•                  the letter of transmittal for Ashford LLC common units, properly completed and duly executed (including any signature guarantees that may be required); and

•                  any other required documents.

For purposes of the exchange offer, Ashford Inc. will be deemed to have accepted for exchange, and thereby exchanged, Ashford LLC common units validly tendered and not validly withdrawn if and when Ashford Inc. notifies the exchange agent of its acceptance of the tenders of those Ashford LLC common units pursuant to the exchange offer.

On or prior to the time of consummation of the exchange offer, Ashford Inc. will irrevocably deliver to the exchange agent global certificates representing all of the shares of Ashford Inc. common stock to be issued in the exchange offer, with irrevocable instructions to hold the shares of Ashford Inc. common stock in trust for Ashford Trust OP limited partners whose Ashford LLC common units have been tendered and accepted for exchange in the exchange offer.  Ashford Inc. common stock will be transferred to Ashford Trust OP limited partners whose Ashford LLC common units are accepted in the exchange offer promptly after the expiration of the exchange offer.  The exchange agent will only accept Ashford LLC common units tendered in even multiples of 35.  Fractional shares of Ashford Inc. common stock will not be issued in the exchange offer.

You will not receive any interest on any cash paid to you, even if there is a delay in making the payment.

Return of Ashford LLC Common Units

If you validly withdraw your Ashford LLC common units from the exchange offer or the exchange offer is not completed, Ashford LLC common units that were delivered will be credited back to the applicable account on the books and records of Ashford LLC.

Procedures for Tendering

General Instructions.  To validly tender Ashford LLC common units that you will receive in connection with the separation of Ashford Inc. from Ashford Trust, you must deliver a properly completed and duly executed letter of transmittal, together with any required signature guarantees and any other required documents, to the exchange agent at the address listed on the letter of transmittal.  Because no certificates representing Ashford LLC common units will be issued, you do not need to deliver any certificates representing the Ashford LLC common units that you elect to tender in the exchange offer.

Do not send letters of transmittal to Ashford Inc. or Ashford LLC. Letters of transmittal for Ashford LLC common units should be sent to the exchange agent at the address listed on the letter of transmittal. Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity who sign a letter of transmittal or any certificates or stock powers must indicate the capacity in which they are signing and must submit evidence of their power to act in that capacity unless waived by Ashford Inc.

The exchange agent must receive the letter of transmittal at the appropriate address set forth in the letter of transmittal prior to the expiration of the exchange offer. Note that you do not need to deliver any certificates representing your Ashford LLC common units because certificates are not issued for such common units. Please read carefully the instructions to the letter of transmittal you have been sent.

Signature Guarantees. Signatures on all letters of transmittal for Ashford LLC common units must be guaranteed by a firm that is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being a “U.S. eligible institution”), except in cases in which Ashford LLC common units are tendered by a registered holder of common partnership interests of Ashford Trust OP who has not completed the “Special Transfer Instructions” enclosed with the letter of transmittal.

The Ashford LLC common units will be registered in the name of the limited partner of Ashford Trust OP.  The person who signs the letter of transmittal accompanying the tender of Ashford LLC common units must be the limited partner or an authorized signatory of the limited partner, and such person must sign exactly as the name or names of the registered owner or owners appear on the books and records of Ashford Trust OP without alteration, enlargement or any change whatsoever.

Guaranteed Delivery Procedures. If you wish to tender Ashford LLC common units pursuant to the exchange offer but time will not permit all required documents to reach the exchange agent on or before the expiration date of the exchange offer, you may still tender your Ashford LLC common units, so long as all of the following conditions are satisfied:

•                  you must make your tender by or through a U.S. eligible institution;

•                  on or before the expiration date of the exchange offer (currently expected to be                , 2014), the exchange agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Ashford Inc., in the manner provided below; and

•                  within three business days after the date of execution of such notice of guaranteed delivery, the exchange agent must receive a letter of transmittal for the Ashford LLC common units, properly completed and duly executed (including any signature guarantees that may be required) and any other required documents.

You may transmit the notice of guaranteed delivery by facsimile transmission or mail it to the exchange agent. You must, in all cases, obtain a Medallion guarantee, in the form set forth in the notice of guaranteed delivery.

Effect of Tenders. A tender of Ashford LLC common units pursuant to any of the procedures described above will constitute your acceptance of the terms and conditions of the exchange offer as well as your representation and warranty to Ashford Inc. that (i) you have the full power and authority to tender, sell, assign and transfer the tendered common units (and any and all other Ashford LLC common units or other securities issued or issuable in respect of such common units); (ii) when the same are accepted for exchange, Ashford Inc. will acquire good and unencumbered title to such Ashford LLC common units, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; (iii) you have a net long position in the Ashford LLC common units being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act as further explained below; (iv) your participation in the exchange offer and tender of such Ashford LLC common units complied with Rule 14e-4 and the applicable laws of both the jurisdiction where you received the materials relating to the exchange offer and the jurisdiction from which the tender is being made; and (v) for non-U.S. persons: you acknowledge that Ashford Inc. has advised you that it has not taken any action under the laws of any country outside the United States to facilitate a public offer to exchange Ashford Inc. common stock or Ashford LLC common units in that country; that there may be restrictions that apply in other countries, including with respect to transactions in Ashford Inc. common stock or Ashford LLC common units in your home country; that, if you are located outside the United States, your ability to tender Ashford LLC common units in the exchange offer will depend on whether there is an exemption available under the laws of your home country that would permit you to participate in the exchange offer without the need for Ashford Inc. or Ashford LLC to take any action to facilitate a public offering in that country or otherwise; that your participation in the exchange offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which you are resident or from which you are tendering your common units and in a manner that will not require Ashford Inc. to take any action to facilitate a public offering in that country or otherwise; and that Ashford Inc. will rely on your representations concerning the legality of your participation in the exchange offer in determining to accept any Ashford LLC common units that you are tendering for exchange.

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender Ashford LLC common units for such person’s own account unless, at the time of tender, the person so tendering (i) has a net long position equal to or greater than the amount of (a) Ashford LLC common units tendered or (b) other securities immediately convertible into or exchangeable or exercisable for the Ashford LLC common units tendered and such person will acquire such common for tender by conversion, exchange or exercise; and (ii) will cause such common units shares to be delivered in accordance with the terms of this prospectus. Rule 14e-4 provides a similar restriction applicable to the tender of guarantee of a tender on behalf of another person.

The exchange of Ashford LLC common units tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a letter of transmittal for Ashford LLC common units, properly completed and duly executed (including any signature guarantees that may be required) and any other required documents.

Appointment of Attorneys-in-Fact and Proxies. By executing a letter of transmittal as set forth above, you irrevocably appoint Ashford Inc.’s designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Ashford LLC common units tendered and accepted for exchange by Ashford Inc. and with respect to any and all other Ashford LLC common units and other securities issued or issuable in respect of the Ashford LLC common units on or after the expiration of the exchange offer. That appointment is effective when and only to the extent that Ashford Inc. deposits the shares of Ashford Inc. common stock for the Ashford LLC common units that you have tendered with the exchange agent. All such proxies shall be considered coupled with an interest in the tendered Ashford LLC common units and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Ashford Inc.’s designees will, with respect to the Ashford LLC common units for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper.

Determination of Validity. Ashford Inc. will determine questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Ashford LLC common units, in Ashford Inc.’s sole discretion, provided that Ashford Inc. may delegate such power in whole or in part to the exchange agent. Ashford Inc. reserves the absolute right to reject any and all tenders of Ashford LLC common units that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Ashford Inc. also reserves the absolute right to waive any of the conditions of the exchange offer (other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Ashford Inc. common stock to be distributed in the exchange offer), or any defect or irregularity in the tender of any Ashford LLC common units. No tender of Ashford LLC common units is valid until all defects and irregularities in tenders of Ashford LLC common units have been cured or waived. None of Ashford Inc., Ashford LLC, the exchange agent or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any Ashford LLC common units or will incur any liability for failure to give any such notification. Ashford Inc.’s determinations and interpretations of the terms and conditions of the exchange offer (including the letter of transmittal and instructions thereto) may be challenged in a court of competent jurisdiction.

Binding Agreement. The tender of Ashford LLC common units pursuant to any of the procedures described above, together with Ashford Inc.’s acceptance for exchange of such Ashford LLC common units pursuant to the procedures described above, will constitute a binding agreement between Ashford Inc. and you upon the terms of and subject to the conditions to the exchange offer.

The method of delivery of Ashford LLC common units and all other required documents is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is recommended that you use registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Withdrawal Rights

Ashford LLC common units tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, on the expiration date of the exchange offer (currently expected to be               , 2014) and, unless Ashford Inc. has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Ashford Inc. accepts Ashford LLC common units pursuant to the exchange offer, your tender is irrevocable.

For a withdrawal of Ashford LLC common units to be effective, the exchange agent must receive from you a written notice of withdrawal or facsimile transmission of notice of withdrawal, in the form of the notice of withdrawal provided by Ashford Inc., at the address or fax number of the exchange agent, as applicable, set forth on the back cover of this prospectus.  Your notice must include your name and the number of Ashford LLC common units to be withdrawn, as well as the name of the registered holder, if it is different than that of the person who tendered those common units.

Ashford Inc. will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion. Ashford Inc. may delegate such power in whole or in part to the exchange agent. None of Ashford Inc., Ashford LLC, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any such determinations may be challenged in a court of competent jurisdiction.

Any Ashford LLC common units validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer.  However, you may re-tender withdrawn Ashford LLC common units by following one of the procedures discussed in the section entitled “—Procedures for Tendering” at any time prior to the expiration of the exchange offer (or pursuant to the instructions sent to you separately).

Delivery of Shares of Ashford Inc. Common Stock

Ashford Trust will effect the exchange of Ashford Inc. common stock for Ashford LLC common units validly tendered and not withdrawn on                     , 2014, which will also be the special distribution date for shares of Ashford Inc. common stock by Ashford Trust to its common stockholders.  Computershare Trust Company, N.A. will serve as exchange agent and registrar for the Ashford Inc. common stock and as distribution agent in connection with the distribution.

If you tender Ashford LLC common units, the shares of Ashford Inc. common stock that you are entitled to receive in the exchange offer will be issued electronically, as of the expiration of the exchange offer, to you or to your bank or brokerage firm on your behalf by way of direct registration in book-entry form. Registration in book-entry form refers to a method of recording stock ownership when no physical share certificates are issued to stockholders, as is the case in the exchange offer. Unless specifically requested by a stockholder, no physical stock certificates of Ashford Inc. will be issued.

If shares of Ashford Inc. common stock are to be issued to a person other than the signer of the letter of transmittal, then the information in “Special Transfer Instructions” and “Special Delivery Instructions” enclosed with the letter of transmittal filed as an exhibit to the registration statement of which this prospectus forms a part will need to be completed.

Rights of Holders of Ashford Inc. Common Stock

The Ashford Inc. common stock issued in the exchange offer will be duly authorized, fully paid and nonassessable.  Subject to the preferential rights of any other class or series of stock, the Ashford Inc. common stockholders will be entitled to receive dividends when, as and if declared by the board of directors out of assets or funds legally available therefor.  Each share of Ashford Inc. common stock will entitle the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors.  Except as provided with respect to any other class or series of stock, the holders of common stock will possess the exclusive voting power.  Ashford Inc. will have a classified board and the common stock of Ashford Inc. will be subject to certain restrictions on ownership and transfer.  The certificate of incorporation and bylaws of Ashford Inc. will set forth these and other rights of Ashford Inc. stockholders.  In addition to any other vote required by law, the certificate of incorporation may be amended by adoption of a resolution of the board of directors setting forth the proposed amendment and declaring its advisability and the affirmative vote of the majority of the outstanding stock entitled to vote on the amendment.  The bylaws may be amended either by the board of directors of Ashford Inc. or by the holders of a majority of the outstanding stock of Ashford Inc.  The rights and restrictions related to ownership of Ashford Inc. common stock are described in more detail under “Description of Capital Stock of Ashford Inc.”

Certain provisions of Delaware law as well as Ashford Inc.’s certificate of incorporation and its bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt.  See “Description of Capital Stock of Ashford Inc.-Anti-Takeover Effects of Delaware Law, Ashford Inc.’s Certificate of Incorporation and Its Bylaws.”

Market for Ashford Inc. Common Stock

There is currently no public market for the Ashford Inc. common stock. Ashford Inc. intends to apply to have its common stock authorized for listing on the NYSE MKT under the symbol “AINC.”

Beginning shortly before the record date for the distribution, and continuing up to and through the distribution date, it is expected that there will be a “when-issued” market in Ashford Inc. common stock. “When-issued” trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The “when-issued” trading market will be a market for shares of Ashford Inc. common stock that will be distributed to Ashford Trust common stockholders on the distribution date.  Ashford Trust common stockholders, at the close of business on the record date, will be entitled to shares of Ashford Inc. common stock distributed pursuant to the distribution.  Such stockholders may trade this entitlement to shares of Ashford Inc. common stock, without trading the shares of Ashford Trust common stock they own, on the “when-issued” market.  On the first trading day following the distribution date, “when-issued” trading with respect to Ashford Inc. common stock will end and “regular-way” trading will begin.

Extension, Amendment and Termination by Ashford Inc.

Ashford Inc. expressly reserves the right, in its sole discretion, for any reason, to extend the period of time during which the exchange offer is open and thereby delay acceptance for exchange of, and the exchange for, any Ashford LLC common units validly tendered and not validly withdrawn in the exchange offer.  For example, the exchange offer can be extended if any of the conditions to completion of the exchange offer described in the next section entitled “—Conditions to Completion of the Exchange Offer” are not satisfied or, where permissible, waived prior to the expiration of the exchange offer.

Ashford Inc. expressly reserves the right, in its sole discretion, to amend the terms of the exchange offer in any respect prior to the expiration date of the exchange offer (currently expected to be                     , 2014).

If Ashford Inc. materially changes the terms of or information concerning the exchange offer, it will extend the exchange offer if required by applicable law. As required by applicable law, the exchange offer will be extended so that it remains open for a minimum of ten business days following the applicable announcement if the exchange offer is scheduled to expire within ten business days of announcing any such change.

If Ashford Inc. extends the exchange offer, is delayed in accepting for exchange any Ashford LLC common units or is unable to accept for exchange any Ashford LLC common units under the exchange offer for any reason, then, without affecting Ashford Inc.’s rights under the exchange offer, the exchange agent may retain on Ashford Inc.’s behalf all Ashford LLC common units tendered. These Ashford Inc. common units may not be withdrawn except as provided in the section entitled “—Withdrawal Rights.”

Ashford Inc.’s reservation of the right to delay acceptance of any Ashford LLC common units is subject to applicable law, which requires that Ashford Inc. issue the common stock at the exchange rate offered or return the Ashford LLC common units promptly after the termination or withdrawal of the exchange offer.

Ashford Inc. will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day following any extension, amendment, non-acceptance or termination of the previously scheduled expiration date of the exchange offer.

Subject to applicable law (including Rule 14e-1 under the Exchange Act, which requires that any material change in the information published, sent or given to equity holders in connection with the exchange offer be promptly disclosed to equity holders in a manner reasonably designed to inform them of the change) and without limiting the manner in which Ashford Inc. may choose to make any public announcement, Ashford assumes no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the Dow Jones News Service or the Public Relations Newswire.

Conditions to Completion of the Exchange Offer

The exchange offer is contingent on the distribution by Ashford Trust of shares of Ashford Inc. in connection with the separation of the asset management and external advisory business of Ashford Trust from its hospitality investment business.  The separation and distribution of Ashford Inc. common stock to the common stockholders of Ashford Trust, and the simultaneous consummation of the exchange offer of validly tendered Ashford LLC common units for shares of Ashford Inc. common stock, is expected to occur on                     , 2014.  However, Ashford Trust

is not required to complete the separation and distribution unless the conditions described under “The Separation and Distribution—Conditions to the Completion of the Distribution” are satisfied, or, where permissible, waived before the expiration of the exchange offer.

Further, Ashford Inc. is not required to accept Ashford LLC common units for exchange and may terminate the exchange offer if any of the following events occurs, or Ashford Inc. reasonably expects any of the following events to occur:

•                  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States;

•                  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

•                  a commencement of a war (whether declared or undeclared), armed hostilities or other national or international calamity, including an act of terrorism, directly or indirectly involving the United States, which would reasonably be expected to affect materially and adversely, or to delay materially, the completion of the exchange offer;

•                  if any of the situations described in the immediately preceding three bullet points exists, as of the date of the commencement of the exchange offer, the situation deteriorates materially;

•                  any action, litigation, suit, claim or proceeding is instituted that would be reasonably likely to enjoin, prohibit, restrain, make illegal, make materially more costly or materially delay completion of the exchange offer;

•                  any order, stay, judgment or decree is issued by any U.S. federal or state court, government, governmental authority or other regulatory or administrative authority having jurisdiction over Ashford Inc. and Ashford LLC and is in effect, or any law, statute, rule, regulation, legislation, interpretation, governmental order or injunction shall have been enacted or enforced, any of which would reasonably be likely to restrain, prohibit or delay completion of the exchange offer or materially impair the contemplated benefits of the exchange offer to Ashford Inc. or Ashford LLC;

•                  the registration statement on Form S-4 of which this prospectus is a part shall be effective under the Securities Act prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer (currently expected to be                     , 2014);

•                  any stop order suspending the effectiveness of the registration statement of which this prospectus forms a part has been issued, or any proceeding for that purpose has been initiated by the SEC and not concluded or withdrawn; or

•                  a market disruption event occurs with respect to Ashford Inc. common stock and such market disruption event has, in Ashford Inc.’s reasonable judgment, impaired the benefits of the exchange offer.

Legal and Other Limitations

This prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to sell any shares of Ashford Inc. common stock in any jurisdiction in which such offer, sale or exchange is not permitted.

Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. Ashford Inc. has not taken any action under those non-U.S. regulations to facilitate a public offer to exchange Ashford LLC common units or Ashford Inc. common stock outside the United States but may take steps to facilitate such tenders. Therefore, the ability of any non-U.S. person to tender Ashford LLC common units in the exchange offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the exchange offer without the need for Ashford Inc. or Ashford LLC to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

All tendering holders must make certain representations in the letter of transmittal, including (in the case of non-U.S. holders) as to the availability of an exemption under their home country laws that would allow them to participate in the exchange offer without the need for Ashford Inc. or Ashford LLC to take any action to facilitate a public offering in that country or otherwise. Ashford Inc. will rely on those representations and, unless the exchange offer is terminated, plans to accept Ashford LLC common units tendered by persons who properly complete the letter of transmittal and provide any other required documentation on a timely basis and as otherwise described herein.

Non-U.S. holders of Ashford LLC common units should consult their advisors in considering whether they may participate in the exchange offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in Ashford Inc. common stock or Ashford LLC common units that may apply in their home countries. Neither Ashford Inc. nor Ashford LLC can provide any assurance about whether such limitations exist.

Reasons for the Exchange Offer

The board of directors of Ashford Trust, after careful review and consideration, determined that the separation of Ashford Inc. is in the best interests of Ashford Trust and its stockholders. The board’s determination was based on a number of factors, as described under “The Separation and Distribution—Reasons for the Separation.”

Ashford Trust will accomplish the separation with a taxable pro rata special distribution to its common stockholders of shares of common stock of Ashford Inc.  As a result Ashford Inc. will become a separate public company that provides asset management and external advisory services to other entities, including Ashford Trust and Ashford Hospitality Prime, Inc.  Ashford LLC will become the operating company subsidiary of Ashford Inc.  In connection with the separation of Ashford Inc. from Ashford Trust, the limited partners of Ashford Trust OP will receive common units of Ashford LLC.

Ashford Inc. has decided to pursue the exchange offer to facilitate the separation and distribution.  This exchange offer is being made to existing holders of Ashford Trust OP common units to provide such holders with marketable securities of Ashford Inc. in exchange for the common units of Ashford LLC that they will receive.  Management of Ashford Inc. anticipates that the Ashford Inc. common stock will be listed on the NYSE MKT under the symbol “AINC;” however, there will be no public market for the common units of Ashford LLC. Further, with respect to any Ashford LLC common units not exchanged in the exchange offer, any subsequent disposition of such common units may be a taxable transaction for income tax purposes and any subsequent exchange of such common units for shares of Ashford Inc. common stock will be a taxable transaction for income tax purposes.  If the transaction is a taxable transaction, the holder will recognize gain or loss equal to the difference between (i) the sum of the fair market value of property and the amount of cash received pursuant to the disposition or exchange and (ii) its adjusted tax basis in the Ashford LLC common units surrendered in exchange therefor.  Due to the nature of the assets held by Ashford LLC, a significant portion of the gain may be characterized as ordinary income for U.S. federal income tax purposes.  You may also be required to recognize ordinary income even if you realize a loss on the disposition or exchange.

No Appraisal Rights

No appraisal rights are available in connection with the exchange offer.

Certain U.S. Federal Income Tax Consequences of the Exchange Offer

You are urged to read carefully the discussion in “Material U.S. Federal Income Tax Consequences Certain U.S. Federal Income Tax Consequences of the Distribution” and to consult your own tax advisor regarding the consequences to you of the exchange offer.

STRUCTURE OF ASHFORD INC.

Ashford Trust intends to separate its asset management and external advisory business from its hospitality investment business.  Ashford Trust will accomplish the separation with a taxable pro rata special distribution to its common stockholders of shares of common stock of Ashford Inc.  In connection with the separation and distribution, the following transactions have occurred or will occur concurrently with or prior to completion of the exchange offer and the separation and distribution:

•                  Ashford Trust formed Ashford LLC, as a subsidiary of Ashford Trust OP, on April 5, 2013 to serve as the external advisor to Ashford Prime.

•                  Ashford Trust incorporated Ashford Inc. in Delaware on April 2, 2014 to facilitate the separation of its asset management and external advisory business from its hospitality investment business.

•                  Ashford Inc. will enter into a separation and distribution agreement with Ashford Trust and Ashford Trust OP, which will set forth the mechanics of the separation, certain organizational matters and other ongoing obligations of Ashford Inc. and Ashford Trust.

•                  Ashford Trust OP will distribute to its limited partners, including Ashford Trust, 100% of the common units of Ashford LLC.  Ashford Inc. is offering to issue up to 514,228 shares of Ashford Inc. common stock in exchange for Ashford LLC common units pursuant to this prospectus.  Each holder of Ashford LLC common units can exchange up to 99% of its common units for shares of Ashford Inc. common stock, in even multiples of 35, except that Ashford Trust will not be subject to the 99% limitation and will exchange 100% of its Ashford LLC common units for Ashford Inc. common stock.

•                  In a taxable pro rata special distribution, Ashford Trust will distribute the Ashford Inc. common stock it receives in exchange for the Ashford LLC common units to the Ashford Trust common stockholders, pursuant to an information statement that is part of a registration statement on Form 10 filed with the SEC by Ashford Inc.  The distribution of Ashford Inc. common stock by Ashford Trust may be limited to the extent the distribution would otherwise jeopardize the REIT status of Ashford Trust.  If such distribution is less than 100% of the shares of Ashford Inc. common stock held by Ashford Trust, Ashford Trust intends to distribute any remaining shares of Ashford Inc. common stock to its common stockholders at a future date.  Any such subsequent distribution may occur in 2014, or at any time thereafter that such distribution would not jeopardize the REIT status of Ashford Trust.

•                  Effective upon the distribution, Ashford Inc. will enter into an advisory agreement with Ashford Trust.

•                  Ashford Inc. will enter into a registration rights agreement with the Ashford LLC unit holders, pursuant to which Ashford Inc. will become obligated to register for sale shares of Ashford Inc. common stock, if any, that may be issued in connection with a future redemption of Ashford LLC common units.

•                  Ashford Inc. will also enter into a mutual exclusivity agreement with Remington that will be consented and agreed to by Mr. Monty J. Bennett, the chief executive officer and chairman of both Ashford Inc. and Ashford Trust.  See “Certain Relationships and Related Person Transactions.”

Upon completion of the exchange offer and the separation and distribution:

•                  Ashford LLC will be the operating company of Ashford Inc., and Ashford Inc. will conduct substantially all of its business through Ashford LLC and its subsidiaries.

•                  Ashford Inc. will be the sole manager of Ashford LLC and will own at least 81.6% of the outstanding Ashford LLC common units.  If all holders of Ashford LLC common units exchange the maximum permissible number of Ashford LLC common units for shares of Ashford Inc. common stock permissible in this exchange offer, Ashford Inc. will own approximately 99.8% of the outstanding Ashford LLC common units.  The remaining common units of Ashford LLC will be held by existing limited partners of Ashford Trust OP.

•                  Ashford LLC will continue to serve as the external advisor to Ashford Prime and will begin serving as the external advisor to Ashford Trust.

The following diagram depicts the ownership structure of Ashford Trust and Ashford Inc. upon completion of the exchange offer and the separation and distribution, assuming the distribution of 100% of the Ashford Inc. common stock held by Ashford Trust and assuming all limited partners of Ashford Trust OP exchange the maximum permissible number of their Ashford LLC common units for shares of Ashford Inc. common stock.

*            The total number of shares of Ashford Trust’s common stock outstanding used in calculating the ownership percentage assumes that all operating partnership units held by each of the officers and directors of Ashford Trust, including LTIP units, have been converted into common stock.

Accounting Treatment

Ashford Inc. will account for the exchange of the Ashford LLC common units owned by Ashford Trust and the $32.0 million contributed by Ashford Trust OP for shares of Ashford Inc.’s common stock as a spin-off in accordance with the Subtopic 505-60, Spinoffs and Reverse Spinoffs.

Based on the guidance in paragraph 2 of 505-60-15, the guidance is applicable to all transactions involving the distribution of nonmonetary assets that constitute a business. A business is defined as “an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits directly to investors or other owners, members, or participants.”  The assets being contributed are an advisory agreement with Ashford Prime and employees that constitute inputs and processes applied to those inputs that have the ability to create outputs and therefore meet the definition of a business.

Paragraph 2 of Subtopic 505-60-25 states that the accounting for the distribution of nonmonetary assets to owners of an entity in a spinoff is based on the recorded amount (after reduction, if appropriate, for an indicated impairment of value), if the nonmonetary assets being distributed constitute a business.  Because the operations of Ashford LLC being distributed constitute a business, Ashford Inc. will record the distribution of the common units in Ashford LLC at the carrying value of the applicable assets and liabilities based on Ashford Trust OP’s carrying value.

Ashford Inc. will exchange approximately                  shares of its common stock for the approximately 80.9% of Ashford LLC common units held by Ashford Trust.  Ashford Trust will distribute those shares of Ashford Inc. common stock to Ashford Trust stockholders.

DISTRIBUTION AND DIVIDEND POLICY

Ashford Inc.

Ashford Inc. is a newly-formed company that has not commenced operations, and as a result, has not paid any dividends as of the date of this prospectus.  Ashford Inc. does not anticipate paying dividends on its common stock in the foreseeable future.  Any future determination to pay dividends will be at the discretion of the board of directors of Ashford Inc. and will depend on the financial position, results of operations, cash flows, capital requirements, debt covenants, applicable law and other factors as the board of directors of Ashford Inc. deems relevant.

Ashford LLC

Ashford LLC has not made any distributions since its inception in April 2013.  Following the separation and distribution, Ashford LLC will be the operating company of Ashford Inc.  Ashford LLC does not anticipate making distributions in the foreseeable future; however, any future distributions by Ashford LLC will be made pro rata to all holders of Ashford LLC common units, including Ashford Inc.  Any such distributions will be used by Ashford Inc. to pay dividends to its stockholders.

SELECTED HISTORICAL FINANCIAL INFORMATION

Ashford LLC is a subsidiary of Ashford Trust OP, the operating partnership of Ashford Trust.  Ashford Inc. is a wholly-owned subsidiary of Ashford Trust.  In connection with Ashford Trust’s contemplated separation of its asset management and external advisory business from its hospitality investment business, Ashford Inc. will become a separate, publicly traded company, and Ashford LLC will become its operating company.  Ashford Inc. will conduct its business and own substantially all of its assets through Ashford LLC.  Ashford Inc. will own at least 81.6% of Ashford LLC, and if all holders of Ashford LLC common units exchange the maximum permissible number of Ashford LLC common units for shares of common stock of Ashford Inc., Ashford Inc. will own approximately 99.8% of Ashford LLC.

You should read the following selected financial information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical balance sheet of Ashford Inc. and the historical combined financial statements of Ashford Advisor and related notes included elsewhere in this prospectus.

The selected combined historical financial information is a combination of the historical financial information for Ashford Trust’s asset management business (comprised of Ashford LLC and assets, liabilities and operations of Ashford Trust OP), which is being separated from Ashford Trust as part of the separation and distribution.  The asset management business, which is referred to as “Ashford Advisor,” is reflected in the combined financial statements as if it were operated wholly within an entity separate from Ashford Trust, however there was no separate legal entity during all of the periods presented in such statements.

No historical financial information for Ashford Inc. has been presented because it has not had any activity since its formation.  Therefore, we do not believe a discussion of its historical results would be meaningful, but the historical balance sheet of Ashford Inc. and related notes are included in this prospectus beginning on page F-10.

The selected historical combined financial information as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 has been derived from the audited combined financial statements appearing elsewhere in this prospectus. The selected historical combined financial information as of March 31, 2013, December 31, 2011, 2010 and 2009 and for each of the two years in the period ended December 31, 2010 has been derived from unaudited combined financial statements not included in this prospectus.  The historical combined financial information as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 has been derived from the unaudited condensed combined financial statements appearing elsewhere in this prospectus.  The selected historical information in this section is not intended to replace these audited and unaudited financial statements.

The audited combined financial statements have been restated as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 and the restatement has been reflected in the information provided below. In addition, we have determined that errors existed in the unaudited combined financial information as of December 31, 2011, 2010 and 2009 and for each of the two years in the period ended December 31, 2010, for which the restated information is included below.

The selected historical combined financial information below and the financial statements included in this prospectus do not necessarily reflect what the results of operations, financial position and cash flows would have been if Ashford Inc. had operated Ashford Trust’s asset management business as a stand-alone company during all periods presented, and, accordingly, this historical information should not be relied upon as an indicator of Ashford Inc.’s future performance.

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013 As Restated	2012 As Restated	2011 As Restated	2010 As Restated	2009 As Restated
	(Unaudited)	(Unaudited)				(Unaudited)	(Unaudited)
	(In thousands)
Statement of Operations Data
Revenue
Advisory services	$2,312	$—	$960	$—	$—	$—	$—
Total revenue	2,312	—	960	—	—	—	—
Expenses
Salaries and benefits	10,110	13,283	46,181	35,891	30,863	23,579	20,519
Depreciation	87	46	220	216	254	262	285
General and administrative	913	565	2,271	2,075	1,700	1,623	1,840
Total expenses	11,110	13,894	48,672	38,182	32,817	25,464	22,644
Loss before income taxes	(8,798)	(13,894)	(47,712)	(38,182)	(32,817)	(25,464)	(22,644)
Income tax expense	(15)	—	(7)	—	—	—	—
Net loss	$(8,813)	$(13,894)	$(47,719)	$(38,182)	$(32,817)	$(25,464)	$(22,644)
					(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end):
Cash	$1,598	$—	$600	$—	$—	$—	$—
Total assets	5,275	692	2,322	640	627	852	2,446
Total liabilities	4,361	2,673	8,081	7,055	5,861	6,595	7,842
Total owner’s equity (deficit)	914	(1,981)	(5,759)	(6,415)	(5,234)	(5,743)	(5,396)
Total liabilities and owner’s equity/deficit	5,275	692	2,322	640	627	852	2,446
Other Data:
Cash flows (used in) provided by:
Operating activities	$(9,489)	$(9,961)	$(22,445)	$(19,728)	$(20,823)
Investing activities	(475)	(26)	(366)	(167)	(115)
Financing activities	10,962	9,987	23,411	19,895	20,938

The effect of the restatements of the Selected Historical Financial Information is as follows:

	Year Ended December 31,
	2013			2012
	As Previously Reported	Restatement Adjustments	As Restated	As Previously Reported	Restatement Adjustments	As Restated
	(In thousands)
Statement of Operations Data
Revenue
Advisory services	$960	$—	$960	$—	$—	$—
Total revenue	960	—	960	—	—	—
Expenses
Salaries and benefits	47,262	(1,081)	46,181	36,530	(639)	35,891
Depreciation	269	(49)	220	216	—	216
General and administrative	2,312	(41)	2,271	2,150	(75)	2,075
Total expenses	49,843	(1,171)	48,672	38,896	(714)	38,182
Loss before income taxes	(48,883)	1,171	(47,712)	(38,896)	714	(38,182)
Income tax expense	(7)	—	(7)	—	—	—
Net loss	$(48,890)	$1,171	$(47,719)	$(38,896)	$714	$(38,182)
Balance Sheet Data (at period end):
Cash	$600	$—	$600	$—	$—	$—
Total assets	2,273	49	2,322	640	—	640
Total liabilities	7,841	240	8,081	6,948	107	7,055
Total owner’s equity (deficit)	(5,568)	(191)	(5,759)	(6,308)	(107)	(6,415)
Total liabilities and owner’s equity/deficit	2,273	49	2,322	640	—	640
Other Data:
Cash flows (used in) provided by:
Operating activities	$(27,422)	$4,977	$(22,445)	$(20,587)	$859	$(19,728)
Investing activities	(366)	—	(366)	(167)	—	(167)
Financing activities	28,388	(4,977)	23,411	20,754	(859)	19,895

	Year Ended December 31,
	2011			2010
	As Previously Reported	Restatement Adjustments	As Restated	As Previously Reported	Restatement Adjustments	As Restated
				(Unaudited)
	(In thousands)
Statement of Operations Data
Revenue
Advisory services	$—	$—	$—	$—	$—	$—
Total revenue	—	—	—	—	—	—
Expenses
Salaries and benefits	31,556	(693)	30,863	23,804	(225)	23,579
Depreciation	254	—	254	262	—	262
General and administrative	1,804	(104)	1,700	1,738	(115)	1,623
Total expenses	33,614	(797)	32,817	25,804	(340)	25,464
Loss before income taxes	(33,614)	797	(32,817)	(25,804)	340	(25,464)
Income tax expense	—	—	—	—	—	—
Net loss	$(33,614)	$797	$(32,817)	$(25,804)	$340	$(25,464)
	(Unaudited)			(Unaudited)
Balance Sheet Data (at period end):
Cash	$—	$—	$—	$—	$—	$—
Total assets	627	—	627	852	—	852
Total liabilities	5,773	88	5,861	6,595	—	6,595
Total owner’s equity (deficit)	(5,146)	(88)	(5,234)	(5,743)	—	(5,743)
Total liabilities and owner’s equity/deficit	627	—	627	852	—	852
Other Data:
Cash flows (used in) provided by:
Operating activities	$(21,273)	$450	$(20,823)
Investing activities	(115)	—	(115)
Financing activities	21,388	(450)	20,938

	Year Ended December 31, 2009
	As Previously Reported	Restatement Adjustments	As Restated
	(Unaudited)
	(In thousands)
Statement of Operations Data
Revenue
Advisory services	$—	$—	$—
Total revenue	—	—	—
Expenses
Salaries and benefits	20,595	(76)	20,519
Depreciation	285	—	285
General and administrative	1,924	(84)	1,840
Total expenses	22,804	(160)	22,644
Loss before income taxes	(22,804)	160	(22,644
Income tax expense	—	—	—
Net loss	$(22,804)	$160	$(22,644
	(Unaudited)
Balance Sheet Data (at period end):
Cash	$—	$—	$—
Total assets	2,446	—	2,446
Total liabilities	7,842	—	7,842
Total owner’s equity (deficit)	(5,396)	—	(5,396
Total liabilities and owner’s equity/deficit	2,446	—	2,446

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

Ashford LLC is a subsidiary of Ashford Trust OP, the operating partnership of Ashford Trust.  Ashford Inc. is a wholly-owned subsidiary of Ashford Trust.  In connection with Ashford Trust’s contemplated separation of its asset management and external advisory business from its hospitality investment business, Ashford Inc. will become a separate, publicly traded company, and Ashford LLC will become its operating company.  Ashford Inc. will conduct its business and own substantially all of its assets through Ashford LLC.  Ashford Inc. will own at least 81.6% of Ashford LLC, and if all holders of Ashford LLC common units exchange the maximum permissible number of Ashford LLC common units for shares of common stock of Ashford Inc., Ashford Inc. will own approximately 99.8% of Ashford LLC.

The following selected unaudited pro forma combined financial information as of and for the three months ended March 31, 2014 and for the year ended December 31, 2013 has been derived from the unaudited pro forma combined financial statements appearing elsewhere in this prospectus and gives effect to the proposed separation of the asset management and external advisory business of Ashford Trust from its hospitality investment business and the related distribution of Ashford Inc. common stock.

The following selected unaudited pro forma combined financial information reflects the historical financial results of Ashford Trust’s asset management business (comprised of Ashford LLC and assets, liabilities and operations of Ashford Trust OP, which is referred to as “Ashford Advisor”), as adjusted to give effect to the following separation transactions:

•                  a contribution to Ashford LLC of capital of $32.0 million from Ashford Trust OP;

•                  the distribution of Ashford Inc. common stock to Ashford Trust common stockholders by Ashford Trust (assuming the minimum distribution);

•                  the issuance of          shares of common stock of Ashford Inc. to its non-employee directors upon completion of the separation and distribution; and

•                  completion of the exchange offer, assuming all holders of Ashford LLC common units exchange the maximum permissible number of their Ashford LLC common units for Ashford Inc. common stock.

The unaudited pro forma combined balance sheet as of March 31, 2014 is presented to reflect adjustments to Ashford Inc.’s balance sheet as if the exchange offer, the separation and distribution and the related transactions were completed on March 31, 2014. The unaudited pro forma combined statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 are presented as if the exchange offer, the separation and distribution and the related transactions were completed on January 1, 2013.

	For the Three Months Ended March 31, 2014
	Ashford Advisor Historical Combined	Separation Adjustments	Pro Forma
Revenue
Advisory services	$2,312	$11,586	$13,898
Total revenue	2,312	11,586	13,898
Expenses
Salaries and benefits	10,110	—	10,110
Depreciation	87	—	87
General and administrative	913	—	913
Total expenses	11,110	—	11,110
Income (loss) before income taxes	(8,798)	11,586	2,788
Income tax expense	(15)	(1,013)	(1,028)
Net income (loss)	(8,813)	10,573	1,760
Net income attributable to noncontrolling interests in Ashford LLC	—	(3)	(3)
Net income (loss) attributable to the Company	$(8,813)	$10,570	$1,757
Balance Sheet Data (at period end):
Cash	$1,598
Total assets	5,275
Total liabilities	4,361
Total owner’s equity	914
Total liabilities and owner’s equity	5,275
Per Share Data (unaudited):
Pro forma basic earnings per share	N/A		$0.46
Pro forma diluted earnings per share	N/A		$0.45
Pro forma weighted average shares outstanding—basic	N/A		3,801
Pro forma weighted average shares outstanding—diluted	N/A		3,902
Other Data:
Cash flows (used in) provided by:
Operating activities	$(9,489)
Investing activities	(475)
Financing activities	10,962

	For the Year Ended December 31, 2013
	Ashford Advisor Historical Combined As Restated	Separation Adjustments	Pro Forma
Revenue
Advisory services	$960	$53,608	$54,568
Total revenue	960	53,608	54,568
Expenses
Salaries and benefits	46,181	—	46,181
Depreciation	220	—	220
General and administrative	2,271	—	2,271
Total expenses	48,672	—	48,672
Income (loss) before income taxes	(47,712)	53,608	5,896
Income tax expense	(7)	(5,995)	(6,002)
Net loss	(47,719)	47,613	(106)
Net loss attributable to noncontrolling interests in Ashford LLC	—	—	—
Net loss attributable to the Company	$(47,719)	$47,613	$(106)
Per Share Data (unaudited):
Pro forma basic earnings per share	N/A		$(0.03)
Pro forma diluted earnings per share	N/A		$(0.03)
Pro forma weighted average shares outstanding—basic	N/A		3,801
Pro forma weighted average shares outstanding—diluted	N/A		3,801
Other Data:
Cash flows (used in) provided by:
Operating activities	$(22,445)
Investing activities	(366)
Financing activities	23,411

MANAGEMENT’S DISCUSSION AND ANALYSIS

 OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of the financial condition and results of operations together with the financial statements and related notes that are included elsewhere in this prospectus.  This discussion contains forward looking statements based upon current expectations that involve numerous risks and uncertainties. Ashford Inc.’s actual results may differ materially from those anticipated in these forward looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus. See “Risk Factors” and “Cautionary Statement Regarding Forward Looking Statements.”

As discussed below and in the combined financial statements and related notes —Note 1 — Restatement of Financial Data located elsewhere in this prospectus, we have restated our previously issued audited combined financial statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013. Accordingly, the Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth below reflect the effects of the restatement.

Restatement of Financial Data

In connection with the closing of our financial records for the period ended March 31, 2014, management identified accounting errors discussed below that affected the Ashford Inc. financial statements. In light of these errors, on June 27, 2014, Ashford Trust’s Audit Committee of the Board of Directors determined that readers should no longer rely on the previously reported combined financial statements for the years ended December 31, 2013, 2012 and 2011.

•                  Determination of Deferred Compensation Expense, Equity-based Compensation and Non-cash Compensation

As discussed in Note 12 to the audited combined financial statements, Ashford Trust established a nonqualified deferred compensation plan for certain executive officers. The deferred compensation expense associated with the plan is a non-cash expense as Ashford Trust obligation will be settled in shares of Ashford Trust stock.  The deferred compensation expense is included in salaries and benefits on the accompanying combined statements of operations and comprehensive loss. Salaries and benefits include 100% of salaries and benefits of the employees of Ashford Trust and an allocation of 100% of employee equity-based compensation from Ashford Trust. In preparing the combined statements of cash flows for the years ended December 31, 2013 and 2012, approximately $4.3 million and $373,000, respectively, of the non-cash compensation expense associated with the allocation from Ashford Trust of the deferred compensation plan expense was not included in the reconciliation of cash used in operating activities. Additionally, a like amount of contributions from owners as the contributions recorded in connection with the allocation of the expense were non-cash in nature and should not have been reflected as cash contributions in the combined statements of cash flows for the years ended December 31, 2013 and 2012.

Approximately $537,000, $411,000 and $346,000 of dividends associated with vested shares of Ashford Trust common stock included in the deferred compensation plan were incorrectly recorded as compensation expense and included in salaries and benefits rather than being recorded as a reduction of equity for the years ended December 31, 2013, 2012 and 2011, respectively.  Additionally, approximately $547,000, $227,000 and $347,000 of equity-based compensation expense associated with equity grants to members of the Ashford Trust board of directors was incorrectly included in the allocation of equity-based compensation expense from Ashford Trust and was included in salaries and benefits for the years ended December 31, 2013, 2012 and 2011, respectively.

•                  Determination of Depreciation Expense

For the year ended December 31, 2013, approximately $49,000 of depreciation expense associated with certain assets of Ashford Trust that are not included as part of the carve-out financial statements was incorrectly included in the combined statement of operations and comprehensive loss.

•                  Determination of General and Administrative Expense

Allocations of Ashford Trust board of director expenses of approximately $127,000, $75,000 and $104,000 were incorrectly made to general and administrative expense for the years ended December 31, 2013, 2012 and 2011, respectively and certain invoices totaling approximately $86,000 were not accrued for the year ended December 31, 2013.

The following is a discussion and analysis of the financial condition and results of operations of the asset management business of Ashford Trust (comprised of Ashford LLC and certain assets, liabilities and operations of Ashford Trust OP).  Following the separation and distribution, Ashford Inc. will continue the asset management business and operations through its operating subsidiary Ashford LLC.  For accounting purposes, the historical consolidated financial statements of the asset management business of Ashford Trust (comprised of Ashford LLC and certain assets, liabilities and operations of Ashford Trust OP) will become the historical consolidated financial statements of Ashford Inc. at the separation.  Ashford Inc. will not have operated prior to the separation.  The following discussion should be read in conjunction with the financial statements and notes thereto included in “Financial Statements” and risk factors included in “Risk Factors” of this Prospectus.

Overview

Ashford LLC’s principal business objective is, and following the separation, Ashford Inc.’s principal business objective will be, to provide asset management and other advisory services to other entities.  Initially, following the separation and distribution, Ashford Inc., through its subsidiary Ashford LLC, will act as the external advisor to Ashford Trust and Ashford Prime.  In its capacity as the external advisor to Ashford Trust and Ashford Prime, Ashford Inc. will be responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity.  Ashford Inc. will provide the personnel and services necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business.  Ashford Inc. may also perform similar functions for new or additional platforms.  Ashford Inc. will not be responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Ashford Prime, which duties are, and will continue to be, the responsibility of the property management companies that operate the hotel properties owned by Ashford Trust and Ashford Prime, including Remington.

Discussion of Presentation

The discussion below relates to the financial condition and results of operations of Ashford LLC (formed April 5, 2013) and certain assets, liabilities and operations of Ashford Trust OP related to Ashford Trust’s asset management business, as if the asset management business were operated wholly within an entity separate from Ashford Trust during the periods presented.  These combined historical financial statements have been prepared on a “carve out” basis from Ashford Trust’s consolidated financial statements using the historical results of operations, cash flows, assets and liabilities and include allocations of income, expenses, assets and liabilities from Ashford Trust. These allocations reflect significant assumptions, and the financial statements do not fully reflect what the financial positions, results of operations and cash flows would have been had the asset management business of Ashford Trust been operated exclusively within a stand-alone company during the periods presented.  As a result, historical financial information is not necessarily indicative of Ashford Inc.’s future results of operations, financial positions and cash flows.

For purposes of the “carve out” presentation, general and administrative expense represents an allocation of certain Ashford Trust corporate general and administrative costs including salaries and benefits, equity-based compensation, legal and professional fees, rent expense, insurance expense, office expenses and other miscellaneous expenses either based upon specific identification or an allocation method determined by management to reflect the portion of the expenses related to the asset management business.  In the opinion of management, such allocations were considered reasonable.

Critical Accounting Policies

Ashford Advisor’s accounting policies are fully described in Note 2 of Notes to the Ashford Advisor Combined Financial Statements included in this prospectus.  Management believes that the following discussion addresses the most critical accounting policies, representing those policies considered most vital to the portrayal of the financial condition and results of operations and requiring management’s most difficult, subjective, and complex judgments.

Income Taxes.  Ashford Inc. will be considered a taxable corporation for federal and state income tax purposes. Income tax expense will include federal income taxes and the Texas Margin Tax. In accordance with authoritative accounting guidance, Ashford Inc. will account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Valuation allowances are recorded to reduce deferred tax assets to the amount that will more likely than not be realized. In addition, the analysis utilized in determining the deferred tax asset valuation allowance involves considerable management judgment and assumptions. Additionally, Ashford Inc. will account for uncertain tax positions under the applicable accounting guidance that prescribes a financial statement recognition and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return.

Depreciation Expense.  Furniture, fixtures and equipment are depreciated over the estimated useful lives of the assets, and leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the related assets. Presently, furniture and equipment are depreciated using the straight-line method over a five year life. Leasehold improvements are depreciated over the remaining lease term. While management believes the estimates are reasonable, a change in estimated useful lives could affect depreciation expense and net loss as well as resulting gains or losses on potential sales.

Revenue Recognition.  Revenues primarily consist of management and advisory fees and expense reimbursements that are recognized when services have been rendered.  Management and advisory fees consist of base management fees and incentive fees.  Ashford Advisor earns base management fees at a fixed percentage of total market capitalization.  Base management fees are recognized based on the contractual terms specified in the underlying advisory agreements.  Ashford Advisor recognizes incentive fee revenue when the performance thresholds specified in the underlying advisory agreement are achieved.  Reimbursements for internal audit and overhead are billed quarterly based on an allocation to assets under management.

Share-Based Compensation.  Prior to the completion of the separation and distribution, Ashford Inc. intends to adopt an equity incentive plan that will provide for the grant of restricted or unrestricted shares of Ashford Inc. common stock, options to purchase Ashford Inc. common stock and other share awards, share appreciation rights, performance shares, performance units and other equity-based awards or any combination of the foregoing. Equity-based compensation will be recognized as an expense in the financial statements over the vesting period and measured at the fair value of the award on the date of grant. The amount of the expense may be subject to adjustment in future periods depending on the specific characteristics of the equity-based award and the application of the accounting guidance.

Results of Operations

Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013

The following table summarizes the changes in key line items from our combined statements of operations for the three months ended March 31, 2014 and 2013 (in thousands):

	Three Months Ended March 31,
	2014	2013	$ Change	% Change
Revenue
Advisory services	$2,312	$—	$2,312
Total revenue	2,312	—	2,312
Expenses
Salaries and benefits	10,110	13,283	(3,173)	(23.9)%
Depreciation	87	46	41	89.1%
General and administrative	913	565	348	61.6%
Total expenses	11,110	13,894	(2,784)	(20.0)%
Loss before income taxes	(8,798)	(13,894)	5,096	(36.7)%
Income tax expense	(15)	—	(15)
Net loss	$(8,813)	$(13,894)	$5,081	(36.6)%

Advisory Services Revenue.  Ashford Advisor earned advisory services revenue of $2.3 million from Ashford Prime for the three months ended March 31, 2014, as a result of entering into an advisory agreement with Ashford Prime on November 19, 2013 in connection with its spin-off from Ashford Trust. Advisory services revenue was comprised of a base advisory fee of $2.0 million and reimbursable overhead and internal audit services of $342,000. No incentive management fee was recognized during the three months ended March 31, 2014 in connection with the advisory agreement with Ashford Prime. There was no advisory services revenue from Ashford Prime during the three months ended March 31, 2013.

Salaries and Benefits Expense.  For the three months ended March 31, 2014, the $10.1 million of salaries and benefits expense included $5.6 million of cash salaries and benefits and $4.5 million of non-cash equity-based compensation.  For the three months ended March 31, 2013, the $13.3 million of salaries and benefits expense included $5.0 million of cash salaries and benefits, $8.3 million of non-cash equity-based compensation and $28,000 of non-cash deferred compensation. Salaries and benefits expense decreased $3.2 million, or 23.9%, to $10.1 million for the three months ended March 31, 2014. The decrease was comprised of lower non-cash equity-based compensation of $3.8 million primarily attributable to additional expense recognized in the first quarter of 2013 associated with accelerated equity vestings of Ashford Trust’s chairman emeritus as a result of his retirement and lower non-cash deferred compensation of $28,000. This decrease was partially offset by higher cash salary expense of $409,000, bonus expense of $66,000 and payroll tax burden of $192,000.

Depreciation Expense. Depreciation expense increased $41,000, or 89.1%, to $87,000 for the three months ended March 31, 2014 as a result of furniture, fixtures and equipment additions since March 31, 2013.

General and Administrative Expense. General and administrative expenses increased $348,000, or 61.6%, to $0.9 million for the three months ended March 31, 2014 as a result of higher travel and other expenses of $237,000, higher office expense of $97,000 and higher non-employee stock-based compensation of $14,000 for certain employees of an affiliate.

Income Tax Expense.  Ashford Advisor recorded income tax expense of $15,000 for the three months ended March 31, 2014 for Texas margin tax. There was no income tax expense for the three months ended March 31, 2013.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

The following table summarizes the changes in key line items from our combined statements of operations for the years ended December 31, 2013 and 2012 (in thousands):

	Year Ended December 31,
	2013 As Restated	2012 As Restated	$ Change	% Change
Revenue
Advisory services	$960	$—	$960
Total revenue	960	—	960
Expenses
Salaries and benefits	46,181	35,891	10,290	28.7%
Depreciation	220	216	4	1.9%
General and administrative	2,271	2,075	196	9.4%
Total expenses	48,672	38,182	10,490	27.5%
Loss before income taxes	(47,712)	(38,182)	(9,530)	25.0%
Income tax expense	(7)	—	(7)
Net loss	$(47,719)	$(38,182)	$(9,537)	25.0%

Advisory Services Revenue. Ashford Advisor earned advisory services revenue of $960,000 from Ashford Prime for the year ended December 31, 2013, as a result of entering into an advisory agreement with Ashford Prime on November 19, 2013 in connection with its spin-off from Ashford Trust.  Advisory services revenue was comprised of a base advisory fee of $878,000, reimbursable overhead of $53,000 and internal audit reimbursements of $29,000.  No incentive management fee was earned for 2013 in connection with the advisory agreement with Ashford Prime.  There was no advisory services revenue from Ashford Prime during the year ended December 31, 2012.

Salaries and Benefits Expense. For the year ended December 31, 2013, the $46.2 million of salaries and benefits expense included $21.2 million of cash salaries and benefits, $20.7 million of non-cash equity-based compensation and $4.3 million of non-cash deferred compensation.  For the year ended December 31, 2012, the $35.9 million of salaries and benefits expense included $18.8 million of cash salaries and benefits, $16.7 million of non-cash equity-based compensation and $373,000 of non-cash deferred compensation. Salaries and benefits expense increased $10.3 million, or 28.7%, to $46.2 million for the year ended December 31, 2013. The increase was primarily attributable to higher non-cash equity-based compensation of $4.0 million due to additional expense associated with accelerated equity vestings of Ashford Trust’s chairman emeritus as a result of his retirement and $4.3 million as a result of modifications to the deferred compensation plan in connection with the Ashford Prime spin-off from Ashford Trust in which plan participants were granted additional shares of Ashford Trust common stock, offset by lower non-cash deferred compensation of $344,000.  Additionally, Ashford Advisor experienced higher salary expense of approximately $1.7 million, bonus expense of approximately $373,000 and payroll tax burden of $273,000.

Depreciation Expense. Depreciation expense increased $4,000, or 1.9%, to $220,000 for the year ended December 31, 2013 as a result of furniture, fixtures and equipment additions in 2013.

General and Administrative Expense. General and administrative expenses increased $196,000, or 9.4%, to $2.3 million as a result of higher travel and other expenses of $311,000 and higher non-employee stock-based compensation of $9,000 for certain employees of an affiliate, partially offset by lower office expenses of $124,000.

Income Tax Expense. Ashford Advisor recorded income tax expense of $7,000 for the year ended December 31, 2013 for Texas margin tax. There was no income tax expense for the year ended December 31, 2012.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

The following table summarizes the changes in key line items from the combined statements of operations for the years ended December 31, 2012 and 2011 (in thousands):

	Year Ended December 31,
	2012 As Restated	2011 As Restated	$ Change	% Change
Revenue
Advisory services	$—	$—	$—
Total revenue	—	—	—
Expenses
Salaries and benefits	35,891	30,863	5,028	16.3%
Depreciation	216	254	(38)	(15.0)%
General and administrative	2,075	1,700	375	22.1%
Total expenses	38,182	32,817	5,365	16.3%
Loss before income taxes	(38,182)	(32,817)	(5,365)	16.3%
Income tax expense	—	—	—
Net loss	$(38,182)	$(32,817)	$(5,365)	16.3%

Advisory Services Revenue.  There was no advisory services revenue in 2012 or 2011.

Salaries and Benefits Expense. For the year ended December 31, 2012, the $35.9 million of salaries and benefits expense included $18.8 million of cash salaries and benefits, $16.7 million of non-cash equity-based compensation and $373,000 of non-cash deferred compensation.  For the year ended December 31, 2011, the $30.9 million of salaries and benefits expense included $18.4 million of cash salaries and benefits and $12.5 million of non-cash equity-based compensation. Salaries and benefits expense increased $5.0 million, or 16.3%, to $35.9 million for the year ended December 31, 2012. The increase was primarily attributable to higher non-cash equity-based compensation of $4.2 million due to higher expense recognized on Ashford Trust equity awards granted in 2012 and 2011 as compared to earlier years, higher non-cash deferred compensation of $373,000 and higher bonus expense of $841,000 partially offset by lower salary expense of $102,000 and payroll tax burden of $332,000.

Depreciation Expense. Depreciation expense decreased $38,000, or 15.0%, to $216,000 for the year ended December 31, 2012 as a result of a lower furniture, fixtures and equipment balance in 2012 as a result of assets becoming fully depreciated.

General and Administrative Expense. General and administrative expenses increased $375,000, or 22.1%, to $2.1 million as a result of higher travel and other expenses of $429,000 and higher non-employee stock-based compensation of $27,000 for certain employees of an affiliate, partially offset by lower office expenses of $81,000.

Income Tax Expense.  There was no income tax expense in either of the years ended December 31, 2012 and 2011.

Liquidity and Capital Resources

Short-term liquidity requirements consist primarily of funds necessary for operating expenses primarily attributable to paying employees.  Ashford Inc. expects to meet its short-term liquidity requirements generally through net cash provided by operations, existing cash balances and, if necessary, short-term borrowings under a revolving credit facility.

Long-term liquidity requirements consist primarily of funds necessary to pay for operating expenses primarily attributable to paying employees. Ashford Inc. expects to meet its long-term liquidity requirements through various sources of capital, including net cash provided by operations and a possible revolving credit facility.

Sources and Uses of Cash

As of March 31, 2014 and December 31, 2013, Ashford Advisor had $1.6 million and $600,000 of cash, respectively. As of December 31, 2012, it had no cash.

Management anticipates that the principal sources of funds to meet cash requirements will include cash on hand (including approximately $32 million that Ashford LLC will receive from Ashford Trust OP in connection with the separation and distribution), positive cash flow from operations and an anticipated credit facility.  Ashford Inc. anticipates using funds necessary for operating expenses primarily attributable to paying employees.

Net Cash Flows Used in Operating Activities. Net cash flows used in operating activities were $9.5 million and $10.0 million for the three months ended March 31, 2014 and 2013, respectively. While cash flows from operations were positively impacted by a lower net loss in 2014 compared to 2013, the impact was partially offset by the timing of receipt of advisory fees from Ashford Prime. Cash flows from operations are also impacted by the timing of paying vendors.

Net cash flows used in operating activities were $22.4 million and $19.7 million for the years ended December 31, 2013 and 2012, respectively. The increase in cash flows used in operating activities was primarily due to a greater net loss in 2013 compared to 2012 and the timing of receipt of advisory fees from Ashford Prime. Cash flows from operations are also impacted by the timing of paying vendors.

Net Cash Flows Used in Investing Activities. For the three months ended March 31, 2014 and 2013, investing activities used net cash flows of $475,000 and $26,000, respectively. These cash outlays were attributable to purchases of furniture, fixtures and equipment.

For the years ended December 31, 2013 and 2012, investing activities used net cash flows of $366,000 and $167,000, respectively. These cash outlays were attributable to purchases of furniture, fixtures and equipment.

Net Cash Flows Provided by Financing Activities. For the three months ended March 31, 2014 and 2013, net cash flows provided by financing activities were $11.0 million and $10.0 million, respectively. Cash inflows consisted of cash contributions from Ashford Trust to fund operations.

For the years ended December 31, 2013 and 2012, net cash flows provided by financing activities were $23.4 million and $19.9 million, respectively. Cash inflows consisted of cash contributions from Ashford Trust to fund operations.

Off-Balance Sheet Arrangements

During 2013 and the three months ended March 31, 2014, Ashford Advisor did not maintain any off-balance sheet arrangements and management does not currently anticipate entering into any such arrangements.

Contractual Obligations and Commitments

As of December 31, 2013 and March 31, 2014, Ashford Advisor had no contractual obligations.

Quantitative and Qualitative Disclosures About Market Risk

Ashford Inc. does not currently hold any financial instruments that subject it to market risk.

BUSINESS OF ASHFORD INC.

Overview

Ashford Inc. is a Delaware corporation, incorporated in April 2014, that intends to provide asset management and external advisory services to other entities, initially within the hospitality industry.  Ashford Inc. will serve as the external advisor to Ashford Prime, an NYSE-listed real estate investment trust that invests primarily in high RevPAR luxury, upper-upscale and upscale hotels and resorts, predominantly located in gateway markets.  Ashford Prime became a publicly traded entity in November 2013 upon the completion of its spin-off from Ashford Trust.  Ashford Inc. will also serve as the external advisor to Ashford Trust, an NYSE-listed real estate investment trust, focused on investing opportunistically across all segments and at all levels of the capital structure within the hospitality industry that, generally, do not directly compete with Ashford Prime.  Ashford Trust has been a public company since August 2003.

In its capacity as the external advisor to Ashford Trust and Ashford Prime, Ashford Inc. will be responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity.  Ashford Inc. will provide the personnel and services necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business.  Ashford Inc. may also perform similar functions for new or additional platforms.  Ashford Inc. will not be responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Ashford Prime, which duties are, and will continue to be, the responsibility of the property management companies that operate the hotel properties owned by Ashford Trust and Ashford Prime, including Remington.

Ashford Inc. will be led by the current management team of Ashford Trust.  Each of the chief executive officer, the president, the chief operating officer and the chief accounting officer has more than 20 years of lodging or real estate experience, including experience in hotel property and loan acquisitions and divestitures, property repositioning and redevelopment, asset management, branding and financing, as well as extensive experience with accounting, financial reporting and legal matters.  Ashford Inc. believes the management team is uniquely positioned to optimize the operating and financial performance of Ashford Inc.’s advisory clients and position Ashford Inc. as an industry leading asset manager.

Ashford Inc. intends to conduct its business and own substantially all of its assets through an operating entity, Ashford LLC.  Accordingly, references in this section to Ashford Inc. refer to Ashford Inc. together with its operating company Ashford LLC.

Business Strategy

Ashford Inc.’s principal business objectives will be to provide asset management and other advisory services to other entities.  Initially, Ashford Inc., through its operating subsidiary Ashford LLC, will act as the external advisor to Ashford Trust and Ashford Prime.  In its capacity as the external advisor to Ashford Trust and Ashford Prime, Ashford Inc. will be responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity.  Ashford Inc. will provide the personnel and services necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business.  Ashford Inc. may also perform similar functions for new or additional platforms.  There are no current plans to target any specific business platforms that operate outside of the hospitality industry, but Ashford Inc. may do so in the future.

Ashford Inc. will earn advisory fees from each company that it advises.  These fees will include a quarterly base fee for managing the respective day-to-day operations of the companies Ashford Inc. advises and the day-to-day operations of the respective subsidiaries, in each case in conformity with the respective investment guidelines of such entity.  The base fee will be determined as a percentage of each entity’s total market capitalization, subject to a minimum fee.  Ashford Inc. will also be entitled to receive an incentive fee from each of Ashford Trust and Ashford Prime based on their respective out-performance, as measured by the total stockholder return of such company compared to its peers.

Ashford Inc. expects to expand the asset management business through organic growth by (i) managing additional assets of existing platforms of Ashford Trust or Ashford Prime; (ii) managing assets of newly formed platforms; (iii) acquiring other businesses that provide services to the hospitality industry (which may or may not provide such services to advisory clients of Ashford Inc.), or acquiring the expertise or personnel necessary to provide such services, and (iv) acquiring third-party asset management contracts and businesses.

Ashford Trust has announced intentions to launch a private investment fund platform in 2014. In connection with this or any other investment fund platform launched by Ashford Trust, it is anticipated that AIM, a wholly owned subsidiary of Ashford LLC, will serve as the investment advisor to such platforms.  AIM will register as an investment advisor under the Investment Adviser Act of 1940 and will be entitled to a management fee or other fees or compensation for its role as investment advisor, and AIM, or an affiliate, will serve as the general partner of any such funds and be entitled to a performance allocation or carried interest, based on the net profits of the limited partners of such funds.

Advisory Agreements

Ashford Inc. will initially advise two publically traded REITs, Ashford Prime and Ashford Trust, pursuant to advisory agreements.  Ashford LLC, the operating company of Ashford Inc., is currently a party to an advisory agreement with Ashford Prime, which will remain in place following the separation and distribution, and immediately following the separation and distribution, Ashford LLC will enter into an advisory agreement with Ashford Trust.  The terms of the two advisory agreements will be substantially similar, except as otherwise described below.  The following summary of the terms of the advisory agreements does not purport to be complete and is subject to and qualified in its entirety by reference to a copy of the actual agreement entered into with Ashford Prime or the form of the agreement to be entered into with Ashford Trust, which will be filed as exhibits to the registration statement of which this prospectus is a part.

General.  Pursuant to the advisory agreements, Ashford Inc. will act as external advisor for each of Ashford Prime and Ashford Trust, responsible for implementing the investment strategies and decisions of such entities and the management of their day-to-day operations, in each case subject to the supervision and oversight of such entity’s respective board.  Ashford Inc. will provide, or obtain on their behalf, the personnel and services necessary for each of Ashford Prime and Ashford Trust to conduct its respective business, and they will have no employees of their own.  All of the officers of each of Ashford Prime and Ashford Trust will be employees of Ashford Inc.

Pursuant to the terms of the advisory agreements, Ashford Inc. will provide Ashford Prime and Ashford Trust with a management team, including without limitation, the initial positions of the chief executive officer, president, chief financial officer, chief operating officer, chief accounting officer, executive vice president-asset management and senior vice president-corporate strategy, along with appropriate support personnel as deemed reasonably necessary.  Ashford Inc. is not obligated to dedicate any of its employees exclusively to either Ashford Prime or Ashford Trust, nor is it or its employees obligated to dedicate any specific portion of time to the business of either Ashford Prime or Ashford Trust, except as necessary to perform the service required in its capacity as the advisor to such entities.  Ashford Inc. will, at all times, be subject to the supervision and oversight of the board of directors of each of Ashford Prime and Ashford Trust.  So long as Ashford Inc. is the external advisor to Ashford Prime, Ashford Prime’s governing documents permit Ashford Inc. to designate two persons as candidates for election as director at any stockholder meeting of Ashford Prime at which directors are to be elected.  Such nominees may be executive officers of Ashford Inc.   The advisory agreement requires Ashford Inc. to manage the business affairs of each of Ashford Prime and Ashford Trust in conformity with the policies and the guidelines that are approved and monitored by the boards of such entities.  Additionally, Ashford Inc. must refrain from taking any action that would (a) adversely affect the status of either Ashford Prime or Ashford Trust as a REIT, (b) subject Ashford Prime or Ashford Trust to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (c) knowingly and intentionally violate any law, rule or regulation of any governmental body or agency having jurisdiction over Ashford Prime or Ashford Trust, (d) violate any of the rules or regulations of any exchange on which the securities of Ashford Prime or Ashford Trust are listed or (e) violate the charter, bylaws or resolutions of board of directors of Ashford Prime or Ashford Trust, all as in effect from time to time.

Duties as Advisor.  Subject to the supervision of the respective boards of directors of each of Ashford Prime and Ashford Trust, Ashford Inc. will be responsible for the day-to-day operations of Ashford Prime and Ashford Trust, including all of the subsidiaries and joint ventures of such entities, and shall perform (or cause to be performed) all services relating to the acquisition and disposition of hotels, asset management and operations of such companies as may be reasonably required, which shall include, without limitation, the following related to hotel investments:

•                  source, investigate and evaluate acquisitions and dispositions consistent with the applicable investment guidelines and make recommendations to the applicable board of such companies;

•                  engage and supervise, on behalf of such companies and at their expense, third parties to provide development management, property management, project management, design and construction services, investment banking services, financial services, property disposition brokerage services, independent accounting and auditing services and tax reviews and advice, transfer agent and registrar services, feasibility studies, appraisals, engineering studies, environmental property inspections and due diligence services, underwriting review services and consulting services and all other services reasonably necessary for Ashford Inc. to perform its duties under the applicable advisory agreement;

•                  negotiate, on behalf of such companies, any acquisitions, dispositions, financings, restructurings or other transactions with sellers, purchasers, lenders, brokers, agents and other applicable representatives;

•                  coordinate and manage the joint ventures of such companies, including monitoring and enforcing compliance with applicable joint venture or partnership governing documents;

•                  negotiate, on behalf of such companies, terms of hotel management agreements, franchise agreements and other contracts or agreements of such companies, and modifications, extensions, waivers or terminations thereof including, without limitation, the negotiation and approval of annual operating and capital budgets under the management agreements;

•                  on behalf of such companies, enforce, monitor and manage compliance with hotel management agreements, franchise agreements and other contracts or agreements of such companies, and modifications, extensions, waivers or terminations thereof;

•                  negotiate, on behalf of such companies, terms of loan documents for their respective financings;

•                  on behalf of such companies, enforce, monitor and manage compliance of loan documents to which such companies are a party;

•                  administer bookkeeping and accounting functions as are required for the management and operation of such companies, contract for audits and prepare or cause to be prepared such periodic reports and filings as may be required by any governmental authority in connection with the ordinary conduct of the business of such companies, and otherwise advise and assist with compliance with applicable legal and regulatory requirements (subject to such company providing appropriate, necessary and timely funding of capital), including without limitation, periodic reports, returns or statements required under the Exchange Act, the Code and any regulations or rulings thereunder, the securities and tax statutes of any jurisdiction in which such companies are obligated to file such reports, or the rules and regulations promulgated under any of the foregoing;

•                  advise and assist in the preparation and filing of all offering documents, registration statements, prospectuses, proxies, and other forms or documents filed with the SEC pursuant to the Securities Act or any state securities regulators; provided, however, that each such company will be responsible for the content of any and all of its offering documents, SEC filings or state regulatory filings;

•                  retain counsel, consultants and other third-party professionals on behalf of such companies, coordinate, supervise and manage all consultants, third-party professionals and counsel, and investigate, evaluate, negotiate and oversee the processing of claims by or against such companies;

•                  advise and assist with each such company’s risk management and oversight function;

•                  provide office space, office equipment and personnel necessary for the performance of services;

•                  perform or supervise the performance of such administrative functions reasonably necessary for the establishment of bank accounts, related controls, collection of revenues and the payment of debts and obligations of such companies;

•                  communicate with the investors and analysts of such companies, as required to satisfy reporting or other requirements of any governing body or exchange on which the securities of such company are traded and to maintain effective relations with such investors;

•                  advise and assist such companies with respect to public relations, preparation of marketing materials, website and investor relation services;

•                  counsel such companies regarding qualifying, and maintaining qualification as a REIT;

•                  assist such companies in complying with all regulatory requirements applicable to them (subject to such companies providing appropriate, necessary and timely funding of capital);

•                  counsel such companies in connection with policy decisions to be made by their respective boards of directors;

•                  furnish reports and statistical and economic research to such companies regarding their activities, investments, financing and capital market activities and services performed for them by us;

•                  asset manage and monitor the operating performance of the real estate investments of such companies, including the management and implementation of capital improvement programs, pursue property tax appeals (as appropriate), and provide periodic reports with respect to their investments to the applicable board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•                  maintain cash in U.S. Treasuries or bank accounts (with the understanding that Ashford Inc.’s duties will not include providing or assisting in proactive investment management strategies or investment in securities other than U.S. Treasuries), and make payment of fees, costs and expenses, or the payment of distributions to the stockholders of such companies;

•                  advise such companies as to their capital structure and capital raising;

•                  take all actions reasonably necessary to enable such companies to comply with and abide by all applicable laws and regulations in all material respects, subject to such companies providing appropriate funding or capital;

•                  provide such companies with an internal audit staff with the ability to satisfy any applicable regulatory requirements, including requirements of the NYSE and the SEC, and any additional duties that are determined reasonably necessary or appropriate by the audit committees of such companies; and

•                  take such other actions and render such other services as may reasonably be requested by such companies consistent with the purpose of the applicable advisory agreement.

Any increase in the scope of duties or services to be provided by Ashford Inc. must be jointly approved by Ashford Inc. and either Ashford Prime or Ashford Trust, as applicable, and will be subject to additional compensation.

Ashford Inc. also has the power to delegate all or any part of its rights and powers to manage and control the business and affairs of such companies to such officers, employees, affiliates, agents and representatives of Ashford Inc. or such company as it may deem appropriate.  Any authority delegated by Ashford Inc. to any other person is subject to the limitations on its rights and powers specifically set forth in the advisory agreement or the charter of such company.

Ashford Inc. is required to make available sufficient experienced and appropriate personnel to perform the services and functions specified and such personnel will devote such of their time and attention as is reasonably necessary to perform such services.

Ashford Inc. will acknowledge receipt of the codes of business conduct and ethics, codes of conduct for the chief executive officer and chief accounting officer and policies on insider trading of such companies and will agree to require its employees who provide services to such companies to comply with the codes and the policies.

Ashford Inc. will not be responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Ashford Prime, which duties are, and will continue to be, the responsibility of the property management companies that operate the hotel properties owned by Ashford Trust and Ashford Prime, including Remington.

Limitations on Liability and Indemnification. The advisory agreements provide that Ashford Inc. has no responsibility other than to render the services and take the actions described in the advisory agreements in good faith and with the exercise of due care and will not be responsible for any action the board of directors of either Ashford Prime or Ashford Trust takes in following or declining to follow any advice from Ashford Inc.  The advisory agreements provide that Ashford Inc., and its officers, directors, managers, employees and members, will not be liable for any act or omission by Ashford Inc. (or its officers, directors, managers, employees or members) performed in accordance with and pursuant to the advisory agreements, except by reason of acts constituting gross negligence, bad faith, willful misconduct or reckless disregard of the duties set forth in the applicable advisory agreement.

Each of Ashford Prime and Ashford Trust has agreed to indemnify and hold Ashford Inc. harmless (including its partners, directors, officers, stockholders, managers, members, agents, employees and each other person or entity, if any, controlling Ashford Inc.) to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any acts or omission by Ashford Inc. (including ordinary negligence) in its capacity as advisor, except with respect to losses, claims, damages or liabilities with respect to or arising out of its gross negligence, bad faith or willful misconduct, or reckless disregard of its duties under the applicable advisory agreement (for which Ashford Inc. will indemnify Ashford Prime or Ashford Trust, as applicable).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Ashford Inc. pursuant to the foregoing provisions, Ashford Inc. has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Termination. The initial terms of the advisory agreements with Ashford Prime and Ashford Trust are 20 years, in each case commencing from the effective date of the applicable advisory agreement.  Each advisory agreement provides for automatic one year renewal terms on each anniversary date after the expiration of the initial term unless previously terminated as described below.  Following the initial terms, the advisory agreements may be terminated by Ashford Prime or Ashford Trust, as applicable, with 180 days’ written notice prior to the expiration of the then current term, on the affirmative vote of at least two-thirds of the independent directors of such entity, based upon a good faith finding that either (a) there has been unsatisfactory performance by Ashford Inc. that is materially detrimental to such company and the subsidiaries of such company taken as a whole, or (b) the base fee and/or incentive fee is not fair (and Ashford Inc. does not offer to negotiate a lower fee that at least a majority of the independent directors determine is fair).  If the reason for non-renewal specified by such company in the termination notice is (b) in the preceding sentence, then Ashford Inc. may, at its option, provide a notice of proposal to renegotiate the base fee and incentive fee not less than 150 days prior to the pending termination date.  Thereupon, each party has agreed to use its commercially reasonable efforts to negotiate in good faith to find a resolution on fees within 120 days following receipt by such company of the renegotiation proposal.  If a resolution is achieved between Ashford Inc. and at least a majority of the independent directors of such entity, within the 120-day period, then the applicable advisory agreement will continue in full force and effect with modification only to the agreed upon base fee and/ or incentive fee, as applicable.

If no resolution on fees is reached within the 120-day period, or if Ashford Trust or Ashford Prime, as applicable, terminates the advisory agreement by reason of clause (a) above, the related advisory agreement will terminate and Ashford Trust or Ashford Prime, as applicable, will be required to pay Ashford Inc. a termination fee equal to either:

•                  if the Ashford Inc. common stock is not publicly traded, 14 times Ashford Inc.’s earnings attributable to the Ashford Trust advisory agreement or the Ashford Prime advisory agreement, as applicable, less costs and expenses, including taxes (the “net earnings”) for the 12 months preceding termination of the related advisory agreement; or

•                  if at the time of the termination notice, Ashford Inc. common stock is publicly traded, 1.1 multiplied by the greater of (i) 12 times Ashford Inc.’s net earnings attributable to the Ashford Trust advisory agreement or the Ashford Prime advisory agreement, as applicable, for the 12 months preceding the termination of such advisory agreement or (ii) the earnings multiple (based on net earnings after taxes) for Ashford Inc. common stock for the 12 months preceding the termination of such advisory agreement multiplied by Ashford Inc.’s net earnings attributable to the Ashford Trust advisory agreement or the Ashford Prime advisory agreement, as applicable, for the same 12 month period; or (iii) the simple average of the earnings multiples (based on net earnings after taxes) for the Ashford Inc. common stock for each of the three fiscal years preceding the termination of the Ashford Trust advisory agreement or the Ashford Prime advisory agreement, as applicable, multiplied by Ashford Inc.’s net earnings attributable to such advisory agreement for the 12 months preceding the termination of the advisory agreement;

plus, in either case, a gross-up amount for assumed federal and state tax liability, based on an assumed tax rate of 40%.  The termination fee will not be subject to any maximum amount or other limitation.

Ashford Prime or Ashford Trust may also terminate the applicable advisory agreement with 60 days’ notice upon a change of control of such entity, if the change of control transaction is conditioned upon the termination of the advisory agreement.  In such a circumstance, Ashford Trust or Ashford Prime, as applicable, would be required to pay the termination fee described above.

Either Ashford Prime or Ashford Trust may also terminate the applicable advisory agreement at any time, including during the initial term, without the payment of a termination fee under the following circumstances:

•                  upon a default by Ashford Inc. in the performance or observance of any material term, condition or covenant under the applicable advisory agreement; provided, however, that such entity must, before terminating the advisory agreement, give written notice of the default to Ashford Inc. and provide Ashford Inc. with an opportunity to cure the default within 60 days, or if such default is not reasonably susceptible to cure within the applicable timeframe, such additional cure period as is reasonably necessary to cure the default so long as Ashford Inc. is diligently and in good faith pursuing such cure;

•                  immediately upon providing written notice to Ashford Inc., following a voluntary or collusive bankruptcy event by Ashford Inc., or an involuntary bankruptcy event that remains undismissed and unstayed for a period exceeding 120 days; except that , if Ashford Inc. files a motion to assume the Ashford Trust advisory agreement or the Ashford Prime advisory agreement, as applicable, within 120 days of the commencement of such case or proceeding, the bankruptcy event will not constitute an event of default under such advisory agreement;

•                  immediately, upon the commencement by Ashford Inc. of an action for its dissolution;

•                  immediately upon providing written notice to Ashford Inc., following its conviction (including a plea or nolo contendere) of a felony;

•                  immediately upon providing written notice to Ashford Inc., if it commits an act of fraud against Ashford Prime or Ashford Trust, misappropriates such entity’s funds or acts in a manner constituting willful misconduct, gross negligence or reckless disregard in the performance of its material duties set forth in the applicable advisory agreement (including a failure to act); provided, however, that if any such actions or omissions are caused by an Ashford Inc. employee and/or officer (or one of its affiliates) and Ashford Inc. takes all reasonable necessary and appropriate action against such person and cures the damage caused by such actions or omissions within 45 days of its actual knowledge of the commission or omission, neither Ashford Prime nor Ashford Prime will have any right to terminate the applicable advisory agreement; and

•                  immediately upon providing written notice to Ashford Inc. following certain changes of control, exclusive of any change of control that is an assignment permitted as described in “—Assignment”.

Upon any termination of either advisory agreement, Ashford Inc. is expected to cooperate with and assist Ashford Prime or Ashford Trust, as applicable, in executing an orderly transition of the management of its assets to a new advisor, providing a full accounting of all accounts held in the name of or on behalf of such company, returning any funds held on behalf of such company and returning any and all of the books and records of such company.  Ashford Prime or Ashford Trust, as applicable, will be responsible for paying all accrued fees and expenses and will be subject to certain non-solicitation obligations with respect to Ashford Inc.’s employees upon any termination of the applicable advisory agreement.

Following the initial term, Ashford Inc. may terminate either advisory agreement prior to the expiration of each term with 180 days’ prior written notice.  Additionally, Ashford Inc. may terminate either advisory agreement if Ashford Prime or Ashford Trust, as applicable, defaults in the performance or observance of any material term, condition or covenant under the applicable advisory agreement; provided, however, before terminating the advisory agreement, Ashford Inc. must give Ashford Prime or Ashford Trust, as applicable, written notice of the default and provide such entity with an opportunity to cure the default within 45 days, or if such default is not reasonably susceptible to cure within 45 days, such additional cure period as is reasonably necessary to cure the default (not to exceed 90 days) so long as such entity is diligently and in good faith pursuing such cure.  In the event of such a termination, Ashford Inc. will be entitled to all accrued fees and expenses.

Fees and Expenses.

•                  Base Fee. The total quarterly base fee will be equal to 0.70% per annum of the total market capitalization of each of Ashford Prime and Ashford Trust, subject to a minimum quarterly base fee.  The “total market capitalization” for purposes of determining the base fee will be calculated on a quarterly basis as follows:

(i)             the average of the volume-weighted average price per share of common stock for such entity for each trading day of the preceding quarter multiplied by the average number of shares of common stock and common units outstanding during such quarter, on a fully-diluted basis (assuming all common units and long term incentive partnership units in the applicable operating partnership which have achieved economic parity with common units in the operating partnership have been redeemed and the applicable company has elected to issue common stock of such company in satisfaction of the redemption price), plus

(ii)          the quarterly average of the aggregate principal amount of the consolidated indebtedness of such company (including its proportionate share of debt of any entity that is not consolidated but excluding its joint venture partners’ proportionate share of consolidated debt), plus

(iii)       the quarterly average of the liquidation value of any outstanding preferred equity of such company.

The minimum base fee for Ashford Prime, and the minimum base fee for Ashford Trust for each quarter beginning after the one year anniversary of the separation and distribution, will be equal to the greater of:

(i)             90% of the base fee paid for the same quarter in the prior year; and

(ii)          the “G&A ratio” multiplied by the total market capitalization of such company.

The minimum base fee (on an annual basis) for Ashford Trust for the first partial quarter and the next four full fiscal quarters following the separation and distribution, will be equal to the greater of :

(i)             0.70% of the total market capitalization of Ashford Trust as of the first day of trading immediately following the separation and distribution; and

(ii)          the “G&A ratio” multiplied by the total market capitalization of Ashford Trust as of the first day of trading immediately following the separation and distribution.

The “G&A ratio” will be calculated as the simple average of the ratios of total general and administrative expenses, including any dead deal costs, less any non-cash expenses, paid in the applicable quarter by each member of a select peer group, divided by the total market capitalization of such peer group member.  The peer group for each company may be adjusted from time-to-time by mutual agreement between Ashford Inc. and a majority of the independent directors of such company, negotiating in good faith.  The base fee will be payable in cash on a quarterly basis.

The aggregate base fees payable to Ashford Inc. in 2013 under the advisory agreements if it had operated as a separate entity in 2013 and advised both Ashford Trust and Ashford Prime for the full year would have been approximately $32.9 million.

•                  Incentive Fee. In each year that the total stockholder return, or “TSR” of either Ashford Prime or Ashford Trust exceeds the “average TSR of its peer group,” Ashford Prime or Ashford Trust, as applicable will be required to pay Ashford Inc. an incentive fee.  For purposes of this calculation, the TSR of such entity will be calculated using a year-end stock price equal to the closing price of its common stock on the last trading day of the year as compared to the closing stock price of its common stock on the last trading day of the prior year (or, with respect to Ashford Trust, for the stub period ending December 31, 2014, the closing stock price of its common stock on the first day of regular way trading following the separation and distribution), in each case assuming all dividends on the common stock during such period are reinvested into additional shares of common stock of such entity.  The average TSR for each member of such company’s peer group will be calculated in the same manner and for the same time period, and the simple average for the entire peer group will be the “average TSR for its peer group.”  If the TSR of Ashford Prime or Ashford Trust exceeds the average TSR for its peer group, Ashford Inc. will be paid an incentive fee.

The annual incentive fee will be calculated as (i) 5% of the amount (expressed as a percentage) by which the annual TSR of Ashford Trust or Ashford Prime, as applicable, exceeds the average TSR for its respective peer group, multiplied by (ii) the fully diluted equity value of such company at December 31 of the applicable year.  The percentage by which the TSR of either Ashford Trust or Ashford Prime exceeds the TSR of its peer group will be limited to 25% for purposes of calculating the incentive fee payable to Ashford Inc.  Further, with respect to Ashford Trust, for the stub period ending December 31, 2014, the product from the incentive fee calculation shall be reduced proportionately based on the number of days in which the advisory agreement with Ashford Trust is in effect for the calendar year 2014 divided by 365 days.  To determine the fully diluted equity value, Ashford Inc. will assume that all units in the operating partnership of Ashford Prime or Ashford Trust, as applicable, including LTIP units that have achieved economic parity with the common units, if any, are redeemed and the applicable company has elected to issue common stock of such company in satisfaction of the redemption price and that the per share value of each share of common stock of such company is equal to the closing price of its stock on the last trading day of the year.  For the purpose of calculating TSR for Ashford Trust during the first year, the starting price of its common stock will be based on the closing price per share of its common stock on the first trading day following the completion of the separation and distribution, and for its peers, the closing price on the same trading day.

The incentive fee due from Ashford Trust or Ashford Prime, if any, is payable in arrears in three equal annual installments, with the first installment being due and payable on January 15 following the year for which the incentive fee relates and the remaining two installments being due and payable on January 15 of the next two successive years.  Notwithstanding the foregoing, each installment of the incentive fee will not be deemed earned by Ashford Inc. or otherwise payable by Ashford Trust or Ashford Prime, as applicable, unless such entity, as of the December 31 immediately preceding the due date for the incentive fee installment payment, has a fixed charge coverage ratio of 0.20x or greater.  The fixed charge coverage ratio is defined as the ratio of adjusted EBITDA for the previous four consecutive fiscal quarters to fixed charges, which includes all (i) interest expense of Ashford Trust or Ashford Prime, as applicable, and its respective subsidiaries, (ii) regularly scheduled principal payments of such entity and its respective subsidiaries, other than balloon or similar principal payments which repay indebtedness in full and payments under a cash flow mortgage applied to principal, and (iii) preferred dividends paid by Ashford Trust or Ashford Prime, as applicable.  Except in the case when the incentive fee is payable on the date of termination of the advisory agreement, up to 50% of the applicable incentive fee may be paid in the common stock of Ashford Prime or Ashford Trust or in common units of the operating partnership of Ashford Prime or Ashford Trust, as applicable, in each case, at the discretion of the applicable entity.  The balance of any incentive fee not paid in equity of Ashford Prime, Ashford Trust or their respective operating partnerships will be payable in cash.  Further, if at the time for payment of the incentive fee, Ashford Inc. owns common stock or common units of Ashford Prime or Ashford Trust or their respective operating partnership with a value greater than or equal to three times the base fee for the preceding four quarters, if payment in such securities would cause Ashford Inc. to be subject to the provisions of the Investment Company Act, or if payment in such securities would not be legally permissible for any reason, the entire incentive fee will be payable in cash.

There would have been no aggregate incentive fees payable to Ashford Inc. in 2013 under the advisory agreements if it had operated as a separate entity in 2013 and advised both Ashford Trust and Ashford Prime for the full year.

•                  Equity Compensation. To incentivize the employees, officers, consultants, non-employee directors, affiliates and representatives of Ashford Inc. to achieve the goals and business objectives of each of Ashford Prime and Ashford Trust, as established by the boards of directors of such entities, in addition to the base fee and the incentive fee described above, the boards of directors of each of Ashford Prime and Ashford Trust will have the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on achievement of certain financial and other hurdles established by such board of directors.  These annual equity awards are intended to provide an incentive to Ashford Inc. and its employees to promote the success of the business of each of Ashford Prime and Ashford Trust.  The compensation committee of the board of directors of each of Ashford Prime and Ashford Trust will have full discretion regarding the grant of any annual equity awards to be provided to Ashford Inc. or its employees, and other than the overall limitation on the total number of shares that are authorized to be granted under the applicable equity incentive plan, there are no limitations on the amount of these annual equity awards.

•                  Expense Reimbursement. Ashford Inc. will be responsible for all wages, salaries, cash bonus payments and benefits related to its employees providing services to Ashford Prime or Ashford Trust (including any of the officers of Ashford Prime or Ashford Trust who are also officers of Ashford Inc.), with the exception of any equity compensation that may be awarded by Ashford Prime or Ashford Trust to employees of Ashford Inc. who provide services to Ashford Prime and Ashford Trust, the provision of certain internal audit services and the international office expenses described below.  Ashford Prime and Ashford Trust will each be responsible to pay or reimburse Ashford Inc. monthly for all other costs incurred on behalf of such entities or in connection with the performance of its services and duties to such companies, including, without limitation, tax, legal, accounting, advisory, investment banking and other third-party professional fees, director fees and insurance (including errors and omissions insurance and any other insurance required pursuant to the terms of the advisory agreements), debt service, taxes, insurance, underwriting, brokerage, reporting, registration, listing fees and charges, travel and entertainment expenses, conference sponsorships, transaction diligence and closing costs, dead deal costs, dividends, office space, the cost of all equity awards or compensation plans established by such companies, including the value of awards made by companies to employees of Ashford Inc., and any other costs which are reasonably necessary for the performance by Ashford Inc. of its duties and functions, including any expenses incurred by Ashford Inc. to comply with new or revised laws or governmental rules or regulations that impose additional duties on Ashford Prime or Ashford Trust or Ashford Inc. in its capacity as advisor to such entities.  In addition, each of Ashford Prime and Ashford Trust will pay a pro rata share of Ashford Inc.’s office overhead and administrative expenses incurred in the performance of its duties and functions under the advisory agreement.  There is no specific limitation on the amount of such reimbursements.

In addition to the expenses described above, each of Ashford Prime and Ashford Trust are required to reimburse Ashford Inc. monthly for its pro-rata share (as reasonably agreed to between Ashford Inc. and a majority of the independent directors of such company or its audit committee, chairman of its audit committee or lead director) of (i) employment expenses of Ashford Inc. internal audit managers and other employees who are actively engaged in providing internal audit services, (ii) the reasonable travel and other out-of-pocket costs relating to the activities of Ashford Inc. internal audit employees and the reasonable third-party expenses which Ashford Inc. incurs in connection with the provision of internal audit services to such company, and (iii) all reasonable international office expenses, overhead, personnel costs, travel and other costs directly related to the non-executive personnel of Ashford Inc. who are located internationally or that oversee the operations of international assets or related to its personnel that service, investigate or provide diligence services in connection with possible acquisitions or investments internationally.  Such expenses will include but are not limited to, salary, wage payroll taxes and the cost of employee benefit plans.

•                  Additional Services.  If, and to the extent that, either Ashford Prime or Ashford Trust requests Ashford Inc. to render services on behalf of such company other than those required to be rendered by it under the advisory agreement, such additional services shall be compensated separately, at market rates, as defined in the advisory agreements.

Assignment.  Ashford LLC is the advisory party to the advisory agreement with Ashford Prime.  Ashford LLC may assign its rights under the advisory agreement with Ashford Prime without approval of Ashford Prime, to a newly formed publicly-traded company in connection with a spin-off, carve-out, split-off or distribution to Ashford LLC’s or Ashford Trust’s stockholders.  In the separation and distribution, Ashford LLC will become the operating company of Ashford Inc.  Ashford LLC will continue to advise Ashford Prime, so no assignment of the advisory agreement is contemplated.  Ashford Inc. may not assign its rights under either the Ashford Prime advisory agreement or the Ashford Trust advisory agreement without the prior written approval of such entity, if such assignment is to a party that has a person or group (as defined under the federal securities laws) with a 50% or greater ownership interest unless the party is controlled by one or more of the persons who controls Ashford Inc. immediately before the assignment.

Amendment.  Pursuant to the terms of the advisory agreements, the Ashford Prime advisory agreement can only be amended by written agreement of Ashford Inc., Ashford Prime and Ashford Prime OP, and the Ashford Trust advisory agreement can only be amended by written agreement of Ashford Inc., Ashford Trust and Ashford Trust OP.  Any additions to or deletions from the peer group members can only be made with the approval of a majority of the independent directors of Ashford Prime or Ashford Trust, as applicable.  Additionally, the corporate governance policies for each of Ashford Inc., Ashford Prime and Ashford Trust will provide that all decisions related to the advisory agreements must be approved by a majority of the independent directors of the applicable company.

The Ashford Trademark.  Pursuant to the separation and distribution agreement, Ashford Inc. will have a proprietary interest in the “Ashford” trademark and will agree to license its use to each of Ashford Prime and Ashford Trust.  If at any time Ashford Prime or Ashford Trust ceases to retain Ashford Inc. to perform advisory services for them, within 60 days following receipt of written request from Ashford Inc., such entity must cease to conduct business under or use the “Ashford” name or logo, as well as change its name and the names of any of its subsidiaries to a name that does not contain the name “Ashford.”

Relationship with Ashford Prime and Ashford Trust. Immediately following the separation and distribution, Ashford Inc. will advise both Ashford Prime and Ashford Trust.  Ashford Inc., its equityholders and its employees are also permitted to have other advisory clients, which may include other REITs operating in the real estate industry or having the same or substantially similar investment guidelines as Ashford Trust or Ashford Prime.  If either Ashford Prime or Ashford Trust materially revises its initial investment guidelines without the express written consent of Ashford Inc., Ashford Inc. will be required only to use its best judgment to allocate investment opportunities to Ashford Prime, Ashford Trust and other entities advised by Ashford Inc., taking into account such factors as Ashford Inc. deems relevant, in its discretion, subject to any then existing obligations to such other entities. Ashford Prime has agreed that it will not revise its initial investment guidelines to be directly competitive with Ashford Trust.  Ashford Trust will agree, pursuant to the terms of the Ashford Trust advisory agreement, that it will revise its investment guidelines as necessary to avoid direct competition with (i) any entity or platform that Ashford Trust may create or spin-off in the future and (ii) any other entity advised by Ashford Inc., provided that in the case of clause (ii), Ashford Trust and Ashford Inc. mutually agree to the terms of such revision of Ashford Trust’s investment guidelines.  The advisory agreements give each of Ashford Prime and Ashford Trust the right to equitable treatment with respect to other clients of Ashford Inc., but the advisory agreements do not give any entity the right to preferential treatment, except as follows:

•                  Any new individual investment opportunities that satisfy Ashford Prime’s initial investment guidelines will be presented to its board of directors, who will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Trust or another business advised by Ashford Inc.

•                  Any new individual investment opportunities that satisfy Ashford Trust’s initial investment guidelines will be presented to its board of directors, who will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Prime or another business advised by Ashford Inc.

To minimize conflicts between Ashford Prime and Ashford Trust, the advisory agreements require each such entity to designate an investment focus by targeted RevPAR, segments, markets and other factors or financial metrics.  After consultation with Ashford Inc., such entity may modify or supplement its investment guidelines from time to time by giving written notice to Ashford Inc.; however, if either Ashford Prime or Ashford Trust materially changes its investment guidelines without the express written consent of Ashford Inc., Ashford Inc. will be required only to use its best judgment to allocate investment opportunities to Ashford Prime, Ashford Trust and other entities advised by Ashford Inc., taking into account such factors as Ashford Inc. deems relevant, in its discretion, subject to any of Ashford Inc.’s then existing obligations to such other entities.

When determining whether an asset satisfies the investment guidelines of either Ashford Prime or Ashford Trust, Ashford Inc. must make a good faith determination of projected RevPAR, taking into account historical RevPAR as well as such additional considerations as conversions or reposition of assets, capital plans, brand changes and other factors that may reasonably be forecasted to raise RevPAR after stabilization of such initiative.

If Ashford Prime or Ashford Trust elect to spin-off, carve-out, split-off or otherwise consummate a transfer of a division or subset of assets for the purpose of forming a joint venture, a newly created private platform or a new publicly traded company to hold such division or subset of assets constituting a distinct asset type and/or investment guidelines, any such new entity will be externally advised by Ashford Inc. pursuant to an advisory agreement containing substantially the same material terms set forth in the advisory agreement with Ashford Prime or Ashford Trust, as applicable.

If either Ashford Prime or Ashford Trust desires to engage a third party for services or products (other than services exclusively required to be provided by the property managers for such entities), Ashford Inc. will have the exclusive right to provide such services or products at typical market rates provided that Ashford Prime or Ashford Trust, as applicable, is able to control the award of the applicable contract.  Ashford Inc. will have at least 20 days after the applicable company gives notice of the terms and specifications of the products or services that Ashford Prime or Ashford Trust, as applicable, intends to solicit to provide a proposal for such services or products at market rates, as determined by reference to fees charged by third-party providers who are not discounting their fees as a result of fees generated from other sources.  If a majority of the independent directors of either Ashford Prime or Ashford Trust, as applicable, determines that Ashford Inc.’s pricing proposal is not at market rates, Ashford Prime or Ashford Trust, as applicable, is required to engage a consultant to determine the market rate for the services or products in question.  Such company will be required to pay for the services of the consultant and to engage Ashford Inc. at the market rates determined by the consultant if the consultant finds that Ashford Inc.’s proposed pricing was at or below market rates.  Alternatively, Ashford Inc. will pay the consultant’s fees and will have the option to provide the services or product at the market rates determined by the consultant should the consultant find that the proposed pricing was above market rates.

Mutual Exclusivity Agreement

Ashford Inc., together with its operating company Ashford LLC, will enter into a mutual exclusivity agreement with Remington, that will be consented and agreed to by Mr. Monty J. Bennett, regarding potential future advisory clients for Ashford Inc. and property management clients for Remington. Mr. Monty J. Bennett and his father Mr. Archie Bennett, Jr. are the sole owners of Remington, and Mr. Monty J. Bennett is the chief executive officer of Remington. The following summary of the terms of the mutual exclusivity agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Term.  The initial term of the mutual exclusivity agreement will be 10 years. This term will automatically extend for five additional renewal periods of 10 years each, for a total of up to 60 years. The agreement may be sooner terminated because of:

•                  an event of default (see “—Events of Default”), or

•                  a party’s early termination rights (see “—Early Termination”).

Exclusivity Rights.  Ashford Inc. will agree to utilize Remington to provide property management, project management and development services for all hotels, if any, that Ashford Inc. may acquire as well as all hotels that future companies advised by Ashford Inc. may acquire, to the extent that Ashford Inc. has the right, or controls the right, to direct such matters, unless the Ashford Inc. independent directors either (i) unanimously vote not to utilize Remington for such services or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in Ashford Inc.’s best interest not to engage Remington or that another manager or developer could perform the duties materially better.  In exchange for the agreement to engage Remington for such services for all hotels, if any, that Ashford Inc. may acquire as well as all hotels that future companies advised by Ashford Inc. may acquire, Remington has agreed to grant to any such future clients of Ashford Inc. a first right of refusal to purchase any investments identified by Remington and any of its affiliates that meet the initial investment criteria of such entities, as identified in the advisory agreement between Ashford Inc. and such entities, subject to any prior rights granted by Remington to other entities, including Ashford Trust, Ashford Prime and Ashford Inc.  The services that Remington will provide under the mutual exclusivity agreement to Ashford Trust, Ashford Prime and future companies advised by Ashford Inc. will include (i) property management services, which consist of the day-to-day operations of hotels; (ii) project management services, which consist of planning, management and implementation of capital improvements and plans related to capital projects; and (iii) development services, which consist of building hotel properties or constructing hotel improvements.

Management or Development.  If Ashford Inc. acquires any hotel properties and utilizes Remington as the property manager for such properties, Ashford Inc. will agree to enter into a management agreement substantially in the form attached as an exhibit to the mutual exclusivity agreement.  Additionally, if Ashford Inc. utilizes Remington as the property manager for one or more of the hotel properties of any future client of Ashford Inc., Ashford Inc. will use its best efforts to cause such client to enter into a management agreement with Remington substantially in the form attached as an exhibit to the mutual exclusivity agreement.  Further, if Ashford Inc. utilizes Remington to develop and construct a hotel for Ashford Inc. or any of its future clients, Ashford Inc. will enter into, and use its best efforts to cause such client to enter into, a development and construction agreement in a form agreed to by Ashford Inc. and Remington.

Events of Default. Each of the following is a default under the mutual exclusivity agreement:

•                  Ashford Inc. or Remington experiences a bankruptcy-related event; and

•                  Ashford Inc. or Remington does not observe or perform any other term of the agreement, subject to a 30-day cure period (which may be increased to a maximum of 120 days in certain instances).

If a default occurs, the non-defaulting party will have the option of terminating the mutual exclusivity agreement subject to 30 days’ written notice and pursuing its rights and remedies under applicable law.

Early Termination. Remington has the right to terminate the exclusivity rights granted to Ashford Inc.  if:

•                  Mr. Monty J. Bennett is removed as chief executive officer or as chairman of the board of directors of Ashford Inc. or is not re-appointed to either position, or he resigns as chief executive officer or chairman of board of directors of Ashford Inc.; or

•                  Ashford Inc. terminates the Remington exclusivity rights pursuant to the terms of the mutual exclusivity agreement.

Ashford Inc. may terminate the exclusivity rights granted to Remington if:

•                  Remington fails to qualify as an “eligible independent contractor” as defined in Section 8656(d)(9) of the Code and for that reason, Ashford Inc. terminates its master management agreement with Remington;

•                  Remington is no longer “controlled” by Mr. Monty J. Bennett or his father, Mr. Archie Bennett, Jr., or their respective family partnership or trusts, the sole members of which are at all times lineal descendants of Mr. Monty J. Bennett or Mr. Archie Bennett, Jr. (including step children) and their spouses;

•                  Ashford Inc. experiences a change in control; or

•                  the Remington parties terminate the Ashford Inc. exclusivity rights pursuant to the terms of the mutual exclusivity agreement.

Assignment. The mutual exclusivity agreement may not be assigned by any of the parties to the agreement without the prior written consent of the other parties, provided that Remington can assign its interest in the mutual exclusivity agreement, without the written consent of the other parties, to one of its affiliates.

Competitive Strengths

Ashford Inc.’s management believes that Ashford Inc. is distinguished from other companies that provide asset management or other day-to-day management services to entities within the hospitality industry through the following strengths:

•                  Proven Track Record of Delivering Stockholder Value.  Ashford Inc. will be led by the current management team of Ashford Trust.  This management team has generated strong stockholder returns for Ashford Trust since its inception in 2003.

•                  Experienced Management Team.  Ashford Inc.’s management team has a very capable and diverse skill set to asset manage hotel businesses as well as engage in complex transactions.  For example, this management team has successfully completed several multi-property acquisitions for Ashford Trust, including the $2.4 billion acquisition of the 51- property CNL Hotels & Resorts portfolio in 2007 and the $1.3 billion acquisition of the 28-property Highland Hospitality portfolio in 2011.  This management team also oversaw the successful spin-off of Ashford Prime from Ashford Trust, establishing a new publicly-traded company focused on investing primarily in high RevPAR, luxury, upper-upscale and upscale hotels.  Each of the chief executive officer, the president, the chief operating officer and the chief accounting officer of the management team has more than 20 years of lodging or real estate experience and has experienced multiple lodging cycles in that time.  Furthermore, the members of this management team have developed strong relationships with hotel owners, management companies, brand companies, brokers, lenders and institutional investors that will provide value-added benefits.

•                  Asset Management Expertise.  Ashford Inc.’s management team has a successful track record of maximizing the value of the hotel assets it oversees through aggressive asset management.  As the current asset management team for Ashford Trust and Ashford Prime, it oversees six different property management companies that operate Ashford Trust or Ashford Prime hotels.  This management team has significant experience with hotel operations, capital planning and capital expenditures, capital markets, buying and selling hotels and financing hotel assets.  This team currently asset manages 124 hotels with an aggregate value of approximately $4.3 billion.

•                  Highly Aligned Management Structure.  Ashford Inc. has been structured to ensure strong management alignment with its stockholders and the stockholders of the companies advised by Ashford Inc.  The executive management team and directors, together with Mr. Archie Bennett, Jr., chairman emeritus and co-founder of Ashford Trust, will own, directly or indirectly, approximately       % of the equity interest in Ashford Inc., assuming the minimum distribution or approximately 17%, assuming a 100% distribution of the Ashford Inc. common stock owned by Ashford Trust.  This group of management and directors, together with Mr. Archie Bennett, Jr., also owns approximately 17% of Ashford Trust and 11% of Ashford Prime, the initial advisory clients of Ashford Inc.  These ownership levels may fluctuate over time, but the significant insider ownership creates a strong alignment between management and stockholders of Ashford Inc. as well as the stockholders of the companies advised by Ashford Inc.

•                  Transparent Corporate Governance. Ashford Inc. will have a governance structure that will provide transparency to investors and promote the long-term interests of stockholders. Some of the significant features of the Ashford Inc. corporate governance structure include:

•                  Five of seven board members are expected to be independent, with a lead independent director and with           of Ashford Inc.’s initial independent directors having no prior affiliations with Ashford Trust or Ashford Prime.

•                  Corporate governance policy requires that the board consist of at least two-thirds independent directors at all times that Ashford Inc. does not have an independent chairman.

•                  Governance documents that address conflicts.

•                  No stockholder rights plan currently, and governance documents that prevent Ashford Inc. from maintaining such a plan for longer than 12 months without stockholder authorization, unless the board determines its fiduciary duties require otherwise.

•                  Prudent Capital Structure.  Ashford Inc. expects to have no debt immediately following the distribution.  Ashford Inc. expects to be adequately capitalized for most near term needs with approximately $32 million of cash available.  However, over time, Ashford Inc. may choose to utilize financial leverage or raise equity for corporate strategic reasons and growth.

•                  Business Growth Opportunities.  The hospitality industry contains a wide array of services and product companies that may provide future investment opportunities.  Ashford Inc. has the potential to increase its operational size and profitability through the expansion of existing platforms, the creation or acquisition of new companies to advise, or the formation or acquisition of, or the merger with, new operating businesses.

Financing Strategy

Ashford Inc. currently does not use leverage, and therefore has no market risk sensitive instruments; however, Ashford Inc. may decide to use leverage to meet future capital needs.  Ashford Inc.’s organizational documents do not limit its capacity to use leverage or the amount it may use.  The financing objective of Ashford Inc. will be to manage its capital structure effectively in order to provide sufficient capital to execute its business strategies and in turn add value to stockholders.  Ashford Inc. may from time to time use derivative instruments primarily to manage interest rate risk.

Regulation

General.  Ashford Inc. and each of Ashford Prime and Ashford Trust, as applicable, are subject, in certain circumstances, to supervision and regulation by state and federal governmental authorities and are subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things regulate public disclosures, reporting obligations and capital raising activity.  As an advisor to companies that own hotel properties, the operations and properties of such entities are subject to various federal, state and local laws, ordinances and regulations, including regulations relating to common areas and fire and safety requirements.

REIT Regulations.  Each of Ashford Prime and Ashford Trust has elected and is qualified and expects to continue to qualify to be taxed as a REIT under Section 856 through 860 of the Code.  As REITs, such companies must currently distribute, at a minimum, an amount equal to 90% of their taxable income.  In addition, such companies must distribute 100% of taxable income to avoid paying corporate federal income taxes.  REITs are also subject to a number of organizational and operational requirements in order to elect and maintain REIT status.  These requirements include specific share ownership tests and assets and gross income composition tests.  If either Ashford Prime or Ashford Trust fails to continue to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.  Even if such companies continue to qualify for taxation as REITs, they may be subject to state and local income taxes and to federal income tax and excise tax on their undistributed income.

Americans with Disabilities Act.  As the advisor to Ashford Prime and Ashford Trust, Ashford Inc. will be responsible for ensuring that the hotels owned by such entities comply with applicable provisions of the Americans with Disabilities Act, or “ADA,”, to the extent that such hotels are “public accommodations” as defined by the ADA.  Non-compliance with the ADA could result in imposition of fines or an award of damages to private litigants.  The obligation to make readily achievable accommodations is an ongoing one, and Ashford Inc. will continue to assess the hotels and to advise Ashford Prime or Ashford Trust, as applicable, to make alterations as appropriate in this respect.

Environmental Matters.  Under various laws relating to the protection of the environment, a current or previous owner or operator (including tenants) of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances at that property and may be required to investigate and clean up such contamination at that property or emanating from that property.  These costs could be substantial and liability under these laws may attach without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the liability may be joint and several.  The presence of contamination or the failure to remediate contamination at the hotels owned by Ashford Prime or Ashford Trust may expose such entities, and potentially Ashford Inc., to third-party liability or materially and adversely affect the ability to sell, lease or develop the real estate or to incur debt using the real estate as collateral.

The hotels owned by Ashford Prime and Ashford Trust are subject to various federal, state, and local environmental, health and safety laws and regulations that address a wide variety of issues, including, but not limited to, storage tanks, air emissions from emergency generators, storm water and wastewater discharges, lead-based paint, mold and mildew and waste management.  These hotels incur costs to comply with these laws and regulations, and Ashford Inc. or the property owners could be subject to fines and penalties for non-compliance.

Some of these hotels may contain or develop harmful mold or suffer from other adverse conditions, which could lead to liability for adverse health effects and costs of remediation.  The presence of significant mold or other airborne contaminants at any of the hotels owned by Ashford Prime or Ashford Trust could require a costly remediation program to contain or remove the mold or other airborne contaminants from the affected hotel or increase indoor ventilation.  In addition, the presence of significant mold or other airborne contaminants could expose Ashford Inc. to liability from guests or employees at the hotels and others if property damage or health concerns arise.

In the judgment of management, while Ashford Inc. may incur significant expense complying with the various regulation to which it is subject, existing statutes and regulations will not have a material adverse effect on Ashford Inc.’s business.  However, it is not possible to forecast the nature of future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon Ashford Inc.’s future business, financial condition, results of operations or prospects.

Competition

The asset management industry is highly competitive.  Ashford Inc. will compete on a regional, industry and niche basis based on a number of factors, including ability to raise capital, investment opportunities and performance, transaction execution skills, access to and retention of qualified personnel, reputation, range of products, innovation and fees for its services.  Ashford Inc.’s clients compete with many third parties engaged in the hotel industry, including other hotel operating companies, ownership companies (including hotel REITs) and national and international hotel brands.   Some of these competitors, including other REITs and private real estate companies and funds may have substantially greater financial and operational resources than Ashford Prime or Ashford Trust and may have greater knowledge of the markets in which Ashford Inc. seeks to invest.  Such competitors may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.  Future competition from new market entrants may limit the number of suitable investment opportunities offered to Ashford Prime and Ashford Trust.  It may also result in higher prices, lower yields and a more narrow margin over the borrowing cost for Ashford Prime and Ashford Trust, making it more difficult to originate or acquire new investments on attractive terms. Certain competitors may also be subject to different regulatory regimes or rules that may provide them more flexibility or better access to pursue potential investments and raise capital for their managed companies.  In addition, certain competitors may have higher risk tolerance, different risk assessment or a lower return threshold, which could allow them to consider a broader range of investments and to bid more aggressively for investment opportunities that Ashford Inc. may want to pursue.

Ashford Prime and Ashford Trust each compete with many third parties engaged in the hotel industry.  Competition in the hotel industry is based on a number of factors, most notably convenience of location, brand affiliation, price, range of services, guest amenities or accommodations offered and quality of customer service. Competition is often specific to the individual markets in which properties are located and includes competition from existing and new hotels.  Management of Ashford Inc. believes that hotels that are affiliated with leading national brands, such as the Marriott or Hilton brands, will enjoy the competitive advantages associated with operating under such brands.  Increased competition could have a material adverse effect on the occupancy rate, average daily room rate and room revenue per available room of the hotels owned by Ashford Trust or Ashford Prime or may require capital improvements that otherwise would not have to be made, which may result in decreases in the profitability of Ashford Prime or Ashford Trust and decreased advisory fees to Ashford Inc.

Insurance

On the distribution date, Ashford Inc. will be required to have in place all insurance programs to comply with its contractual obligations and as reasonably necessary for its business.

Employees

Ashford Inc. will have approximately 90 full time employees.  These employees will directly or indirectly perform various acquisition, development, asset management, capital markets, accounting, tax, risk management, legal, redevelopment, and corporate management functions for Ashford Prime and Ashford Trust.

Legal Proceedings

From time to time, Ashford Inc. will be party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of its business.  Ashford Inc. is not currently a party, as plaintiff or defendant, to any legal proceedings which, individually or in the aggregate, would be expected to have a material effect on its business, financial condition or results of operations if determined adversely to Ashford Inc.

Emerging Growth Company Status

Ashford Inc. is an “emerging growth company,” as defined in the JOBS Act and is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”  These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Although it is still evaluating the JOBS Act, Ashford Inc. may take advantage of some or all of the reduced regulatory and reporting requirements that will be available as long as it qualifies as an emerging growth company, except that Ashford Inc. has irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.

Ashford Inc. will, in general, remain as an emerging growth company for up to five full fiscal years following the distribution.  It would cease to be an emerging growth company and, therefore, become ineligible to rely on the above exemptions, if it:

•                  has more than $1 billion in annual revenue in a fiscal year;

•                  issues more than $1 billion of non-convertible debt during the preceding three-year period; or

•                  becomes a “large accelerated filer” as defined in Exchange Act Rule 12b-2, which would occur after: (i) filing at least one annual report pursuant to the Exchange Act; (ii) having been an SEC-reporting company for at least 12 months; and (iii) the market value of its common stock that is held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter.

Corporate Information

Ashford Inc. was incorporated in Delaware on April 2, 2014.  Its principal executive offices are located at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.  Its telephone number is (972) 490-9600.  Ashford Inc. has reserved the website located at www.ashfordinc.com.  The information that will be found on or accessible through this website is not incorporated into, and does not form a part of, this prospectus or any other report or document that Ashford Inc. files with or furnishes to the SEC. We have included the website address in this prospectus as an inactive textual reference and do not intend it to be an active link to the Ashford Inc. website.

BUSINESS OF ASHFORD LLC

Ashford LLC is a Delaware limited liability company formed in April 2013 as a subsidiary of Ashford Trust OP, the operating partnership of Ashford Trust.  Ashford LLC was formed by Ashford Trust to serve as the external advisor to Ashford Prime.  It is anticipated that Ashford Trust will launch a private investment fund platform in 2014 and that AIM, a wholly-owned subsidiary of Ashford LLC, will serve as the investment advisor to such platform. AIM will register as an investment advisor under the Investment Adviser Act of 1940 and will be entitled to a management fee or other fees or compensation for its role as investment advisor, and AIM, or an affiliate, will serve as the general partner of such fund and be entitled to a performance allocation or carried interest, based on the net profits of the limited partners of such fund.

Ashford Trust intends to separate its asset management and external advisory business from its hospitality investment business.  Ashford Trust will accomplish the separation with a taxable pro rata special distribution to its common stockholders of shares of common stock of Ashford Inc., with Ashford LLC becoming a subsidiary of Ashford Inc.  In connection with the separation and distribution, Ashford Trust OP will distribute common units of Ashford LLC to its limited partners, who will become members of Ashford LLC.  Ashford Trust will immediately exchange 100% of its Ashford LLC common units for shares of Ashford Inc. common stock, to be distributed to its common stockholders.  Each other member of Ashford LLC will be able to immediately exchange up to 99% of its Ashford LLC common units for shares of Ashford Inc. common stock.

Ashford Inc. will own at least 81.6% of Ashford LLC.  However, if all holders of common units of Ashford LLC exchange the maximum permissible number of common units of Ashford LLC for shares of common stock of Ashford Inc., upon completion of the separation and the exchange offer, Ashford Inc. will own approximately 99.8% of Ashford LLC.  The remaining approximately 0.2% of the common units of Ashford LLC will be held by existing limited partners of Ashford Trust OP.

In the future, Ashford Inc. may issue additional interests in its operating company to third parties and to Ashford Inc.  Common units of Ashford LLC are not traded on any national securities exchange or on an established public trading market and no quotations of any market price exists for Ashford LLC common units.

As of                       , 2014, there are 44 limited partners of Ashford Trust OP, each of which will receive common units of Ashford LLC and will become members of Ashford LLC in connection with the separation and distribution of Ashford Inc. from Ashford Trust.

Pursuant to the limited liability company agreement of Ashford LLC, Ashford Inc. will be the sole manager of Ashford LLC.  In such capacity, Ashford Inc. will generally have full, exclusive and complete responsibility and discretion in the management, operation and control of Ashford LLC, including the ability to cause Ashford LLC to enter into certain major transactions, including advisory agreements acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness.  No members may take part in the operation, management or control of the business of Ashford LLC by virtue of being a holder of common units.

The limited liability company agreement of Ashford LLC provides that in the event of a conflict in the fiduciary duties owed (i) by Ashford Inc. to its stockholders and (ii) by Ashford Inc., as manager of Ashford LLC, to the members of Ashford LLC, Ashford Inc. may act in the best interests of its stockholders without violating its fiduciary duties to the members of Ashford LLC or being liable for any resulting breach of its duties to the members, subject in all cases to the implied contractual covenant of good faith and fair dealing which, pursuant to Delaware law, cannot be waived.

Because Ashford Inc. will conduct its business and own substantially all of its assets through its operating company Ashford LLC, there will be no material differences between the business, properties or legal proceedings of Ashford Inc. and Ashford LLC.  See “Business of Ashford Inc.” above.

HOSPITALITY INDUSTRY OVERVIEW

Ashford LLC’s two initial clients, Ashford Trust and Ashford Prime, both operate exclusively in the hospitality industry.  Accordingly, the hospitality industry will, at least initially, have a significant impact on the business of Ashford Inc. and Ashford LLC.  Throughout this section, the use of the term “we” refers to management of Ashford Inc.

Lodging Fundamentals

The U.S. lodging industry is in the fifth year of what we anticipate will be a continuing recovery from the financial crisis and related economic recession. We believe this is an attractive point in the lodging investment cycle.

The deteriorating economic environment from the recession, combined with above average U.S. hotel supply growth in 2008 and 2009, contributed to a combined 18.1% decline in RevPAR from the end of 2007 to the end of 2009, according to data published by Smith Travel Research. RevPAR growth turned positive in 2010 and grew at rates of 5.4%, 8.1% and 6.7% respectively in 2010, 2011 and 2012. Given the strong correlation between room night demand and growth in real GDP, we believe the current projections of a gradual but consistent growth in real GDP provides an attractive backdrop for a sustained recovery phase of the lodging cycle.

We believe we are currently in the most profitable years of the current cycle resulting from favorable supply and demand dynamics. According to data provided by PKF Hospitality Research, LLC, hotel demand is expected to increase at a 2.6% compound annual rate from 2014 to 2016. This growth in demand represents a nearly 50% increase relative to the 25-year average per Smith Travel Research. At the same time, hotel supply is forecasted to grow more slowly, at a 1.4% compound annual rate from 2014 to 2016, including growth of 1.0% in 2014 and 1.3% in 2015. The combination of strong growth in room night demand with limited addition to supply should provide hotel owners with the opportunity to drive increases in ADR as industry occupancy exceeds long-term averages.

Given the high degree of operating leverage in the lodging industry, we believe that increases in ADR should result in significant gains in RevPAR and Hotel EBITDA. PKF Hospitality Research, LLC projects industry-wide RevPAR to grow 6.7% in 2014, 7.1% in 2015 and 5.0% in 2016, representing a compound annual growth rate over the period of 6.3%. This is more than two times the historical long-term annual average RevPAR growth rate of 3.0%.

We believe the prevailing industry supply and demand dynamic presents compelling growth opportunities for the investment portfolios of both of Ashford LLC’s initial clients, Ashford Trust and Ashford Prime. PKF Hospitality Research, LLC further predicts strong RevPAR growth across the key targeted segments of Ashford LLC’s two initial clients, as indicated in the chart below:

Source: Colliers PKF Hospitality Research.

Macroeconomic Fundamentals

Following a period of economic contraction and widespread job loss that occurred in 2008 and 2009, the U.S. economy has been exhibiting signs of a gradual yet persistent recovery. According to data published by the Bureau of Economic Analysis, real GDP resumed a positive growth trend in the third quarter of 2009 and has registered positive growth every quarter since that time, with the exception of the first quarter of 2011.  In a similar manner, data published by the Bureau of Labor Statistics show that unemployment peaked at 10% in October 2009 and has since declined to 6.3% as of May 2014. Hotel operating fundamentals have reacted strongly to recent economic growth as demonstrated by the 5.4% RevPAR growth in 2013, which was far in excess of the 26-year average of 3.0% according to data from Smith Travel Research. We believe improvements in the economy will continue to positively impact the lodging industry and hotel operating results for several years to come. Data from PKF Hospitality Research, LLC indicates that, in 2014, RevPAR is expected to surpass prior peak levels, and continued improvement is expected for each successive year through 2018.  We believe this to be an attractive point in the lodging industry cycle and will seek to identify ways to benefit from the cyclical nature of the hotel industry.

Demand Overview

Room night demand in the U.S. lodging industry historically has been directly correlated with macroeconomic trends. Key drivers of this demand include growth in real GDP, corporate profitability, capital investments, consumer confidence and employment. Since the industry downturn in 2009, lodging demand, as measured by total rooms sold, has demonstrated continued growth over the past four years and has exceeded prior peak levels. The International Monetary Fund is forecasting U.S. real GDP growth of 2.8% in 2014 and 3.0% in 2015, and PKF Hospitality Research, LLC expects that hotel room night demand will grow by 3.2% in 2014 and 2.9% in 2015. Given the strong correlation between room night demand and growth in real GDP, we believe the current projections of a gradual but consistent growth in real GDP provides an attractive backdrop for a sustained recovery phase of the lodging cycle.

The following chart illustrates the historical correlation between U.S. real GDP and hotel room night demand:

Source: Smith Travel Research and U.S. Department of Commerce (1988-2013); PKF Hospitality Research, LLC and International Monetary Fund (2014E-2014E).

With expected growth in room night demand and limited new supply, occupancy is projected to increase from industry lows experienced in 2009, as demonstrated in the chart below:

Source: Smith Travel Research (1987-2013); PKF Hospitality Research, LLC (2014E-2016E).

Supply Overview

Key drivers of lodging supply growth include the availability and cost of capital, construction costs, local real estate market conditions, room night availability and valuation of existing hotels. New hotel room supply is cyclical and typically lags the growth in hotel room night demand because developers often seek to ascertain the certainty of the recovery before investing in new construction. Although lodging industry fundamentals are improving, we expect lenders will remain hesitant to fund new construction. New hotel supply growth is not expected to return to historical levels until 2017, according to PKF Hospitality Research, LLC.  We believe that this continued limitation on new supply will contribute to a sustained recovery with the potential to endure longer than prior lodging cycles would generally indicate. Accordingly, we expect the industry to have a sustained period of higher-than-average RevPAR growth.

The following table portrays historical and projected changes in RevPAR, demand and supply:

Source: Smith Travel Research (1988-2013); PKF Hospitality Research, LLC (2014E-2016E).

OPERATING AGREEMENT OF ASHFORD LLC

Management

Ashford LLC will be the operating company of Ashford Inc.  If all holders of common units of Ashford LLC exchange the maximum permissible number of common units of Ashford LLC for shares of common stock of Ashford Inc., upon completion of the separation and distribution and the exchange offer, Ashford Inc. will own approximately 99.8% of the Ashford LLC common units, and the remaining approximately 0.2% of the common units will be held by existing limited partners of Ashford Trust OP.  In the future, Ashford Inc. may issue additional interests in its operating company to third parties and Ashford Inc.

Pursuant to the limited liability company agreement (also referred to as the “operating agreement”) of Ashford LLC, Ashford Inc. will be the sole manager of Ashford LLC.  As sole manager, Ashford Inc. generally will have full, exclusive and complete responsibility and discretion in the management, operation and control of Ashford LLC, including the ability to cause the company to enter into certain major transactions, including advisory agreements, acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness.  No members may take part in the operation, management or control of the business of Ashford LLC by virtue of being a holder of common units.

The limited liability company agreement of Ashford LLC provides that in the event of a conflict in the fiduciary duties owed (i) by Ashford Inc. to its stockholders and (ii) by Ashford Inc., as manager of Ashford LLC, to the members of Ashford LLC, Ashford Inc. may act in the best interests of its stockholders without violating its fiduciary duties to the members of Ashford LLC or being liable for any resulting breach of its duties to the members of Ashford LLC, subject in all cases to the implied contractual covenant of good faith and fair dealing which, pursuant to Delaware law, cannot be waived.

Transferability of Interests

Manager.  The operating agreement provides that Ashford Inc. may not transfer its duties as the sole manager (including by sale, disposition, merger or consolidation) except:

•                  in connection with a merger of Ashford LLC, a sale of substantially all of the assets of Ashford LLC or other transaction in which the members receive a certain amount of cash, securities or property; or

•                  in connection with a merger of Ashford Inc. into another entity, if the surviving entity contributes substantially all its assets to Ashford LLC and assumes the duties of the manager under the operating agreement.

Members.  The operating agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the common units without the consent of the manager, which can be given or withheld in the sole discretion of the manager.  However, an individual member may donate his common units to his immediate family or a trust wholly-owned by his immediate family, without consent of the manager.  The operating agreement contains other restrictions on transfer if, among other things, that transfer would cause Ashford LLC to become a publicly-traded partnership under the Code.

Capital Contributions

The operating agreement provides that if Ashford LLC requires additional funds at any time in excess of funds available to Ashford LLC from borrowing or capital contributions, Ashford Inc. may borrow such funds from a financial institution or other lender and lend such funds to Ashford LLC.  Under the operating agreement, Ashford Inc. will be obligated to contribute the proceeds of any offering of stock as additional capital to Ashford LLC.  Ashford Inc. is authorized to cause Ashford LLC to issue common units for less than fair market value if Ashford Inc. concludes in good faith that such issuance is in the best interest of both Ashford LLC and Ashford Inc.

The operating agreement provides that Ashford Inc. may make additional capital contributions, including properties, to Ashford LLC in exchange for additional common units.  If Ashford Inc. contributes additional capital to Ashford LLC and receives additional common units for such capital contribution, the percentage interests of Ashford Inc. will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of Ashford LLC at the time of such contributions.  Conversely, the percentage interests of the other members will be decreased on a proportionate basis.  In addition, if Ashford Inc. contributes additional capital to Ashford LLC and receives additional common units for such capital contribution, the capital accounts of the members will be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties of Ashford LLC, as if there were an actual sale of such properties at the fair market value thereof.  Members have no preemptive right to make additional capital contributions.

Ashford LLC could also issue preferred units in connection with the acquisitions of property or otherwise.  Any such preferred units will have priority over common units with respect to distributions from Ashford LLC, including the common units owned by Ashford Inc.

Redemption Rights

Under the operating agreement, Ashford LLC has granted to each member holding common units (other than Ashford Inc.) the right to require Ashford LLC to redeem its common units.  This right may be exercised at the election of a member by giving Ashford Inc. written notice, subject to some limitations.  The purchase price for the common units to be redeemed will equal the fair market value of Ashford Inc. common stock.  The purchase price for the common units may be paid in cash, or, in the discretion of Ashford Inc., by the issuance by Ashford Inc. of a number of shares of its common stock equal to the number of common units with respect to which the rights are being exercised.  The common units issued to the limited partners of Ashford Trust OP in connection with the separation and distribution that are not exchanged pursuant to this prospectus may not be redeemed prior to the first anniversary of their issuance.

In all cases, however, no member may exercise the redemption right for fewer than 1,000 common units or, if a member holds fewer than 1,000 common units, all of the common units held by such member.

Immediately following the distribution, the aggregate number of shares of common stock issuable upon exercise of the redemption rights by holders of common units will be approximately                        , assuming all limited partners of Ashford Trust OP exchange the maximum permissible number of their Ashford LLC common units for shares of Ashford Inc. common stock.  The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions.

Operations

The operating agreement requires Ashford LLC to be operated in a manner that ensures that Ashford LLC will not be classified as a “publicly-traded partnership” taxable as a corporation under Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by Ashford LLC, Ashford LLC will pay all of the administrative costs and expenses of Ashford Inc.  These expenses will be treated as expenses of Ashford LLC and will generally include:

•                  all expenses relating to Ashford Inc.’s continuity of existence;

•                  all expenses relating to offerings and registration of securities;

•                  all expenses associated with the preparation and filing of any of periodic reports under federal, state or local laws or regulations;

•                  all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body; and

•                  all other operating or administrative costs incurred in the ordinary course of Ashford Inc.’s business on behalf of Ashford LLC.

Distributions

The operating agreement provides that Ashford LLC will make cash distributions in amounts and at such times as determined by Ashford Inc. in its sole discretion, to Ashford Inc. and other members in accordance with the respective percentage interests of the members in Ashford LLC.

Upon liquidation of Ashford LLC, after payment of, or adequate provisions for, debts and obligations of Ashford LLC, including any member loans, any remaining assets of Ashford LLC will be distributed to Ashford Inc. and the other members with positive capital accounts in accordance with the respective positive capital account balances of the members.

Allocations

Profits and losses of Ashford LLC (including depreciation and amortization deductions) for each fiscal year generally are allocated to Ashford Inc. and the other members in accordance with the respective membership interests of the members in Ashford LLC.  All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder.

Amendments

Generally, Ashford Inc., as sole manager of Ashford LLC, may amend the operating agreement without the consent of any member to clarify the operating agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of members, to reflect the issuance of additional units or if, in the opinion of counsel, necessary or appropriate to satisfy federal or state securities laws.  However, any amendment which alters or changes the distribution or redemption rights of a member (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the operating agreement), changes the method for allocating profits and losses, imposes any obligation on the members to make additional capital contributions, seeks to impose personal liability on a member without that member’s written consent or affects the operation of the conversion factor or the redemption right requires the consent of holders of at least 66 2/3% of the common units.  Other amendments require approval of the manager and holders of 50% of the common units.

In addition, the operating agreement may be amended, without the consent of any member, in the event that Ashford Inc. or any of its subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to Ashford LLC substantially all of the assets of such surviving entity and the surviving entity agrees to assume Ashford Inc.’s obligation as sole manager of Ashford LLC.  In such case, the surviving entity will amend the operating agreement to arrive at a new method for calculating the amount a member is to receive upon redemption or conversion of a common unit (such method to approximate the existing method as much as possible).

Exculpation and Indemnification of the Manager

The operating agreement of Ashford LLC provides that neither the manager, nor any of its directors and officers, will be liable to Ashford LLC or to any of its members as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the manager acted in good faith.

In addition, the operating agreement requires Ashford LLC to indemnify and hold the manager and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of Ashford LLC in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•                  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•                  the indemnitee actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

No indemnitee may subject any member of Ashford LLC to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of Ashford LLC.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Ashford Inc. pursuant to the foregoing provisions, Ashford Inc. has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term

Ashford LLC has a perpetual life, unless dissolved upon:

•                  the sale or other disposition of all or substantially all the assets of Ashford LLC;

•                  an election by Ashford Inc., in its capacity as the sole manager, to dissolve, wind up and liquidate; or

•                  there being no members of Ashford LLC, unless the entity is continued pursuant to Delaware law.

Tax Matters

Ashford Inc. is the tax matters member of Ashford LLC.  Ashford Inc. has the authority to make tax elections under the Code on behalf of Ashford LLC.  The net income or net loss of Ashford LLC will generally be allocated to Ashford Inc. and the other members in accordance with the respective percentage interests in Ashford LLC, subject to compliance with the provisions of the Code.

DIRECTORS AND EXECUTIVE OFFICERS OF ASHFORD INC.

Board of Directors

Following the declaration by the Ashford Trust board of directors of the dividend of Ashford Inc. common stock to be distributed to the common stockholders of Ashford Trust, Ashford Inc. will be managed by a board of directors which will be comprised of seven members, five of whom are expected to be determined to be independent directors under the director independence standards of the NYSE MKT.   Mr. Monty J. Bennett, one of the director nominees, will serve as the chief executive officer of Ashford Inc.  He also serves as the chief executive officer and chairman of the board of both Ashford Trust and Ashford Prime.

The Ashford Inc. board of directors will be responsible for the management and control of Ashford Inc.’s affairs.  Because of the conflicts of interest created by the relationships among Ashford Inc., Ashford Trust, Ashford Prime, Remington and each of their affiliates, many of the responsibilities of the Ashford Inc. board of directors have been delegated to the independent directors, as discussed below and under “Certain Relationships and Related Person Transactions—Conflicts of Interest.”

The board of directors will be divided into three classes of directors, with approximately one-third of the directors being elected annually.  The directors designated as Class I directors will have terms expiring at the first annual meeting of stockholders, which is expected to occur in 2015. The directors designated as Class II directors will have terms expiring at the second annual meeting of stockholders, which is expected to occur in 2016, and the directors designated as Class III directors will have terms expiring at the third annual meeting of stockholders, which is expected to occur in 2017.  The following table sets forth certain information regarding the director nominees who have agreed to become directors immediately after consummation of the separation and distribution:

Name	Age	Title	Director Class
Monty J. Bennett	49	Chief Executive Officer and Director Nominee	Class III
J. Robison Hays	36	Director Nominee and Chief Strategy Officer
		[Director Nominee]
		[Director Nominee]
		[Director Nominee]
		[Director Nominee]
		[Director Nominee]

Biographical Information of Director Nominees

Monty J. Bennett has served as Chief Executive Officer of Ashford Inc. since its formation and has served as the Chief Executive Officer of Ashford LLC since its formation in April 2013.  Mr. Bennett has served as the Chief Executive Officer and as a member of the board of directors of Ashford Trust since May 2003 and as Chairman of its board of directors since January 2013.  Mr. Bennett has served as the Chief Executive Officer and as Chairman of the Board of Ashford Prime since April 2013.  Mr. Bennett will continue to serve as Chairman of the Board and Chief Executive Officer of each of Ashford Trust and Ashford Prime after completion of the separation of Ashford Inc. from Ashford Trust.  Mr. Bennett is a member of the American Hotel & Lodging Association’s Industry Real Estate Finance Advisory Council (IREFAC), the Urban Land Institute’s Hotel Council, and is on the Advisory Editorial Board for GlobalHotelNetwork.com.  He is also a member of the CEO Fiscal Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation’s federal debt level and on the advisory board of Texans for Education Reform.  Formerly, Mr. Bennett was a member of Marriott’s Owner Advisory Council and Hilton’s Embassy Suites Franchise Advisory Council.  Mr. Bennett is a frequent speaker and panelist for various hotel development and investment conferences including the NYU conference and the ALIS conference.  Mr. Bennett received the Top-Performing CEO Award from HVS for 2011.  This award is presented each year to the CEO in the hospitality industry who offers the best value to stockholders based on HVS’s pay-for-performance model. The model compares financial results relative to CEO compensation, as well as stock appreciation, company growth and increases in EBITDA.  Mr. Bennett holds a Master’s degree in Business Administration from Cornell’s S.C. Johnson

Graduate School of Management and received a Bachelor of Science degree with distinction from the School of Hotel Administration also at Cornell.  He is a life member of the Cornell Hotel Society.

Mr. Bennett’s extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as the chief executive officer and a director of Ashford Trust and Ashford Prime since the inception of such entities are vital skills that make him uniquely qualified to serve as the chairman of the board of directors of Ashford Inc.

J. Robison Hays III has served as Senior Vice President, Corporate Finance & Strategy of Ashford Inc. since its formation and has also served in the same capacity for Ashford LLC since its formation in April 2013, for Ashford Prime since April 2013 and for Ashford Trust since 2010.  Mr. Hays has been with Ashford Trust since April 2005. Mr. Hays is responsible for the formation and execution of Ashford Inc.’s strategic initiatives, working closely with its Chief Executive Officer. He also oversees all financial analysis as it relates to the corporate model, including acquisitions, divestitures, refinancings, hedging, capital market transactions and major capital outlays. Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of Ashford Trust’s investor relations group. Mr. Hays is a frequent speaker at industry and Wall Street investor conferences.

Prior to joining Ashford Trust, Mr. Hays worked in the Corporate Development office of Dresser, Inc., a Dallas-based oil field service & manufacturing company, where he focused on mergers, acquisitions, and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

Mr. Hays will bring his extensive business and finance experience gained while serving as a Senior Vice President, Corporate Finance & Strategy for Ashford Trust, Ashford Prime and Ashford LLC, as well as his experience with the formation and execution of the Ashford Inc. strategic initiatives, to the board of directors.

Corporate Governance—Board of Directors and Committees

Ashford Inc.’s business is managed by its board of directors.  Upon completion of the separation and distribution, it is expected that a majority of the Ashford Inc. board of directors will be “independent,” with independence being defined in the manner established by the board of directors and in a manner consistent with listing standards established by the NYSE MKT.

Upon completion of the separation and distribution, the board of Ashford Inc. will establish an audit committee, a compensation committee and nominating/corporate governance committee and adopt charters for each of these committees.  Each of these committees will be composed exclusively of independent directors, as defined by the listing standards of the NYSE MKT.  Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as Ashford Inc. is subject to Section 162(m) of the Code, qualify as outside directors for purposes of Section 162(m) of the Code.

Lead Independent Director

Pursuant to the Ashford Inc. corporate governance guidelines, if the chairman of the board and chief executive officer are the same person, the board of directors will annually appoint an independent lead director.  The lead director will preside at all meetings of the non-employee directors and will be responsible for advising the chief executive officer of decisions reached and suggestions made at these meetings.  The lead director will have the following duties and responsibilities:

•                  preside at all meetings of the board at which the chairman is not present and all executive sessions of the independent or non-employee directors;

•                  advise the chairman and chief executive officer of decisions reached and suggestions made at meetings of independent directors/non-employee directors;

•                  serve as liaison between the chairman and the independent directors;

•                  approve information sent to the board;

•                  approve meeting agendas for the board;

•                  approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•                  authorize the retention of outside advisors and consultants who report directly to the board of directors;

•                  call meetings of the independent directors; and

•                  if requested by major stockholders, ensure that he or she is available for consultation and direct communication.

Code of Business Conduct and Ethics

Ashford Inc.’s code of business conduct and ethics applies to its officers and directors.  Among other matters, the code of business conduct and ethics is designed to deter wrongdoing and to promote:

•                  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                  full, fair, accurate, timely and understandable disclosure in public communications;

•                  compliance with applicable governmental laws, rules and regulations;

•                  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•                  accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for officers or directors of Ashford Inc. may be made only by the board of directors or one of the committees of the board of directors and will be promptly disclosed if and to the extent required by law or stock exchange regulations.

Audit Committee

The audit committee is expected to be composed of three independent directors, Messrs.                         ,                                  and                            .  Mr.                          is expected to serve as the chairperson of the audit committee and, along with Mr.                            , is expected to satisfy the financial expert requirements set forth by the SEC.  Each of the audit committee members is expected to be “financially literate” under the rules of the                         .  The audit committee will assist the board in overseeing (i) the accounting and financial reporting processes; (ii) the integrity and audits of the financial statements; (iii) compliance with legal and regulatory requirements; (iv) the qualifications and independence of independent auditors; and (v) the performance of internal and independent auditors.  The audit committee also:

•                  will have sole authority to appoint or replace independent auditors;

•                  will have sole authority to approve in advance all audit and non-audit engagement fees, scope and terms with independent auditors;

•                  will monitor compliance of employees with standards of business conduct and conflict of interest policies; and

•                  will meet at least quarterly with senior executive officers, internal audit staff and independent auditors in separate executive sessions.

The specific functions and responsibilities of the audit committee will be set forth in the audit committee charter.

Compensation Committee

The compensation committee is expected to be composed of three independent directors, Messrs.               ,               and          .  Mr.                          is expected to serve as the chairperson of the compensation committee.  The principal functions of the compensation committee will be to:

•                  evaluate the performance of the officers;

•                  review and approve the officer compensation plans, policies and programs;

•                  prepare compensation committee reports; and

•                  administer the Equity Incentive Plan.

The committee will have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of officer compensation.

Nominating/Corporate Governance Committee

Ashford Inc.’s nominating/corporate governance committee is expected to be composed of two independent directors, Messrs.                         and                            .  Mr.                          is expected to serve as the chairperson of the nominating/corporate governance committee.  The nominating/corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at Ashford Inc.’s annual meetings of stockholders.  The nominating/corporate governance committee will also periodically prepare and submit to the board for adoption the committee’s selection criteria for director nominees.  It will review and make recommendations on matters involving general operation of the board and corporate governance and will annually recommend to the board nominees for each committee of the board.  In addition, the committee will annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.  The committee will have the sole authority to retain and terminate any search firm to be used to identify director candidates.

Stockholders wishing to recommend director candidates for consideration by the committee can do so by writing to the secretary of Ashford Inc. at the corporate headquarters in Dallas, Texas, giving the candidate’s name, biographical data and qualifications.  The secretary will, in turn, deliver any stockholder recommendations for director candidates prepared in accordance with the Ashford Inc. bylaws to the nominating/corporate governance committee.  Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as director.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee of the board of directors will be independent directors.  Upon completion of the separation and distribution, none of the members of the compensation committee of the board of directors or any of the executive officers will serve as a member of a board of directors or any compensation committee of any entity that has one or more executive officers serving as a member of the board of Ashford Inc.

Director Compensation

Each of Ashford Inc.’s non-employee directors will be paid an annual base retainer of $100,000, payable 50% in cash and 50% in common stock of Ashford Inc. or common units of Ashford LLC, at the option of the director.  The lead director and the chairman of the audit committee will each be paid an additional annual cash retainer of $7,500; and the chairman of the compensation committee and the chairman of the nominating/corporate governance committee will each be paid an additional annual cash retainer of $2,500.  There will be no additional fees paid for attending meetings.  Officers receive no additional compensation for serving on the board.  All directors will also be reimbursed for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

The 2014 Equity Incentive Plan provides for grants of stock to non-employee directors on and after the completion of the separation and distribution.  As an inducement to the directors to agree to serve on the Ashford Inc. board, on the distribution date, Ashford Inc. anticipates that each of the non-employee directors will receive restricted stock grants of                   shares of Ashford Inc. common stock, which shares will fully vest immediately.  Similarly, Ashford Inc. anticipates that each non-employee director who is initially elected to the board of directors after the completion of the separation and distribution will receive stock grants of               shares of Ashford Inc. common stock on the date of such initial election.  These restricted stock grants will be fully vested immediately.

On the date of the first meeting of the board of directors following each annual meeting of stockholders at which a non-employee director is re-elected to the board of directors, Ashford Inc. anticipates that each non-employee director will receive additional stock grants of          shares of Ashford Inc. common stock.  These stock grants will be fully vested immediately.

Executive Officers

The following table sets forth certain information regarding Ashford Inc.’s executive officers:

Name	Age	Title
Monty J. Bennett	49	Chief Executive Officer
Douglas A. Kessler	53	President
David A. Brooks	54	Chief Operating Officer, General Counsel and Secretary
Deric S. Eubanks	38	Chief Financial Officer and Treasurer
J. Robison Hays	36	Chief Strategy Officer
Jeremy Welter	37	Executive Vice President, Asset Management
Mark L. Nunneley	56	Chief Accounting Officer

Biographical Information of Executive Officers

The biographies for Mr. Monty J. Bennett, Ashford Inc.’s Chief Executive Officer, and Mr. J. Robison Hayes, our Chief Strategy Officer, are located in the section “—Biographical Information of Directors” above.

Douglas A. Kessler has served as President of Ashford Inc. since its formation and has also served as the President of Ashford LLC since its formation in April 2013.  Mr. Kessler is also the President and a director of Ashford Prime, positions he has held since April 2013 and has served as President of Ashford Trust since January 2009.  He served on the board of directors of Ashford Trust from January 2013 until the completion of the spin-off of Ashford Prime from Ashford Trust on November 19, 2013.  Prior to being appointed President, Mr. Kessler served as Ashford Trust’s Chief Operating Officer and Head of Acquisitions beginning in May 2003.  Mr. Kessler has spearheaded numerous key initiatives while at Ashford Trust and has been responsible for several billion dollars of capital transactions along with the growth of the company’s asset base to in excess of $4 billion.  From July 2002 until August 2003, Mr. Kessler also served as the managing director/chief investment officer of Remington Hotel Corporation.

Prior to joining Remington Hotel Corporation in 2002, from 1993 to 2002, Mr. Kessler was employed at Goldman Sachs’ Whitehall Real Estate Funds, where he assisted in the management of more than $11 billion of real estate (including $6 billion of hospitality investments) involving over 20 operating partner platforms worldwide. During his nine years at Whitehall, Mr. Kessler served on the boards or executive committees of several lodging companies, including Westin Hotels and Resorts and Strategic Hotel Capital. Mr. Kessler has diverse real estate experience totaling nearly 30 years and is a member of Urban Land Institute’s Hotel Council and is a frequent speaker and panelist at lodging industry conferences including International Hotel Investment Forum, Americas Lodging Investment Summit and the NYU Lodging Conference. Mr. Kessler has a master’s degree in Business Administration and a Bachelor of Arts degree from Stanford University.

Mr. Kessler has a master’s degree in Business Administration and a Bachelor of Arts degree from Stanford University.

David A. Brooks has served as Chief Operating Officer, General Counsel and Secretary of Ashford Inc. since its formation and has served in the same capacities for Ashford LLC since its formation in April 2013.  Mr. Brooks has also served as Chief Operating Officer, General Counsel and Secretary for Ashford Prime since April 2013 and for Ashford Trust since January 2009.  Prior to assuming the role of Chief Operating Officer of Ashford Trust, he served as Chief Legal Officer, Head of Transactions and Secretary from August 2003 to January 2009. Prior to that, he served as Executive Vice President and General Counsel for Remington Hotel Corporation and Ashford Financial Corporation, an affiliate of Ashford Trust, from January 1992 until August 2003, where he co-led the formation of numerous investment partnerships, negotiated and closed approximately $1 billion in asset acquisitions and asset managed nearly $750 million dollars in non-performing hospitality loans. Prior to joining Remington Hotel Corporation, Mr. Brooks served as a partner with the law firm of Sheinfeld, Maley & Kay.

Mr. Brooks earned his Bachelor of Business Administration in Accounting from the University of North Texas in 1981, his Juris Doctor from the University of Houston Law Center in 1984 and became licensed as a CPA in the State of Texas in 1984 (currently non-practicing status).

Deric S. Eubanks served as Senior Vice President, Finance of Ashford Inc. from its formation until June 13, 2014, at which time he became the Chief Financial Officer and Treasurer of Ashford Inc.  He also served as Senior Vice President, Finance for Ashford LLC since its formation in April 2013, for Ashford Prime since April 2013 and for Ashford Trust since September 2011 and will become Chief Financial Officer and Treasurer of each of these entities effective June 13, 2014.  In his role as Chief Financial Officer and Treasurer, Mr. Eubanks is responsible for assisting the Chief Executive Officer with all corporate finance and financial reporting initiatives and capital market activities including equity raises, debt financings, and loan modifications.  He also oversees Investor Relations and be responsible for overseeing and executing Ashford Inc.’s hedging strategies. Prior to his role as Senior Vice President-Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans, and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August of 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a BBA from Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

Jeremy J. Welter has served as Executive Vice President, Asset Management of Ashford Inc. since its formation and has also served in that capacity for Ashford LLC since its formation in April 2013 and for Ashford Prime since April 2013.  He has been employed by Ashford Trust since January 2011 and has served as Executive Vice President, Asset Management for Ashford Trust since March 2011 where he oversees a $4 billion portfolio of 122 hotels. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as its chief financial officer. He is a current member of Marriott’s Owner Advisory Council. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions, public and private equity and debt, capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens, Mr. Welter was part of Bank of America’s Global Corporate Investment Banking group. Mr. Welter is a frequent speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference.

Mr. Welter earned his Bachelor of Science in Business Administration in Economics from Oklahoma State University, where he served as student body president and graduated Summa Cum Laude.

Mark L. Nunneley has served as Chief Accounting Officer of Ashford Inc. since its formation and has also served in the same capacity for Ashford LLC since its formation in April 2013, for Ashford Prime since April 2013, and for Ashford Trust since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche.  Mr. Nunneley is a certified public accountant (CPA) in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

Mr. Nunneley holds a Bachelor of Science degree in Business Administration from Pepperdine University and a Master of Science in Accounting from the University of Houston.

EXECUTIVE COMPENSATION

The executive officers of Ashford Inc. were employed by Ashford Trust prior to January 1, 2014.  Set forth below are the initial annual cash compensation to the Chief Executive Officer and the two other most highly compensated executive officers in 2014, based on the base salaries of such individuals at Ashford Trust.  The amounts payable to such employees in the form of cash bonuses or restricted stock grants for 2014 will not be determined until early 2015.

Name and Position	Annual Base Salary (1)
Monty J. Bennett, Chief Executive Officer	$800,000
Douglas A. Kessler, President	625,000
David A. Brooks, Chief Operating Officer and General Counsel	475,000

(1)         Amounts of annual compensation for 2014 are annualized projections of salary for the year ending December 31, 2014 based on employment agreements with each of the officers.

Employment Agreements

Ashford Inc. will have employment agreements with each of its executive officers.  These employment agreements will provide for Mr. Bennett to serve as chief executive officer, Mr. Kessler to serve as president, and Mr. Brooks to serve as chief operating officer, general counsel and secretary. These employment agreements will require the executive officers to devote substantially full-time attention and time to the affairs of Ashford Inc., but will also permit them to devote time to their outside business interests.  Mr. Bennett’s employment agreement will specifically allow him to continue to act as Chief Executive Officer of Remington Hotel Corporation, Remington Management LP, Remington Lodging & Hospitality, LLC and their affiliates.  The initial term of each of these employment agreements will expire on December 31, 2015, but each agreement will be subject to automatic one-year renewals, unless either party provides at least 120 days’ notice of non-renewal of the applicable employment agreement.

The employment agreements for each of the executive officers provide for:

•                  an annual base salary of $800,000 for Mr. Monty J. Bennett, $625,000 for Mr. Kessler, and $475,000 for Mr. Brooks, subject to annual adjustments;

•                  eligibility for annual cash performance bonuses under Ashford Inc.’s incentive bonus plans, based on a targeted bonus range for each officer;

•                  director’s and officer’s liability insurance coverage;

•                  participation in other short- and long-term incentive, savings and retirement plans; and

•                  medical and other group welfare plan coverage.

All of these benefits are available to all of the salaried employees of Ashford Inc.  Additionally, it is anticipated that the senior executives will be offered the following additional benefits, which will not be extended to all salaried employees:

•                  payment for an extensive annual medical exam conducted at UCLA Medical Center; and

•                  an additional disability insurance policy available only to senior executives.

The cumulative cost of the medical exam and the additional disability insurance is not expected to exceed $10,000 annually for any individual executive.

Mr. Monty J. Bennett’s targeted annual bonus range is 75% to 200% of his base salary.  Mr. Kessler’s targeted annual bonus range is 50% to 150% of his base salary.  Mr. Brooks’ targeted annual bonus range is 40% to 125% of his base salary.

Equity Incentive Plan

Prior to the completion of the separation and distribution, Ashford Inc. will adopt the 2014 Equity Incentive Plan.  The 2014 Equity Incentive Plan will provide for the grant of incentive awards to employees, consultants and non-employee directors of Ashford Inc. and its affiliates.  The purpose of the equity incentive plan will be to encourage the persons subject to such plans to (i) to acquire or increase their equity interests in Ashford Inc. to give an added incentive to work toward its growth and success and (ii) to allow Ashford Inc. to compete for services of the persons needed for the growth and success of the company. The total number of shares that may be made subject to awards under the 2014 Equity Incentive Plan will be equal to                    shares, which is the equivalent of approximately       % of the issued and outstanding shares of Ashford Inc. common stock immediately following the separation and distribution.  The 2014 Equity Incentive Plan will be administered by the compensation committee of the board of directors.

Material Terms of the Equity Incentive Plan. The 2014 Equity Incentive Plan will authorize (i) the purchase of common stock for cash at a purchase price to be decided by the compensation committee, but not more than the fair market value per share of such common stock purchased on the date of such purchase, and (ii) the grant of:

•                  nonqualified stock options to purchase common stock;

•                  incentive options to purchase common stock;

•                  unrestricted stock;

•                  restricted stock;

•                  phantom stock;

•                  stock appreciation rights;

•                  performance awards; and

•                  other stock-based awards.

Shares Subject to the Equity Incentive Plan. Ashford Inc. will reserve             shares of common stock for issuance under the 2014 Equity Incentive Plan, which is the equivalent of approximately      % of the issued and outstanding shares of Ashford Inc. common stock immediately following the separation and distribution.  In the event the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of Ashford Inc. by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the 2014 Equity Incentive Plan will be ratably adjusted.  In the event the number of shares to be delivered upon the exercise or payment of any award granted under the 2014 Equity Incentive Plan is reduced for any reason whatsoever, including any optional forfeitures for the payment of taxes, or in the event any award granted under the 2014 Equity Incentive Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such award will be released from such award and be available under the 2014 Equity Incentive Plan for the grant of additional awards.

Eligibility. Under the 2014 Equity Incentive Plan, Ashford Inc. may grant awards to its employees, consultants and non-employee directors and its affiliates. While Ashford Inc. may grant incentive stock options only to its employees or its affiliates, Ashford Inc. may grant nonqualified stock options, bonus stock, stock appreciation rights, stock awards and performance awards to any eligible participant.  Ashford Inc. will have approximately 90 employees and                  non-employee directors, all of whom are eligible to participate in the 2014 Equity Incentive Plan.

Administration. The 2014 Equity Incentive Plan will be administered by the compensation committee of the board of directors.  With respect to any grant or award to any individual covered by Section 162(m) of the Code which is intended to be performance-based compensation, the compensation committee will consist solely of two or more members of the board of directors, each of whom qualifies as an “outside director” as described in such Section 162(m) of the Code and a “non-employee director” within the meaning of Section 16b-3 under the Exchange Act.

The compensation committee will select the participants who are granted any award, and employees, consultants and non-employee directors of Ashford Inc. or its affiliates are eligible to receive awards under the 2014 Equity Incentive Plan, except that only employees of Ashford Inc. are eligible to receive an award of an incentive stock option and only employees, consultants and non-employee directors of Ashford Inc. are eligible to receive an award of a nonqualified stock option or stock appreciation right.

The compensation committee may condition any award upon the achievement of any one or more performance goals established solely on the basis of one or more of the following business criteria:

•                  operating income;

•                  return on net assets;

•                  return on assets;

•                  return on investment;

•                  return on equity;

•                  pretax earnings;

•                  pretax earnings before interest, depreciation, and amortization;

•                  pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items;

•                  total stockholder return;

•                  earnings per share;

•                  increase in revenues;

•                  increase in cash flow;

•                  increase in cash flow return;

•                  economic value added;

•                  gross margin;

•                  net income; debt reduction; or

•                  any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special peer index.

The performance goals may be measured before or after taking taxes, interest, depreciation, amortization, extraordinary expenses, and/or pension-related expense or income into consideration, will exclude unusual or infrequently occurring items, charges for restructurings, discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment and other items, and will be determined in accordance with GAAP (to the extent applicable).

The 2014 Equity Incentive Plan provides for the grant of (i) options intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that are not intended to so qualify.  The principal difference between incentive stock options and other options is that a participant generally will not recognize ordinary income at the time an incentive stock option is granted or exercised, but rather at the time the participant disposes of the shares acquired under the incentive stock option.  In contrast, the exercise of an option that is not an incentive stock option generally is a taxable event that requires the participant to recognize ordinary income equal to the difference between the shares’ fair market value and the option price.  The employer will not be entitled to a federal income tax deduction with respect to incentive stock options except in the case of certain dispositions of shares acquired under the options.  The employer may claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option equal to the amount of ordinary income recognized by the participant.  Options may be exercised in accordance with requirements set by the compensation committee.  The maximum period in which an option may be exercised will be fixed by the compensation committee but cannot exceed 10 years.  Options generally will be nontransferable except in the event of the participant’s death, but the compensation committee may allow the transfer of options to members of the participant’s immediate family, a family trust or a family partnership.

Consistent with the terms of the 2014 Equity Incentive Plan, the compensation committee will prescribe the terms of each award of any incentive stock option.  No participant may be granted incentive stock options that are first exercisable in a calendar year for shares of common stock having a total fair market value (determined as of the option grant), exceeding $100,000.  The exercise price for each incentive stock option cannot be less than each such option share’s fair market value on the date the incentive stock option is granted; provided that a grant of an incentive stock option to any employee who is a ten percent (10%) stockholder will have an exercise price of not less than 110% of such incentive stock option share’s fair market value on the date the incentive stock option is granted.  No reload stock option (the right to receive a new option to purchase a share upon the exercise and payment of the exercise price for the original option) may be granted with respect to any incentive stock option.  Incentive options must be exercised within three months after the optionee ceases to be an employee for any reason other than death or disability and within one year in the event of death or disability.

Consistent with the terms of the 2014 Equity Incentive Plan, the compensation committee will prescribe the terms of each award of a nonqualified option.  The option price for each nonqualified option cannot be less than each such option share’s fair market value on the date the nonqualified option is granted.  The option price may be paid in cash, by surrendering common stock or through a cashless brokerage exercise.

Unless the compensation committee provides otherwise, all grants of restricted stock will be subject to vesting, meaning that Ashford Inc. will have the right to repurchase the stock for the amount paid, if any, by the participant.  Unless the compensation committee provides otherwise, this repurchase right will lapse (i.e., the shares will vest) with respect to one-third of the restricted stock on the first anniversary of the date of grant and on each of the following two anniversaries of the date of grant, provided the participant remains in the service of Ashford Inc. or an affiliate of Ashford Inc., as applicable, or as an employee, consultant or non-employee director.  The compensation committee has the authority to shorten or lengthen the typical three-year vesting period.  Any unvested shares will vest if Ashford Inc. or one of its affiliates terminate the participant’s service without cause, or the participant terminates his or her service to Ashford Inc. or one of its affiliates for good reason.  In addition, any unvested shares will vest if the participant’s service is terminated for any reason within one year after a change in control or due to death or disability of the participant.

A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the compensation committee.  The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common stock or a combination of cash and common stock.  The initial or base value of a stock appreciation right cannot be less than the fair market value of the stock appreciation right on the grant date.

Consistent with the terms of the 2014 Equity Incentive Plan, the compensation committee will establish the terms of awards to be granted under such plan.  These awards may also be subject to vesting requirements as determined by the compensation committee, which may include completion of a period of service or attainment of performance objectives.  Certain awards may also vest upon termination without cause or termination by the participant with good reason, termination in connection with a change in control, death, disability or such other events as the compensation committee shall determine.

Prohibition on Repricing. The compensation committee does not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding share option or share appreciation right without first obtaining stockholder approval.

Amendment; Duration, Termination. The board of directors may amend or terminate the 2014 Equity Incentive Plan at any time, but such amendment will not become effective without the approval of the Ashford Inc. stockholders if it increases the number of shares of common stock that may be issued under the equity incentive plan (other than changes to reflect certain corporate transactions and changes in capitalization) or otherwise materially revises the terms of the equity incentive plan.  No amendment or termination of the equity incentive plan will affect a participant’s rights under outstanding awards without the participant’s consent.  If not sooner terminated as described above, the 2014 Equity Incentive Plan will terminate on the tenth anniversary of the date of approval by Ashford Inc.’s stockholders, and no new awards may be granted after the termination date.  Awards made before the termination of the 2014 Equity Incentive Plan will continue in accordance with their terms.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Relationship between Ashford Inc. and Ashford LLC

In connection with the separation and distribution, Ashford LLC will become a subsidiary, and the operating company, of Ashford Inc. Ashford LLC will continue to advise Ashford Prime pursuant to the existing advisory agreement between Ashford Prime and Ashford LLC.  Ashford LLC will also become the external advisor to Ashford Trust.  Ashford Inc. intends to conduct its business and own substantially all of its assets through Ashford LLC.  Ashford Inc. will be the sole manager of Ashford LLC.  Ashford Inc. will own at least 81.6% of the common units of Ashford LLC, and if all holders of common units of Ashford LLC exchange the maximum permissible number of common units of Ashford LLC for shares of common stock of Ashford Inc., Ashford Inc. will own approximately 99.8% of the common units of Ashford LLC.

Relationship between Ashford Inc. and Ashford Trust

Ashford Inc. is a wholly-owned subsidiary of Ashford Trust.  Ashford Trust is separating its asset management and external advisory business from its hospitality investment business.  Ashford Trust will accomplish the separation with a taxable pro rata special distribution to its common stockholders of shares of common stock of Ashford Inc.

The gain recognized by Ashford Trust in connection with the distribution of Ashford Inc. common stock will not be qualifying income for purposes of certain REIT gross income tests for U.S. federal income tax purposes.  If the gain is too great, Ashford Trust could lose its REIT status.  Accordingly, the board of directors of Ashford Trust intends to authorize the distribution of only the minimum      % of the equity interest in Ashford Inc. held by Ashford Trust, subject to an upward adjustment (up to and including the business day preceding the distribution date) if the board of Ashford Trust determines, in its reasonable best judgment, exercising ordinary business care, that distribution of a greater percentage of Ashford Inc. would not jeopardize the REIT status of Ashford Trust.  To the extent the distribution represents less than 100% of the shares of Ashford Inc. common stock held by Ashford Trust, Ashford Trust plans, but is not obligated, to distribute the remaining shares of Ashford Inc. common stock to the Ashford Trust common stockholders.  Any such subsequent distribution may occur in 2014, or at any time thereafter that such distribution would not jeopardize the REIT status of Ashford Trust.  Any future distribution would also be a taxable pro rata distribution and would be taxable to Ashford Trust.

In connection with the separation and distribution Ashford Inc. will become a separate, publicly traded company, and Ashford LLC will become its operating company.  However, because the distribution may be limited for tax reasons, following the separation and distribution, Ashford Trust may own up to approximately                shares of common stock of Ashford Inc., representing approximately          % of the outstanding common stock of Ashford Inc.

Separation of Ashford Inc. from Ashford Trust

Before the separation of Ashford Inc. from Ashford Trust, the parties will enter into a separation and distribution agreement with Ashford Trust and Ashford Trust OP, on the one hand, and Ashford Inc. and Ashford LLC, on the other hand, to effect the separation of Ashford Inc. from Ashford Trust and provide a framework for the relationship of the parties after the separation.  The separation and distribution agreement will govern the relationship between the parties thereto subsequent to the completion of the separation plan and provide for the allocation between Ashford Inc. and Ashford Trust of Ashford Trust’s assets, liabilities and obligations attributable to periods prior to the separation of Ashford Inc. from Ashford Trust.  The separation and distribution agreement will be filed as an exhibit to the registration statement on Form S-4, of which this prospectus is a part, and the summary below is qualified in its entirety by reference to the full text of the agreement, which is incorporated by reference herein.

The separation and distribution agreement will set forth the agreements between Ashford Inc. and Ashford Trust regarding the principal transactions necessary to separate Ashford Inc. from Ashford Trust.  It also will set forth other agreements that govern certain aspects of the relationship between Ashford Inc. and Ashford Trust after the completion of the separation.  For purposes of the separation and distribution agreement and the tax matters agreement (discussed further below): (i) the “Ashford Inc. Group” means Ashford Inc. and its subsidiaries and (ii) the “Ashford Trust Group” means Ashford Trust and its subsidiaries other than the Ashford Inc. Group. The “Ashford Inc. Group” and the “Ashford Trust Group,” together, are sometimes referred to herein as the “Groups,” and each a “Group.”

Deferred Compensation.  Ashford Trust has historically maintained a deferred compensation plan for its executive officers.  In connection with the separation and distribution, all employees of Ashford Trust (through its subsidiary Ashford LLC) will become employees of Ashford Inc. (through the transfer of ownership of Ashford LLC from Ashford Trust to Ashford Inc.).  Because Ashford Trust will no longer have any employees, it will transfer the deferred compensation plan and all related obligations to Ashford Inc. in connection with the separation and distribution.

Currently, two persons have deferred compensation accounts under the Ashford Trust deferred compensation plan, Mr. Monty J. Bennett and his father Mr. Archie Bennett, Jr.  Both Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. elected to invest their deferred compensation accounts in common stock of Ashford Trust.  As of July [30], 2014, Ashford Trust has an obligation to issue approximately [1.6] million shares of its common stock to Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. in satisfaction of the aggregate deferred compensation.  The aggregate value of the deferred compensation obligation, based on the market value of Ashford Trust common stock on July [30], 2014, is approximately $[18.7] million.  Upon completion of the separation and distribution, this obligation will become an obligation of Ashford Inc.  The value of the obligation being transferred will be calculated based on the closing price of the Ashford Trust common stock at the close of business on the record date for the special distribution.

In connection with the separation and distribution, both participants in the deferred compensation plan intend to elect to invest their deferred compensation subsequent to the separation and distribution in Ashford Inc. common stock.  The number of shares of Ashford Inc. common stock to be issued to satisfy the assumed obligation will be determined based on a third-party valuation of Ashford Inc. prepared by       . There will be no adjustment to the deferral periods, which expire beginning December 31, 2014.  Accordingly, absent further deferrals, Ashford Inc. will be obligated to begin issuing common stock in satisfaction of the deferred compensation obligations beginning in January 2015.

Ashford Inc. will use the third-party valuation to determine the number of shares of Ashford Inc. common stock to be issued to satisfy the aggregate deferred compensation obligation.  Based on this estimate, prior to the separation and distribution, Ashford Inc. will reserve a number of shares of common stock for issuance under the deferred compensation plan sufficient to satisfy the deferred compensation obligations.

Further Assurances.  Each party will, and will cause the other members of its Group to, use commercially reasonable efforts, to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other party in doing, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the separation and distribution agreement and the ancillary agreements thereto and to carry out the intent and purposes of the separation and distribution agreement.  In addition, neither party will, nor will either party allow its respective Group members to, without the prior consent of the other party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay any of the transactions contemplated by the separation and distribution agreement and the ancillary agreements thereto.  Both parties will also use commercially reasonable efforts to cause third parties, such as lenders, joint venture partners, franchisors, insurers or trustees, to cooperate with the parties where such cooperation would be necessary in order for a party to fulfill its obligations under the separation and distribution agreement.

The Distribution. The separation and distribution agreement will also govern the rights and obligations of the parties regarding the proposed distribution.  Ashford Trust will agree to cause its agent to distribute to Ashford Trust common stockholders that hold shares of Ashford Trust common stock as of the applicable record date the shares of Ashford Inc. common stock being distributed by Ashford Trust.

Additionally, the separation and distribution agreement will provide that the distribution is subject to several conditions that must be satisfied or waived by Ashford Trust in its sole discretion.  For further information regarding the separation of Ashford Inc. from Ashford Trust, see “The Separation and Distribution—Conditions to the Completion of the Distribution.”

Releases and Indemnification. Except as expressly provided for in the transfer of liabilities, the separation and distribution agreement will provide that Ashford Inc. and Ashford LLC, on the one hand, and Ashford Trust and Ashford Trust OP, on the other hand, will generally agree to release the members of the other parties’ respective Group from all liabilities existing or arising from acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed prior to or on the effective date of the distribution.

In addition, the separation and distribution agreement will provide that, except as otherwise provided for in other documents related to the separation, Ashford Inc. will indemnify each member of the Ashford Trust Group and its affiliates (other than members of Ashford Inc. Group) and each of their respective current or former directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns against losses arising from:

•                  any Ashford Inc. liabilities, including the failure of any member of the Ashford Inc. Group or any other person to pay, perform or otherwise promptly discharge any Ashford Inc. liabilities in accordance with their respective terms; and

•                  any breach by any member of the Ashford Inc. Group of any provision of the separation and distribution agreement or any ancillary agreement thereto, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein.

Ashford Trust shall indemnify Ashford Inc. and its affiliates and representatives against losses arising from:

•                  any Ashford Trust liabilities, including the failure of any member of the Ashford Trust Group or any other person to pay, perform or otherwise promptly discharge any of such liabilities in accordance with their respective terms; and

•                  any member of the Ashford Trust Group of any provision of the separation and distribution agreement or any ancillary agreement thereto, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein.

Indemnification obligations shall generally be net of any insurance proceeds actually received by the indemnified person.  The separation and distribution agreement will provide that Ashford Inc. and Ashford Trust will waive any right to exemplary, punitive, special, indirect, consequential, remote or speculative damages provided that any such liabilities with respect to third party claims shall be considered direct damages.  The separation and distribution agreement will also contain customary procedures relating to the receipt of any indemnification payments by Ashford Trust that may constitute non-qualifying REIT income.

Insurance.  After the effective date of the distribution, Ashford Trust will maintain its currently existing insurance policies related to director and officer liability (the “Ashford Trust D&O Policies”).  Prior to the effective date of the distribution, Ashford Trust and Ashford Inc. will use commercially reasonable efforts to obtain separate insurance policies for Ashford Inc. on substantially similar terms as the Ashford Trust D&O Policies.  Ashford Inc. will be responsible for all premiums, costs and fees associated with any new insurance policies placed for the benefit of Ashford Inc., which, for the avoidance of doubt, shall exclude any premiums, costs and fees associated with any run-off insurance policy obtained by Ashford Trust in connection with the separation.

Dispute Resolution. In the event of any dispute arising out of the separation and distribution agreement, the parties, each having designated a representative for such purpose, will negotiate in good faith for 30 days to resolve the disputes between the parties.  If the parties are unable to resolve any dispute in this manner within 30 days, the parties will be entitled to resolve any such disputes through binding arbitration.

Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the separation and distribution agreement include access to financial and other information, confidentiality, assignability and treatment of fractional shares.

Tax Matters Agreement.  In addition to the separation and distribution agreement, Ashford Inc. will enter into a tax matters agreement.  The tax matters agreement, which will be entered into in connection with the separation and distribution, between Ashford Trust, Ashford Trust OP, Ashford Inc. and Ashford LLC will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the management of audits and other tax proceedings and assistance and cooperation in respect of tax matters. Ashford Trust OP will be responsible for all tax liabilities of the Ashford Trust Group for periods ending on or prior to the distribution date. Ashford Inc. will be responsible for all tax liabilities of the Ashford Inc. Group for periods after the distribution date. The tax matters agreement will be filed as an exhibit to the registration statement on Form S-4, of which this prospectus is a part.

Advisory Relationship between Ashford Inc. and each of Ashford Trust and Ashford Prime

Ashford Trust created Ashford Inc. to separate its asset management and advisory business from its hospitality investment business.  In connection with the separation of Ashford Inc. from Ashford Trust, Ashford LLC will become the operating company of Ashford Inc. and will continue to advise Ashford Prime pursuant to the existing advisory agreement between Ashford Prime and Ashford LLC.  Ashford LLC will also become the external advisor to Ashford Trust.  Pursuant to the advisory agreements with Ashford Trust and Ashford Prime, Ashford Inc. (through its operating company Ashford LLC) will be responsible for implementing the investment strategies and decisions and the management of the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity.  Ashford Inc. may also perform similar services for new or existing platforms created by Ashford Trust or Ashford Prime. Ashford Inc. will not be responsible for managing the day-to-day operations of the individual hotel properties owned by either Ashford Trust or Ashford Prime, which duties are and will continue to be the responsibility of the property management companies that operate the hotel properties owned by Ashford Trust and Ashford Prime.

The advisory agreements with Ashford Trust and Ashford Prime will require Ashford Inc. to manage the day-to-day operations of such entities and their respective subsidiaries in conformity with the investment guidelines of such entities.  The investment guidelines of each company may be modified or supplemented by its board of directors from time to time, subject to certain limitations that address potential competition between Ashford Trust and Ashford Prime.  Ashford Inc. is permitted to have other advisory clients, which may include other REITs operating in the real estate industry or having the same or substantially similar investment guidelines as Ashford Trust or Ashford Prime. The governing documents of Ashford Prime provide that, so long as Ashford Inc. is the external advisor to Ashford Prime, Ashford Inc. is allowed to designate two persons as candidates for election as director of Ashford Prime at any stockholder meeting at which directors are elected.

The advisory agreements with Ashford Prime and Ashford Trust will each have an initial 20-year term.  Each advisory agreement is automatically renewed for one year terms after its expiration unless terminated either by Ashford Inc. or Ashford Trust or Ashford Prime, as applicable.  Ashford Inc. is entitled to receive from each of Ashford Trust and Ashford Prime a base fee as payment for managing their respective day-to-day operations and the day-to-day operations of their respective subsidiaries, in each case in conformity with the respective investment guidelines for such entity.  The aggregate base fees payable to Ashford Inc.  in 2013 under the advisory agreements if it had operated as a separate entity in 2013 and advised both Ashford Trust and Ashford Prime for the full year would have been approximately $32.9 million.  Ashford Inc. is also entitled to receive an incentive fee from each of Ashford Trust and Ashford Prime based on their respective performance.  There would have been no aggregate incentive fees payable to Ashford Inc. in 2013 under the advisory agreements if it had operated as a separate entity in 2013 and advised both Ashford Trust and Ashford Prime for the full year.

The board of directors of each of Ashford Trust and Ashford Prime also has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on the achievement by Ashford Trust or Ashford Prime, as applicable, of certain financial and other hurdles established by the respective boards of directors.  In addition, Ashford Inc. is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on behalf of Ashford Trust or Ashford

Prime or in connection with the services provided by Ashford Inc. pursuant to the advisory agreements, which includes each of Ashford Trust’s and Ashford Prime’s pro rata share of Ashford Inc.’s office overhead and administrative expenses incurred in providing duties under the advisory agreements.  If Ashford Inc. is requested to perform services outside the scope of an advisory agreement, Ashford Trust or Ashford Prime, as applicable, will be obligated to separately pay for such additional services.  Ashford Inc. is also entitled to receive a termination fee from each of Ashford Trust and Ashford Prime under certain circumstances.  The amounts payable to Ashford Inc. under the advisory agreements with each of Ashford Trust and Ashford Prime are summarized below and described in more detail under “Business of Ashford Inc.—Advisory Agreements—Fees and Expenses” in this prospectus.

Fee Type	Description

Base Fee

The total quarterly base fee under each advisory agreement will be equal to 0.70% per annum of the total market capitalization of Ashford Trust or Ashford Prime, as applicable, subject to a minimum quarterly base fee. See “Business of Ashford Inc.—Advisory Agreements—Fees and Expenses—Base Fee.”

The aggregate base fees payable to Ashford Inc. in 2013 under the advisory agreements if it had operated as a separate entity in 2013 and advised both Ashford Trust and Ashford Prime for the full year would have been approximately $32.9 million.

Incentive Fee

In each year that the total stockholder return or “TSR” of either Ashford Trust or Ashford Prime exceeds the “average TSR of its peer group,” Ashford Inc. will be entitled to an incentive fee. The annual incentive fee will be calculated as (i) 5% of the amount (expressed as a percentage) by which the annual TSR of Ashford Trust or Ashford Prime, as applicable, exceeds the average TSR for its respective peer group, multiplied by (ii) the fully diluted equity value of such company at December 31 of the applicable year. The percentage by which the TSR of either Ashford Trust or Ashford Prime exceeds the TSR of its peer group will be limited to 25% for purposes of calculating the incentive fee payable to Ashford Inc. Up to 50% of the incentive fee may be paid in common stock of Ashford Prime or Ashford Trust, as applicable, or in common units of the operating partnerships of such entities, in each case at the discretion of the board of directors of Ashford Trust or Ashford Prime, as applicable, and subject to certain limitations, including, in the case of Ashford Trust, approval of an equity compensation plan by the stockholders of Ashford Trust.

The incentive fee due from Ashford Trust or Ashford Prime, if any, is payable in arrears in three equal annual installments, with the first installment being due and payable on January 15 following the year for which the incentive fee relates and the remaining two installments being due and payable on January 15 of the next two successive years. Notwithstanding the foregoing, each installment of the incentive fee will not be deemed earned by Ashford Inc. or otherwise payable by Ashford Trust or Ashford Prime, as applicable, unless such entity, as of the December 31 immediately preceding the due date for the incentive fee installment payment, has a fixed charge coverage ratio of 0.20x or greater. See “Business of Ashford Inc.—Advisory Agreements—Fees and Expenses—Incentive Fee.”

There would have been no aggregate incentive fees payable to Ashford Inc. in 2013 under the advisory agreements if it had operated as a separate entity in 2013 and advised both Ashford Trust and Ashford Prime for the full year.

Annual Equity Awards

The board of directors of each of Ashford Trust and Ashford Prime has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on the achievement by the company of certain financial and other hurdles established by their respective boards of directors. These annual equity awards are intended to provide an incentive to Ashford Inc. and its employees to promote the success of the businesses of Ashford Trust and Ashford Prime, respectively. The compensation committee of each of Ashford Trust and Ashford Prime will have full discretion regarding the grant of any annual equity awards to be provided to Ashford Inc. and its employees, and other

Fee Type	Description

than the overall limitation on the number of shares that are authorized to be granted under each company’s equity incentive plans, there are no limitations on the amount of these annual equity awards.

Reimbursement of Expenses

Ashford Inc. will be responsible for all wages, salaries, bonus payments and benefits related to its employees providing services to Ashford Trust and Ashford Prime (including any officers of Ashford Trust or Ashford Prime who are also officers of Ashford Inc.), with the exception of any equity compensation that may be awarded by Ashford Trust or Ashford Prime to employees of Ashford Inc. who provide services to Ashford Trust or Ashford Prime, as applicable, the provision of certain internal audit services and the international office expenses described below. Each of Ashford Trust and Ashford Prime is responsible to pay or reimburse Ashford Inc. monthly for all other costs incurred by Ashford Inc. or its affiliates on behalf of Ashford Trust or Ashford Prime, as applicable, or in connection with the performance of services and duties to Ashford Trust or Ashford Prime, as applicable, under the advisory agreements. In addition, Ashford Trust and Ashford Prime will each pay a pro rata share of Ashford Inc.’s office overhead and administrative expenses incurred in performance of duties and functions under the respective advisory agreements.

In addition to the expenses described above, Ashford Trust and Ashford Prime are each required to reimburse Ashford Inc. monthly for their respective pro-rata portions (as reasonably agreed to between Ashford Inc. and a majority of the independent directors of each of Ashford Trust and Ashford Prime, respectively) of all expenses related to (i) employment of internal audit managers and other employees who are actively engaged in providing internal audit services to Ashford Trust and Ashford Prime, (ii) the reasonable travel and other out-of-pocket costs relating to the activities of internal audit employees and the reasonable third-party expenses which Ashford Inc. incurs, in each case, in connection with the provision of internal audit services to Ashford Trust or Ashford Prime, as applicable, and (iii) all reasonable international office expenses, overhead, personnel costs, travel and other costs directly related to non-executive personnel who are located internationally or that oversee the operations of international assets or related to Ashford Inc. personnel that service, investigate or provide diligence services in connection with possible acquisitions or investments internationally. Such expenses include, but are not limited to, salary, wages, payroll taxes and the cost of employee benefit plans.

Additional Services

If, and to the extent that, Ashford Inc. is requested to render services on behalf of either Ashford Trust or Ashford Prime other than those required to be rendered under the advisory agreements, such additional services will be compensated separately at market rates by Ashford Trust or Ashford Prime, as applicable.

Termination Fee

In certain circumstances, including a change of control transaction conditioned upon the termination of the applicable advisory agreement, Ashford Trust and Ashford Prime will be required to pay Ashford Inc. a termination fee. The termination fee will be calculated based on Ashford Inc.’s net earnings attributable to the Ashford Trust advisory agreement or the Ashford Prime advisory agreement, as applicable, plus a gross-up amount for assumed federal and state tax liability, based on an assumed tax rate of 40%. Such termination fee will not be subject to any maximum amount or other limitation. See “Business of Ashford Inc.—Advisory Agreements—Term and Termination.”

Registration Rights Agreements

Ashford Inc. will enter into a registration rights agreement with the members of Ashford LLC (other than Ashford Trust) with respect to any Ashford LLC common units not exchanged in this exchange offer.  See “Shares Eligible for Future Sale—Registration Rights.”

Relationship and Agreements between Ashford Inc. and Remington

Immediately prior to the separation and distribution, Ashford Inc. will enter into a mutual exclusivity agreement with Remington, pursuant to which Ashford Inc. will agree to utilize Remington to provide property management, project management and development services for all hotels, if any, that Ashford Inc. may acquire as well as all hotels that future companies advised by Ashford Inc. may acquire, to the extent that Ashford Inc. has the right, or controls the right, to direct such matters, unless the Ashford Inc. independent directors either (i) unanimously vote not to utilize Remington for such services or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in Ashford Inc.’s best interest not to engage Remington or that another manager or developer could perform the duties materially better.  In exchange for Ashford Inc.’s agreement to engage Remington for such services for all hotels, if any, that Ashford Inc. may acquire as well as all hotels that future companies advised by Ashford Inc. may acquire, Remington has agreed to grant to any such companies advised by Ashford Inc. a first right of refusal to purchase any investments identified by Remington and any of its affiliates that meet the initial investment criteria of such entities, as identified in the advisory agreement between Ashford Inc. and such entities, subject to any prior rights granted by Remington to other entities, including Ashford Trust, Ashford Prime and Ashford Inc.  The services that Remington will provide under the mutual exclusivity agreement to Ashford Trust, Ashford Prime and future companies advised by Ashford Inc. will include (i) property management services, which consist of the day-to-day operations of hotels; (ii) project management services, which consist of planning, management and implementation of capital improvements and plans related to capital projects; and (iii) development services, which consist of building hotel properties or constructing hotel improvements.  Currently, the business strategy of Ashford Inc. does not include providing any of these types of services.

Mr. Monty J. Bennett will potentially benefit from the receipt of property management fees, project management fees and development fees by Remington from such future companies that Ashford Inc. advises, as well as any such fees payable by Ashford Inc. if it acquire or develop hotels in the future. Currently, the business strategy of Ashford Inc. does not contemplate the acquisition or development of hotels.

Conflicts of Interest

Each of the executive officers and one of the directors of Ashford Inc. also serve as key employees and as officers of Ashford Trust and Ashford Prime, and will continue to do so.  Furthermore, so long as Ashford Inc. serves as an external advisor to Ashford Prime, Ashford Inc. will be allowed to designate two persons as candidates for election as director of Ashford Prime at any stockholder meeting at which directors are to be elected.  Such nominees may be executive officers of Ashford Inc. or Ashford Prime.  Mr. Monty J. Bennett, chief executive officer and a nominee for the board of directors of Ashford Inc., is also the chief executive officer and chairman of the board of directors of Ashford Trust and Ashford Prime.  Although third-party financial advisors were consulted when structuring the terms of the Ashford Inc. agreements with Ashford Trust and Ashford Prime, no arm’s-length negotiations were conducted with respect to the terms of such agreements.  As a result, the principals of Ashford Trust may have had the ability to influence the type and level of benefits that they and Ashford Inc.’s other affiliates will receive.  Accordingly, the advisory agreements and other agreements with each of Ashford Trust and Ashford Prime, including fees and other amounts payable, may not be as favorable to Ashford Inc. as if they had been negotiated on an arm’s-length basis with unaffiliated third parties.

Pursuant to the advisory agreements with each of Ashford Prime and Ashford Trust, each such entity acknowledges that Ashford Inc. personnel will advise Ashford Trust and Ashford Prime and may also advise other businesses in the future and will not be required to present Ashford Trust or Ashford Prime with investment opportunities that Ashford Inc. determines are outside of their respective initial investment guidelines and within the investment guidelines of another business advised by Ashford Inc.  To the extent Ashford Inc. deems an investment opportunity suitable for recommendation, it must present Ashford Trust with any such investment opportunity that satisfies its initial investment guidelines and must present Ashford Prime with any such investment opportunity that satisfies Ashford Prime’s initial investment guidelines, but in each case Ashford Inc. will have discretion to determine which investment opportunities satisfy such entity’s initial investment guidelines.  If, however, either Ashford Trust or Ashford Prime materially changes its investment guidelines without the express consent of Ashford Inc., Ashford Inc. will be required to use its best judgment to allocate investment opportunities to Ashford Trust, Ashford Prime and other entities advised by Ashford Inc., taking into account such factors as Ashford Inc. deems relevant, in its discretion, subject to any then-existing obligations it may have to such other entities. Any new individual investment opportunities that satisfy Ashford Prime’s investment guidelines will be presented to its board of directors, who will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Trust or another business advised by Ashford Inc.  Likewise, any new individual investment opportunities that satisfy Ashford Trust’s investment guidelines will be presented to its board of directors, who will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Prime or another business advised by Ashford Inc.  Portfolio investment opportunities (the acquisition of two or more properties in the same transaction) are treated differently.  Some portfolio investment opportunities may include hotels that satisfy the investment objectives of both Ashford Trust and Ashford Prime or of another business advised by Ashford Inc.  If the portfolio cannot be equitably divided by asset type and acquired on the basis of such asset types in satisfaction of each such entity’s investment guidelines, Ashford Inc. will be required to allocate investment opportunities between Ashford Trust, Ashford Prime and any other businesses it advises in a fair and equitable manner, consistent with such entities’ investment objectives.  In making this determination, using substantial discretion, Ashford Inc. will consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, financing and other factors Ashford Inc. deems appropriate.  Ashford Inc. may utilize options, rights of first offer or other arrangements to subsequently reallocate assets.  In making the allocation determination, Ashford Inc.  has no obligation to make any investment opportunity available to Ashford Trust or Ashford Prime.

Immediately prior to the separation and distribution, Ashford Inc. will enter into a mutual exclusivity agreement with Remington, pursuant to which Ashford Inc. will agree to utilize Remington to provide property management, development and project management services for all hotels, if any, that it may acquire as well as all hotels that future companies it advises may acquire, to the extent that Ashford Inc. has the right, or controls the right, to direct such matters, except in certain limited circumstances.  Mr. Monty J. Bennett, chief executive officer and chairman of the board of directors of Ashford Inc., is also the chief executive officer of Remington and, together with his father Mr. Archie Bennett, Jr., beneficially owns 100% of Remington.  They will benefit from any fees paid to Remington by Ashford Trust, Ashford Prime and any future companies that are advised by Ashford Inc., as well as any such fees payable by Ashford Inc. if it acquires or develops hotels in the future.  Currently, the business strategy of Ashford Inc. does not contemplate the acquisition or development of hotels.  The terms of the mutual exclusivity agreement will limit Ashford Inc.’s ability to engage other entities for property management, development, and other project management related services without the unanimous consent of the independent directors of Ashford Inc. or, in certain circumstances, the majority vote of its independent directors.  The initial term of the mutual exclusivity agreement will be 10 years, with five 10-year renewal options.

Mr. Monty J. Bennett is an owner and the chief executive officer of Remington and is an owner, the chief executive officer and a director of Ashford Trust and Ashford Prime. As a result, his duties to Ashford Inc. as a director and officer may conflict with his duties to, and pecuniary interest in, Remington, Ashford Trust and Ashford Prime.

To mitigate any potential conflicts of interest, five of the seven initial members of the board of directors of Ashford Inc. are expected to be independent directors (and not also directors of Ashford Trust or Ashford Prime). Furthermore, the Ashford Inc. bylaws will require that, at all times, a majority of the Ashford Inc. board of directors be independent directors, and Ashford Inc.’s corporate governance guidelines will require that two-thirds of the board be independent directors at all times that Ashford Inc. does not have an independent chairman.  Also, the corporate governance policy will provide that all decisions related to the advisory agreements with each of Ashford Trust and Ashford Prime, decisions related to the mutual exclusivity agreement with Remington, and all decisions related to the enforcement of the separation and distribution agreement be approved by a majority of the independent directors.  The Ashford Inc. directors will also be subject to provisions of Delaware law that address transactions between Ashford Inc., as a Delaware corporation, and its directors or officers or between Ashford Inc. and any other entity in which its directors or officers are directors or officers or have a financial interest.  In addition, the Ashford Inc. certificate of incorporation, consistent with Delaware law, contains a requirement that any transaction or agreement involving Ashford Inc., its wholly-owned subsidiaries or Ashford LLC, its operating company, and a director or officer or an affiliate of any director or officer or an entity in which the Ashford Inc. directors or officers are directors or officers or have a financial interest will require the approval of a majority of disinterested directors.  However, there can be no assurance that these policies always will be successful in eliminating the influence of such conflicts.  Ashford Inc. did not follow these procedures for the negotiation of the advisory agreements with Ashford Trust and Ashford Prime or the mutual exclusivity agreement with Remington because those agreements were in place prior to the separation and distribution, prior to the establishment of the seven member board of directors and prior to the adoption of these policies.

From time to time, as may be determined by the independent directors of Ashford Inc. and the independent directors of Ashford Prime, Ashford Trust and any other company subsequently advised by Ashford Inc., each such entity may provide financial accommodations, guaranties, back-stop guaranties, and other forms of financial assistance to the other entities on terms that the respective independent directors determine to be fair and reasonable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT OF ASHFORD INC. AND ASHFORD LLC

Ashford Inc.

As of the date hereof, all of the outstanding shares of Ashford Inc. common stock are owned by Ashford Trust.  Following the distribution, Ashford Trust may continue to own up to approximately         % of the outstanding common stock of Ashford Inc.  The following table sets forth certain information regarding the ownership of Ashford Inc. common stock, assuming completion of the exchange offer and the separation and distribution, by (i) each person who beneficially owns, directly or indirectly, more than 5% of the common stock of Ashford Inc., (ii) each of the directors and director nominees of Ashford Inc. and (iii) all of the directors, director nominees and officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes: (i) all shares the person actually owns beneficially or of record; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days.

To the extent the directors and officers of Ashford Inc. own Ashford Trust common stock at the time of the separation, they will participate in the distribution on the same terms as other holders of Ashford Trust common stock.  Likewise, to the extent the directors and officers of Ashford Inc. own Ashford Trust OP common units at the time of the separation, they will receive Ashford LLC common units and will be eligible to participate in the exchange offer on the same terms as other holders of Ashford Trust OP common units.  The share amounts are based on:

(i)                                     each person’s beneficial ownership of Ashford Trust common stock as of                     , 2014, assuming the distribution of 100% of the Ashford Inc. common stock held by Ashford Trust at a distribution ratio of one share of Ashford Inc. common stock for every 35 shares of Ashford Trust common stock; and

(ii)                                  each person’s beneficial ownership of Ashford Trust OP common units as of                   , 2014, assuming each person exchanges the maximum permissible number of Ashford LLC common units for Ashford Inc. common stock in this exchange offer.

Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

Following the completion of the exchange offer and the separation and distribution, Ashford Inc. will have approximately                   million shares of common stock outstanding and approximately                    stockholders of record based upon (i)                 shares of Ashford Trust common stock outstanding on                     , 2014, applying the distribution ratio of one share of Ashford Inc. common stock for every 35 shares of Ashford Trust common stock held as of the record date and (ii)             common units of Ashford Trust OP outstanding on                   , 2014, assuming each person exchanges the maximum permissible number of Ashford LLC common units for Ashford Inc. common stock in this exchange offer.  The actual number of shares of Ashford Inc. common stock that will be outstanding will depend on the number of Ashford LLC unit holders who tender their common units for shares of Ashford Inc. common stock, as well any changes in the number of shares of Ashford Trust common stock outstanding between                            , 2014 and the record date for the special distribution.

Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of Ashford Inc.’s principal executive office, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Ashford Hospitality Limited Partnership
Monty J. Bennett, director
Director nominee
Director nominee
Director nominee
Director nominee
Director nominee
Director nominee
All directors, director nominees and officers as a group (12 persons)

(1)    Ownership excludes any ownership of common units in Ashford LLC, Ashford Inc.’s operating company, not exchanged for shares of Ashford Inc. common stock.

Ashford LLC

As of the date hereof, all of the outstanding common units of Ashford LLC are owned by Ashford Trust OP.  However, in connection with the separation and distribution contemplated by Ashford Trust, Ashford Trust OP will distribute common units of Ashford LLC, a wholly-owned subsidiary of Ashford Trust OP, to its limited partners.  Ashford Inc. is offering to issue shares of Ashford Inc. common stock in exchange for Ashford LLC common units, on the terms set forth in this prospectus.  Following the exchange offer and the special distribution by Ashford Trust, Ashford Trust OP will not own any common units of Ashford LLC.  The following table sets forth certain information regarding the ownership of Ashford LLC’s common units, assuming completion of the exchange offer and the separation and distribution by (i) each person who will beneficially own, directly or indirectly, more than 5% of Ashford LLC’s common units, (ii) each of the directors and director nominees of Ashford Inc. (the sole manager of Ashford LLC), and (iii) all of the officers of Ashford LLC and the directors and director nominees of Ashford Inc. as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes: (i) all common units the person actually owns beneficially or of record; (ii) all common units over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all common units the person has the right to acquire within 60 days.

To the extent the officers of Ashford LLC or the directors of Ashford Inc. own Ashford Trust OP common units at the time of the separation, they will receive Ashford LLC common units and will be eligible to participate in the exchange offer on the same terms as other holders of Ashford Trust OP common units.  Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all common units shown to be beneficially owned by such person or entity.  We based the common unit amounts on each person’s beneficial ownership of Ashford Trust OP common units as of                   , 2014.  Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

Following the completion of the exchange offer and the separation and distribution and prior to the exchange, Ashford LLC will have approximately                  common units outstanding and approximately 44 unit holders of record, based upon             common units of Ashford Trust OP outstanding on                   , 2014.  The actual number of Ashford LLC common units that will be outstanding will depend on the number of Ashford LLC unit holders who tender their units for shares of Ashford Inc. common stock.

Except as indicated in the footnotes to the table below, the business address of the members listed below is the address of Ashford LLC’s principal executive office, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ashford Hospitality Limited Partnership	[Number of Units]	81.58%
Director nominee	[Number of Units]
Director nominee	[Number of Units]
Director nominee	[Number of Units]
Director nominee	[Number of Units]
Director nominee	[Number of Units]
Director nominee	[Number of Units]
All directors, director nominees and officers as a group (12 persons)	[Number of Units]

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the distribution, the exchange offer and the acquisition, ownership and disposition of Ashford LLC common units by a beneficial owner that, for U.S. federal income tax purposes, is a domestic holder, as we define that term below, and the acquisition, ownership and disposition of shares of Ashford Inc. common stock by a beneficial owner that, for U.S. federal income tax purposes, is a domestic holder, as we define that term below and is the opinion of Andrews Kurth LLP insofar as it sets forth specific legal conclusions under U.S. federal income tax law.  For purposes of this section: any references to the “distribution” shall mean only the distribution by Ashford Trust OP of Ashford LLC common units to the partners of Ashford Trust OP and any reference to the “exchange offer” shall mean only the exchange of Ashford LLC common units for shares of Ashford Inc. common stock.  This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.  Ashford Inc. has not sought and does not intend to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that Ashford Trust OP, Ashford LLC, Ashford Inc. and their respective subsidiaries and affiliated entities will operate in accordance with their applicable organizational documents or partnership agreements and the agreements and other documents applicable to the distribution and the exchange offer.  This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular investor in light of its personal investment or tax circumstances, or to investors subject to special tax rules, such as:

•                  banks or financial institutions;

•                  insurance companies;

•                  broker-dealers;

•                  regulated investment companies and REITs;

•                  mutual funds;

•                  partnerships or other entities treated as partnerships for U.S. federal income tax purposes and trusts;

•                  persons who hold Ashford Trust OP common units, Ashford LLC common units or shares of Ashford Inc. common stock on behalf of another person as a nominee;

•                  persons who hold or receive Ashford Trust OP common units, Ashford LLC common units or shares of Ashford Inc. common stock through the exercise of employee options or otherwise as compensation;

•                  persons holding Ashford Trust OP common units, Ashford LLC common units or shares of Ashford Inc. common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•                  persons holding Ashford Trust OP common units, Ashford LLC common units or shares of Ashford Inc. common stock that elect to use a mark-to-market method of accounting for their securities holdings;

•                  persons subject to the “Medicare contribution tax”;

•                  persons subject to the alternative minimum tax;

•                  tax-exempt organizations;

•                  tax-qualified retirement plans;

•                  U.S. expatriates; and

•                  foreign investors.

This summary assumes that partners of Ashford Trust OP hold their Ashford Trust OP common units as capital assets and that investors will hold Ashford LLC common units and shares of Ashford Inc. common stock as capital assets, which generally means as property held for investment.  For purposes of this discussion, a domestic holder is a holder of Ashford Trust OP common units, Ashford LLC common units or shares of Ashford Inc. common stock that is for U.S. federal income tax purposes:

•                  a citizen or resident of the United States,

•                  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia,

•                  an estate, whose income is subject to U.S. federal income taxation regardless of its source, or

•                  a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election to be treated as a U.S. person.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE DISTRIBUTION AND THE EXCHANGE OFFER TO HOLDERS OF ASHFORD TRUST OP COMMON UNITS AND ASHFORD LLC COMMON UNITS, THE ACQUISITION, OWNERSHIP AND DISPOSITION OF ASHFORD LLC COMMON UNITS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF ASHFORD INC. COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.  IN ADDITION, THE TAX CONSEQUENCES OF THE DISTRIBUTION, THE EXCHANGE OFFER, ACQUISITION, OWNERSHIP AND DISPOSITION OF ASHFORD LLC COMMON UNITS AND ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF ASHFORD INC. COMMON STOCK TO ANY PARTICULAR HOLDER OF ASHFORD TRUST OP COMMON UNITS, ASHFORD LLC COMMON UNITS OR SHARES OF ASHFORD INC. COMMON STOCK WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES.  EACH HOLDER OF ASHFORD TRUST OP COMMON UNITS AND EACH PROSPECTIVE HOLDER OF ASHFORD LLC COMMON UNITS OR ASHFORD INC. COMMON STOCK IS URGED TO CONSULT ITS TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO SUCH HOLDER OF THE DISTRIBUTION, THE EXCHANGE OFFER, ACQUISITION, OWNERSHIP AND DISPOSITION OF ASHFORD LLC COMMON UNITS AND ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF ASHFORD INC. COMMON STOCK IN LIGHT OF SUCH HOLDER’S PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.

Certain U.S. Federal Income Tax Consequences of the Distribution

Because Ashford LLC will be wholly-owned by Ashford Trust OP at the time of the distribution, Ashford LLC will be classified as a disregarded entity for U.S. federal income tax purposes at the time of the distribution and thus Ashford Trust OP will be treated as distributing assets in the distribution to domestic holders of Ashford Trust OP common units for U.S. federal income tax purposes.  A domestic holder of Ashford Trust OP common units should not recognize gain or loss from the distribution for U.S. federal income tax purposes, except that (i) the domestic holder will recognize gain from the distribution to the extent that the amount of cash distributed by Ashford Trust OP to a domestic holder of Ashford Trust OP common units in the distribution, including as a result of such holder’s share of liabilities of Ashford Trust OP being reduced pursuant to the distribution, exceeds such holder’s adjusted tax basis in its Ashford Trust OP common units, or (ii) the domestic holder may recognize gain or ordinary income from the distribution to the extent that the distribution alters an Ashford Trust OP unit holder’s interest in the assets of Ashford Trust OP, which could occur because the distribution is not pro rata to all holders of Ashford Trust OP units because holders of preferred units of Ashford Trust OP will not receive any part of the distribution with respect to those preferred units.

Any gain recognized with respect to clause (i) above generally will be treated as capital gain or loss and will be long-term capital gain or loss if the Ashford Trust OP common units have been held for more than one year.

However, to the extent that the value of the assets distributed in the distribution is attributable to a domestic holder’s allocable share of certain ordinary income items of Ashford Trust OP (e.g., inventory, unrealized receivables, rights to payments for services to be rendered or depreciation recapture) and the value of such assets distributed exceeds the holder’s adjusted tax basis attributable to such ordinary income items, any gain will be treated as ordinary income.

Although the distribution will be pro rata as to all Ashford Trust OP common units, the distribution will be non-pro rata for U.S. federal income tax purposes because holders of preferred units of Ashford Trust OP will not receive any portion of the distribution with respect to those preferred units.  A non-pro rata distribution of money or property such as the distribution may result in ordinary income to a domestic holder of Ashford Trust OP common units, regardless of its tax basis in Ashford Trust OP common units, if the distribution reduces such holder’s share of Ashford Trust OP’s “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items,” both as defined in Section 751 of the Code, known collectively as “Section 751 assets.” To that extent, a domestic holder of Ashford Trust OP common units will be treated as having been distributed its proportionate share of the Section 751 assets and having exchanged those assets with Ashford Trust OP in return for the non-pro rata portion of the actual distribution made to such holder. This latter deemed exchange will generally result in the holder’s realization of ordinary income under Section 751(b) of the Code. That income will equal the excess of:

•                  The non-pro rata portion of that distribution over

•                  The holder’s tax basis for the share of Section 751 assets deemed relinquished in the exchange.

A similar deemed exchange will occur at Ashford Trust OP and can result in gain allocated to a domestic holder of Ashford Trust OP common units.

The adjusted tax basis of a domestic holder of Ashford LLC common units for the Ashford LLC common units will be bifurcated.  Such a holder’s adjusted tax basis will be equal to that holder’s share of Ashford Trust OP’s adjusted tax basis in the assets that Ashford Trust OP distributes in the distribution increased by the holder’s share, if any, of Ashford LLC indebtedness as determined under the Code and any gain recognized by the holder as a result of the distribution, except that (i) such holder’s adjusted tax basis in the Ashford LLC common units attributable to the holder’s share of the Section 751 assets of Ashford Trust OP reduced as a result of the distribution will be equal to the fair market value of such assets deemed exchanged for such reduced share of the Section 751 assets of Ashford Trust OP, and (ii) such holder’s adjusted tax basis in the Ashford LLC common units is limited to the holder’s predistribution adjusted tax basis in its Ashford Trust OP common units if that holder’s share of Ashford Trust OP’s adjusted tax basis in the assets distributed exceeds the holder’s predistribution adjusted tax basis in its Ashford Trust OP common units, reduced by any cash received in the distribution.

The holding period of a domestic holder of Ashford LLC common units for the Ashford LLC common units will be bifurcated. Such a holder’s holding period in the Ashford LLC common units will include the holding period of the assets that Ashford Trust OP distributes to that holder in the distribution, except that the holding period of the Ashford LLC common units attributable to the holder’s interest in the Section 751 assets of Ashford Trust OP reduced as a result of the distribution should begin on the date of the distribution.

Certain U.S. Federal Income Tax Consequences of the Exchange Offer

If the Exchange Offer is not Taxable

The exchange offer together with the Ashford Trust Exchange should qualify as a transaction described in Section 351(a) of the Code. If the exchange offer together with the Ashford Trust LP exchange qualify as a transaction described in Section 351(a) of the Code, the material U.S. federal income tax consequences of the exchange offer will be as follows:

•                  Each domestic holder of Ashford LLC common units will not recognize any gain or loss upon the exchange of its Ashford LLC common units solely for shares of Ashford Inc. common stock.

•                  The aggregate tax basis of the shares of Ashford Inc. common stock received by a domestic holder of Ashford LLC common units in the exchange offer will equal such holder’s adjusted tax basis in its Ashford LLC common units.

•                  The holding period of a domestic holder of Ashford LLC common units for the shares of Ashford Inc. common stock received in the exchange offer will be bifurcated.  Such a holder’s holding period in the shares of Ashford Inc. common stock it receives in the exchange offer will include the holding period of the Ashford LLC common units exchanged therefor, except that the holding period of the shares of Ashford Inc. common stock the holder receives in the exchange offer in exchange for the holder’s interest in the assets of Ashford LLC that would generate ordinary income if sold by Ashford LLC begins on the day following the date of the exchange offer.

If the Exchange Offer is Taxable

If the exchange offer together with the Ashford Trust LP exchange fail to qualify as a transaction described in Section 351(a) of the Code, then each domestic holder of Ashford LLC common units would recognize gain or loss equal to the difference between (i) the fair market value of the shares of Ashford Inc. common stock and (ii) its adjusted tax basis in the Ashford LLC common units surrendered in exchange therefor. Any gain or loss recognized with respect to the exchange offer generally will be treated as capital gain or loss and will be long-term capital gain or loss if the Ashford LLC common units have been held for more than one year.  However, to the extent that the proceeds of the exchange offer are attributable to a domestic holder’s allocable share of Section 751 assets of Ashford LLC and such proceeds exceed the holder’s adjusted tax basis attributable to such Section 751 assets, any gain will be treated as ordinary income. A domestic holder of Ashford LLC common units would be required to recognize the full amount of any such ordinary income even if that amount exceeds the overall gain on the exchange offer and even if the holder recognizes an overall loss on the exchange offer.

A domestic holder’s tax basis in shares of Ashford Inc. common stock received in the exchange offer generally would equal the fair market value of such shares on the date of the exchange offer, and the holding period for such shares will begin the day after the exchange offer.

Certain U.S. Federal Income Tax Consequences of Acquisition, Ownership and Disposition of Ashford LLC Common Units

Classification of Ashford LLC

A domestic holder of Ashford LLC common units is entitled to include in its income the holder’s distributive share of Ashford LLC’s income and to deduct the holder’s distributive share of Ashford LLC’s losses only if Ashford LLC is classified for U.S. federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•                  is treated as a partnership under Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•                  is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. Ashford LLC intends to be classified as a partnership for U.S. federal income tax purposes, and Ashford LLC will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Ashford LLC qualifies for the private placement exclusion.

Ashford LLC has not requested, and does not intend to request, a ruling from the IRS that Ashford LLC will be classified as a partnership for U.S. federal income tax purposes. If Ashford LLC were classified as an association taxable as a corporation, the income and deductions of Ashford LLC would not pass through to domestic holders of Ashford LLC common units, would be reportable on Ashford LLC’s own tax return and would be subject to U.S. federal income tax at the tax rates applicable to corporations.  Distributions to the domestic holders of Ashford LLC common units would be treated, in whole or in part, as the payment of dividends generally taxable as ordinary income to the domestic holders of Ashford LLC common units and not deductible by Ashford LLC.  Accordingly, if Ashford LLC were taxed as a corporation, a significant portion of the tax benefits that might otherwise result to the domestic holders of Ashford LLC common units from an investment in such common units would be lost.

Taxation of Ashford LLC and Holders of Ashford LLC Common Units

An entity classified as a partnership for U.S. federal income tax purposes, such as a limited liability company, is not a taxable entity and incurs no U.S. federal income tax liability.  Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made.  Distributions by Ashford LLC to a domestic holder of Ashford LLC common units will generally not be taxable unless the amount of any cash distributed is in excess of the holder’s adjusted tax basis in its Ashford LLC common units.

Allocations

Although a limited liability company agreement generally will determine the allocation of income, gains, losses, deductions, and credits among holders of units of the limited liability company, such allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the members’ interests in the limited liability company, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the members with respect to such item. Ashford LLC’s allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Income from Performance Allocations

Ashford LLC may receive a share of income (performance allocation) from private funds and partnerships (“funds”) that one or more of its subsidiaries may manage or advise.  Certain types of investments and the related income from these funds may be subject to special treatment or limitations for U.S. federal income tax purposes for a fund, Ashford LLC and, hence, a holder of Ashford LLC common units.  These include:

•                  original issue discount on debt obligations that may be required to be included in income before the corresponding cash receipt;

•                  investments subject to special mark to market rules that may result in taxable income to be included in income before the corresponding cash receipt;

•                  investments in assets denominated in foreign currencies the income from which may be partially ordinary income; and

•                  investments in certain foreign entities that may result in taxable income to be included in income before the corresponding cash receipt and may require additional federal income tax reporting obligations by a fund, Ashford LLC and holders of Ashford LLC common units.

Gains and Losses

Due to the nature of the assets of Ashford LLC, a significant portion of the gain realized by Ashford LLC (and allocated to the domestic holders of Ashford LLC common units) upon the sale of its assets may be characterized as ordinary income.

A sale of all or part by a domestic holder of Ashford LLC common units of such common units will result in the recognition of gain or loss in an amount equal to the difference between the amount of the sales proceeds and such holder’s adjusted tax basis for the portion of the common units disposed of.  Any gain or loss recognized with respect to such a sale generally will be treated as capital gain or loss and will be long-term capital gain or loss if the Ashford LLC common units have been held for more than one year.  However, to the extent that the proceeds of the sale are attributable to a domestic holder’s allocable share of Section 751 assets of Ashford LLC and such proceeds exceed the holder’s adjusted tax basis attributable to such Section 751 assets, any gain will be treated as ordinary income.  A domestic holder of Ashford LLC common units will be required to recognize the full amount of any such ordinary income even if that amount exceeds the overall gain on the sale and even if the holder recognizes an overall loss on the sale.  Due to the nature of the assets of Ashford LLC, a significant portion of the proceeds from the sale of Ashford LLC common units by a domestic holder of such common units may be attributable to the holder’s allocable share of Section 751 assets of Ashford LLC.

Upon redemption of a domestic holder’s Ashford LLC common units by Ashford LLC, the domestic holder will recognize gain or loss equal to the difference between (i) the sum of the fair market value of property and the amount of cash received pursuant to the redemption and (ii) the domestic holder’s adjusted tax basis in the Ashford LLC common units surrendered in exchange therefor.  Due to the nature of the assets of Ashford LLC, a significant portion of the proceeds from the redemption of Ashford LLC common units by a domestic holder of such common units may be attributable to the holder’s allocable share of Section 751 assets of Ashford LLC.  Further, a domestic holder may be required to recognize ordinary income even if such holder realizes an overall loss on the redemption.

If a domestic holder of Ashford LLC common units does not participate in the exchange offer, any subsequent disposition of such common units may be a taxable transaction and any subsequent exchange of such common units for shares of Ashford Inc. common stock will be a taxable transaction.  If the transaction is a taxable transaction, the holder will recognize gain or loss equal to the difference between (i) the sum of the fair market value of property and the amount of cash received pursuant to the disposition or exchange and (ii) its adjusted tax basis in the Ashford LLC common units surrendered in exchange therefor.  Due to the nature of the assets of Ashford LLC, a significant portion of the proceeds from the redemption of Ashford LLC common units by a domestic holder of such common units may be attributable to the holder’s allocable share of Section 751 assets of Ashford LLC.  Further, a domestic holder may be required to recognize ordinary income even if such holder realizes an overall loss on the disposition or exchange.

Domestic Holder’s Adjusted Tax Basis in Ashford LLC Common Units

The adjusted tax basis of a domestic holder of Ashford LLC common units in its common units is relevant in determining gain or loss on the sale or other disposition of its common units, in determining the taxability of cash distributions to such holder of Ashford LLC common units, and in determining the ability of a domestic holder of Ashford LLC common units to deduct losses of Ashford LLC.  Such a holder’s adjusted tax basis will be equal to that holder’s share of Ashford Trust OP’s adjusted tax basis in the assets that Ashford Trust OP distributes in the distribution increased by the holder’s share, if any, of Ashford LLC indebtedness as determined under the Code and any gain recognized by the holder as a result of the distribution, except that (i) such holder’s adjusted tax basis in the Ashford LLC common units attributable to the holder’s share of the Section 751 assets of Ashford Trust OP reduced as a result of the distribution will be equal to the fair market value of such assets deemed exchanged for such reduced share of the Section 751 assets of Ashford Trust OP, and (ii) such holder’s adjusted tax basis in the Ashford LLC common units is limited to the holder’s predistribution adjusted tax basis in its Ashford Trust OP common units if that holder’s share of Ashford Trust OP’s adjusted tax basis in the assets distributed exceeds the holder’s predistribution adjusted tax basis in its Ashford Trust OP common units, reduced by any cash received in the distribution.  The adjusted tax basis of each domestic holder of Ashford LLC common units will then be increased by (i) its allocable share of Ashford LLC income and (ii) increases in its share of Ashford LLC indebtedness, and decreased (but not below zero) by (w) distributions from Ashford LLC, (x) the allocable share of Ashford LLC losses for such holder, (y) decreases in the holder’s share of Ashford LLC indebtedness, and (z) the holder’s allocable share of nondeductible expenditures not chargeable to capital accounts.  If cash distributions to a domestic holder of Ashford LLC common units exceed such holder’s adjusted tax basis in its Ashford LLC common units, the amount of such excess distributions would be recognized by the holder of Ashford LLC common units as though it were a gain from the sale or exchange of the holder’s Ashford LLC common units.  If the share of Ashford LLC losses of a domestic holder of Ashford LLC common units were to exceed such holder’s adjusted tax basis for its Ashford LLC common units, such excess losses could not be used for any purpose in the year in which the losses occur and would be allowable as a deduction to the domestic holder of Ashford LLC common units in any subsequent year to the extent of any increase in the holder’s adjusted tax basis in the subsequent year, subject, however, to the at-risk and passive activity loss limitation rules discussed below.

A non-pro rata distribution of money or property may result in ordinary income to a domestic holder of Ashford LLC common units, regardless of its tax basis in Ashford LLC common units, if the distribution reduces such holder’s share of Ashford LLC’s Section 751 assets. To that extent, a domestic holder of Ashford LLC common units will be treated as having been distributed its proportionate share of the Section 751 assets and having exchanged those assets with Ashford LLC in return for the non-pro rata portion of the actual distribution made to such holder. This latter deemed exchange will generally result in the holder’s realization of ordinary income under Section 751(b) of the Code. That income will equal the excess of:

•                  The non-pro rata portion of that distribution over

•                  The holder’s tax basis for the share of Section 751 assets deemed relinquished in the exchange.

Prospective domestic holders of Ashford LLC common units are urged to consult their tax advisors regarding the application of these rules to their investment in the Ashford LLC common units.

Limitations on Deductibility of Certain Losses and Expenses

The amount of the distributive share of Ashford LLC losses of a domestic holder of Ashford LLC common units that can be deducted is determined by applying three separate limitations.  First, as discussed above, a domestic holder of Ashford LLC common units may not deduct an amount exceeding the adjusted tax basis in its Ashford LLC common units.  Second, losses allocated to domestic holders of Ashford LLC common units who are individuals or closely-held corporations may be limited to the amount that the holder is “at risk” with respect to Ashford LLC activities.  A domestic holder of Ashford LLC common units is considered to be at risk to the extent of (i) the amount of money and the adjusted tax basis of other property contributed by it to an activity, (ii) the holder’s share of net income from the activity, and (iii) amounts borrowed for use in the activity, provided, however that the holder is personally liable for the repayment of such activity as security for the repayment of such amounts.  The amount at risk of a domestic holder of Ashford LLC common units will not include any amount the holder is obligated to contribute under the operating agreement until such time as the contribution is actually made.  A domestic holder’s amount at risk is reduced by its share of losses and the amount of cash distributed to it from the activity.  The domestic holder’s amount at risk is not, however, reduced below zero by losses allocated to it.  Losses in excess of the domestic holder’s amount at risk are suspended and are carried over indefinitely and deductible to the extent that at the end of the succeeding year its amount at risk exceeds zero.  When a domestic holder of Ashford LLC common units has been permitted to take losses and its amount at risk is subsequently reduced to less than zero (for example, by distributions or by a recourse loan becoming non-recourse), it is required to include in income an amount equal to the lesser of such previously allowable losses or its negative at-risk amount.

Domestic holders of Ashford LLC common units who are individuals, trusts, estates, personal service corporations or certain closely held corporations may be subject to “passive activity” loss limitations.  The Code provides that losses from “passive activities” (generally, rental activities and activities in which the domestic holder does not materially participate) may not be used to offset other income, such as wages, but may offset income from other passive activities.  Portfolio income (interest, dividends, royalties and gain from the sale of investment property) is not income from a passive activity even if generated in connection with a passive activity.

Interest expenses attributable to an Ashford LLC common unit that are properly allocable to portfolio income will be treated as investment interest and subject to the limitations on deductibility of investment provided in Section 163(d) of the Code.  In general, such interest expense may be deducted by non-corporate domestic holders of Ashford LLC common units only to the extent of the holder’s net investment income.  Other investment expenses allocable to portfolio income are deductible only to the extent all such expenses exceed 2% of a non-corporate domestic holder’s adjusted gross income.

The application of these limitations is complex and each limitation is subject to complicated rules and exceptions.  The effect of these limitations depends not only on the activities in Ashford LLC, but also on the personal tax situation of each domestic holder of Ashford LLC common units.  Each prospective domestic holder of Ashford LLC common units is urged to consult its tax advisor regarding the implications of all the foregoing limitations for its own personal tax situation.

Audits

A U.S. federal income tax audit of Ashford LLC’s information returns may result in adjustments in Ashford LLC’s net income and, therefore, in adjustments to items of income, loss, deduction and credit previously reported to the holders of Ashford LLC common units.  Such adjustments may require the domestic holders of Ashford LLC common units to file amended returns for the years at issue, and may also result in an audit of a tax return of a domestic holder of Ashford LLC common units.  Interest (possibly at a high rate), and, in some cases, penalties, could be payable in connection with any tax deficiencies resulting from any such adjustments.  The provisions of U.S. federal income tax partnership audit procedures are extensive and complex, and a full discussion of them cannot be provided here.  Nevertheless, they are intended to facilitate the IRS’ examination and adjustment of the tax returns of partnerships and partners, and prospective holders of Ashford LLC common units are advised to consult with their tax advisors concerning the effect of these procedures on the reporting of partnership items and participation in partnership audit proceedings.

Reportable Transactions Regulation

Treasury regulations impose special reporting rules for “reportable transactions.” A reportable transaction includes, among other things, a transaction in which an advisor limits the disclosure of the tax treatment or tax structure of the transaction and receives a fee in excess of certain thresholds.  The manager of Ashford LLC intends to take the position that an investment in Ashford LLC did not constitute a reportable transaction.  If it were determined that an investment in Ashford LLC does constitute a reportable transaction, each domestic holder of Ashford LLC common units would be required to complete and file IRS Form 8886 with such holder’s tax return for the tax year that includes the date that such holder acquired Ashford LLC common units.  The manager of Ashford LLC reserves the right to disclose certain information about the holders of Ashford LLC common units and Ashford LLC to the IRS on Form 8886, including the holders’ capital commitments, tax identification numbers (if any), and dates of admission to Ashford LLC, to facilitate compliance with the reportable transaction rules if necessary.  In addition, Ashford LLC may engage in certain transactions which themselves constitute reportable transactions and with respect to which both Ashford LLC and certain domestic holders of Ashford LLC common units may be required to file Form 8886.  A significant penalty is imposed on taxpayers who participate in a “reportable transaction” and fail to make the required disclosure. The penalty is generally $10,000 for natural persons and $50,000 for other persons (increased to $100,000 and $200,000, respectively, if the reportable transaction is a “listed” transaction).  Certain states have similar reporting requirements and may impose penalties for failure to report.  Prospective domestic holders of Ashford LLC common units are urged to consult their tax advisors for advice concerning compliance with the reportable transaction regulations.

Legislation Involving Payments to Certain Foreign Entities

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-United States entities.  Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”), or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States (“Gross Proceeds”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity or (iii) the foreign financial institution or non-financial entity otherwise qualifies for an exemption from these rules.  If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders.

These rules generally will apply to payments of FDAP Income made on or after July 1, 2014 and to payments of relevant Gross Proceeds made on or after January 1, 2017. Thus, to the extent Ashford LLC has FDAP Income or Gross Proceeds after these dates, holders of Ashford LLC common units who are foreign financial institutions or certain other non-United States entities may be subject to withholding on distributions they receive from Ashford LLC, or their distributive share of Ashford LLC’s income, pursuant to the rules described above.

Prospective domestic holders of Ashford LLC common units are urged to consult their tax advisors regarding the potential application of these withholding provisions to their investment in Ashford LLC.

State, Local and Other Taxes

In addition to the U.S. federal income tax consequences described above, prospective domestic holders of Ashford LLC common units should consider the effect of state and local and foreign taxes.

Certain U.S. Federal Income Tax Consequences of Acquisition, Ownership and Disposition of Shares of Ashford Inc. Common Stock

Taxation of Ashford Inc.

As a C corporation under the Code, Ashford Inc. will be subject to U.S. federal income tax on its taxable income at the maximum U.S. federal corporate tax rate of 35%.

Distributions to Domestic Holders of Shares of Ashford Inc. Common Stock

Distributions to domestic holders of shares of Ashford Inc. common stock generally will be taxable as dividend income to such domestic holders up to the amount of Ashford Inc.’s then current and accumulated earnings and profits. Dividends paid by Ashford Inc. to a corporate domestic holder may be eligible for the dividends-received deduction for corporations. To the extent that Ashford Inc. makes distributions to a domestic holder in excess of the domestic holder’s share of the current and accumulated earnings and profits of Ashford Inc., the excess first will be treated as a tax-free return of capital to the extent, generally, of the domestic holder’s adjusted tax basis in the domestic holder’s shares of Ashford Inc. common stock, and any remaining excess will be treated as capital gain and long-term capital gain if the domestic holder’s holding period in its shares of Ashford Inc. common stock is more than one year.

Dispositions of Shares of Ashford Inc. Common Stock

A domestic holder generally will recognize gain or loss on the sale, exchange or other disposition of shares of Ashford Inc. common stock (unless a specific nonrecognition provision applies). Such gain or loss will be equal to the difference between the amount of cash and the fair market value of any property received and the domestic holder’s adjusted tax basis in such shares. As noted above in the section “Certain U.S. Federal Income Tax Consequences of the Exchange Offer - If the Exchange Offer is not Taxable,” the holding period of a domestic holder of Ashford LLC common units for the shares of Ashford Inc. common stock received in the exchange offer likely will be bifurcated. Gain from the sale of shares of Ashford Inc. common stock held for more than one year will generally be long-term capital gain. The deductibility of capital losses is subject to limitations.

Legislation Involving Payments to Certain Foreign Entities

Legislation enacted in March 2010 imposes a 30% withholding tax on any dividends on shares of Ashford Inc. common stock made to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), and on the gross proceeds of the sale or other disposition of shares of Ashford Inc. common stock, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity or (iii) the foreign financial institution or non-financial entity otherwise qualifies for an exemption from these rules.

The withholding will apply to dividend payments made on or after July 1, 2014 and to disposition and sale proceeds on or after January 1, 2017. Holders are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in shares of Ashford Inc. common stock.

Information Reporting and Backup Withholding

Ashford Inc. will report to a domestic holder and the IRS the amount of distributions it pays during each calendar year and the amount of tax it withholds, if any. Under the backup withholding rules, a domestic holder of shares of Ashford Inc. common stock may be subject to backup withholding at a current rate of 28% with respect to distributions unless such domestic holder:

•                  comes within certain other exempt categories and, when required, demonstrates this fact; or

•                  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

Domestic holders are urged to consult their own tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences to them of an investment in shares of Ashford Inc. common stock, including applicable tax rates, and the effect of any possible changes in the tax laws.

DESCRIPTION OF CAPITAL STOCK OF ASHFORD INC.

The following is a summary of the material terms of the capital stock that will be contained in the Ashford Inc. certificate of incorporation and bylaws following the separation and distribution.  The summaries and descriptions below contain the information which Ashford Inc. considers to be material, but may not contain all of the information that is important to you.  You should read the Ashford Inc. certificate of incorporation and bylaws (along with the applicable provisions of Delaware law) for complete information on the Ashford Inc. capital stock as of the time of the distribution.  The certificate of incorporation and bylaws to be in effect at the time of the distribution will be included as exhibits to the registration statement of Ashford Inc., of which this prospectus is a part, and this summary is qualified in its entirety by such exhibits.

General

Ashford Inc. was incorporated under the laws of the State of Delaware.  The rights of the Ashford Inc. stockholders are governed by the Delaware General Corporation Law, as amended from time to time (the “DGCL”), the certificate of incorporation and the bylaws of Ashford Inc.

Authorized Stock

Under the Ashford Inc. certificate of incorporation, Ashford Inc. will be authorized to issue                       shares of capital stock, of which                    shares will be common stock, par value $0.01 per share,                    shares will  be blank check common stock, par value $0.01 per share, and                     shares will be preferred stock, par value $0.01 per share.  Assuming each person exchanges the maximum permissible number of Ashford LLC common units for Ashford Inc. common stock in this exchange offer, upon completion of the separation and distribution, Ashford Inc. will have                  shares of common stock outstanding.  No shares of blank check common stock or preferred stock will be outstanding upon the completion of the separation and distribution.

Common Stock

All shares of Ashford Inc. common stock covered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable.  Subject to the preferential rights of any other class or series of stock, holders of shares of Ashford Inc. common stock are entitled to receive dividends on such stock when, as and if declared by the board of directors out of assets or funds legally available therefor.  In the event of an Ashford Inc. liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of blank check common stock or preferred stock.

Each outstanding share of Ashford Inc. common stock will entitle the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors.  Except as provided with respect to any other class or series of stock, the holders of common stock will possess the exclusive voting power.  There is no cumulative voting in the election of the board of directors, which means that the holders of a plurality of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of Ashford Inc. Shares of common stock will have equal dividend, liquidation and other rights.

Blank Check Common Stock

The Ashford Inc. certificate of incorporation will authorize the board of directors, without further action by stockholders, to provide out of the unissued shares of blank check common stock for one or more series of blank check common stock and with respect to such series, to set the number of shares constituting such series, the designation of such series, the terms, preferences and relative, participating, optional and other special rights, if any, voting powers, if any, restrictions, limitations and qualifications thereof, if any including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, including without limitation a condition that relates to the performance of specified assets or a specified line or lines of business, and at such times, and payable in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of all or specified assets of, or a specified line of business; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of Ashford Inc. stock, at such price or prices or at such rates of exchange and with such adjustments.  Thus, the board of directors could authorize the issuance of shares of blank check common stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of Ashford Inc. that might involve a premium price for holders of common stock or that stockholders believe may be in their best interests.  In addition, the board may issue blank check common stock with voting or other rights that, if exercised, could adversely affect the voting power of the holders of common stock or could adversely affect the economic rights of the holders of common stock, in general or with respect to specified assets or a specified line or lines of business.

Preferred Stock

The certificate of incorporation will authorize the Ashford Inc. board of directors, without further action by stockholders, to provide out of the unissued shares of preferred stock for series of preferred stock and with respect to such series, to set the number of shares constituting such series, the designation of such series, the terms, preferences and relative, participating, optional and other special rights, if any, voting powers, if any, restrictions, limitations and qualifications thereof including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of company assets; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of Ashford Inc. stock, at such price or prices or at such rates of exchange and with such adjustments.  Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of Ashford Inc. that might involve a premium price for holders of common stock or that stockholders believe may be in their best interests.  In addition, the board may issue preferred stock with voting or other rights that, if exercised, could adversely affect the voting power of the holders of common stock or could adversely affect the economic rights of the holders of Ashford Inc. common stock, in general or with respect to specified assets or a specified line or lines of business

No Stockholder Rights Plan

Ashford Inc. does not have a stockholder rights plan currently, and its governance documents prevent the company from maintaining such a plan for longer than 12 months without stockholder authorization, unless the board determines its fiduciary duties require otherwise.

Transfer Agent

The registrar and transfer agent for Ashford Inc. common stock is Computershare Trust Company, N.A.

Listing

Ashford Inc. intends to file an application to list its common stock on the NYSE MKT under the ticker symbol “AINC.”

Anti-Takeover Effects of Delaware Law, Ashford Inc.’s Certificate of Incorporation and Its Bylaws

The following is a summary of certain provisions of Ashford Inc.’s certificate of incorporation and bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Restrictions on Ownership and Transfer.  The certificate of incorporation will contain restrictions on the ownership and transfer of Ashford Inc. common stock, which will provide that, subject to the exceptions described below, no person or group, together with its affiliates and associates, may actually or beneficially own, or be deemed to own more than 9.8% of the total number of the outstanding shares of Ashford Inc. common stock.  When two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of Ashford Inc. common stock, the group formed thereby will be deemed to have acquired beneficial ownership for purposes the ownership restrictions.  This restriction is referred to as the “ownership limit.”

Because the certificate of incorporation prevents ownership of more than 9.8% of the outstanding common stock by any person or group, together with its affiliates and associates, the acquisition of less than 9.8% of the Ashford Inc. common stock (or the acquisition of an interest in an entity that owns, actually or beneficially, such common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own beneficially in excess of 9.8% of the outstanding common stock of Ashford Inc. and thereby subject the common stock to the ownership limit.

The board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders.

Any person who acquires or attempts or intends to acquire actual or beneficial ownership of shares of common stock that will or may violate the ownership limit will be required to give notice immediately to the company and provide such other information as Ashford Inc. may request.

If any purported transfer of Ashford Inc. common stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in the certificate of incorporation, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by Ashford Inc. The trustee of the trust will be designated by Ashford Inc. and must be unaffiliated with Ashford Inc. and with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to Ashford Inc.’s discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust, and all dividends and other distributions paid by Ashford Inc. with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not effective, for any reason, to prevent violation of the applicable ownership limit, then the certificate of incorporation provides that the transfer of the excess shares will be void. Subject to Delaware law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) to vote the shares, including the ability to revoke a proxy previously submitted by the purported owner in accordance with the DGCL, the certificate of incorporation or the bylaws in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if Ashford Inc. has closed the polls on any vote taken, then the trustee shall not have voting rights with respect to such action absent court order.

Shares of common stock transferred to the trustee are deemed offered for sale to Ashford Inc., or its designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of common stock at market price, the market price on the day of the event which resulted in the transfer of such shares of common stock to the trust) and (ii) the market price on the date Ashford Inc., or its designee, accepts such offer. Ashford Inc. has the right to accept such offer until the trustee has sold the shares of common stock held in the trust pursuant to the clauses discussed below.

Upon a sale to Ashford Inc., the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner, and any dividends or other distributions held by the trustee with respect to such common stock will be paid to the charitable beneficiary. If Ashford Inc. does not buy the shares, the trustee must, within 20 days of receiving notice from Ashford Inc. of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of common stock to the trust) and (ii) the net sales proceeds received by the trustee for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the beneficiary.

All persons who beneficially own more than 5% of the shares of Ashford Inc.’s outstanding common stock at the end of each calendar year must give written notice to Ashford Inc. within 30 days after the end of each calendar year.  All certificates representing shares of Ashford Inc. common stock will bear a legend referring to the restrictions described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of Ashford Inc. that might involve a premium price over the then prevailing market price for the holders of some, or a majority, of the outstanding shares of common stock of Ashford Inc. or which such holders might believe to be otherwise in their best interest.

Classified Board. The certificate of incorporation will provide that the board of directors will be divided into three classes.  The directors designated as Class I directors will have terms expiring at the first annual meeting of stockholders, which is expected to occur in 2015. The directors designated as Class II directors will have terms expiring at the second annual meeting of stockholders, which is expected to occur in 2016, and the directors designated as Class III directors will have terms expiring at the third annual meeting of stockholders, which is expected to occur in 2017.  Commencing with the first annual meeting of stockholders following the distribution date, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. Members of the board of directors will be elected by a plurality of the votes cast at each annual meeting of stockholders.  Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of the board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Ashford Inc.

Authorized but Unissued Shares.  The authorized but unissued shares of Ashford Inc. common stock, blank check common stock and preferred stock will be available for future issuance without obtaining stockholder approval.  These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Further, the terms of any future issuances of blank check common stock or preferred stock may be established and such shares may be issued without stockholder approval and may include voting rights which are greater or lesser than the common stock or other series of blank check common stock or preferred stock, or, in the case of preferred stock, other rights and preferences superior to the rights of the holders of common stock.  The existence of authorized but unissued shares of common stock, blank check common stock and preferred stock could render more difficult or discourage an attempt to obtain control over Ashford Inc. by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute.  Ashford Inc. is incorporated under the laws of the State of Delaware, and thus is subject to Section 203 of the DGCL, a business combination statute unless Ashford Inc., by action of its stockholders, opts out of this provision of Delaware law.

In general, Section 203 of the DGCL provides that, subject to certain exceptions set forth therein, a Delaware corporation shall not engage in any business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203 of the DGCL, a business combination is defined to include a merger or consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is defined to include (i) any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination and (ii) the affiliates and associate of such person.

Ability of Stockholders to Call Special Meetings of Stockholders or to Act by Written Consent in Lieu of a Meeting of Stockholders.  The certificate of incorporation and bylaws do not authorize stockholders of Ashford Inc. to call special meetings of stockholders.  Further, the certificate of incorporation will prohibit any stockholder action being taken by written consent in lieu of a meeting without the express prior approval of the board of directors.

The bylaws will provide that:

•                  with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon, including nominations of persons for election to the board of directors, will be those properly brought before the annual meeting:

•                  pursuant to the notice of the meeting;

•                  by, or at the direction of, the board of directors; or

•                  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws;

•                  with respect to a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting, only the business specified in the company’s notice of meeting may be brought before the meeting of stockholders; and

•                  with respect to a special meeting of stockholders, nominations of persons for election to the board of directors may be made only:

•                  by, or at the direction of, the board of directors or any committee of the board; or

•                  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

Generally, in accordance with the bylaws, a stockholder seeking to nominate a director or bring other business before the annual meeting of stockholders must deliver a notice to the secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of stockholders (for purposes of the 2015 annual meeting, the date of the prior year’s proxy statement shall be deemed to have been April 14, 2014).  For a stockholder seeking to nominate a candidate for the board of directors, the notice must include all information set forth in the bylaws including information regarding the nominee that would be required in connection with the solicitation for the election of such nominee, including name, address, occupation and number of shares held. For a stockholder seeking to propose other business, the notice must include all information set forth in the bylaws including a description of the proposed business, the reasons for the proposal and other specified matters.

Forum Selection Clause.  Under the certificate of incorporation, unless otherwise agreed by Ashford Inc. in writing, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Ashford Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the directors or officers of Ashford Inc. or any of its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws or (iv) any action asserting a claim against Ashford Inc. governed by the internal affairs doctrine.

Other Provisions of the Certificate of Incorporation.  The certificate of incorporation provides that directors may be removed only for cause and with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote.  The certificate of incorporation also provides, in addition to the rights of the stockholders, granted by Delaware law, to amend the bylaws, the bylaws can also be amended by the board of directors of Ashford Inc.

Certain Corporate Opportunities and Conflicts

All of the executive officers of Ashford Inc. are also executive officers of Ashford Trust and Ashford Prime, and one of the directors of Ashford Inc. is also a director of Ashford Trust and Ashford Prime.  The certificate of incorporation will provide that certain directors and officers of Ashford Inc. (the “Overlap Persons”) may serve as directors, officers, employees, consultants and agents of Ashford Trust and Ashford Prime and their respective subsidiaries and successors (each of the foregoing is an “Other Entity”) and will provide that if a director or officer of Ashford Inc. who is an Overlap Person is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for Ashford Inc. or any of its subsidiaries, in which Ashford Inc. or any of its subsidiaries could have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”):

(i)             such Overlap Person will, to the fullest extent permitted by law, have no duty or obligation to refrain from referring such Potential Business Opportunity to any Other Entity and, if such Overlap Person refers such Potential Business Opportunity to any Other Entity, such Overlap Person, to the fullest extent permitted by law, shall have no duty or obligation to refer such Potential Business Opportunity to Ashford Inc. or to any of its subsidiaries or to give any notice to Ashford Inc. or to any of its subsidiaries regarding such Potential Business Opportunity (or any matter related thereto);

(ii)          if such Overlap Person refers such Potential Business Opportunity to any Other Entity, such Overlap Person, to the fullest extent permitted by law, will not be liable to Ashford Inc. or to any of its subsidiaries, as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to Ashford Inc., or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to Ashford Inc. regarding such Potential Business Opportunity or any matter relating thereto;

(iii)  any Other Entity may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to such Other Entity by an Overlap Person; and

(iv)      if a director or officer who is an Overlap Person refers a Potential Business Opportunity to any Other Entity, then, as between Ashford Inc. and/or its subsidiaries on the one hand, and such Other Entity, on the other hand, Ashford Inc. and its subsidiaries, to the fullest extent permitted by law, shall be deemed to have renounced any interest, expectancy or right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Overlap Person having been presented or offered, or otherwise acquiring knowledge of such Potential Business Opportunity;

unless in each case referred to in clause (i), (ii), (iii) or (iv), the opportunity was offered to such Overlap Person exclusively in his or her capacity as a director or officer of Ashford Inc. (an opportunity meeting all of such conditions, a “Restricted Potential Business Opportunity”).  In its certificate of incorporation, Ashford Inc. will renounce to the fullest extent permitted by law, any interest or expectancy in any Potential Business Opportunity that is not a Restricted Potential Business Opportunity.  In the event that the board of directors declines to pursue a Potential Business Opportunity, the Overlap Persons are free to refer such Potential Business Opportunity to any Other Entity.

Pursuant to Section 144 of the DGCL, no contract or transaction entered into between Ashford Inc. and/or any of its subsidiaries, on the one hand, and any Other Entity in which one or more of the directors or officers of Ashford Inc. are directors or officers or have a financial interest, on the other hand, shall be void or voidable solely for this reason or because the director or officer is present at or participates in any meeting of the board of directors, or a committee thereof that authorized the contract or transaction or because his, her or their votes were counted for such purpose, if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders and (iii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified, by the board, a committee or the stockholders.  Ashford Inc. may from time to time enter into and perform, and cause or permit any of its subsidiaries to enter into and perform, one or more contracts, agreements, arrangements or transactions (or amendments, modifications or supplements thereto) with any Other Entity.

Limitation on Personal Liability

The certificate of incorporation will provide, consistent with the DGCL, that a director of Ashford Inc. shall not be personally liable to Ashford Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•                  any breach of the director’s duty of loyalty to Ashford Inc. or its stockholders;

•                  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  payments of unlawful distributions or unlawful stock repurchases or redemptions; or

•                  any transaction from which the director derived an improper personal benefit.

Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

COMPARISON OF STOCKHOLDER AND COMMON UNIT HOLDER RIGHTS

Upon completion of the exchange offer, holders of Ashford LLC common units who exchange their Ashford LLC common units for shares of Ashford Inc. common stock will become stockholders of Ashford Inc. These holders’ rights will continue to be governed by Delaware law, although under the DGCL and not the Delaware Limited Liability Company Act (the “DLLCA”), and will be governed by Ashford Inc.’s certificate of incorporation and bylaws.

The following is a summary of certain important differences between Ashford Inc.’s certificate of incorporation, its bylaws, and the DGCL and Ashford LLC’s certificate of formation, its limited liability company agreement, and the DLLCA. In addition, this summary assumes, unless the context otherwise requires or unless expressly indicated, that the separation and distribution is complete and each holder of Ashford LLC units exchanges the maximum permissible number of Ashford LLC common units for Ashford Inc. common stock in the exchange offer.

This summary is not a complete statement of the rights of holders of Ashford Inc. common stock or Ashford LLC common units or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to Ashford Inc.’s and Ashford LLC’s governing documents (as such documents may be amended), which you should read.  Copies of these documents will be filed with the SEC. To find out where you can get copies of these documents, see “Where You Can Find More Information.”

Authorized Capital Structure and Liquidation Rights of Ashford Inc. and Ashford LLC

Class of Security	Authorized	Issued	Liquidation Preference
Ashford Inc.:(1)
common stock, par value $0.01 per share
Ashford LLC:(3)
common units

(1)         As of                          2014.

(2)         The issued number gives pro forma effect to the exchange of                    Ashford LLC common units into                 shares of Ashford Inc. common stock.

(3)         As of                          2014.

Stockholders’ and Common Unit Holders’ Rights

	Ashford LLC	Ashford Inc.

Distribution Policy

The operating agreement provides that Ashford LLC will make cash distributions in amounts and at such times as determined by Ashford Inc. in its sole discretion, to Ashford Inc. and other members in accordance with the respective percentage interests of the members in Ashford LLC.

Upon liquidation of Ashford LLC, after payment of, or adequate provisions for, debts and obligations of Ashford LLC, including any member loans, any remaining assets of Ashford LLC will be distributed to Ashford Inc. and the other members with positive capital accounts in

The DGCL provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets

	Ashford LLC	Ashford Inc.

accordance with the respective positive capital account balances of the members..

until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired.

Ashford Inc.’s bylaws state that, subject to the requirements of the DGCL and the provisions of Ashford Inc.’s certificate of incorporation, dividends upon the capital stock of Ashford Inc. may be declared by the board of directors and may be paid out of assets or funds legally available therefor.

Voting, Generally

All common unit holders will be entitled to vote on any matters presented to the members of Ashford LLC for approval, if any, as required from time to time by applicable law or the limited liability company agreement.

Each share of Ashford Inc. common stock will be entitled to one vote. The Ashford Inc. bylaws provide that when a quorum is present at any meeting of stockholders, all matters other than the election of directors will be decided by a majority of the votes cast. Directors shall be elected by plurality vote at an annual meeting of the stockholders.

Holder Action by Written Consent

Any consent or approval required by the limited liability company agreement may be given by a written consent given by the consenting common unit holder(s) and received by the manager at or prior to the doing of the act or thing for which the consent is solicited.

The certificate of incorporation and bylaws of Ashford Inc. will prohibit any stockholder action being taken by written consent without the express prior approval of the board of directors

Number of Managers/Directors	Ashford LLC’s limited liability company agreement sets the number of managers at one. Initially, this manager is Ashford Inc.

The DGCL provides that a corporation’s board of directors must consist of one or more individuals, with the number fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number, in which case a change in the number of directors will be made only by amendment of the certificate. The DGCL further provides that directors need not be stockholders of the corporation unless the corporation’s certificate of incorporation or bylaws so provide. The certificate of incorporation and bylaws may also prescribe other qualifications for directors.

Ashford Inc.’s bylaws provide that its board of directors will consist of not less than one member. The exact number of directors will be determined from time to time by a resolution of the Ashford Inc. board of directors. The Ashford Inc. board

	Ashford LLC	Ashford Inc.

of directors will initially have seven directors.

The Ashford Inc. board of directors will be classified into three classes, each having, as nearly as possible, one third of the total number of directors serving on the board of directors.

Term of Manager/Directors	Pursuant to the DLLCA and the Ashford LLC operating agreement, Ashford LLC’s manager does not have a term of office.

The Ashford Inc. certificate of incorporation and bylaws will provide that the board of directors will be divided into three classes. Commencing with the first annual meeting of stockholders following the distribution date, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years.

Ashford Inc.’s directors will serve until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.

Removal of Manager/Directors

Pursuant to its limited liability company agreement, Ashford LLC’s manager may be removed from its position only upon the occurrence of bankruptcy or dissolution of the manager. The manager may not be removed by the common unit holders with or without cause.

The certificate of incorporation and bylaws provide that directors may be removed only for cause and with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote.

Vacancies

If the manager withdraws or has been removed due to bankruptcy or dissolution, the business of Ashford LLC may be continued by the members holding a majority of the common units by selecting a substitute manager within 90 days of such occurrence. If the remaining common unit holders do not continue the business of Ashford LLC within 90 days of such occurrence, then Ashford LLC will dissolve.

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Ashford Inc.’s certificate of incorporation provides that any vacancy on the board of directors due to newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, provided that quorum is present. Ashford Inc.’s certificate of incorporation provides that any other vacancy on the board of directors may be filled by a majority of directors then in office, even if less than a quorum, or by a sole remaining director.

	Ashford LLC	Ashford Inc.

Calling Special Meetings	The Ashford LLC operating agreement does not permit common unit holders to call special meetings of unit holders.

The DGCL provides that special meetings of the stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws to do so. The Ashford Inc. certificate of incorporation and bylaws do not authorize stockholders of Ashford Inc. to call special meetings of stockholders.

Amendment

Generally, Ashford Inc., as sole manager of Ashford LLC, may amend the operating agreement without the consent of any member to clarify the operating agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of members, to reflect the issuance of additional units or if, in the opinion of counsel, necessary or appropriate to satisfy federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a member (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the operating agreement), changes the method for allocating profits and losses, imposes any obligation on the members to make additional capital contributions or adversely affects the limited liability of the members requires the consent of holders of at least two-thirds of the common units. Other amendments require approval of the manager and holders of 50% of the common units.

In addition, the operating agreement may be amended, without the consent of any member, in the event that Ashford Inc. or any of its subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to Ashford LLC substantially all of the assets of such surviving entity and the surviving entity agrees to assume Ashford Inc.’s obligation as sole manager of Ashford LLC. In such case, the surviving entity will amend the operating agreement to arrive at a new method for calculating the amount a member is to receive upon redemption or conversion of a common unit (such method to approximate the existing method as

The DGCL provides that an amendment to a corporation’s certificate of incorporation must be adopted by a resolution of the board of directors setting forth the proposed amendment and approved by the stockholders by a majority of outstanding shares entitled to vote thereon. Under the DGCL, the certificate of incorporation may also require that amendments to the certificate of incorporation (or to certain provisions thereof) be approved by stockholders having greater voting power than a majority of the outstanding shares entitled to vote thereon.  The Ashford Inc. certificate of incorporation provides that, in addition to any vote required by applicable law, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of Article V of the certificate of incorporation (which is related to the ownership and transfer restrictions on the shares of common stock). The DGCL further provides that a corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal upon the directors. Such power, if conferred, shall not divest the stockholders of the power to adopt, amend or repeal the bylaws. The Ashford Inc. certificate of incorporation provides that the bylaws can be adopted, amended or repealed by a majority of the board of directors.

	Ashford LLC	Ashford Inc.

much as possible).

Business Combinations with Interested Parties	There is no business combination statute provided for under the DLLCA.

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an interested stockholder (generally defined as a person owning 15% or more of the corporation’s voting stock, or any affiliate of such person) for three years following the time that a person becomes an interested stockholder, subject to certain exceptions.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the separation and distribution and assuming each holder of Ashford LLC common units exchanges the maximum permissible number of Ashford LLC common units for Ashford Inc. common stock in this exchange offer, Ashford Inc. will have                  shares of common stock outstanding.  Prior to the separation and distribution, there has been no public trading market for Ashford Inc. common stock.  Sales of substantial amounts of shares in the open market, or the perception that those sales could occur, could have an adverse impact on the price of Ashford Inc. common stock or on any trading market that may develop.

Upon completion of the separation and distribution, Ashford Trust may own up to               shares of Ashford Inc. common stock outstanding.  Ashford Inc. will reserve                   shares of its common stock for issuance upon redemption of common units (“redemption shares”) as described below under “-Redemption/Exchange Rights.”  Ashford Inc. will also reserve shares of its common stock to satisfy an approximately $[18.7] million deferred compensation obligation, as of July [30], 2014, to be transferred from Ashford Trust to Ashford Inc. in connection with the separation and distribution.  The actual value of the deferred obligation transferred will be determined based on the closing market price of Ashford Trust common stock on the record date.  The number of shares of Ashford Inc. common stock necessary to satisfy the deferred compensation obligation will be determined based on a third party valuation of Ashford Inc. prepared by                          for a special committee of Ashford Trust, in connection with the separation and distribution.  There will be no adjustment to the deferral periods, which expire beginning December 31, 2014.  Accordingly, absent further deferrals, Ashford Inc. will be obligated to begin issuing common stock in satisfaction of the deferred compensation obligations beginning in January 2015.  In addition, Ashford Inc. will have reserved for issuance to its directors, executive officers and employees under the 2014 Equity Incentive Plan an aggregate of             shares of common stock, that if and when such shares are issued, may be subject in whole or in part to vesting requirements or the lapsing of restrictions.

The common stock issued in connection with the exchange offer, as well as the common stock distributed by Ashford Trust to its common stockholders in connection with the separation and distribution, will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares held by an “affiliate” of Ashford Inc. may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise.

The Ashford Inc. governing documents do not restrict the ability of Ashford Inc. to issue equity securities at any time.  Any issuance of additional shares or other equity securities would result in a corresponding decrease in the proportionate ownership interest in Ashford Inc. represented by, and could adversely affect the cash distributions to and market price of, shares then outstanding.

There is no current public market for Ashford Inc. common stock. Listing of Ashford Inc. common stock on the NYSE MKT is expected to be effective upon the completion of the separation and distribution.  No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the common stock of Ashford Inc. prevailing from time to time.

Redemption/Exchange Rights

Pursuant to the operating agreement of Ashford LLC, persons that own common units will have the right to require Ashford LLC to redeem their common units beginning on the first anniversary of the issuance date. When a member exercises this right with respect to common units, Ashford LLC must redeem the common units for cash or, at the option of Ashford Inc., common stock of Ashford Inc., on a one-for-one basis. These redemption rights generally may be exercised by the members at any time after one year following the issuance of the common units. See “Operating Agreement of Ashford LLC—Redemption Rights.”

Rule 144

Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three month period, the greater of:

•                  1% of the total number of securities outstanding; or

•                  the average weekly reported trading volume of the shares for the four calendar weeks prior to the sale.

Sales under Rule 144 are also subject to specific manner of sale provisions, holding period requirements, notice requirements and the availability of current public information about the issuer.  A person who is not deemed to have been an affiliate of Ashford Inc. at any time during the three months preceding a sale, and who has beneficially owned his shares for at least two years, would be entitled to sell shares under Rule 144 without regard to the public information requirements, volume limitations, manner of sale provisions and notice requirements of Rule 144.

Registration Rights

Pursuant to a registration rights agreement, Ashford Inc. will agree to file a shelf registration statement with the SEC on the first anniversary of the completion of the separation and distribution, and thereafter use reasonable efforts to have the registration statement declared effective, covering the continuous resale of the shares of common stock issuable, at the option of Ashford Inc., to the members of Ashford LLC, upon redemption of common units not exchanged in this exchange offer. Ashford Inc. may, at its option, satisfy its obligation to prepare and file a resale registration statement by filing a registration statement registering the issuance by Ashford Inc. of shares of its common stock under the Securities Act (other than shares issued to affiliates) to holders of Ashford LLC common units upon redemption.  Upon effectiveness of any such registration statement, those persons may sell such shares covered by the registration statement in the secondary market without being subject to the volume limitations or other requirements of Rule 144. Ashford Inc. will bear expenses incident to the registration requirements other than any selling commissions, SEC or state securities registration fees, and transfer taxes or certain other fees or taxes relating to such shares.

The registration rights agreement will contain indemnification and contribution provisions by Ashford Inc. for the benefit of the Ashford LLC common unit holders and their respective affiliates and representatives.  Also, in limited situations, the registration rights agreements contain indemnification and contributions by Ashford Trust and the common unit holders for the benefit of Ashford Inc. and any underwriters with respect to the information included in any registration statement, prospectus or related document.

The registration rights under the registration rights agreements will remain in effect with respect to any shares covered by the registration rights agreement until:

•                  such shares have been sold pursuant to an effective registration statement under the Securities Act or distributed pursuant to an exemption from registration;

•                  such shares have been sold to the public pursuant to Rule 144 under the Securities Act and the shares are no longer restricted under the Securities Act; or

•                  such shares have been sold in a transaction in which the transferee is not entitled to the benefits of the registration rights agreement.

Grants Under the Equity Incentive Plan

Prior to the completion of the separation and distribution, Ashford Inc. will adopt an equity incentive plan, referred to as the 2014 Equity Incentive Plan. The 2014 Equity Incentive Plan will provide for the grant of incentive awards to employees, consultants and non-employee directors of Ashford Inc.  The total number of shares that may be made subject to awards under the 2014 Equity Incentive Plan will be equal to                    shares, which is the equivalent of approximately      % of the issued and outstanding shares of Ashford Inc. common stock immediately following the separation and distribution, assuming that each holder of Ashford LLC common units exchanges the maximum permissible number of Ashford LLC common units for Ashford Inc. common stock in this exchange offer.

Ashford Inc. intends to file with the SEC a registration statement on Form S-8 covering the shares of common stock issuable under the 2014 Equity Incentive Plan. Common stock covered by this registration statement, including any shares of common stock issuable upon the exercise of options or restricted stock, will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

EXPERTS

The financial statements of Ashford Inc. at April 2, 2014, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of Ashford Advisor at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of Ashford Inc. common stock to be issued by Ashford Inc. in connection with the exchange offer will be passed upon by Andrews Kurth LLP, Dallas, Texas.

WHERE YOU CAN FIND MORE INFORMATION

Ashford Inc. has filed a registration statement on Form S-4 with the SEC, of which this prospectus forms a part, with respect to the shares of common stock being offered in exchange for Ashford LLC common units as contemplated by this prospectus.  This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement.  For further information with respect to Ashford Inc. and its common stock, please refer to the registration statement, including the exhibits and schedules thereto. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, NE, Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330 as well as on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus.

As a result of the distribution of Ashford Inc. common stock by Ashford Trust to its common stockholders, Ashford Inc. will become subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, will file periodic reports, proxy statements and other information with the SEC, which will be available on the Internet website maintained by the SEC at www.sec.gov.

Documents filed by Ashford Inc. with the SEC are available from Ashford Inc. without charge upon written or oral request. You may obtain documents filed by Ashford Inc. with the SEC by requesting them in writing or by telephone at the following address:

Ashford Inc.

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

Attention: Investor Relations

Telephone: (972) 490-9600

Ashford Inc. intends to furnish holders of its common stock with annual reports containing consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

ASHFORD INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements as of and for the three months ended March 31, 2014 and for the year ended December 31, 2013 have been derived from the historical (i) financial statements of Ashford Inc. and (ii) combined financial statements of Ashford Advisor.

The pro forma combined financial information reflects the historical financial results of Ashford Trust’s asset management business (comprised of Ashford LLC and certain assets, liabilities and operations of Ashford Trust OP, which is referred to as “Ashford Advisor”), as adjusted to give effect to the following separation transactions:

•                  a contribution to Ashford LLC of capital of $32.0 million from Ashford Trust OP;

•                  the distribution of our common stock to Ashford Trust stockholders by Ashford Trust (assuming the minimum distribution);

•                  the issuance of                shares of common stock of Ashford Inc. to its non-employee directors upon completion of the separation and distribution; and

•                  completion of the exchange offer, assuming all holders of Ashford LLC common units exchange the maximum permissible number of their Ashford LLC common units for Ashford Inc. common stock.

The unaudited pro forma combined balance sheet as of March 31, 2014 is presented to reflect adjustments to Ashford Inc.’s balance sheet as if the separation and distribution, the exchange offer and the related transactions were completed on March 31, 2014. The unaudited pro forma combined statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 are presented as if the separation and distribution, the exchange offer and the related transactions were completed on January 1, 2013.

The following unaudited pro forma combined financial statements should be read in conjunction with (i) Ashford Inc.’s balance sheet as of April 2, 2014 and the notes thereto appearing elsewhere in this prospectus and (ii) Ashford Advisor’s historical combined financial statements as of March 31, 2014, December 31, 2013 and 2012, and for each of the three months ended March 31, 2014 and 2013 and each of the three years in the period ended December 31, 2013, and the notes thereto appearing elsewhere in this prospectus. We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of what our actual financial position would have been as of March 31, 2014 assuming the separation and distribution, the exchange offer and the related transactions had been completed on March 31, 2014 or what actual results of operations would have been for the three months ended March 31, 2014 and the year ended December 31, 2013 assuming the separation and distribution and the related transactions had been completed on January 1, 2013, nor are they indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

ASHFORD INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

MARCH 31, 2014

(in thousands)

	Ashford Inc. (A)	Ashford Advisor Historical Combined (B)	Separation Adjustments		Pro Forma
Assets
Current assets:
Cash	$—	$1,598	$32,000	(C)	$33,598
Prepaid expenses and other	—	141	—		141
Due from related parties	—	2,215	—		2,215
Total current assets	—	3,954	32,000		35,954
Furniture, fixtures and equipment, net	—	1,321			1,321
Total assets	$—	$5,275	$32,000		$37,275
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$—	$3,880	$—		$3,880
Due to affiliate	—	476	—		476
Total current liabilities	—	4,356	—		4,356
Deferred income	—	5	—		5
Total liabilities	—	4,361	—		4,361
Redeemable noncontrolling interest in Ashford LLC (D)	—	—	2		63
			61
Owner’s equity	—	914	32,000	(C)	32,851
				(E)
				(E)
			(2)
			(61)
Total liabilities and equity	$—	$5,275	$32,000		$37,275

See Notes to Pro Forma Combined Financial Statements.

ASHFORD INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2014

(in thousands, except per share amounts)

	Ashford Advisor Historical Combined(AA)	Separation Adjustments		Pro Forma
Revenue
Advisory services	$2,312	$6,946	(CC)	$13,898
		—	(DD)
		—	(EE)
		156	(FF)
		4,484	(GG)
Total revenue	2,312	11,586		13,898
Expenses
Salaries and benefits	10,110			10,110
Depreciation	87			87
General and administrative	913			913
Total expenses	11,110	—		11,110
Income (loss) before income taxes	(8,798)	11,586		2,788
Income tax expense	(15)	(1,013	)(II)	(1,028)
Net income (loss)	(8,813)	10,573		1,760
Net income attributable to redeemable noncontrolling interests in Ashford LLC (JJ)	—	(3)		(3)
Net income (loss) attributable to the Company	$(8,813)	$10,570		$1,757
Basic outstanding shares	N/A			3,801	(KK)
Basic EPS	N/A			$0.46	(KK)
Diluted outstanding shares	N/A			3,902	(LL)
Diluted EPS	N/A			$0.45	(LL)

See Notes to Pro Forma Combined Financial Statements.

ASHFORD INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(in thousands, except per share amounts)

	Ashford Advisor Historical Combined As Restated(AA)	Separation Adjustments		Pro Forma
Revenue
Advisory services	$960	$6,576	(BB)	$54,568
		25,475	(CC)
		—	(DD)
		—	(EE)
		889	(FF)
		20,668	(GG)
Total revenue	960	53,608		54,568
Expenses
Salaries and benefits	46,181			46,181
Depreciation	220			220
General and administrative	2,271		(HH)	2,271
Total expenses	48,672	—		48,672
Income (loss) before income taxes	(47,712)	53,608		5,896
Income tax expense	(7)	(5,995	)(II)	(6,002)
Net income (loss)	(47,719)	47,613		(106)
Net income attributable to redeemable noncontrolling interests in Ashford LLC (JJ)	—	—		—
Net income (loss) attributable to the Company	$(47,719)	47,613		(106)
Basic outstanding shares	N/A			3,801	(KK)
Basic EPS	N/A			$(0.03	) (KK)
Diluted outstanding shares	N/A			3,801	(MM)
Diluted EPS	N/A			$(0.03	) (MM)

See Notes to Pro Forma Combined Financial Statements.

ASHFORD INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

1.                                      Basis of Presentation

Ashford Inc. is a newly formed Delaware corporation that intends to provide asset management and external advisory services to other entities, initially within the hospitality industry. Ashford Inc. will serve as the external advisor to Ashford Prime, an NYSE-listed real estate investment trust that invests primarily in high revenue per available room (“RevPAR”) luxury, upper-upscale and upscale hotels and resorts, predominantly located in gateway markets. Ashford Prime became a publicly traded entity in November 2013 upon the completion of its spin-off from Ashford Trust. Ashford Inc. will also serve as the external advisor to Ashford Trust, an NYSE-listed real estate investment trust, focused on investing opportunistically across all segments and at all levels of the capital structure within the hospitality industry that, generally, do not directly compete with Ashford Prime. Ashford Trust has been a public company since August 2003.

In our capacity as the external advisor to Ashford Trust and Ashford Prime, we will be responsible for implementing the investment strategies and managing the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity. We will provide the personnel and services necessary to allow each of Ashford Trust and Ashford Prime to conduct its respective business. We may also perform similar functions for new or additional platforms.

We will be led by the current management team of Ashford Trust. Each of the chief executive officer, the president, the chief operating officer and the chief accounting officer has more than 20 years of lodging or real estate experience, including experience in hotel property and loan acquisitions and divestitures, property repositioning and redevelopment, asset management, branding and financing, as well as extensive experience with accounting, financial reporting and legal matters. We believe our management team is uniquely positioned to optimize the operating and financial performance of our advisory clients and position us as an industry leading asset manager.

Ashford Inc. has filed a Registration Statement on Form 10 with the Securities and Exchange Commission with respect to the separation and distribution. Ashford Inc. intends to conduct its business and own substantially all of its assets through an operating entity, Ashford Hospitality Advisors LLC (“Ashford LLC”).

2.                                      Adjustments to Pro Forma Combined Balance Sheet

The adjustments to the pro forma combined balance sheet as of March 31, 2014 are as follows:

(A)                   Represents the historical balance sheet of Ashford Inc. as of April 2, 2014. Ashford Inc. was incorporated on April 2, 2014 and had no activity on April 2, 2014 other than its formation.

(B)                   Represents the historical combined balance sheet of Ashford Advisor as of March 31, 2014.

(C)                   Reflects the contribution of $32.0 million of capital by Ashford Trust OP.

(D)                   Reflects the 0.19% ownership of Ashford LLC held by officers and directors of Ashford Inc., officers and directors of Ashford Trust and Common B unit holders in Ashford Trust OP, which assumes that the maximum number (99%) of common units of Ashford Hospitality Advisors LLC were exchanged for shares of Ashford Inc. common stock. The adjustments to the noncontrolling interests in Ashford Inc. were calculated as follows:

Separation Adjustments

(i) $2,000 represents the 0.19% noncontrolling interest in the $914,000 total owner’s equity of Ashford Advisor associated with footnote (B) above.

(ii) $61,000 represents the 0.19% noncontrolling interest in the $32.0 million total owner’s equity associated with footnote (C) above.

The following presents the separation adjustments and impact on redeemable noncontrolling interests in Ashford LLC and owner’s equity assuming that the minimum number (0%) of common units of Ashford Hospitality Advisors LLC were exchanged for shares of Ashford Inc. common stock:

Separation Adjustments

(i) $180,000 represents the 19.74% noncontrolling interest in the $914,000 total owner’s equity of Ashford Advisor associated with footnote (B) above.

(ii) $6.3 million represents the 19.74% noncontrolling interest in the $32.0 million total owner’s equity associated with footnote (C) above.

	Ashford Inc. (A)	Ashford Advisor Historical Combined (B)	Separation Adjustments		Pro Forma
Total liabilities	—	4,361	—		4,361
Redeemable noncontrolling interest in Ashford LLC (D)	—	—	180		6,497
			6,317
Owner’s equity	—	914	32,000	(C)	26,417
				(E)
				(E)
			(180)
			(6,317)
Total liabilities and equity	$—	$5,275	$32,000		$37,275

(E)                    Represents stock based compensation associated with initial stock grants, which are immediately vested, with an estimated value of $         to each of the          independent members of the Board of Directors of Ashford Inc.

3.                                      Adjustments to Pro Forma Combined Consolidated Statements of Operations

The adjustments to the pro forma combined statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 are as follows:

(AA)          Represents the historical combined statements of operations of Ashford Advisor for the three months ended March 31, 2014 and the year ended December 31, 2013.

(BB)          Represents an estimate of the base fee payable from Ashford Prime for the period from January 1, 2013 through November 18, 2013, pursuant to the terms of the advisory agreement. The base fee is equal to 0.70% per annum of the total market capitalization of Ashford Prime, subject to a minimum quarterly base fee. The “total market capitalization” for purposes of determining the base fee is calculated on a quarterly basis as (i) the average of the volume-weighted average price per share of Ashford Prime common stock for each trading day of the preceding quarter multiplied by the average number of shares of Ashford Prime common stock and common units outstanding during such quarter, on a fully-diluted basis (assuming all common units and long term incentive partnership units in the operating partnership which have achieved economic parity with common units in the operating partnership have been converted to common stock in the company), plus (ii) the quarterly average of the aggregate principal amount of Ashford Prime consolidated indebtedness (including our proportionate share of debt of any entity that is not consolidated but excluding Ashford Prime’s joint venture partners’ proportionate share of consolidated debt), plus (iii) the quarterly average of the liquidation value of Ashford Prime’s outstanding preferred equity.

To determine the appropriate pro forma adjustment for the base fee, the total market capitalization of Ashford Prime was calculated pursuant to the definition of “total market capitalization” above as of December 31, 2013. This total market capitalization was used to calculate the annual pro forma base fee as Ashford Prime commenced operations on November 19, 2013. This calculation reflects an estimated base fee greater than the minimum base fee provided in the advisory agreement. However, the calculation is an estimate based on the total market capitalization of Ashford Prime at one point in time and may not accurately reflect the total market capitalization of Ashford Prime in the future. As a result, the pro forma base advisory fee adjustment may not reflect actual revenues in the future.

(CC)          Represents an estimate of the base fee payable from Ashford Trust pursuant to the terms of the advisory agreement. The base fee will be equal to 0.70% per annum of the total market capitalization of Ashford Trust, subject to a minimum quarterly base fee. The “total market capitalization” for purposes of determining the base fee is calculated on a quarterly basis as (i) the average of the volume-weighted average price per share of Ashford Trust common stock for each trading day of the preceding quarter multiplied by the average number of shares of Ashford Trust common stock and common units outstanding during such quarter, on a fully-diluted basis (assuming all common units and long term incentive partnership units in the operating partnership which have achieved economic parity with common units in the operating partnership have been converted to common stock in the company), plus (ii) the quarterly average of the aggregate principal amount of Ashford Trust consolidated indebtedness (including its proportionate share of debt of any entity that is not consolidated but excluding its joint venture partners’ proportionate share of consolidated debt), plus (iii) the quarterly average of the liquidation value of Ashford Trust’s outstanding preferred equity.

To determine the appropriate pro forma adjustment for the base fee, the total market capitalization of Ashford Trust was calculated pursuant to the definition of “total market capitalization” above. An amount equal to $67.5 million of the total market capitalization was then allocated to Ashford Inc. based on management’s review of market data and analysis provided by Ashford Trust’s transaction advisor, taking into account net income multiples after tax, together with liquidity, operating history and anticipated market capitalization. Ashford Trust intends to have third party independent financial analysis performed prior to the spin-off to confirm its estimate of the total market capitalization of Ashford Trust. The contractual advisory fee of 0.70% per annum was then applied to the remaining total market capitalization of Ashford Trust for purposes of making the pro forma adjustment.  However, the calculation is an estimate based on the historical total market capitalization of Ashford Trust and may not accurately reflect the total market capitalization of Ashford Trust following the separation and distribution. As a result, the pro forma base advisory fee adjustment may not reflect actual revenues in the future.

The calculation of the base fee after the consummation of the separation and distribution will be based on the total market capitalization of Ashford Trust, calculated pursuant to the definition of “total market capitalization” described above.

(DD)          The incentive fee payable from Ashford Prime, if any, is based on Ashford Prime’s total stockholder return performance as compared to a defined peer group. No incentive fee was earned in 2013 as Ashford Prime’s total stockholder return performance did not exceed the total shareholder return of its defined peer group. Because the incentive fee is a performance-based fee that is not finalized until the end of each fiscal year, no pro forma adjustment is being made for the three months ended March 31, 2014, consistent with Staff Accounting Bulletin Topic 13.A, suggesting that it is not appropriate to recognize revenue “based upon the probability of a factor being achieved.”

(EE)            The incentive fee payable from Ashford Trust, if any, will be based on Ashford Trust’s total stockholder return performance as compared to a defined peer group. No incentive fee would have been earned in 2013 as Ashford Trust’s total stockholder return performance did not exceed the total shareholder return of its defined peer group. Because the incentive fee is a performance-based fee that is not finalized until the end of each fiscal year, no pro forma adjustment is being made for the three months ended March 31, 2014, consistent with Staff Accounting Bulletin Topic 13.A, suggesting that it is not appropriate to recognize revenue “based upon the probability of a factor being achieved.”

(FF)              Represents reimbursement from Ashford Trust and Ashford Prime for salaries, benefits and travel expenses of Ashford Inc.’s employees providing internal audit services, as specified in the Advisory Agreements between Ashford Inc. and Ashford Trust and Ashford Prime. These reimbursement amounts will reflect Ashford Trust’s and Ashford Prime’s pro rata portion of such expenses incurred by Ashford Inc., as reasonably agreed to between Ashford Inc. and certain independent members of the board of directors of Ashford Trust and Ashford Prime. The adjustment represents the allocated salaries, benefits and travel expenses of the internal audit staff, which will be reimbursable by Ashford Trust and Ashford Prime pursuant to the advisory agreement.

(GG)          Represents revenue earned from Ashford Trust for reimbursement of equity awards to be granted by Ashford Trust to employees of Ashford Inc. for services provided to Ashford Trust as required by the Advisory Agreement between Ashford Inc. and Ashford Trust. The adjustment has been determined based upon the allocated employee equity-based compensation included in salaries and benefits

(HH)        Represents stock-based compensation associated with initial stock grants, which are immediately vested, with a value of $        to each of the             independent members of the Board of Directors of Ashford Inc.

(II)                  Income tax expense has been calculated as if Ashford Inc. was a taxable corporation under the Internal Revenue Code. Ashford Inc. will also be subject to the Texas margin tax.

The following table reconciles the pro forma income tax expense at statutory rates to the actual income tax expense recorded (in thousands):

	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Income tax expense at federal statutory income tax rate of 35%	$(953)	$(1,984)
Permanent differences	(6)	(27)
Gross receipts and margin taxes	(64)	(231)
Valuation allowance	(5)	(3,760)
Total income tax expense	$(1,028)	$(6,002)

The components of pro forma income tax (expense) benefit are as follows (in thousands):

	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Current:
Federal	$(964)	$(5,771)
State	(64)	(231)
Total current	(1,028)	(6,002)
Deferred:
Federal	—	—
State	—	—
Total deferred	—	—
Total income tax expense	$(1,028)	$(6,002)

(JJ)                  Represents net income attributable to the non-controlling interest in Ashford LLC, calculated as 0.19% of net loss, which is based on the ownership percentage of the officers and directors of Ashford Inc., officers and directors of Ashford Trust and Common B unit holders in Ashford Trust OP, which assumes that the maximum number (99%) of common units of Ashford Hospitality Advisors LLC were exchanged for shares of Ashford Inc. common stock.

The following tables present net income (loss) attributable to the non-controlling interest in Ashford LLC, calculated as 19.74% of net loss, which is based on the ownership percentage of the officers and directors of Ashford Inc., officers and directors of Ashford Trust and Common B unit holders in Ashford Trust OP, which assumes that the minimum number (0%) of common units of Ashford Hospitality Advisors LLC were exchanged for shares of Ashford Inc. common stock:

For the Three Months Ended March 31, 2014

	Ashford Advisor Historical Combined(AA)	Separation Adjustments	Pro Forma
Net income (loss)	(8,813)	10,573	1,760
Net income attributable to redeemable noncontrolling interests in Ashford LLC	—	(347)	(347)
Net income (loss) attributable to the Company	$(8,813)	$10,226	$1,413
Basic outstanding shares	N/A		3,801	(KK)
Basic EPS	N/A		$0.37	(KK)
Diluted outstanding shares	N/A		3,902	(LL)
Diluted EPS	N/A		$0.36	(LL)

For the Year Ended December 31, 2013

	Ashford Advisor Historical Combined As Restated(AA)	Separation Adjustments	Pro Forma
Net income (loss)	(47,719)	47,613	(106)
Net income attributable to redeemable noncontrolling interests in Ashford LLC	—	21	21
Net income (loss) attributable to the Company	$(47,719)	47,634	(85)
Basic outstanding shares	N/A		3,801	(KK)
Basic EPS	N/A		$(0.02	)(KK)
Diluted outstanding shares	N/A		3,801	(MM)
Diluted EPS	N/A		$(0.02	)(MM)

(KK)        Pro forma basic earnings per share and basic weighted average shares outstanding reflect the estimated number of shares of common stock we expect to be outstanding upon the completion of the distribution and exchange (based on a distribution ratio of one share of Ashford Inc. common stock for every 35 shares of Ashford Trust common stock and maximum permissible participation in the exchange), including            shares for initial grants to the           independent members of the Board of Directors of Ashford Inc. described in footnote (HH) above. There will be approximately 1.0 million shares of Ashford Inc. common stock reserved for issuance under a deferred compensation plan assumed by Ashford Inc. from Ashford Trust in connection with the separation.  The plan obligations will be settled in Ashford Inc. common stock at the end of the applicable deferral periods.  These shares will not be outstanding at the time of the separation and distribution but are included in the basic weighted average shares outstanding.  There are approximately 96,000 unvested restricted shares which are considered outstanding but excluded from basic weighted average shares outstanding.

(LL)            Pro forma diluted earnings per share and pro forma weighted-average diluted shares outstanding reflect the impact of an additional 101,000 shares. The 101,000 shares include 96,000 unvested restricted shares and membership interests in Ashford LLC redeemable into 5,000 shares of common stock. While the actual dilutive impact will depend on various factors, we believe this estimate reflects a reasonable approximation of the dilutive impact of any Ashford Inc. equity incentive plans

(MM)    Pro forma diluted earnings per share and pro forma weighted-average diluted shares outstanding are identical to pro forma basic earnings per share and basic weighted average shares outstanding. Weighted-average diluted shares of 101,000 have been excluded from the diluted earnings per share calculation as the effect would have been anti-dilutive. The 101,000 shares include 96,000 unvested restricted shares and common units in Ashford LLC redeemable into 5,000 shares of common stock. While the actual dilutive impact will depend on various factors, we believe this estimate reflects a reasonable approximation of the dilutive impact of any Ashford Inc. equity incentive plans.

Report of Independent Registered Public Accounting Firm

The Board of Directors of
Ashford Hospitality Trust, Inc. and subsidiaries

We have audited the accompanying balance sheet of Ashford Inc. (the Company) as of April 2, 2014. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Ashford Inc. at April 2, 2014, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Dallas, Texas
April 4, 2014

ASHFORD INC.
BALANCE SHEET

April 2, 2014

Assets

Total assets	$—

Stockholder’s Equity
Common stock, $0.01 par value per share; 1,000 shares authorized; no shares issued and outstanding	$—

Total stockholder’s equity	$—

See Notes to Balance Sheet.

ASHFORD INC.

NOTES TO BALANCE SHEET

As of April 2, 2014

1.                                  Organization

Ashford Inc. (the “Company”) was formed as a Delaware corporation on April 2, 2014. The Company intends to provide asset management and external advisory services to other entities, initially within the hospitality industry. The Company will receive a contribution of 100% of the common units of Ashford Hospitality Advisors LLC (“AHA”) held by Ashford Hospitality Trust, Inc. (“AHT”) as well as common units in AHA from minority common unit holders of Ashford Hospitality Limited Partnership (“AHLP”), AHT’s operating partnership, in exchange for shares of Ashford Inc. common stock.  AHT intends to distribute all of the shares of common stock of Ashford Inc. to holders of AHT’s common stock. Ashford Inc. will serve as the external advisor to Ashford Hospitality Prime, Inc. (“Ashford Prime”), an NYSE-listed real estate investment trust (“REIT”) that invests primarily in high revenue per available room (“RevPAR”) luxury, upper-upscale and upscale hotels and resorts, predominantly located in gateway markets.  Ashford Prime became a publicly traded entity in November 2013 upon the completion of its spin-off from AHT. Upon completion of the aforementioned transactions, Ashford Inc. will also serve as the external advisor to AHT, an NYSE-listed REIT, focused on investing opportunistically across all segments and at all levels of the capital structure within the hospitality industry that, generally, do not directly compete with Ashford Prime. AHT has been a public company since August 2003.

The Company has no assets and has not yet commenced operations.

2.                                      Summary of Significant Accounting Policies

Basis of Presentation—The balance sheet includes the accounts of the Company as of April 2, 2014, prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Subsequent events have been evaluated through April 4, 2014, the date the Company issued its financial statements.

Use of Estimates—The preparation of this balance sheet in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from those estimates.

3.                                      Stockholder’s Equity

Under Ashford Inc.’s charter, the total number of shares initially authorized for issuance is 1,000 shares of common stock. As of April 4, 2014, the Company had not yet issued any shares of common stock.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Ashford Hospitality Trust, Inc. and subsidiaries

We have audited the accompanying combined financial statements sheets of Ashford Advisors (the Company) as of December 31, 2013 and 2012, and the related combined statements of operations and comprehensive loss, owner’s deficit, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Ashford Advisors at December 31, 2013 and 2012, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1, the accompanying combined financial statements have been restated to correct the presentation of certain non-cash compensation within the combined statements of cash flows for each of the three years in the period ended December 31, 2013, to correct the accounting for dividends associated with common stock included in a deferred compensation plan and to correct other items

/s/ Ernst & Young LLP

Dallas, Texas
April 4, 2014,
except for Note 1 to the combined
financial statements as to which the date is
July 1, 2014

ASHFORD ADVISOR

COMBINED BALANCE SHEETS

(in thousands)

	December 31,
	2013	2012
	As Restated (see Note 1)	As Restated (see Note 1)
Assets
Current assets:
Cash	$600	$—
Prepaid expenses and other	216	240
Due from related parties	960	—
Total current assets	1,776	240
Furniture, fixtures and equipment, net	546	400
Total assets	$2,322	$640
Liabilities and Owner’s Deficit
Current liabilities:
Accounts payable and accrued expenses	$7,828	$6,792
Due to affiliate	232	180
Total current liabilities	8,060	6,972
Deferred income	21	83
Total liabilities	8,081	7,055
Commitments and contingencies (Note 6)
Owner’s deficit	(5,759)	(6,415)
Total liabilities and owner’s deficit	$2,322	$640

See Notes to Combined Financial Statements.

ASHFORD ADVISOR

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Year Ended December 31,
	2013	2012	2011
	As Restated (see Note 1)	As Restated (see Note 1)	As Restated (see Note 1)
Revenue
Advisory services	$960	$—	$—
Total revenue	960	—	—
Expenses
Salaries and benefits	46,181	35,891	30,863
Depreciation	220	216	254
General and administrative	2,271	2,075	1,700
Total expenses	48,672	38,182	32,817
Loss before income taxes	(47,712)	(38,182)	(32,817)
Income tax expense	(7)	—	—
Net loss	$(47,719)	$(38,182)	$(32,817)
Comprehensive loss	$(47,719)	$(38,182)	$(32,817)

See Notes to Combined Financial Statements.

ASHFORD ADVISOR

COMBINED STATEMENTS OF OWNER’S DEFICIT

(in thousands)

Owner’s Deficit
As Restated (see Note 1)
Balance at January 1, 2011	$(5,743)
Dividends associated with deferred compensation plan	(346)
Capital contributions	33,672
Net loss	(32,817)
Balance at December 31, 2011	$(5,234)
Dividends associated with deferred compensation plan	(411)
Capital contributions	37,412
Net loss	(38,182)
Balance at December 31, 2012	$(6,415)
Dividends associated with deferred compensation plan	(537)
Capital contributions	48,912
Net loss	(47,719)
Balance at December 31, 2013	$(5,759)

See Notes to Combined Financial Statements.

ASHFORD ADVISOR

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2012	2011
	As Restated (see Note 1)	As Restated (see Note 1)	As Restated (see Note 1)
Cash Flows from Operating Activities
Net loss	$(47,719)	$(38,182)	$(32,817)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	220	216	254
Straight-line rent amortization	(62)	(62)	(62)
Non-cash compensation	25,037	17,125	12,476
Changes in operating assets and liabilities—
Prepaid expenses and other	24	(62)	86
Accounts payable and accrued expenses	963	1,181	(655)
Due from related parties	(960)	—	—
Due to affiliate	52	56	(105)
Net cash used in operating activities	(22,445)	(19,728)	(20,823)
Cash Flows from Investing Activities
Additions to furniture, fixtures and equipment	(366)	(167)	(115)
Net cash used in investing activities	(366)	(167)	(115)
Cash Flows from Financing Activities
Contributions from owner	23,411	19,895	20,938
Net cash provided by financing activities	23,411	19,895	20,938
Net change in cash	600	—	—
Cash at beginning of year	—	—	—
Cash at end of year	$600	$—	$—
Supplemental Cash Flow Information
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—
Supplemental Disclosure of Non Cash Investing and Financing Activities
Non-cash contributions associated with non-cash compensation	$25,037	$17,125	$12,476
Non-cash dividends associated with deferred compensation plan	$537	$411	$346
Non-cash contributions associated with deferred compensation plan	$464	$392	$258
Non-cash dividends declared but not paid	$180	$107	$88

See Notes to Combined Financial Statements.

ASHFORD ADVISOR

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2013, 2012 and 2011

1.                                      Organization and Description of Business

Ashford Hospitality Trust, Inc. (“AHT”) is a self-advised real estate investment trust (“REIT”) as defined in the Internal Revenue Code (“Code”) and was formed in Maryland on May 13, 2003. AHT commenced operations in August 2003 and has been focused on investing in the hospitality industry across all segments and in all methods including direct real estate, securities, equity, and debt. AHT owns its lodging investments and conducts its business through the majority-owned Ashford Hospitality Limited Partnership (“AHLP”), an operating partnership that was formed in Delaware on May 13, 2003. The general partner of AHLP is Ashford OP Limited Partner LLC, a Delaware limited liability company. AHLP will continue into perpetuity unless earlier dissolved or terminated pursuant to law or the provisions of the AHLP limited partnership agreement. The accompanying combined financial statements reflect the operations of the asset management business of AHLP that provides asset management, accounting and legal services to AHT and Ashford Hospitality Prime, Inc. (“Ashford Prime”), an NYSE-listed REIT that invests primarily in high revenue per available room luxury, upper-upscale and upscale hotels and resorts, predominantly located in gateway markets.  Ashford Prime became a publicly traded entity in November 2013 upon the completion of its spin-off from AHT.

The accompanying combined financial statements include Ashford Hospitality Advisors LLC (“AHA”) (formed April 5, 2013) and certain assets, liabilities and operations of AHLP which have been carved out for the purpose of these financial statements, collectively referred to herein as Ashford Advisor. AHA had no operations until November 19, 2013, the date of the Ashford Prime spin-off. In this report, the terms the “Company,” “we,” “us” or “our” refers to Ashford Advisor.

Restatement of Financial Data

In connection with the closing of our financial records for the period ended March 31, 2014, we identified accounting errors discussed below that affected our financial statements. In light of these errors, on June 27, 2014, AHT’s Audit Committee of the Board of Directors determined that readers should no longer rely on our previously reported combined financial statements for the years ended December 31, 2013, 2012 and 2011.

•                  Determination of Deferred Compensation Expense, Equity-based Compensation and Non-cash Compensation

As discussed in Note 12, AHT established a nonqualified deferred compensation plan for certain executive officers. The deferred compensation expense associated with the plan is a non-cash expense as AHT’s obligation will be settled in shares of AHT stock.  The deferred compensation expense is included in salaries and benefits on the accompanying combined statements of operations and comprehensive loss. Salaries and benefits include 100% of salaries and benefits of the employees of AHT and an allocation of 100% of employee equity-based compensation from AHT. In preparing the combined statements of cash flows for the years ended December 31, 2013 and 2012, approximately $4.3 million and $373,000, respectively, of the non-cash compensation expense associated with the allocation from AHT of the deferred compensation plan expense was not included in the reconciliation of cash used in operating activities. Additionally, a like amount of contributions from owners as the contributions recorded in connection with the allocation of the expense were non-cash in nature and should not have been reflected as cash contributions in the combined statements of cash flows for the years ended December 31, 2013 and 2012.

Approximately $537,000, $411,000 and $346,000 of dividends associated with vested shares of AHT common stock included in the deferred compensation plan were incorrectly recorded as compensation expense and included in salaries and benefits rather than being recorded as a reduction of equity for the years ended December 31, 2013, 2012 and 2011, respectively.  Additionally, approximately $547,000, $227,000 and $347,000 of equity-based compensation expense associated with equity grants to members of the AHT board of directors was incorrectly included in the allocation of equity-based compensation expense from AHT and was included in salaries and benefits for the years ended December 31, 2013, 2012 and 2011, respectively.

•                  Determination of Depreciation Expense

For the year ended December 31, 2013, approximately $49,000 of depreciation expense associated with certain assets of AHT that are not included as part of the carve-out financial statements was incorrectly included in the combined statement of operations and comprehensive loss.

•                  Determination of General and Administrative Expense

Allocations of AHT board of director expenses of approximately $127,000, $75,000 and $104,000 were incorrectly made to general and administrative expense for the years ended December 31, 2013, 2012 and 2011, respectively and certain invoices totaling approximately $86,000 were not accrued for the year ended December 31, 2013.

The following tables reconciles the “As Previously Reported” to the “As Restated” columns of the Combined Balance Sheets as of December 31, 2013 and 2012, the Combined Statements of Operations and Comprehensive Loss for the years ended December 31, 2013, 2012 and 2011, the Combined Statements of Owner’s Deficit for the years ended December 31, 2013, 2012 and 2011and the Combined Statements of Cash Flows for the years ended December 31, 2013, 2012 and 2011 to reflect the effect of the adjustments described above (in thousands):

	December 31, 2013
	As Previously Reported	Restatement Adjustments	As Restated
Assets
Current assets:
Cash	$600	$—	$600
Prepaid expenses and other	216	—	216
Due from related parties	960	—	960
Total current assets	1,776	—	1,776
Furniture, fixtures and equipment, net	497	49	546
Total assets	$2,273	$49	$2,322
Liabilities and Owner’s Deficit
Current liabilities:
Accounts payable and accrued expenses	$7,588	$240	$7,828
Due to affiliate	232	—	232
Total current liabilities	7,820	240	8,060
Deferred income	21	—	21
Total liabilities	7,841	240	8,081
Commitments and contingencies (Note 6)
Owner’s deficit	(5,568)	(191)	(5,759)
Total liabilities and owner’s deficit	$2,273	$49	$2,322

	December 31, 2012
	As Previously Reported	Restatement Adjustments	As Restated
Assets
Current assets:
Cash	$—	$—	$—
Prepaid expenses and other	240	—	240
Due from related parties	—	—	—
Total current assets	240	—	240
Furniture, fixtures and equipment, net	400	—	400
Total assets	$640	$—	$640
Liabilities and Owner’s Deficit
Current liabilities:
Accounts payable and accrued expenses	$6,685	$107	$6,792
Due to affiliate	180	—	180
Total current liabilities	6,865	107	6,972
Deferred income	83	—	83
Total liabilities	6,948	107	7,055
Commitments and contingencies (Note 6)
Owner’s deficit	(6,308)	(107)	(6,415)
Total liabilities and owner’s deficit	$640	$—	$640

	Year Ended December 31, 2013
	As Previously Reported	Restatement Adjustments	As Restated
Revenue
Advisory services	$960	$—	$960
Total revenue	960	—	960
Expenses
Salaries and benefits	47,262	(1,081)	46,181
Depreciation	269	(49)	220
General and administrative	2,312	(41)	2,271
Total expenses	49,843	(1,171)	48,672
Loss before income taxes	(48,883)	1,171	(47,712)
Income tax expense	(7)	—	(7)
Net loss	$(48,890)	$1,171	$(47,719)
Comprehensive loss	$(48,890)	$1,171	$(47,719)

	Year Ended December 31, 2012
	As Previously Reported	Restatement Adjustments	As Restated
Revenue
Advisory services	$—	$—	$—
Total revenue	—	—	—
Expenses
Salaries and benefits	36,530	(639)	35,891
Depreciation	216	—	216
General and administrative	2,150	(75)	2,075
Total expenses	38,896	(714)	38,182
Loss before income taxes	(38,896)	714	(38,182)
Income tax expense	—	—	—
Net loss	$(38,896)	$714	$(38,182)
Comprehensive loss	$(38,896)	$714	$(38,182)

	Year Ended December 31, 2011
	As Previously Reported	Restatement Adjustments	As Restated
Revenue
Advisory services	$—	$—	$—
Total revenue	—	—	—
Expenses
Salaries and benefits	31,556	(693)	30,863
Depreciation	254	—	254
General and administrative	1,804	(104)	1,700
Total expenses	33,614	(797)	32,817
Loss before income taxes	(33,614)	797	(32,817)
Income tax expense	—	—	—
Net loss	$(33,614)	$797	$(32,817)
Comprehensive loss	$(33,614)	$797	$(32,817)

	Owner’s Deficit
	As Previously Reported	Restatement Adjustments	As Restated
Balance at January 1, 2011	$(5,743)	$—	$(5,743)
Dividends associated with deferred compensation plan	—	(346)	(346)
Capital contributions	34,211	(539)	33,672
Net loss	(33,614)	797	(32,817)
Balance at December 31, 2011	$(5,146)	$(88)	$(5,234)
Dividends associated with deferred compensation plan	—	(411)	(411)
Capital contributions	37,734	(322)	37,412
Net loss	(38,896)	714	(38,182)
Balance at December 31, 2012	$(6,308)	$(107)	$(6,415)
Dividends associated with deferred compensation plan	—	(537)	(537)
Capital contributions	49,630	(718)	48,912
Net loss	(48,890)	1,171	(47,719)
Balance at December 31, 2013	$(5,568)	$(191)	$(5,759)

	Year Ended December 31, 2013
	As Previously Reported	Restatement Adjustments	As Restated
Cash Flows from Operating Activities
Net loss	$(48,890)	$1,171	$(47,719)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	269	(49)	220
Straight-line rent amortization	(62)	—	(62)
Non-cash compensation	21,242	3,795	25,037
Changes in operating assets and liabilities—
Prepaid expenses and other	24	—	24
Accounts payable and accrued expenses	903	60	963
Due from related parties	(960)	—	(960)
Due to affiliate	52	—	52
Net cash used in operating activities	(27,422)	4,977	(22,445)
Cash Flows from Investing Activities
Additions to furniture, fixtures and equipment	(366)	—	(366)
Net cash used in investing activities	(366)	—	(366)
Cash Flows from Financing Activities
Contributions from owner	28,388	(4,977)	23,411
Net cash provided by financing activities	28,388	(4,977)	23,411
Net change in cash	600	—	600
Cash at beginning of year	—	—	—
Cash at end of year	$600	$—	$600
Supplemental Cash Flow Information
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—
Supplemental Disclosure of Non Cash Investing and Financing Activities
Non-cash contributions associated with non-cash compensation	$21,242	$3,795	$25,037
Non-cash dividends associated with deferred compensation plan	$—	$537	$537
Non-cash contributions associated with deferred compensation plan	$—	$464	$464
Non-cash dividends declared but not paid	$—	$180	$180

	Year Ended December 31, 2012
	As Previously Reported	Restatement Adjustments	As Restated
Cash Flows from Operating Activities
Net loss	$(38,896)	$714	$(38,182)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	216	—	216
Straight-line rent amortization	(62)	—	(62)
Non-cash compensation	16,980	145	17,125
Changes in operating assets and liabilities—
Prepaid expenses and other	(62)	—	(62)
Accounts payable and accrued expenses	1,181	—	1,181
Due from related parties	—	—	—
Due to affiliate	56	—	56
Net cash used in operating activities	(20,587)	859	(19,728)
Cash Flows from Investing Activities
Additions to furniture, fixtures and equipment	(167)	—	(167)
Net cash used in investing activities	(167)	—	(167)
Cash Flows from Financing Activities
Contributions from owner	20,754	(859)	19,895
Net cash provided by financing activities	20,754	(859)	19,895
Net change in cash	—	—	—
Cash at beginning of year	—	—	—
Cash at end of year	$—	$—	$—
Supplemental Cash Flow Information
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—
Supplemental Disclosure of Non Cash Investing and Financing Activities
Non-cash contributions associated with non-cash compensation	$16,980	$145	$17,125
Non-cash dividends associated with deferred compensation plan	$—	$411	$411
Non-cash contributions associated with deferred compensation plan	$—	$392	$392
Non-cash dividends declared but not paid	$—	$107	$107

	Year Ended December 31, 2011
	As Previously Reported	Restatement Adjustments	As Restated
Cash Flows from Operating Activities
Net loss	$(33,614)	$797	$(32,817)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	254	—	254
Straight-line rent amortization	(62)	—	(62)
Non-cash compensation	12,823	(347)	12,476
Changes in operating assets and liabilities—
Prepaid expenses and other	86	—	86
Accounts payable and accrued expenses	(655)	—	(655)
Due from related parties	—	—	—
Due to affiliate	(105)	—	(105)
Net cash used in operating activities	(21,273)	450	(20,823)
Cash Flows from Investing Activities
Additions to furniture, fixtures and equipment	(115)	—	(115)
Net cash used in investing activities	(115)	—	(115)
Cash Flows from Financing Activities
Contributions from owner	21,388	(450)	20,938
Net cash provided by financing activities	21,388	(450)	20,938
Net change in cash	—	—	—
Cash at beginning of year	—	—	—
Cash at end of year	$—	$—	$—
Supplemental Cash Flow Information
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—
Supplemental Disclosure of Non Cash Investing and Financing Activities
Non-cash contributions associated with non-cash compensation	$12,823	$(347)	$12,476
Non-cash dividends associated with deferred compensation plan	$—	$346	$346
Non-cash contributions associated with deferred compensation plan	$—	$258	$258
Non-cash dividends declared but not paid	$—	$88	$88

2.                                      Significant Accounting Policies

Basis of Presentation and Principles of Combination—The accompanying historical combined financial statements of Ashford Advisor have been “carved out” of AHT’s consolidated financial statements and reflect significant assumptions and allocations. The combined financial statements were prepared using the financial position and results of operations of AHA and certain assets, liabilities and operations of AHLP (both AHA and AHLP are under common control) related to certain activities that have been historically accounted for by AHT. These activities include asset management, accounting and legal services to AHT and Ashford Prime. In addition, the combined statements of operations include allocations of general and administrative expenses from AHT, which in the opinion of management, are reasonable. The historical financial information is not necessarily indicative of the Company’s future results of operations, financial position and cash flows.

Since the Company was a consolidated subsidiary of AHT and there was no advisory agreement between AHT and the Company, the accompanying statements of operations and comprehensive loss do not report revenue associated with its management and advisory services provided to AHT for the historical periods presented. It does include revenue associated with the advisory services provided to Ashford Prime upon its spin-off from AHT on November 19, 2013. Therefore, 2013 only reflects revenue associated with the management of Ashford Prime for 43 days.

All significant inter-company accounts and transactions between combined entities have been eliminated in these historical, combined financial statements.

Subsequent events for the year ended December 31, 2013, were evaluated through April 4, 2014, the date the Company issued its financial statements.

Use of Estimates—The preparation of these combined financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash includes cash on hand or held in banks. Until 2013, there was no cash. Cash equivalents include short-term investments with an initial maturity of three months or less at the date of purchase. As of December 31, 2013 and 2012, there were no cash equivalents.

Revenue Recognition—Revenues primarily consist of management and advisory fees and expense reimbursements that are recognized when services have been rendered. Management and advisory fees consist of base management fees and incentive fees. The Company earns base management fees at a fixed percentage of total enterprise value. Base management fees are recognized based on the contractual terms specified in the underlying advisory agreements. Ashford Advisor recognizes incentive fee revenue when the performance thresholds specified in the underlying advisory agreement are achieved. Reimbursements for internal audit services and overhead are billed quarterly based on an allocation to assets under management.

Salaries and Benefits—Salaries and benefits includes an allocation of 100% of salaries and benefits of the employees of AHT and an allocation of 100% of employee equity-based compensation from AHT. All such expenses were allocated to Ashford Advisor because these expenses have historically been incurred by the asset management business of AHT. In the opinion of management, such allocations were considered reasonable.

General and Administrative Expense—General and administrative expense represents an allocation of certain AHLP corporate general and administrative costs including rent expense, insurance expense, office expenses and other miscellaneous expenses either based upon specific identification or an allocation method determined by management to reflect the portion of the expenses related to AHA. With the exception of audit fees, these costs were allocated 100% to Ashford Inc. as management believes these costs were directly incurred by AHT in connection with its asset management business and will be ongoing costs of Ashford Inc. Audit fees were allocated based on management’s estimate of the audit costs incurred to audit the activities of AHT’s asset management business. In the opinion of management, such allocations were considered reasonable.

Depreciation—Our furniture, fixtures and equipment is depreciated over the estimated useful lives of the assets and leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the related assets. Presently, our furniture and equipment are depreciated using the straight-line method over a five year life. Leasehold improvements are depreciated over the remaining lease term. While we believe our estimates are reasonable, a change in estimated useful lives could affect depreciation expense and net loss as well as resulting gains or losses on potential sales.

Equity-Based Compensation—Stock/unit-based compensation included in salaries and benefits is accounted for at fair value based on the market price of the shares on the date of grant in accordance with applicable authoritative accounting guidance. The fair value is charged to compensation expense on a straight-line basis over the vesting period of the shares/units. All stock/unit-based compensation of AHT employees has been allocated to the Company as all AHT employees will be employees of the Company.

Other Comprehensive Loss—As there are no transactions requiring presentation in other comprehensive loss, but not in net loss, the Company’s net loss equates to other comprehensive loss.

Due to Affiliates—Due to affiliates represents current payables resulting from general and administrative expense reimbursements. Due to affiliates is expected to be settled within a period not exceeding one year.

Due from Related Parties—Due from related parties represents current receivables related to advisory fees and reimbursable expenses associated with the advisory agreement with Ashford Prime. Due from related parties will generally be settled within a period not exceeding one year.

Income Taxes—Ashford Advisor’s financial statement income and taxable income have been “carved out” of AHLP, a partnership, and its wholly-owned disregarded limited liability company which are not subject to U.S. federal income taxes. Rather, the partnership’s revenues and expenses pass through to and are taxed to the owners. Therefore, the Company has not provided for federal income taxes. Partnerships are subject to the Texas Margin Tax. In accordance with authoritative accounting guidance, we have provided for the Texas Margin Tax. As more fully described in Note 7, income tax expense in the accompanying combined financial statements was calculated on a separate stand-alone basis.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued accounting guidance that clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a financial statement recognition and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We classify interest and penalties related to underpayment of income taxes as income tax expense. We will file income tax returns in the U.S. federal jurisdiction and various states and cities. AHLP’s tax years 2010 through 2013 remain subject to potential examination by certain federal and state taxing authorities.

3.                                      Furniture, Fixtures and Equipment, net

Furniture, fixtures and equipment, net consisted of the following (in thousands):

	December 31,
	2013	2012
Furniture, fixtures and equipment	$737	$413
Leasehold improvements	770	770
Total cost	1,507	1,183
Accumulated depreciation	(961)	(783)
Furniture, fixtures and equipment, net	$546	$400

The cost of depreciable property, net of accumulated depreciation, for federal income tax purposes was approximately $1.0 million and $829,000 as of December 31, 2013 and 2012, respectively.

For the years ended December 31, 2013, 2012 and 2011, depreciation expense was $220,000, $216,000 and $254,000, respectively.

4.                                      Fair Value Measurements

Fair Value Hierarchy—Our financial instruments measured at fair value either on a recurring or a non-recurring basis are classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs in the market place as discussed below:

•                  Level 1: Fair value measurements that are quoted prices (unadjusted) in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets.

•                  Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•                  Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability.

There were no financial instruments measured at fair value as of December 31, 2013 and 2012.

5.                                      Summary of Fair Value of Financial Instruments

Financial Instruments Measured at Fair Value on a Recurring basis

As of December 31, 2013 and 2012, there were no financial instruments measured at fair value on a recurring basis on the combined balance sheets.

Financial Instruments Not Measured at Fair Value

Some of our financial instruments are not measured at fair value on a recurring basis. The estimates presented are not necessarily indicative of the amounts at which these instruments could be purchased, sold or settled. The carrying amounts and estimated fair values of financial instruments not measured at fair value were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash	$600	$600	$—	$—
Due from related parties	$960	$960	$—	$—
Financial liabilities:
Accounts payable and accrued expenses	$7,828	$7,828	$6,792	$6,792
Due to affiliate	$232	$232	$180	$180

Cash, due from related parties, accounts payable and accrued expenses and due to affiliate. The carrying values of these financial instruments approximate their fair values due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

6.                                      Commitments and Contingencies

Litigation—The Company is engaged in various legal proceedings which have arisen but have not been fully adjudicated. The likelihood of loss for these legal proceedings, based on definitions within contingency accounting literature, ranges from remote to reasonably possible and to probable. Based on estimates of the range of potential losses associated with these matters, management does not believe the ultimate resolution of these proceedings, either individually or in the aggregate, will have a material adverse effect upon the combined financial position or results of operations of the Company. However, the final results of legal proceedings cannot be predicted with certainty and if the Company failed to prevail in one or more of these legal matters, and the associated realized losses were to exceed the Company’s current estimates of the range of potential losses, the Company’s combined financial position or results of operations could be materially adversely affected in future periods.

7.                                      Income Taxes

Income tax expense for Ashford Advisor has been calculated on a separate stand-alone basis, although Ashford Advisor’s operations have historically been included in the tax returns filed by AHLP of which the Ashford Advisor business was a part. As a partnership, AHLP was not subject to federal income taxes. However, AHLP was subject to the Texas Margin Tax and its operations were included in Texas filings that combined substantially all of AHT’s subsidiaries. In the future, as a stand-alone company, Ashford Advisor will file tax returns on its own behalf and its deferred taxes and the effective tax rate may differ from those in the historical periods.

The components of income tax expense from continuing operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current:
State	$(7)	$—	$—
Total current	(7)	—	—
Deferred:
State	—	—	—
Total deferred	—	—	—
Total income tax expense	$(7)	$—	$—

For the years ended December 31, 2013, 2012 and 2011, no interest and penalties were paid or were due to taxing authorities.

8.                                      Segment Reporting

We operate in one business segment within the hotel lodging industry: asset management. Advisory services refers to managing the day-to-day operations of Ashford Prime and its subsidiaries in conformity with Ashford Prime’s investment guidelines.

9.                                      Related Party Transactions

AHT has management agreements with Remington Lodging (“Remington”), which is beneficially wholly owned by its chairman and chief executive officer and its chairman emeritus. Transactions related to these agreements are included in the accompanying combined financial statements. Under the agreements, AHT pays Remington general and administrative expense reimbursements, approved by its independent directors, including rent, payroll, office supplies, travel and accounting. These charges are allocated based on various methodologies, including headcount and actual amounts incurred. For the years ended December 31, 2013, 2012 and 2011, these reimbursements totaled $1.5 million, $1.5 million and $1.1 million, respectively included in general and administrative expenses on the combined statements of operations. The amounts due under these arrangements as of December 31, 2013 and 2012 are included in “due to affiliates” on our combined balance sheets.

Certain employees of Remington who perform work on behalf of AHT were granted shares of restricted stock under the AHT Stock Plan. These share grants were accounted for under the applicable accounting guidance related to share-based payments granted to non-employees. Therefore, adjustments were made to record the liability related to unvested restricted stock awards at fair value, with the changes in fair value recorded in general and administrative expense. Expense of $28,000, $19,000 and $(8,000), respectively, was recognized in the combined statements of operations and comprehensive loss for the years ended December 31, 2013, 2012, and 2011.

On November 19, 2013 AHT entered into an advisory agreement with Ashford Prime. The quarterly base fee is equal to 0.70% per annum of the total enterprise value, as defined, of Ashford Prime, subject to certain minimums. The incentive fee is earned annually in each year that Ashford Prime’s total shareholder return exceeds the total shareholder return for Ashford Prime’s peer group, as defined. Reimbursements for overhead and internal audit services, including compensation, benefits and travel expense reimbursements, are billed to Ashford Prime based on a pro-rata allocation as determined by the ratio of Ashford Prime’s net investment in hotel properties in relation to the total net investment in hotel properties for both AHT and Ashford Prime, billed on a quarterly basis.

For the year ended December 31, 2013, we recorded revenues of $960,000 from Ashford Prime, which were comprised of a base advisory fee of $878,000, reimbursable overhead of $53,000 and internal audit reimbursements of $29,000. No incentive management fee was earned for 2013. The amounts due under the advisory agreement are included in “due from related parties” on our combined balance sheet as of December 31, 2013.

The operations of the Company have been principally funded by AHT. AHT uses a centralized approach to cash management and the financing of its operations. During the periods covered by these financial statements, AHT provided the capital to fund our operating and investing activities, which are presented as a component of owner’s deficit. Amounts funded by AHT were $23.4 million, $19.9 million and $20.9 million for the years ended December 31, 2013, 2012 and 2011, respectively.

As the Company’s financial statements have been carved out of AHT, salaries and benefits and general and administrative expense represents an allocation of certain AHLP corporate general and administrative costs. See Note 2.

10.                               Equity-based compensation

Equity-based compensation, included in salaries and benefits, has been allocated to the Company as described in Note 2. Equity-based compensation expense of $20.7 million, $16.7 million and $12.5 million was recognized for the years ended December 31, 2013, 2012 and 2011, respectively. There was also equity-based compensation associated with non-employees, included in general and administrative expense, of $28,000, 19,000 and $(8,000), respectively, for the years ended December 31, 2013, 2012 and 2011.  At December 31, 2013, the outstanding restricted stock/units related to the allocated equity-based compensation had vesting schedules between January 2014 and May 2016. The restricted stock/units that vested during 2013 had a fair value of $21.7 million at the date of vesting. At December 31, 2013, the unrecognized cost of the unvested shares of restricted stock/units was $24.0 million, which will be amortized over a period of 2.4 years. At December 31, 2013, the outstanding restricted shares/units had an aggregate intrinsic value of $28.9 million.

11.                               Concentration of Risk

Currently all of our revenue is derived from the advisory agreement with Ashford Prime.

Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash. We are exposed to credit risk with respect to cash held at financial institutions. At December 31, 2013, our cash is held at one financial institution.

12.                               Employee Benefit Plans

The Company’s employees participate in AHT’s 401(k) plan, employee savings and incentive plan and deferred compensation plan and the related expenses have been included in salaries and benefits in the combined statements of operations and comprehensive loss.

401(k) Plan—Effective January 1, 2006, AHT established its 401(k) Plan, a qualified defined contribution retirement plan that covers employees 21 years of age or older who have completed one year of service and work a minimum of 1,000 hours annually. The 401(k) Plan allows eligible employees to contribute subject to IRS imposed limitations, to various investment funds. AHT makes matching cash contributions of 50% of each participant’s contributions, based on participant contributions of up to 6% of compensation. Participant contributions vest immediately whereas AHT company matches vest 25% annually. For the years ended December 31, 2013, 2012 and 2011, our results of operations included matching expense of $211,000, $211,000, and $202,000, respectively.

Employee Savings and Incentive Plan (“ESIP”) — AHT’s ESIP, a nonqualified compensation plan that covers employees who work at least 25 hours per week, allows eligible employees to contribute up to 100% of their compensation to various investment funds. AHT matches 25% of the first 10% each employee contributes. Matches are only made for employees not participating in the 401(k) Plan. Employee contributions vest immediately whereas AHT company contributions vest 25% annually. For the years ended December 31, 2013, 2012 and 2011, our results of operations included matching expenses of $1,000, $4,000 and $5,000, respectively.

Deferred Compensation Plan — Effective January 1, 2008, AHT established a nonqualified deferred compensation plan for certain executive officers. The plan allows participants to defer up to 100% of their base salary and bonus and select an investment fund for measurement of the deferred compensation liability. For the three years ended December 31, 2013, 2012 and 2011, deferred compensation expense was $4.3 million, $372,000 and zero, respectively.  During 2013, AHT recorded deferred compensation expense of $4.3 million as a result of modifications to its deferred compensation plan in connection with the Ashford Prime spin-off in which plan participants were granted additional shares of AHT stock. The remaining deferred compensation expense of $28,000 for the year ended December 31, 2013 and the deferred compensation expense of $372,000 for the year ended December 31, 2012 was comprised of salary deferrals. Additionally, for the years ended December 31, 2013, 2012 and 2011, dividends associated with the deferred compensation plan totaled $537,000, $411,000 and $346,000, respectively and were included as a component of owner’s deficit.  Dividends accrued, but not yet settled, were $180,000 and $107,000 as of December 31, 2013 and 2012, respectively

ASHFORD ADVISOR

CONDENSED COMBINED BALANCE SHEETS

(in thousands)

		December 31,
		2013
	March 31, 2014	As Restated (see Note 1)
	(unaudited)
Assets
Current assets:
Cash	$1,598	$600
Prepaid expenses and other	141	216
Due from related parties	2,215	960
Total current assets	3,954	1,776
Furniture, fixtures and equipment, net	1,321	546
Total assets	$5,275	$2,322
Liabilities and Owner’s Equity/Deficit
Current liabilities:
Accounts payable and accrued expenses	$3,880	$7,828
Due to affiliate	476	232
Total current liabilities	4,356	8,060
Deferred income	5	21
Total liabilities	4,361	8,081
Commitments and contingencies (Note 5)
Owner’s equity (deficit)	914	(5,759)
Total liabilities and owner’s equity/deficit	$5,275	$2,322

See Notes to Condensed Combined Financial Statements.

CONDENSED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Revenue
Advisory services	$2,312	$—
Total revenue	2,312	—
Expenses
Salaries and benefits	10,110	13,283
Depreciation	87	46
General and administrative	913	565
Total expenses	11,110	13,894
Loss before income taxes	(8,798)	(13,894)
Income tax expense	(15)	—
Net loss	$(8,813)	$(13,894)
Comprehensive loss	$(8,813)	$(13,894)

See Notes to Condensed Combined Financial Statements.

ASHFORD ADVISOR

CONDENSED COMBINED STATEMENTS OF OWNER’S EQUITY (DEFICIT)

(in thousands)

Owner’s Equity (Deficit)
(unaudited)
Balance at January 1, 2014 (as restated, see Note 1)	$(5,759)
Accrued dividends associated with deferred compensation plan	(183)
Capital contributions	15,669
Net loss	(8,813)
Balance at March 31, 2014	$914

See Notes to Condensed Combined Financial Statements.

ASHFORD ADVISOR

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Cash Flows from Operating Activities
Net loss	$(8,813)	$(13,894)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	87	46
Straight-line rent amortization	(16)	(16)
Non-cash compensation	4,527	8,352
Changes in operating assets and liabilities—	—	—
Prepaid expenses and other	75	(72)
Accounts payable and accrued expenses	(4,338)	(4,354)
Due from related parties	(1,255)	—
Due to affiliate	244	(23)
Net cash used in operating activities	(9,489)	(9,961)
Cash Flows from Investing Activities
Additions to furniture, fixtures and equipment	(475)	(26)
Net cash used in investing activities	(475)	(26)
Cash Flows from Financing Activities
Contributions from owner	10,962	9,987
Net cash provided by financing activities	10,962	9,987
Net change in cash	998	—
Cash at beginning of period	600	—
Cash at end of period	$1,598	$—
Supplemental Cash Flow Information
Interest paid	$—	$—
Income taxes paid	$—	$—
Supplemental Disclosure of Non Cash Investing and Financing Activities
Non-cash contributions associated with non-cash compensation	$4,527	$8,352
Non-cash dividends associated with deferred compensation plan	$183	$118
Additions to furniture, fixtures and equipment accrued but not paid	$387	$—
Non-cash contributions associated with deferred compensation plan	$180	$107
Non-cash dividends declared but not paid	$183	$118

See Notes to Condensed Combined Financial Statements.

ASHFORD ADVISOR

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

1.             Organization and Description of Business

Ashford Hospitality Trust, Inc. (“AHT”) is a self-advised real estate investment trust (“REIT”) as defined in the Internal Revenue Code (“Code”) and was formed in Maryland on May 13, 2003. AHT commenced operations in August 2003 and has been focused on investing in the hospitality industry across all segments and in all methods including direct real estate, securities, equity, and debt. AHT owns its lodging investments and conducts its business through the majority-owned Ashford Hospitality Limited Partnership (“AHLP”), an operating partnership that was formed in Delaware on May 13, 2003. The general partner of AHLP is Ashford OP Limited Partner LLC, a Delaware limited liability company. AHLP will continue into perpetuity unless earlier dissolved or terminated pursuant to law or the provisions of the AHLP limited partnership agreement. The accompanying unaudited condensed combined financial statements reflect the operations of the asset management business of AHLP that provides asset management, accounting and legal services to AHT and Ashford Hospitality Prime, Inc. (“Ashford Prime”), an NYSE-listed REIT that invests primarily in high revenue per available room luxury, upper-upscale and upscale hotels and resorts, predominantly located in gateway markets. Ashford Prime became a publicly traded entity in November 2013 upon the completion of its spin-off from AHT.

The accompanying unaudited condensed combined financial statements include Ashford Hospitality Advisors LLC (“AHA”) (formed April 5, 2013) and certain assets, liabilities and operations of AHLP which have been carved out for the purpose of these financial statements, collectively referred to herein as Ashford Advisor. AHA had no operations until November 19, 2013, the date of the Ashford Prime spin-off. In this report, the terms the “Company,” “we,” “us” or “our” refers to Ashford Advisor.

Restatement of Financial Data

In connection with the closing of our financial records for the period ended March 31, 2014, we identified accounting errors that affected our financial statements. We reflected all required restatements in the audited combined financial statements located elsewhere in this document.  The restatement had no impact on the financial information as of March 31, 2014 and for each of the three months ended March 31, 2014 and 2013 as the financial information for those periods had never been issued.  See Note 1 to the audited combined financial statements elsewhere in this document for further discussion of the restatements.

2.                                      Significant Accounting Policies

Basis of Presentation and Principles of Combination—The accompanying historical unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial information and with instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The accompanying historical unaudited condensed combined financial statements of Ashford Advisor have been “carved out” of AHT’s consolidated financial statements and reflect significant assumptions and allocations. The unaudited condensed combined financial statements were prepared using the financial position and results of operations of AHA and certain assets, liabilities and operations of AHLP (both AHA and AHLP are under common control) related to certain activities that have been historically accounted for by AHT. These activities include asset management, accounting and legal services to AHT and Ashford Prime. In addition, the combined statements of operations include allocations of general and administrative expenses from AHT, which in the opinion of management, are reasonable. The historical financial information is not necessarily indicative of the Company’s future results of operations, financial position and cash flows. All significant inter-company accounts and transactions between combined entities have been eliminated in these historical unaudited condensed combined financial statements. These historical condensed combined financial statements and related notes should be read in conjunction with the historical audited combined financial statements included in this document.

Since the Company was a consolidated subsidiary of AHT and there was no advisory agreement between AHT and the Company, the accompanying statements of operations and comprehensive loss do not report revenue associated with its management and advisory services provided to AHT for the historical periods presented. It does include revenue associated with the advisory services provided to Ashford Prime upon its spin-off from AHT on November 19, 2013. Therefore, the results of operations for the three months ended March 31, 2013 does not reflect revenue associated with the management of Ashford Prime.

Subsequent events for the three months ended March 31, 2014, were evaluated through July 1, 2014, the date the Company issued its financial statements.

Use of Estimates—The preparation of these unaudited condensed combined financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash includes cash on hand or held in banks. Until 2013, there was no cash. Cash equivalents include short-term investments with an initial maturity of three months or less at the date of purchase. As of March 31, 2014 and December 31, 2013, there were no cash equivalents.

Revenue Recognition—Revenues primarily consist of management and advisory fees and expense reimbursements that are recognized when services have been rendered. Management and advisory fees consist of base management fees and incentive fees. The Company earns base management fees at a fixed percentage of total enterprise value. Base management fees are recognized based on the contractual terms specified in the underlying advisory agreements. Ashford Advisor recognizes incentive fee revenue when the performance thresholds specified in the underlying advisory agreement are achieved. Reimbursements for internal audit services and overhead are billed quarterly based on an allocation to assets under management.

Salaries and Benefits—Salaries and benefits includes an allocation of 100% of salaries and benefits of the employees of AHT and an allocation of 100% of employee equity-based compensation from AHT. All such expenses were allocated to Ashford Inc. because these expenses have historically been incurred by the asset management business of AHT. In the opinion of management, such allocations were considered reasonable.

General and Administrative Expense—General and administrative expense represents an allocation of certain AHLP corporate general and administrative costs including rent expense, insurance expense, office expenses and other miscellaneous expenses either based upon specific identification or an allocation method determined by management to reflect the portion of the expenses related to AHA. With the exception of audit fees, these costs were allocated 100% to Ashford Inc. as management believes these costs were directly incurred by AHT in connection with its asset management business and will be ongoing costs of Ashford Inc. Audit fees were allocated based on management’s estimate of the audit costs incurred to audit the activities of AHT’s asset management business. In the opinion of management, such allocations were considered reasonable.

Depreciation—Our furniture, fixtures and equipment is depreciated over the estimated useful lives of the assets and leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the related assets. Presently, our furniture and equipment are depreciated using the straight-line method over a five year life. Leasehold improvements are depreciated over the remaining lease term. While we believe our estimates are reasonable, a change in estimated useful lives could affect depreciation expense and net loss as well as resulting gains or losses on potential sales.

Equity-Based Compensation—Stock/unit-based compensation included in salaries and benefits is accounted for at fair value based on the market price of the shares on the date of grant in accordance with applicable authoritative accounting guidance. The fair value is charged to compensation expense on a straight-line basis over the vesting period of the shares/units. All stock/unit-based compensation of AHT employees has been allocated to the Company as all AHT employees will be employees of the Company.

Other Comprehensive Loss—As there are no transactions requiring presentation in other comprehensive loss, but not in net loss, the Company’s net loss equates to other comprehensive loss.

Due to Affiliate—Due to affiliate represents current payables resulting from general and administrative expense reimbursements. Due to affiliate is expected to be settled within a period not exceeding one year.

Due from Related Parties—Due from related parties represents current receivables related to advisory fees and reimbursable expenses associated with the advisory agreement with Ashford Prime. Due from related parties will generally be settled within a period not exceeding one year.

Income Taxes—Ashford Advisor’s financial statement income and taxable income have been “carved out” of AHLP, a partnership, and its wholly-owned disregarded limited liability company which are not subject to U.S. federal income taxes. Rather, the partnership’s revenues and expenses pass through to and are taxed to the owners. Therefore, the Company has not provided for federal income taxes. Partnerships are subject to the Texas Margin Tax. In accordance with authoritative accounting guidance, we have provided for the Texas Margin Tax. Income tax expense for Ashford Advisor has been calculated on a separate stand-alone basis, although Ashford Advisor’s operations have historically been included in the tax returns filed by AHLP of which the Ashford Advisor business was a part.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued accounting guidance that clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a financial statement recognition and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We classify interest and penalties related to underpayment of income taxes as income tax expense. We will file income tax returns in the U.S. federal jurisdiction and various states and cities. AHLP’s tax years 2010 through 2013 remain subject to potential examination by certain federal and state taxing authorities.

3.                                      Fair Value Measurements

Fair Value Hierarchy—Our financial instruments measured at fair value either on a recurring or a non-recurring basis are classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs in the market place as discussed below:

•                  Level 1: Fair value measurements that are quoted prices (unadjusted) in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets.

•                  Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•                  Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability.

4.                                      Summary of Fair Value of Financial Instruments

Financial Instruments Measured at Fair Value on a Recurring basis

As of March 31, 2014 and December 31, 2013, there were no financial instruments measured at fair value on a recurring basis on the combined balance sheets.

Financial Instruments Not Measured at Fair Value

Our financial instruments are not measured at fair value on a recurring basis. The estimates presented are not necessarily indicative of the amounts at which these instruments could be purchased, sold or settled. The carrying amounts and estimated fair values of financial instruments not measured at fair value were as follows (in thousands):

	March 31, 2014		December 31, 2013
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Cash	$1,598	$1,598	$600	$600
Due from related parties	$2,215	$2,215	$960	$960
Financial liabilities:
Accounts payable and accrued expenses	$3,880	$3,880	$7,828	$7,828
Due to affiliate	$476	$476	$232	$232

Cash, due from related parties, accounts payable and accrued expenses and due to affiliate. The carrying values of these financial instruments approximate their fair values due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

5.                                      Commitments and Contingencies

Litigation—The Company is engaged in various legal proceedings which have arisen but have not been fully adjudicated. The likelihood of loss for these legal proceedings, based on definitions within contingency accounting literature, ranges from remote to reasonably possible and to probable. Based on estimates of the range of potential losses associated with these matters, management does not believe the ultimate resolution of these proceedings, either individually or in the aggregate, will have a material adverse effect upon the combined financial position or results of operations of the Company. However, the final results of legal proceedings cannot be predicted with certainty and if the Company failed to prevail in one or more of these legal matters, and the associated realized losses were to exceed the Company’s current estimates of the range of potential losses, the Company’s combined financial position or results of operations could be materially adversely affected in future periods.

6.                                      Segment Reporting

We operate in one business segment within the hotel lodging industry: asset management. Advisory services refers to managing the day-to-day operations of Ashford Prime and its subsidiaries in conformity with Ashford Prime’s investment guidelines.

7.                                      Related Party Transactions

AHT has management agreements with Remington Lodging (“Remington”), which is beneficially wholly owned by its chairman and chief executive officer and its chairman emeritus. Transactions related to these agreements are included in the accompanying unaudited condensed combined financial statements. Under the agreements, AHT pays Remington general and administrative expense reimbursements, approved by its independent directors, including rent, payroll, office supplies, travel and accounting. These charges are allocated based on various methodologies, including headcount and actual amounts incurred. For the three months ended March 31, 2014 and 2013, these reimbursements totaled $516,000 and $395,000, respectively included in general and administrative expenses on the combined statements of operations and comprehensive loss. The amounts due under these arrangements as of March 31, 2014 and December 31, 2013 are included in “due to affiliate” on our combined balance sheets.

Certain employees of Remington who perform work on behalf of AHT were granted shares of restricted stock under the AHT Stock Plan. These share grants were accounted for under the applicable accounting guidance related to share-based payments granted to non-employees. Therefore, adjustments were made to record the liability related to unvested restricted stock awards at fair value, with the changes in fair value recorded in general and administrative expense. Expense of $43,000 and $29,000 was recognized in the combined statements of operations and comprehensive loss for the three months ended March 31, 2014 and 2013, respectively.

On November 19, 2013 AHT entered into an advisory agreement with Ashford Prime. The quarterly base fee is equal to 0.70% per annum of the total enterprise value, as defined, of Ashford Prime, subject to certain minimums. The incentive fee is earned annually in each year that Ashford Prime’s total shareholder return exceeds the total shareholder return for Ashford Prime’s peer group, as defined. Reimbursements for overhead and internal audit services, including compensation, benefits and travel expense reimbursements, are billed to Ashford Prime based on a pro-rata allocation as determined by the ratio of Ashford Prime’s net investment in hotel properties in relation to the total net investment in hotel properties for both AHT and Ashford Prime, billed on a quarterly basis.

For the three months ended March 31, 2014, we recorded revenues of $2.3 million from Ashford Prime, which were comprised of a base advisory fee of $2.0 million and reimbursable overhead and internal audit services of $342,000. No incentive management fee was recognized during the three months ended March 31, 2014 in connection with the advisory agreement with Ashford Prime. The amounts due under the advisory agreement are included in “due from related parties” on our combined balance sheets as of March 31, 2014 and December 31, 2013.

The operations of the Company have been principally funded by AHT. AHT uses a centralized approach to cash management and the financing of its operations. During the periods covered by these financial statements, AHT provided the capital to fund our operating and investing activities, which are presented as a component of owner’s equity/deficit. Amounts funded by AHT were $11.0 million and $10.0 million for the three months ended March 31, 2014 and 2013, respectively.

As the Company’s financial statements have been carved out of AHT, salaries and benefits and general and administrative expense represents an allocation of certain AHLP corporate general and administrative costs. See Note 2..

8.                                      Equity-based compensation

Equity-based compensation, included in salaries and benefits, has been allocated to the Company as described in Note 2. Equity-based compensation expense of $4.5 million and $8.3 million was recognized for the three months ended March 31, 2014 and 2013, respectively. There was also equity-based compensation associated with non-employees, included in general and administrative expense, of $43,000 and $29,000, for the three months ended March 31, 2014 and 2013, respectively. At March 31, 2014, the outstanding restricted stock/units related to the allocated equity-based compensation had vesting schedules between April 2014 and February 2017. The restricted stock/units that vested during the three months ended March 31, 2014 had a fair value of $16.0 million at the date of vesting. At March 31, 2014, the unrecognized cost of unvested shares of restricted stock/units was $34.0 million, which will be amortized over a period of 2.9 years. At March 31, 2014, the outstanding restricted shares/units had an aggregate intrinsic value of $38.1 million.

The exchange agent for the exchange offer is:

The letter of transmittal and any other required documents should be sent or delivered by each holder of Ashford LLC common units or broker, dealer, commercial bank, trust company or other nominee to the exchange agent, Computershare Trust Company, N.A. at the following address:

[insert address]

[Notices of Guaranteed Delivery and Notices of Withdrawal may be sent to the exchange agent by facsimile transmission at                       , and the receipt of such facsimile transmission may be confirmed at                     .]

Questions or requests for assistance may be directed to the information agent at the addresses and telephone numbers listed below. Additional copies of this prospectus and the applicable letter of transmittal and instructions thereto may be obtained from the information agent.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify and advance expenses to any current or former director, officer or employee or agent against expenses, judgments, fines and amounts paid in settlement and actually and reasonably incurred in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Ashford Inc.’s certificate of incorporation will provide that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Ashford Inc. or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by us to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended and will be entitled to have their expenses advanced in any such proceeding to the fullest extent permitted by the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the Ashford Inc. certificate of incorporation, provisions of Ashford Inc. bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The certificate of incorporation will also specifically authorize Ashford Inc. to maintain insurance and to grant similar indemnification rights to its employees or agents.

The advisory agreements between Ashford Inc. and Ashford Prime and between Ashford Inc. and Ashford Trust provide for indemnification by Ashford Inc. of Ashford Prime and Ashford Trust and their respective directors, officers and employees, as well as indemnification by Ashford Prime and Ashford Trust of Ashford Inc. and its directors, officers and employees for certain liabilities.  The amount of these indemnity obligations is unlimited.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Ashford Inc. pursuant to the foregoing provisions, Ashford Inc. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.  Exhibits and Financial Statement Schedules

(a)                                 List of Exhibits

Exhibit Number	Exhibit Description
2.1

Form of Separation and Distribution Agreement by and between Ashford Hospitality Trust, Inc., Ashford OP Limited Partner LLC, Ashford Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC

3.1*	Form of Amended and Restated Certificate of Incorporation of Ashford Inc.
3.2*	Form of Amended and Restated Bylaws of Ashford Inc.
4.1	Specimen Common Stock Certificate of Ashford Inc.
5.1	Opinion of Andrews Kurth LLP
8.1	Tax Opinion of Andrews Kurth LLP
10.1*	Form of Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Advisors LLC
10.2**	Amended and Restated Advisory Agreement between Ashford Hospitality Advisors LLC and Ashford Hospitality Prime, Inc., dated as of May 13, 2014
10.3*	Form of Advisory Agreement between Ashford Hospitality Advisors LLC and Ashford Hospitality Trust, Inc.
10.4	Form of 2014 Equity Incentive Plan
10.5*	Form of Mutual Exclusivity Agreement between Ashford Inc. and Remington Lodging & Hospitality LLC
10.6	Form of Indemnification Agreement between Ashford Inc. and each of its executive officers and directors
10.7	Form of Registration Rights Agreement between Ashford Inc. and the holders of common units in Ashford Hospitality Advisors LLC named therein
10.8*	Employment Agreement between Ashford Inc. and Monty J. Bennett
10.9*	Employment Agreement between Ashford Inc. and Douglas J. Kessler
10.10*	Employment Agreement between Ashford Inc. and David A. Brooks
10.11*

Form of Assignment and Assumption Agreement between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC, assigning Ashford Licensed Marks to Ashford Hospitality Advisors LLC

10.12*	Form of Licensing Agreement between Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership
10.13*	Form of Tax Matters Agreement between Ashford Inc., Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership
21	List of Subsidiaries of Ashford Inc.
23.1	Consent of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1)
23.2*	Consent of Ernst & Young LLP
23.3	Consent of [Financial Advisor]
23.4	Consent of [Financial Advisor]
24**	Power of Attorney

*            Filed herewith. All other exhibits are to be filed by amendment unless previously filed.

**     Previously filed.

(b)                                 Financial Statement Schedules

None.  No schedules for which provision is made in Regulation S-X are required.

Item 22.                          Undertakings.

The undersigned registrant hereby undertakes:

(a)                                 (1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)                                  (1)                                 The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)                                 The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on August 4, 2014.

ASHFORD INC.

By:	/s/ Monty J. Bennett
Monty J. Bennett
Chief Executive Officer and Director Nominee

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer and Director (Principal Executive Officer and Sole Director)	August 4, 2014
/s/ Monty J. Bennett
Monty J. Bennett

/s/ Deric S. Eubanks	Chief Financial Officer (Principal Financial Officer)	August 4, 2014
Deric S. Eubanks

/s/ Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	August 4, 2014
Mark L. Nunneley

Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1

Form of Separation and Distribution Agreement by and between Ashford Hospitality Trust, Inc., Ashford OP Limited Partner LLC, Ashford Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC

3.1*	Form of Amended and Restated Certificate of Incorporation of Ashford Inc.
3.2*	Form of Amended and Restated Bylaws of Ashford Inc.
4.1	Specimen Common Stock Certificate of Ashford Inc.
5.1	Opinion of Andrews Kurth LLP
8.1	Tax Opinion of Andrews Kurth LLP
10.1*	Form of Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Advisors LLC
10.2**	Amended and Restated Advisory Agreement between Ashford Hospitality Advisors LLC and Ashford Hospitality Prime, Inc., dated as of May 13, 2014
10.3*	Form of Advisory Agreement between Ashford Hospitality Advisors LLC and Ashford Hospitality Trust, Inc.
10.4	Form of 2014 Equity Incentive Plan
10.5*	Form of Mutual Exclusivity Agreement between Ashford Inc. and Remington Lodging & Hospitality LLC
10.6	Form of Indemnification Agreement between Ashford Inc. and each of its executive officers and directors
10.7	Form of Registration Rights Agreement between Ashford Inc. and the holders of common units in Ashford Hospitality Advisors LLC named therein
10.8*	Employment Agreement between Ashford Inc. and Monty J. Bennett
10.9*	Employment Agreement between Ashford Inc. and Douglas J. Kessler
10.10*	Employment Agreement between Ashford Inc. and David A. Brooks
10.11*

Form of Assignment and Assumption Agreement between Ashford Hospitality Trust, Inc. Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC, assigning Ashford Licensed Marks to Ashford Hospitality Advisors LLC

10.12*	Form of Licensing Agreement between Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership
10.13*	Form of Tax Matters Agreement between Ashford Inc., Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership
21	List of Subsidiaries of Ashford Inc.
23.1	Consent of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1)
23.2*	Consent of Ernst & Young LLP
23.3	Consent of [Financial Advisor]
23.4	Consent of [Financial Advisor]
24**	Power of Attorney

*            Filed herewith. All other exhibits are to be filed by amendment unless previously filed.

**     Previously filed..